                                                                    EXHIBIT 99.4





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                OFFICE MARKET STUDY



                Los Angeles County
                Downtown Los Angeles Central Business District
                Tri-Cities Westside Los Angeles
                Cerritos
                Los Angeles, California



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                Prepared For:

                Mr. Jeffrey E. Friedman
                Principal
                MAGUIRE PARTNERS
                555 West Fifth Street, Suite 5000
                Los Angeles, CA 90013-1010


                Prepared By:

                James W. Myers, MAI
                CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.
                Los Angeles Valuation Advisory Services
                601 South Figueroa Street, Suite 4700
                Los Angeles, California  90017

February 26, 2003


Mr. Jeffrey E. Friedman
Principal
MAGUIRE PARTNERS
555 West Fifth Street, Suite 5000
Los Angeles, CA 90013-1010

RE:     OFFICE MARKET ANALYSIS
        LOS ANGELES COUNTY
        DOWNTOWN LOS ANGELES
        TRI-CITIES
        WESTSIDE LOS ANGELES
        CERRITOS
        LOS ANGELES, CALIFORNIA


Dear Mr. Friedman:

        At your request Cushman & Wakefield of California, Inc. has completed the office market study covering Los Angeles County, with focus on the downtown Los Angeles CBD market, where Maguire Partners assets include four Class A office buildings, and Maguire Partners is the largest owner/manager of Class A office buildings in this market terms of total square feet. The study also includes Tri-City markets, the Westside Los Angeles markets and the Cerritos markets. We have also provided a market study for the Pasadena hotel markets. The information and analysis contained in this market study is based on data available during the period year-end 2002 to first quarter, 2003, and does not reflect data or changes subsequent to that period.

        This information contained in this market study has been gathered from sources assumed to be reliable, including publicly available records. Because records of all transactions are not readily available, the information contained in the market study may not reflect all transactions occurring in the geographic area discussed in the market study. In addition, transactions that are reported may not be described accurately or completely in the publicly available records. Cushman & Wakefield of California, Inc. is not responsible for and does not warrant the accuracy or completeness of any such information derived from such publicly available records.

        In connection with this market study, Cushman & Wakefield of California, Inc. made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters. Any estimates or approximations contained herein could reasonably be subject to different interpretations by other parties. Because predictions of future events are inherently subject to uncertainty, Cushman & Wakefield of California, Inc. or any other person cannot assume that such predicted rental rates, absorption, or other events will occur as outlined or predicted in this market study. Reported asking rental rates of properties

Mr. Jeffrey Friedman
MAGUIRE PARTNERS                     PAGE 2                    February 26, 2003


do not purport to necessarily reflect the rental rates at which properties may actually be rented. In many instances, asking rents and actual rental rates differ significantly.

        Changes in local, national and international economic conditions will affect the markets described in this market study. Therefore, Cushman & Wakefield of California, Inc. can give no assurance that occupancy and absorption levels and rentals rates as of the date of this market study will continue or that such occupancy levels and rental rates will be attained at any time in the future. Forecasts of absorption rates and rental activity are Cushman & Wakefield of California Inc.'s estimates as of the date of this market study. Actual future market conditions may differ materially from the forecasts and projections contained herein.

        Cushman & Wakefield of California, Inc. is part of a national network of affiliated companies providing real estate services. As such, from time to time, Cushman & Wakefield of California, Inc. and its affiliates have provided and in the future may provide real estate related services, including appraisal, brokerage and leasing services, to Maguire Partners.


Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.




James W. Myers, MAI
Managing Director
Valuation Advisory Services





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                                                               TABLE OF CONTENTS
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
                                                                      PAGE
REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS ..............................1
LOS ANGELES COUNTY OFFICE MARKET .......................................20
DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS ..............................35
DOWNTOWN LOS ANGELES OFFICE MARKET .....................................78
TRI-CITIES OFFICE MARKET ANALYSIS .....................................115
LODGING MARKET SUPPLY AND DEMAND ANALYSIS .............................130
WESTSIDE LOS ANGELES OFFICE MARKET ....................................145
CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS .....................176






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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS
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The Los Angeles area is one of the most dynamic economic regions in the world.
Los Angeles and the surrounding counties comprising the greater metropolitan area have fared better than most major cities in the U.S. throughout the recent downturn in the economy, and is poised for considerable economic expansion over the next several years. The following discussion of the economic forces and demographic characteristics of Los Angeles and the outlying areas demonstrates the maturity the Los Angeles economy has achieved over the past decade through diversification, expanded infrastructure, and a growing population.

Regional Area Overview

The Los Angeles-Long Beach Primary Metropolitan Statistical Area (PMSA) in Southern California is the largest of the four PMSAs within the Los Angeles Consolidated Metropolitan Statistical Area (CMSA), which is also comprised of the PMSAs of Ventura, Orange County and Riverside-San Bernardino. Los Angeles County comprises the Los Angeles PMSA and encompasses 4,081 square miles and more than 88 independent cities, towns, and municipalities. The City of Los Angeles is the largest incorporated area within the Los Angeles PMSA (Los Angeles). The Los Angeles PMSA's central Southern California location provides an extensive transportation network that includes major north-south and east-west interstate highways, four major airports, including Los Angeles International (LAX), and the Port of Los Angeles-Long Beach - respectively, the third busiest airport and the third busiest port in the world.

                 [LOS ANGELES CMSA AND COMPONENT PMSAS GRAPHIC]

Among the region's four PMSAs, Los Angeles is by far the largest in terms of gross metro product (GMP), total employment and population. Los Angeles is the largest metro economy in California and the second largest metro economy in the nation - trailing only New York. In terms of total employment, Los Angeles ranks third behind only New York and Chicago. Los Angeles accounts for 3.7 percent of the U.S. GDP, 3.4 percent of its population and 3.1 percent of its total employment.

Demographic Profile

Los Angeles' population is young and educated. The metro area's median age is
32.2 years -significantly below the national average of 35.6 years. Los Angeles also boasts significantly more individuals who are college graduates or who have advanced degrees (22.1 percent) than


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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS
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the national average of 20.8 percent. The high levels of education earned by Los
Angeles residents translates into high earnings potential. The average household income in Los Angeles County is $71,353 and $50,251 is the current median income level. The average and median household incomes for Los Angeles are 10.9 percent and 5.7 percent above the U.S. average, respectively. Los Angeles particularly diverges from the U.S. averages at the upper end of the income scale with a significantly greater percentage (18.5 percent) of the population earning over $100,000 per year in the county than the 15.5 percent on a nation-wide basis.

                           DEMOGRAPHIC CHARACTERISTICS
                       LOS ANGELES COUNTY VS. U.S. - 2002

=============================================================================================
     CHARACTERISTIC                             LOS ANGELES COUNTY                  U.S.
=============================================================================================
Median Age (years)                                      32.2                           35.6
Average Household Income                          $71,353/YR                     $64,338/YR
Median Household Income                           $50,251/YR                     $47,532/YR
Households by Income Level:
  $500,000 or more                                      1.0%                           0.5%
  $250,000-$449,999                                     1.7%                           1.2%
  $150,000-$249,999                                     5.0%                           4.6%
  $100,000-$149,999                                    10.8%                           9.2%
  $75,000-$99,999                                      12.1%                          11.8%
  $50,000-$74,999                                      19.7%                          20.2%
  $35,000-$49,999                                      15.3%                          15.6%
  $25,000-$34,999                                      11.4%                          11.7%
  $15,000-$24,999                                      11.3%                          12.1%
  Under $15,000                                        11.9%                          13.2%
Education Breakdown:
  High School Graduate (or GED)                        20.8%                          29.8%
  Some College, no degree                              19.8%                          19.1%
  Associate Degree                                      7.4%                           6.3%
  Bachelor Degree                                      14.4%                          13.5%
  Graduate or Professional Degree                       7.7%                           7.3%
=============================================================================================

        Source: Claritas, Inc.

Population

Los Angeles County is the most populous of all the counties in California with an estimated 2002 population of 9,774,284 and it accounts for 28 percent of the state population and 49.5 percent of the population in Southern California. Los Angeles County has experienced a moderate population growth rate of 1.22 percent annually since 1980. Los Angeles County's overall population increase has surpassed all other counties in the state by a wide margin. The county's population increase over the period from 1980 to 2002 was an estimated 2,296,777. The second highest population increase was in San Diego County, which added an estimated 1,029,959 people, less than half the increase for Los Angeles County. The following table summarizes the demographic profiles for the six major counties comprising southern California as well as southern California overall and the state of California.

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                              DEMOGRAPHIC PROFILE
                            Southern California 2002

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                               LOS ANGELES     ORANGE      RIVERSIDE   SAN BDNO.   SAN DIEGO    VENTURA    SOUTHERN       STATE OF
                                  COUNTY       COUNTY       COUNTY      COUNTY      COUNTY      COUNTY    CALIFORNIA*    CALIFORNIA
====================================================================================================================================
POPULATION
------------------------------------------------------------------------------------------------------------------------------------
  2007 Projection               10,346,884    3,150,897    1,748,602   1,892,159   3,080,208    817,801   21,036,551     37,286,835
  2002 Estimate                  9,774,284    2,933,481    1,600,822   1,760,862   2,891,806    771,922   19,733,177     34,876,614
  2000 Census                    9,519,338    2,846,289    1,545,387   1,709,434   2,813,833    753,197   19,187,478     33,871,648
  1990 Census                    8,863,164    2,410,556    1,170,413   1,418,380   2,498,016    669,016   17,029,545     29,760,021
  1980 Census                    7,477,507    1,932,710      663,166     895,016   1,861,847    529,174   13,359,420     23,667,908
  Overall Increase 1980-1990         18.5%        24.7%        76.5%       58.5%       34.2%      26.4%        27.5%          25.7%
  Overall Increase 1990-2002         10.3%        21.7%        36.8%       24.1%       15.8%      15.4%        15.9%          17.2%
  Overall Increase 2002-2007          5.9%         7.4%         9.2%        7.5%        6.5%       5.9%         6.6%           6.9%
------------------------------------------------------------------------------------------------------------------------------------
HOUSEHOLDS
------------------------------------------------------------------------------------------------------------------------------------
  2007 Projection                3,367,298    1,014,650      560,879     569,737   1,083,996    263,439    6,859,999     12,511,538
  2002 Estimate                  3,207,177      958,216      521,222     540,349   1,021,012    249,058    6,497,034     11,803,522
  2000 Census                    3,133,744      935,287      506,218     528,594     994,677    243,234    6,341,784     11,502,870
  1990 Census                    2,989,552      827,066      402,067     464,737     887,403    217,298    5,788,123     10,381,206
  1980 Census                    2,730,469      686,267      242,937     308,643     670,094    172,781    4,811,191      8,629,861
  Overall Increase 1980-1990          9.5%        20.5%        65.5%       50.6%       32.4%      25.8%        20.3%          20.3%
  Overall Increase 1990-2002          7.3%        15.9%        29.6%       16.3%       15.1%      14.6%        12.2%          13.7%
  Overall Increase 2002-2007          5.0%         5.9%         7.6%        5.4%        6.2%       5.8%         5.6%           6.0%
------------------------------------------------------------------------------------------------------------------------------------
AVERAGE HOUSEHOLD SIZE
------------------------------------------------------------------------------------------------------------------------------------
  2007 Projection                     3.07         3.11         3.12        3.32        2.84       3.10         3.07           2.98
  2002 Estimate                       3.05         3.06         3.07        3.26        2.83       3.10         3.04           2.95
  2000 Census                         3.04         3.04         3.05        3.23        2.83       3.10         3.03           2.94
  1990 Census                         2.96         2.91         2.91        3.05        2.81       3.08         2.94           2.87
  1980 Census                         2.74         2.82         2.73        2.90        2.78       3.06         2.78           2.74
------------------------------------------------------------------------------------------------------------------------------------
HOUSEHOLD INCOME
------------------------------------------------------------------------------------------------------------------------------------
  2002 Average                     $71,353      $90,490      $60,999     $59,253     $73,377    $84,232          N/A        $75,364
  2002 Median                      $50,251      $68,871      $45,802     $46,772     $56,039    $67,299          N/A        $55,014
  2002 Per Capita Income           $23,422      $29,355      $19,962     $18,237     $26,368    $27,463          N/A        $25,649
------------------------------------------------------------------------------------------------------------------------------------
HOUSEHOLDS BY INCOME
------------------------------------------------------------------------------------------------------------------------------------
  2002 Estimated Households      3,207,177      958,216      521,222     540,349   1,021,012    249,058    6,497,034     11,803,522
  $500,000 or more                    1.0%         1.1%         0.5%        0.3%        0.6%       0.7%         0.8%           0.1%
  $250,000-$449,999                   1.7%         2.4%         1.0%        0.7%        1.4%       1.8%         1.6%           1.8%
  $150,000-$249,999                   5.0%         8.9%         2.7%        2.5%        6.1%       7.6%         5.4%           6.5%
  $100,000-$149,999                  10.8%        16.6%        8.0%        8.5%        11.7%      16.7%        11.6%          12.0%
  $75,000-$99,999                    12.1%        16.0%        11.6%       12.0%       13.8%      16.8%        13.1%          13.0%
  $50,000-$74,999                    19.7%        20.7%        21.7%       22.5%       21.6%      21.0%        20.6%          20.0%
  $35,000-$49,999                    15.3%        13.5%        16.5%       16.6%       15.3%      13.3%        15.1%          14.5%
  $25,000-$34,999                    11.4%         8.3%        12.5%       12.0%       10.9%       8.4%        10.9%          10.6%
  $15,000-$24,999                    11.3%         6.9%        13.3%       12.7%        9.9%       7.7%        10.6%          10.6%
  Under $15,000                      11.9%         5.7%        12.4%       12.2%        8.7%       6.2%        10.3%           0.1%
------------------------------------------------------------------------------------------------------------------------------------
OCCUPIED UNITS
------------------------------------------------------------------------------------------------------------------------------------
  Total Occupied Units           3,207,177      958,216      521,222     540,349   1,021,012    249,058    6,497,034     11,803,522
  Owner Occupied                     47.9%        61.5%        69.0%       64.6%       55.6%      67.6%        54.9%          57.0%
  Renter Occupied                    52.2%        38.5%        31.0%       35.4%       44.4%      32.4%        45.1%          43.0%
------------------------------------------------------------------------------------------------------------------------------------
EDUCATION
------------------------------------------------------------------------------------------------------------------------------------
  Bachelor Degree Only               14.4%        19.0%        10.3%       10.0%       16.8%      15.2%        14.8%          15.3%
  Graduate Degree                     7.7%         9.4%         5.0%        5.2%        9.0%       7.9%         7.7%           8.0%
------------------------------------------------------------------------------------------------------------------------------------

Source: Claritas, Inc.

*Analysis assumes six major Southern California counties are a representative cross sampling for the region.

Population growth trends are expected to reverse through 2007, as the Los Angeles population is expected to grow at a rapid 1.15 percent annually, compared to the projected California. rate of 1.34 percent per year. This rate far exceeds the 0.72 percent average population growth rate

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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS
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experienced between 1990 and 2000 and is fueled by the strong economic outlook for the region.

The population for Los Angeles County is projected to increase by 5.9 percent from 2002 to 2007 as reported by Claritas Inc. Los Angeles County will be responsible for an estimated 23.9 percent of the projected population growth for the state from 2002 to 2007, with Southern California accounting for 54.2 percent.

Los Angeles's population is clustered in the southern half of the PMSA south of the San Gabriel Mountains. The most densely populated regions are located in close proximity to the major freeways such as the I-10 (Culver City, Hollywood, Los Angeles), between the I-110 and I-710 north of I-105, and between I-710 and I-605 south of I-105. The most sparsely populated zip codes are located in the undeveloped San Gabriel Mountains and along the highly desirable, affluent beach regions around Malibu north of Santa Monica as well as in the southern coastal area of Rancho Palos Verdes. In addition, the Santa Monica Mountains between the ocean and the San Fernando Valley is an area where development is highly restricted and is sparsely populated. The direction of development is generally north and east.






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                         POPULATION DENSITY BY ZIP CODE
                                LOS ANGELES PMSA
                                      2002


                                     [MAP]

Source: Claritas, Inc., Cushman & Wakefield Analytics

Income

In 2002 Los Angeles's median household income was about $50,300, roughly 5.9 percent higher than the national average of $47,500. Over the past 10 years, Los Angeles's has experienced a 2.1 percent average annual growth in median household income. Through 2007, Los Angeles's median household income growth is expected to grow similarly at a 3.2 percent annual rate.

Within Los Angeles County, the highest median incomes are concentrated in four areas: 1) the sparsely-populated beach and mountains around Malibu and the hills to the south of San Fernando Valley, 2) the communities of Brentwood, Bel-Air and Beverly Hills to the east of


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Interstate 405, 3) Palos Verdes to the south, at the west of the southern terminus of Interstate 110, and 4) the area around Pasadena above Interstate
210. The lowest median household incomes are in Central and East Los Angeles.

                MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
                                LOS ANGELES PMSA
                                      2002

                                     [MAP]

Source: Claritas, Inc., Cushman & Wakefield Analytics










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Regional Economic Overview

                        REAL GROSS PRODUCT GROWTH BY YEAR
                       LOS ANGELES PMSA VS. TOP 100 METROS
                                  1990 - 2006

                                  [BAR GRAPH]

               Source: Economy.com, Cushman & Wakefield Analytics

Los Angeles's economic growth, like that in many U.S. markets, slowed during the recent U.S. economic recession. As the entertainment and defense industries boost gross product, however, the metro area is expected to nominally outpace the top 100 US metro areas with an average annual growth rate of 3.7 percent in gross product through the four-year forecast period ending in 2006.

Los Angeles is recognized throughout the world as the global entertainment capital. The film industry is one of the largest industries in Los Angeles, employing over 130,000 people. The industry is one of the few nationwide to see stable demand and some pricing power. After some concern about more filming taking place outside of Los Angeles, on-location filming within the region is again back on track. In addition, Nielsen EDI reports nationwide box office receipts were up by more than 12 percent for 2002.

Foreign trade also plays a large role in the regional economy. Shipments through the ports of Los Angeles and Long Beach dipped temporarily in October 2002 due to the work stoppage on the docks. The longer term trend, however, is decidedly upward from the recent trough during 2000 and early 2001. Given ongoing modernization and computerization at the docks and warehouses, the pending rebound will be moderate, but the industry should provide a boost to the local economy as the U.S. and global economies accelerate in 2003.

Defense-related aerospace stands to benefit from the recently announced increase in defense spending related to the war on terrorism. This could be a boon to the Los Angeles metro economy as the local industry includes 250 contractors that produce components for aircraft and weapons systems.

Longer term, the outlook for the metro area remains positive. Los Angeles will increasingly strengthen its position as the major point of trade for the Pacific region, and despite recent challenges, the entertainment industry is expected to remain a strong economic driver. Defense will also be a positive driver, at least through the decade, helping to ensure Los Angeles's





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economic stability.

Employment Trends

The current unemployment levels are significantly below the peak levels experienced during the years from 1992 to 1994. Employment levels since 1994 have substantially improved in the state and the six-county southern California region as illustrated in the following table.

                          COUNTY EMPLOYMENT STATISTICS

----------------------------------------------------------------------------------------------------------------------
                                                                    NOV-02       DEC-02        PERCENT CHANGE
COUNTY OF LOS ANGELES*                    DEC-01        OCT-02      REVISED      PRELIM.    MONTH            YEAR
======================================================================================================================
  Civilian Labor Force                    4,925.9       4,922.7     4,924.5      4,885.2     -0.8%            -0.8%
  Civilian Employment                     4,634.5       4,616.2     4,630.8      4,604.1     -0.6%            -0.7%
  Civilian Unemployment                     291.4         306.5       293.7        281.1     -4.3%            -3.5%
  Civ. Unemployment Rate                     5.9%          6.2%        6.0%         5.8%
  (Cal. Unemployment Rate)                   5.8%          6.3%        6.4%         6.3%
  (U.S. Unemployment Rate)                   5.4%          5.3%        5.7%         5.7%
----------------------------------------------------------------------------------------------------------------------
  Farm                                        8.1           8.5         8.0          8.2      2.5%             1.2%
  Mining                                      4.2           4.1         4.1          4.1      0.0%            -2.4%
  Construction                              133.7         130.9       129.6        129.7      0.1%            -3.0%
  Manufacturing                             595.0         578.1       577.3        576.5     -0.1%            -3.1%
  Transportation & Public Util.             248.1         248.5       248.4        249.6      0.5%             0.6%
  Wholesale Trade                           264.1         263.6       263.8        264.2      0.2%             0.0%
  Retail Trade                              662.9         639.2       651.7        658.1      1.0%            -0.7%
  Finance, Insurance & R.E.                 234.6         235.1       235.4        235.8      0.2%             0.5%
  Services                                1,362.9       1,366.4     1,368.0      1,365.2     -0.2%             0.2%
  Federal Military Govt.                      3.6           3.5         3.5          3.5      0.0%            -2.8%
  Federal Civilian Govt.                     51.2          50.7        52.2         53.6      2.7%             4.7%
  State & Local Govt.                       555.1         555.1       558.9        556.9     -0.4%             0.3%
----------------------------------------------------------------------------------------------------------------------
TOTAL                                     4,123.5       4,083.7     4,100.9      4,105.4      0.1%            -0.4%
----------------------------------------------------------------------------------------------------------------------

*Los Angeles-Long Beach MSA
Labor Force and Industry Employment. March 2001 Benchmark. Data Not Adjusted for Seasonality. Non-Percentage Data in Thousands
This information is produced by the Labor Market Information Division of the California State Employment Development Department (EDD).

In terms of its industry sector composition, the economic diversity of Los Angeles is highly comparable to the top 100 US metro areas. Only services and trade account for more than 20 percent of the metro area's total employment. While more heavily weighted in the manufacturing sector than the top 100 as a whole, Los Angeles employment base is relatively under-weighted in the construction sector and to a lesser degree in the finance, insurance, and real estate (FIRE) sector.




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                              EMPLOYMENT BY SECTOR
                      LOS ANGELES PMSA VS. TOP 100 METROS
                                  1990 - 2006

                                  [BAR GRAPH]

               Source: Economy.com, Cushman & Wakefield Analytics

Services

Included in the services industry are the sectors of personal services, business services, motion pictures, amusement and recreation, health services, private educational, engineering, management, and hotels and lodging. In Los Angeles County, the services industry employed nearly 1.3 million workers as of 2002 and sectors within the services industry actually increased employment levels over the year.

According to the 2001 annual average statistics, services is the largest industry in the County, accounting for 33 percent of total employment.

Industry Employment Projections for 1997-2004 indicate that the services industry will add another 197,200 jobs, a growth of 15.6 percent over the forecast period. The business and health services sectors are forecast to remain the principal components of the services segment of the economy and experience the largest overall growth.

Trade

Los Angeles County is considered to be a very attractive retail market on a nationwide basis as it compares favorably to other metropolitan areas in terms of total population, total effective buying income, and total retail sales. The retail trade industry currently accounts for 16 percent of all employment, with a majority of the jobs in the eating and drinking places sector. The retail trade industry experienced an increase in the number of jobs during the past year. The county's retail trade sector employment was 658,100 in 2002, showing a
0.2 percent increase from 2001.

One of the primary catalysts for growth within the trade industry has been the increased volume of international trade. The Los Angeles Customs District is the largest customs district in the country in terms of the dollar value of annual two-way trade. Presented below are the freight volumes for the Los Angeles/Long Beach Ports and Los Angeles International Airport.



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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS
--------------------------------------------------------------------------------

               FREIGHT CONTAINER VOLUMES - LOS ANGELES AREA PORTS
                                   (1988-2002)

====================================================================================================================================
                                                                                    LOS ANGELES              ONTARIO INTERNATIONAL
            PORT OF LOS ANGELES                PORT OF LONG BEACH               INTERNATIONAL AIRPORT             AIRPORT TOTAL
YEAR              (TEUS)                             (TEUS)                    TOTAL AIRFREIGHT (TONS)          AIRFREIGHT (TONS)
------------------------------------------------------------------------------------------------------------------------------------
1988             1,652,070                          1,539,803                        1,058,919                        N/A
1989             2,056,980                          1,575,117                        1,099,974                        N/A
1990             2,116,980                          1,598,078                        1,130,119                        N/A
1991             2,038,537                          1,767,824                        1,095,580                        N/A
1992             2,289,223                          1,829,457                        1,202,317                        N/A
1993             2,318,918                          2,079,491                        1,288,503                        N/A
1994             2,518,618                          2,573,827                        1,516,568                        N/A
1995             2,555,344                          2,843,502                        1,567,248                        N/A
1996             2,682,802                          3,067,334                        1,696,663                        N/A
1997             2,959,715                          3,504,603                        1,852,487                        N/A
1998             3,378,217                          4,097,689                        1,787,400                        N/A
1999             3,828,851                          4,408,480                        1,912,147                        N/A
2000             4,879,429                          4,600,787                        2,249,000                        N/A
2001             5,183,520                          4,462,967                        1,955,665                      462,786
2002             6,105,863                          4,526,365                        1,962,354                      547,461
====================================================================================================================================

Container TEU = 20 Foot Equivalent Unit

The port operators' focus on technological advancements such as larger cargo cranes and dockside rail connections have been significant factors behind the growth in international trade through the Ports of Los Angeles and Long Beach.

Significant improvements to the Port of Los Angeles include the proposed expansion of Pier 400. This project will ultimately add 583 acres to the harbor. Dredging for the first 265 acres is underway. Completion is scheduled for 2020 which will double the capacity for cargo handling in Los Angeles. The completion of Los Angeles County's Alameda Corridor project in 2002 is another example of the area's commitment to improving port efficiency. The Alameda Corridor is a rail service from the ports to downtown Los Angeles with connections to the vast rail system in Southern California. The project includes four rail lines connecting the port area with downtown Los Angeles. The purpose of the Alameda corridor was to increase port efficiency while decreasing truck traffic.

Manufacturing

Manufacturing has historically provided a strong base for the Los Angeles area economy, maintaining its position as the nation's largest manufacturing center. Manufacturing makes up 14 percent of the total employment with a concentration of jobs in the apparel and other textile products sector. Within Los Angeles County, manufacturing is the second largest industry division behind warehousing and distribution. As with the economy overall, the manufacturing industry boomed during the 1980's to reach a employment high of 851,900, but then saw employment decrease 18.8 percent from 1990 to its lowest level at 629,600 by the end of January 1995. This was largely due to major cutbacks within the aerospace/defense industry. Employment has since remained stable, but is currently demonstrating signs of decline. Currently, manufacturing employment in Los Angeles County stands at 576,500 as of 2002, representing a 3.0 percent decrease over the prior year.


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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS


LOS ANGELES COUNTY MAJOR COMPANIES

Presented below are the top ten private and public companies (listed by revenues) for Los Angeles County as compiled in the Los Angeles Business Journal.


                     LOS ANGELES COUNTY'S TOP 10 PRIVATE COMPANIES
                            (Ranked by 2000 Revenue)

NAME                                               LOCATION                     REVENUES
----------------------------------------------------------------------------------------
Capital Group Cos. Inc.                            Los Angeles            $4,500,000,000
Unified Western Grocers                            Commerce               $3,067,100,000
Consolidated Electrical Distributors Inc.          Westlake Village       $2,700,000,000
Parsons Corp.                                      Pasadena               $2,400,000,000
Cook Inlet Energy Supply                           Los Angeles            $2,100,000,000
J.F. Shea Co. Inc.                                 Walnut                 $1,862,800,000
California Dairies Inc.                            Artesia                $1,830,000,000
A-Mark Financial Corp.                             Santa Monica           $1,812,000,000
Trader Joe's Co.                                   Monrovia               $1,670,000,000
AECOM Technology Corp.                             Los Angeles            $1,403,000,000

Source: Los Angeles Business Journal (The 2002 List)

                  LOS ANGELES COUNTY'S TOP 10 PUBLIC COMPANIES
                            (Ranked by 2000 Revenue)

                                                                   MARKET VALUE             REVENUES
NAME                                            LOCATION             (MILLIONS)           (MILLIONS)
-----------------------------------------------------------------------------------------------------

The Walt Disney Co.                           Burbank                $58,832               $25,402
Occidental Petroleum Corp.                    Los Angeles            $10,129               $13,574
Edison International                          Rosemead               $ 3,604               $11,717
Computer Sciences Corp.                       El Segundo             $ 5,838               $ 9,371
Wellpoint Health Network                      Thousand Oaks          $ 5,857               $ 9,229
Health Net Inc. 7                             Woodland Hills         $ 2,153               $ 9,077
Unocal Corp.                                  El Segundo             $ 8,241               $ 8,914
Northrop Grumman Corp.                        Los Angeles            $ 6,858               $ 7,618
Hughes Electronics Corp.                      El Segundo             $17,644               $ 7,288
Dole Food Co. Inc.                            Westlake Village       $ 1,053               $ 4,763

Source: Los Angeles Business Journal (The 2002 List)

The Los Angeles region is home to number of the nation's Fortune 500 corporations. The once-huge defense-related industry, while still a prominent part of the economy has given way to professional services, retailers, healthcare and software and information technology.

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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS

                          TOP NON-GOVERNMENT EMPLOYERS
                               LOS ANGELES REGION
                                      2002

                                                 NUMBER OF PMSA
EMPLOYER                                            EMPLOYEES
----------------------------------------------------------------
Kaiser Permanente                                   27,600
The Boeing Company                                  23,500
Ralph's Grocery                                     17,200
Bank of America Corporation                         11,900
Target                                              11,000
SBC Pacific Bell                                    10,700
CPE                                                 10,200
Northrop Grumman Corporation                        10,000
University of Southern California                    9,300
ABM Industries, Inc.                                 9,300
Cedars-Sinai Medical Center                          8,600
Federated Department Stores                          7,300
Kelly Services                                       7,300
Medical Management Consultants, Inc.                 6,400
Washington Mutual, Inc.                              6,200
Edison International                                 5,600
Sempra Energy                                        5,100
Provident Health System                              5,000
Countrywide Credit Industries, Inc.                  3,900
Lockheed Martin Corporation                          3,800

Source: Los Angeles Business Journal, July 2002, Cushman & Wakefield Analytics

Housing

According to the California Association of REALTORS(R) (C.A.R.), sales of existing homes and the median home price in California posted strong gains as of November 2002, as closed escrow sales of existing, single-family detached homes in California totaled 542,120 and the median home price rose over 9.8 percent from the previous year to $327,500. The median price represented the thirteenth double-digit increase in a row.

The statewide annualized and seasonally adjusted sales figure for detached, existing single-family homes of 542,120 in November 2002, was up 21.2 percent over November 2001 sales. Jobs are thought to be the key driver in the housing market. Low mortgage interest rates also continue to play a key role in driving the market, with thirty-year fixed mortgage interest rates holding steady at their lowest point in a decade.

With home prices rising and interest rates down only slightly compared to last year, affordability decline across much of the state. The California Association of REALTORS(R) (C.A.R.) produces the Housing Affordability Index, which measures the percentage of households that can afford




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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS

the median price home under prevailing market conditions. In November 2002, 30 percent of all households in California could afford the median price home. This figure was down five points from November 2001. The High Desert held its longstanding position as the most affordable region in the state, with a reading of 65. Affordability was lowest in Monterey County at just 19 percent.

The following table lists the housing affordability indexes and home median prices for the five major counties within southern California as of first quarter 2002.

                              Southern California
                  HOUSING AFFORDABILITY AND MEDIAN HOME SALES
                                   March 2002

Region                                               1998            1999             2000             2001             2002
-------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
   Housing Affordability Index (Jan)                     --              42               34               35               32
   Median Home Prices (Feb)                        $183,900        $197,870         $227,160         $241,690         $289,550
   Price Activity                                        --             7.6%            14.8%             6.4%            19.8%
LOS ANGELES COUNTY
   Housing Affordability Index (Jan)                     --              43               39               38               34
   Median Home Prices (Feb)                        $175,480        $197,060         $206,720         $224,700         $266,940
   Price Activity                                        --            12.3%             4.9%             8.7%            18.8%
ORANGE COUNTY
   Housing Affordability Index (Jan)                     --              38               31               29               31
   Median Home Prices (Feb)                        $241,440        $272,090         $306,150         $329,150         $369,760
   Price Activity                                        --            12.7%            12.5%             7.5%            12.3%
RIVERSIDE/SAN BERNARDINO
   Housing Affordability Index (Jan)                     --              57               49               52               48*
   Median Home Prices (Feb)                        $120,760        $118,240         $133,750         $141,720         $165,640
   Price Activity                                        --            -2.1%            13.1%             6.0%            16.9%
SAN DIEGO COUNTY
   Housing Affordability Index (Jan)                     --              36               27               27               25
   Median Home Prices (Feb)                        $185,560        $208,300         $245,910         $285,920         $304,155**
   Price Activity                                        --            12.3%            18.1%            16.3%             6.4%
VENTURA COUNTY
   Housing Affordability Index (Jan)                     --              45               35               36               36
   Median Home Prices (Feb)                        $229,300        $243,620         $270,720         $289,500         $337,370
   Price Activity                                        --             6.2%            11.1%             6.9%            16.5%


*    - Based on Oct-2001 index / ** - Based on Jan-02 sales price data
                                                  Source: SiteReports.com o 2002
                                                 L.A. Regional Charts (2q02).xls

RETAIL SALES TRENDS

The Los Angeles-Long Beach Metropolitan Statistical area (MSA), consisting of Los Angeles County, is consistently one of the top ranked retail markets in the United States according to

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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS

Sales and Marketing Management Magazine. The Los Angeles-Long Beach area's Buying Power Index was ranked first among the 317 metropolitan areas included in the survey, and was the only California metropolitan area ranked among the ten strongest retail markets. The Los Angeles area has been experiencing a gradual increase in retail sales during recent years. Presented on the following page, are the taxable retail sales for the Los Angeles County.
Source:



                              TAXABLE RETAIL SALES
                             Expressed in Thousands

                                    COUNTY OF                %
                    YEAR           LOS ANGELES           CHANGE
                    ---------------------------------------------
                    1991           $48,332,002             --
                    1992           $48,450,439            0.2%
                    1993           $47,337,644           -2.3%
                    1994           $49,785,805            5.2%
                    1995           $51,028,543            2.5%
                    1996           $53,304,460            4.5%
                    1997           $55,283,389            3.7%
                    1998           $57,500,490            4.0%
                    1999           $63,271,079           10.0%
                    2000           $70,321,379           11.1%
                    2001           $73,312,087            4.3%


                            Annual Compound Growth        3.9%


                Source:  California Retail Survey (c)2002
                         L.A. Regional Charts (2q02).xls

NON-RESIDENTIAL CONSTRUCTION TRENDS

According to the Construction Industry Research Board (CIRB), non-residential construction activity for the state of California was estimated at nearly $14.4 billion in 2002. This figure is down 14.1 percent from 2001. The total non-residential construction activity for Los Angeles County in 2002 was estimated at just under $2.9 billion, which is decrease of 18.2 percent from 2001.

Presented on the following page is the non-residential permit activity for the major southern California counties as reported by the CIRB. The permit activity is from 1991 through 2002. Los Angeles County experienced a strong surge in activity for 1998 and 1999 before declining in 2000. However, the 2001 volume, of $3.5 billion, increased by 7.3 percent from 2000 and was well above the five and ten year average figures. The 2002 figures show a reduction in non-residential construction, returning to pre-1998 levels. Los Angeles County accounts for 20.1 percent of the state's total permit volume.






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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS

                   NON-RESIDENTIAL BUILDING PERMIT VALUATIONS*
  New Commercial, Industrial, Other and Non-Residential Alterations & Additions
                               Annual 1991 - 2002

COUNTY NAME                    1991             1992         1993          1994          1995           1996             1997
================================================================================================================================
LOS ANGELES
  Dollar Volume ($1,000s)    2,739,596        2,135,070    2,176,510     2,292,921     1,993,023       2,105,857       2,237,293
    % Annual Change                 --            -22.1%         1.9%          5.3%        -13.1%            5.7%            6.2%

ORANGE
  Dollar Volume ($1,000s)      797,469          567,121      496,729       560,556       582,712         760,810       1,079,687
    % Annual Change                 --            -28.9%       -12.4%         12.8%          4.0%           30.6%           41.9%

RIVERSIDE
  Dollar Volume ($1,000s)      456,337          433,448      247,483       243,470       333,725         317,540         516,953
    % Annual Change                 --             -5.0%       -42.9%         -1.6%         37.1%           -4.8%           62.8%

SAN BERNARDINO
  Dollar Volume ($1,000s)      560,702          290,450      302,211       368,012       411,131         397,496         527,367
    % Annual Change                 --            -48.2%         4.0%         21.8%         11.7%           -3.3%           32.7%

SAN DIEGO
  Dollar Volume ($1,000s)      655,066          528,323      536,276       449,608       627,298         738,595         958,229
    % Annual Change                 --            -19.3%         1.5%        -16.2%         39.5%           17.7%           29.7%

VENTURA
  Dollar Volume ($1,000s)      178,911          154,874      179,138       157,061       187,023         186,330         200,494
    % Annual Change                 --            -13.4%        15.7%        -12.3%         19.1%           -0.4%            7.6%

SOUTHERN CALIFORNIA
  DOLLAR VOLUME ($1,000S)    5,388,080        4,109,287    3,938,347     4,071,629     4,134,911       4,506,628       5,520,023
    % ANNUAL CHANGE                 --            -23.7%        -4.2%          3.4%          1.6%            9.0%           22.5%

STATE OF CALIFORNIA
  DOLLAR VOLUME ($1,000S)    9,619,998        8,155,843    7,556,889     7,889,629     8,154,751       9,584,161      12,269,818
    % ANNUAL CHANGE                 --            -15.2%        -7.3%          4.4%          3.4%           17.5%           28.0%

                                                                                                       5-YEAR       11-YEAR
COUNTY NAME                      1998          1999          2000          2001         2002**     AVERAGE +     AVERAGE ++
===========================================================================================================================
LOS ANGELES
  Dollar Volume ($1,000s)      3,125,114     3,649,834     3,295,902     3,537,603     2,895,016    3,169,149    2,676,740
    % Annual Change                 39.7%         16.8%         -9.7%          7.3%        -18.2%          --           --

ORANGE
  Dollar Volume ($1,000s)      1,529,698     1,598,466     1,762,142     1,349,607     1,206,290    1,463,920    1,044,893
    % Annual Change                 41.7%          4.5%         10.2%        -23.4%        -10.6%          --           --

RIVERSIDE
  Dollar Volume ($1,000s)        590,938       606,819       769,911       658,039       716,379      628,532      494,064
    % Annual Change                 14.3%          2.7%         26.9%        -14.5%          8.9%          --           --

SAN BERNARDINO
  Dollar Volume ($1,000s)        642,910       756,481       766,421       764,167       723,922      691,469      540,961
    % Annual Change                 21.9%         17.7%          1.3%         -0.3%         -5.3%          --           --

SAN DIEGO
  Dollar Volume ($1,000s)      1,211,275     1,336,629     1,391,497     1,189,910     1,150,524    1,217,508      919,833
    % Annual Change                 26.4%         10.3%          4.1%        -14.5%         -3.3%          --           --

VENTURA
  Dollar Volume ($1,000s)        291,425       366,981       282,119       308,813       282,415      289,966      236,061
    % Annual Change                 45.4%         25.9%        -23.1%          9.5%         -8.5%          --           --

SOUTHERN CALIFORNIA
  DOLLAR VOLUME ($1,000S)      7,391,360     8,315,210     8,267,992     7,808,139     6,974,546    7,460,545    5,912,552
    % ANNUAL CHANGE                 33.9%         12.5%         -0.6%         -5.6%        -10.7%          --           --

STATE OF CALIFORNIA
  DOLLAR VOLUME ($1,000S)     14,976,019    16,582,292    18,624,958    16,743,404    14,383,000   15,839,298   12,265,524
    % ANNUAL CHANGE                 22.1%         10.7%         12.3%        -10.1%        -14.1%          --           --

Data are not adjusted for            * Building permit valuations approximate
seasonality of inflation               construction costs
Source: Construction Industry        + - (5-years) Based on 1997 thru 2001
Research Board (CIRB)                     valuation figures
**Based on preliminary numbers      ++ - (10-years) Based on 1992 thru 2001
  compiled.                               valuation figures



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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS

TRANSPORTATION NETWORK

An extensive freeway system, an expanding mass transit system, and several airport facilities serve the Los Angeles area. The automobile has been the driving force in the evolution of Los Angeles' transportation infrastructure. Local communities are connected through a complex system of freeways. The Southern California freeway network, and specifically the network in the Los Angeles area, is one of the largest systems in the world. Major north/south freeways in the county include the San Diego Freeway (Interstate 405), the Golden State Freeway (Interstate 5), the Long Beach Freeway (Interstate 710), and the San Gabriel River Freeway (Interstate 605). Major east/west freeways in Los Angeles County include the Pasadena Freeway (Interstate 210), the Ventura Freeway (State Highway 101/State Highway 134), the Santa Monica Freeway (Interstate 10), the Pomona Freeway (State Highway 60), and the Artesia Freeway (State Highway 91).

The Los Angeles region is also served by an expanding, multi-modal mass transit system. The Metro System consists of freeway car-pool lanes, buses, light rail lines, and heavy rail lines. Seven rail lines are in operation, including three MetroRail commuter lines and four Metrolink commuter lines. The Metrolink system has commuter rail lines in operation from downtown Los Angeles to: Moorpark in Ventura County (47 miles); Lancaster/Palmdale in north Los Angeles County (60 miles); San Bernardino (57 miles); Downtown Riverside (58 miles); and San Diego. An extension of the Metro Rail called the Gold line is currently under construction which will link downtown's Union Station to Pasadena. Construction is scheduled for completion in Summer 2003. The Metro Rail lines currently in operation include the following:

        Metro Blue Line, extending for 22 miles from downtown Los Angeles to Long Beach average weekday ridership 69,858, weekend ridership 46,229.

        Metro Red Line, extending for approximately 10.0 miles from downtown Los Angeles to North Hollywood; average weekday ridership 128,327, weekend ridership 62,176.

        Metro Green Line, extending east for approximately 20 miles from El Segundo (near Los Angeles International Airport) to Norwalk in central Los Angeles County; weekday ridership 30,576, weekend ridership 10,953.

        Source: Metropolitan Transportation Authority, 2002

Air transportation is available at several airports in the Los Angeles area. The Los Angeles International Airport, located in the southwestern portion of the county. Three smaller regional airports also service the Los Angeles area including: the Burbank-Glendale-Pasadena Airport in the city of Burbank; the Long Beach Municipal Airport in the city of Long Beach; and the Van Nuys Airport in the community of Van Nuys in the West San Fernando Valley.

LAX is among the world's busiest airports, having served 51.4 million passengers and processed 1.8 million tons of air cargo for 2002. These figures represent 90 percent of passenger volume and 100 percent of air cargo processed by LAX through the same period in 2001. The decline in passenger volume is largely due to the economic downturn, which has affected tourism and business travel through LAX.


The combined Port of Los Angeles-Long Beach is the third largest port complex in the world in terms of tonnage, behind only Hong Kong and Singapore. Individually, the Port of Los Angeles




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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS

and the Port of Long Beach rank first and second in the U.S., respectively. Combined, these terminals annually handle more than 113 million metric revenue tons of cargo, representing nearly $113 billion in annual trade. With cargo volume forecasted to dramatically increase through the early 21st century, the Port embarked on an extensive modernization in 2001. The Port's activity will be vitally enhanced through the Alameda Corridor project, a multi-modal transportation route linking the ports to interstate rail and highway networks which was completed in 2002. The Alameda Corridor is expected to vastly increase the efficiency of the regional distribution system.

Quality of Life/Amenities

Major Attractions and Amenities

Los Angeles's quality of life has historically been one of its strongest attributes, offering residents and visitors a variety of outdoor recreational and cultural amenities. Los Angeles County has 27 miles of public beaches, golf courses, natural preserves in the San Gabriel Mountains, equestrian trails, and numerous community and regional parks. The mild, dry climate is ideal for enjoying outdoor activities year round.

As Southern California's cultural center, not to mention the entertainment capital of the world, Los Angeles has a tradition rich in the arts. Its wealth of attractions and cultural amenities has grown and diversified significantly over the past decade. Some of the most popular venues include the Getty Center, Huntington Botanical Gardens, Hollywood, Universal Studios, Beverly Hills, Rodeo Drive, Farmers Market, Olvera Street, Santa Monica, and Venice Boardwalk.

Los Angeles is home to four major professional sports franchises including the Los Angeles Dodgers (MLB), the Los Angeles Lakers and Clippers (NBA) and the Los Angeles Kings (NHL). Its collegiate sports offerings include the nationally ranked USC Trojans and UCLA Bruins. World-class sports facilities like Dodger Stadium, Staples Center and the Rose Bowl in Pasadena host a number of major sporting events each year.

Education

With 25 major institutions of higher learning educating 376,775 students, Los Angeles has one of the largest student populations in the nation. Nationally recognized programs in engineering, business, and medicine are found throughout the area's educational system at universities such as the University of California, Los Angeles (UCLA), University of Southern California (USC) and California Institute of Technology.


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                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS

                    MAJOR LOS ANGELES COLLEGES/UNIVERSITIES
                                      2002

                                                             FULL/PART TIME
RANK         COLLEGE/UNIVERSITY                                ENROLLMENT
===========================================================================
   1         University of California Los Angeles               34,779
   2         University of Southern California                  28,154
   3         California State Univ., Long Beach                 25,329
   4         Glendale Community College                         23,847
   5         California State Univ., Northridge                 23,135
   6         Mt. San Antonio College                            22,699
   7         Pasadena City College                              20,132
   8         Santa Monica College                               18,846
   9         East Los Angeles College                           17,055
  10         El Camino College                                  17,384
  11         Cerritos College                                   16,508
  12         CA State Polytechnic Univ., Pomona                 15,467
  13         California State Univ., Los Angeles                14,206
  14         De Vry Institute of Technology                     13,638
  15         Los Angeles Trade-Technical College                11,762
  16         Los Angeles Valley College                         11,460
  17         Los Angeles City College                           11,268
  18         Citrus College                                     10,699
  19         Antelope Valley College                             8,637
  20         Loyola Marymount University                         6,928
  21         Pepperdine University                               5,875
  22         University of La Verne                              5,546
  23         Los Angeles Mission College                         4,938
  24         Azusa Pacific University                            4,871
  25         Biola University                                    3,612
             TOTAL COLLEGE/UNIVERSITY ENROLLMENT               376,775

Source:      Los Angeles Business Journal - The Lists 2003

Medical Facilities

Anchored by the world famous Cedars-Sinai Health System, the Los Angeles metro area has a comprehensive healthcare network, including 41 general medical/surgical facilities, five psychiatric hospitals, and hospitals specializing in tuberculosis/respiratory disease, obstetrics/gynecology, orthopedics, children's general and children's orthopedic.

Regional Summary

Los Angeles is a mature economy that has been undergoing structural changes since the mid-1990s. The transition has been from an economy highly dependent on defense spending and trade through its ports, to an economy increasingly comprised of smaller and more entrepreneurial firms.

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



                                      REGIONAL ECONOMIC AND DEMOGRAPHIC ANALYSIS

Some of the County's major industries are anticipating significant growth over the course of 2003, with a production upswing in the entertainment industry, a rise in import flows, and increased funds for defense, aerospace and security.

Another factor in the County's longer range economic outlook is the surge in spending for defense. The manufacturing segment of the aerospace industry, once a major component of the Los Angeles economy, has disappeared to a large degree; however, Los Angeles maintained a huge base in research and development. The expertise covers manned and unmanned flights, satellites and space, and advanced communications.

Los Angeles is expected to experience strong growth trends in population and employment as companies are attracted by the region's high quality of life and relatively low cost of business. With the increase in commuting times to and from outlying areas, and the scarcity of new land for development, Los Angeles' urban center is poised for growth. Much of this growth will take the form of infill development in proximity to established residential centers and the existing transportation infrastructure that has recently been augmented by the development and current expansion of the Metro system.

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
                                                LOS ANGELES COUNTY OFFICE MARKET
--------------------------------------------------------------------------------

                               Los Angeles County
                      OFFICE MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 2002

                                                                         DIRECT                OVERALL          NET        DIRECT
                                                 NUMBER         DIRECT  VACANCY        OVERALL VACANCY   ABSORPTION     WTD. AVG.
MARKET / SUBMARKET                INVENTORY    OF BLDGS AVAILABILITIES     RATE AVAILABILITIES    RATE       YE '02   RENTAL RATE
==================================================================================================================================
CENTRAL LOS ANGELES             56,600,863        261     9,071,287      16.3%     10,608,251     19.1%       87,078    $   21.87
1    Downtown Los Angeles       38,750,414        107     7,032,928      18.1%      8,197,425     21.2%     (159,500)   $   22.65
2    Mid-Wilshire                7,713,556         44       967,450      12.5%        983,750     12.8%       55,357    $   16.44
3    San Gabriel Valley          9,136,893        110     1,070,909      11.7%      1,427,076     15.6%      191,221    $   21.59

WEST LOS ANGELES                49,045,539        364     7,693,288      15.7%      9,700,868     19.8%   (1,026,772)   $   31.74
4    Park Mile/West              9,484,637         73     1,528,002      16.1%      1,934,150     20.4%       54,464    $   25.33
     Hollywood
5    Beverly Hills/Century      14,818,364         90     1,992,492      13.4%      2,546,203     17.2%     (701,033)   $   35.19
     City
6    Westwood/West Los          19,190,727        154     2,861,808      14.9%      3,724,395     19.4%     (305,972)   $   33.47
     Angeles
7    Marina Area/Culver City     5,551,811         47     1,310,986      23.6%      1,496,120     26.9%      (74,231)   $   30.19

SOUTH LOS ANGELES               30,178,436        235     5,182,041      17.2%      5,748,817     19.0%     (369,148)   $   24.39
8    LAX/El Segundo             13,822,652         84     3,199,045      23.1%      3,575,361     25.9%     (284,341)   $   25.25
9    Torrance                    7,032,767         78       821,796      11.7%        886,244     12.6%       26,700    $   23.03
10   Long Beach                  9,323,017         73     1,161,200      12.5%      1,287,212     13.8%     (111,507)   $   22.96

NORTH LOS ANGELES               47,321,222        544     5,979,775      12.6%      8,234,251     17.4%      676,039    $   26.36
11   Simi/Conejo Valley          6,925,724        127     1,017,537      14.7%      1,377,767     19.9%      140,683    $   26.11
12   West Valley                10,237,294        108     1,404,895      13.7%      1,851,382     18.1%      228,087    $   27.14
13   Central Valley              9,406,384        123       987,949      10.5%      1,149,727     12.2%     (122,967)   $   23.32
14   East Valley/               20,751,820        186     2,569,394      12.4%      3,855,375     18.6%      430,236    $   27.19
     Tri-Cities
TOTAL                          182,146,060      1,404    27,926,391      15.3%     34,292,187     18.8%     (632,803)   $   26.01


                    [BAR GRAPH]                [BAR GRAPH]
                                  [BAR GRAPH]


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
                                                LOS ANGELES COUNTY OFFICE MARKET


LOS ANGELES COUNTY OFFICE MARKET OVERVIEW

Supply and Tenant Demand
According to Cushman & Wakefield's year-end 2002 surveys the combined Los Angeles County office market contained a total inventory of 182,146,060 square feet. This figure excludes owner user, medical, and government office buildings.

The accompanying exhibit provides a statistical overview of the office inventory for Los Angeles County as year-end 2002, including a breakdown by market.

The markets included in the sectors used in this report are summarized below.

Sector                                    Markets

Los Angeles Central:                      Downtown Los Angeles
                                          Mid-Wilshire
                                          San Gabriel Valley

Los Angeles West:                         Park Mile/West Hollywood
                                          Beverly Hills/Century City
                                          Westwood/West L.A./Burbank
                                          Marina Area/Culver City

Los Angeles South Bay:                    El Segundo/LAX
                                          Long Beach
                                          Torrance

Los Angeles North:                        Simi/Conejo Valleys
                                          West San Fernando Valley
                                          Central San Fernando Valley
                                          East San Fernando Valley/Tri-Cities

Each market sector is comprised of a series of submarkets. Although the market sectors and individual office submarkets compete to varying degrees for the Los Angeles County tenant base, each market is characterized independently by a typical targeted tenant or industry type. The table below presents a general overview of the tenant base for the markets.












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
                                                LOS ANGELES COUNTY OFFICE MARKET

Sector                                    Tenant Base

Los Angeles Central/Downtown:             Financial
                                          Legal
                                          Accounting
                                          Insurance
                                          Telecommunications
                                          Energy
                                          Architecture
                                          Real Estate
                                          Government/Quasi-Government

Los Angeles West:                         Legal
                                          Accounting
                                          Entertainment
                                          Real Estate
                                          Financial Services
                                          Advertising
                                          High-Tech

Los Angeles South:                        Corporate
                                          High-Tech
                                          Research & Development
                                          Aerospace

Los Angeles North:                        Entertainment
                                          Insurance
                                          Legal
                                          Accounting
                                          Engineering

Considerable duplication exists within the office tenant base for the Los Angeles County office markets. However, the office markets maintain separate identities in terms of the primary tenancies and relative prestige and corresponding relative rental rate structures for comparable buildings within the separate markets. Legal and accounting firms provide considerable tenant demand within each of the markets, for example, but the type and focus of these professional firms is directed toward the business base within the sector. Downtown Los Angeles law and accounting firms consist primarily of larger national or regional firms oriented toward corporations and government for example, while westside Los Angeles firms often are smaller and specialize in a particular field, such as entertainment law.

VACANCY TRENDS
The gradual recovery from the economic recession that impacted Los Angeles during the first half of the 1990's gave way to a full-fledged economic expansion from 1995 through 2000. The strong economic environment in Los Angeles County led to declining vacancy rates and increasing rents for office space through year-end 2000. The economy softened during 2001 and 2002, however, which weakened demand for office space on a countywide basis, resulting in a reversal of the favorable vacancy trend, as shown in the following chart.






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

                                                LOS ANGELES COUNTY OFFICE MARKET


                          OFFICE MARKET VACANCY TRENDS
                               Los Angeles County

                                      VACANCY RATES
Year       Quarter        Direct        Sublease               Overall
--------------------------------------------------------------------------------
1991       4th Qtr        19.0%           3.6%                  22.6%
----------------------  --------------------------------------------------------
1992       4th Qtr        19.4%           3.5%                  22.9%
----------------------  --------------------------------------------------------
1993       4th Qtr        18.8%           3.7%                  22.5%
----------------------  --------------------------------------------------------
1994       4th Qtr        18.7%           3.1%                  21.8%
----------------------  --------------------------------------------------------
1995       4th Qtr        18.6%           2.3%                  21.0%
----------------------  --------------------------------------------------------
1996       4th Qtr        17.3%           2.3%                  19.8%
----------------------  --------------------------------------------------------
1997       4th Qtr        16.2%           2.1%                  18.4%
----------------------  --------------------------------------------------------
1998       4th Qtr        15.3%           2.0%                  17.3%
----------------------  --------------------------------------------------------
1999       4th Qtr        12.8%           1.6%                  14.5%
----------------------  --------------------------------------------------------
2000       4th Qtr        10.6%           2.0%                  12.6%
----------------------  --------------------------------------------------------
2001       4th Qtr        13.3%           3.5%                  16.8%
----------------------  --------------------------------------------------------
2002       4th Qtr        15.3%           3.5%                  18.8%
======================  ========================================================


                                    [GRAPH]

 * - Does not include La Palma and Cypress inventory due to C & W's realloction beginning January 1, 1998
         (La Palma and Cypress is now tracked by Orange County office)





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

                                                LOS ANGELES COUNTY OFFICE MARKET

The overall Los Angeles County market experienced a slow, gradual improvement in direct and sublease vacancy levels from year-end 1993 through 1995. The improvement during 1996 through 1998 was more dramatic, with countywide direct vacancy rates declining annually by from 110 to 130 basis points. The countywide vacancy decline accelerated during 1999 and 2000, with an impressive 250 basis point drop (from 15.3 percent to 12.8 percent) in 1999 and 220 basis points in 2000. This trend continued through 2000, with a year-end county vacancy of 10.6 percent. As shown on the exhibit, the market softened during 2001 and 2002 as negative absorption occurred in a number of markets. The county-wide direct vacancy rate increased from 10.6 percent to 13.3 percent from year-end 2000 to 2001, while the overall (including sublease) vacancy rate increased from 12.6 percent to 16.8 percent during the same timeframe. Vacancy rates continued to increase during 2002, to 15.3 percent (direct) and 18.8 percent including sublease space.

The declining vacancy rate trend through 2000 was a result of increased demand for office space, which in turn has been fueled by increased employment throughout the southern California market area. This employment trend "flattened" during 2001 and 2002, however, coinciding with new office construction and negative absorption. The chart below summarizes the relationship between employment growth and the demand for office space in Los Angeles County over the past 10 years.

Los Angeles County
EMPLOYMENT TRENDS VS DIRECT OFFICE VACANCY                     1993 through 2002

YEAR           TOTAL   DIRECT
 END      EMPLOYMENT  VACANCY
------------------------------
1993      3,970,748   18.8%
------------------------------
1994      3,957,037   18.7%
------------------------------
1995      4,016,191   18.6%
------------------------------
1996      4,052,561   17.3%
------------------------------
1997      4,189,181   16.2%
------------------------------
1998      4,336,863   15.3%
------------------------------
1999      4,466,300   12.8%
------------------------------
2000      4,575,200   10.6%
------------------------------
2001      4,634,200   13.3%
------------------------------
2002      4,604,100   15.3%

                                    [GRAPH]


The total employment growth of just over 600,000 jobs, or about 15 percent from 1993 through 2000 in Los Angeles County resulted in an office vacancy decline from 18.8 percent to 10.6 percent for all classes of inventory through 2000. As the countywide vacancy level continued its push to single-digit levels, the decline in vacancy accelerated. The most significant vacancy decline occurred during 1999 despite a more active construction environment and relatively more modest employment growth in comparison with 1998. Vacancy rates have increased




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

                                                LOS ANGELES COUNTY OFFICE MARKET

during 2001 and 2002, the employment levels have declined slightly, but "lag" the office vacancy rate trend. As shown on the chart, the December, 2002 county employment shows a decline of 0.6 percent from 2001, while direct office vacancy has increased by 200 basis points.

The Metropolitan Los Angeles office market caters to the region's diverse economy, and includes a number of submarkets characterized by the dominant tenant base within each market.

The performance of the individual markets varied considerably in terms of vacancy, absorption, and rental rate growth. Certain markets, particularly the downtown Central Business District, experienced strong absorption levels and declining vacancy rates.

A review of the countywide vacancy data on a detailed submarket basis indicates there is a significant range in the relative vacancy levels for specific submarket locations. In general, the most desirable suburban office markets such as westside Los Angeles and the Tri-Cities have the lowest vacancy levels and "recover" earlier in the cycle. The chart below compares the vacancy rates as of year-end 1995 and 2000 for a cross section of Los Angeles County markets, with the corresponding change during this timeframe. We also included the year-end 2002 vacancy levels, which show the increased vacancy levels in comparison to 2000 for nearly all markets. The increasing vacancy levels during 2001-2002 have affected virtually all markets.





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

                                                LOS ANGELES COUNTY OFFICE MARKET

                             DIRECT VACANCY TRENDS

                                                                             CHANGE
                                                YEAR-END      YEAR-END       (PERCENTAGE        YEAR-END      CHANGE
OFFICE MARKET                                   1995          2000           POINTS)            2002          FROM 2000
------------------------------------------------------------------------------------------------------------------------
NORTH LOS ANGELES
-----------------
   Tri-Cities/East Valley                       11.2%          8.7%            (2.0%)             12.4%          +3.7%
   Encino                                       16.0%          5.0%           (11.0%)              8.2%          +3.2%
   Sherman Oaks                                 19.0%          6.5%           (12.5%)             11.4%          +4.9%
   Warner Center                                16.7%          5.6%           (11.1%)             14.5%          +8.9%
------------------------------------------------------------------------------------------------------------------------

CENTRAL LOS ANGELES
-------------------
   Los Angeles (CBD)                            20.4%         15.9%            (4.5%)             16.4%          +0.5%
   Wilshire Center                              31.9%         15.1%           (16.8%)             12.5%         (2.6%)
------------------------------------------------------------------------------------------------------------------------

WEST LOS ANGELES
----------------
   Beverly Hills                                20.0%          7.8%           (12.2%)             13.7%          +5.9%
   Century City                                 14.0%          4.1%            (9.9%)             13.2%          +9.1%
   Santa Monica                                 18.1%          4.4%           (13.7%)             16.1%         +11.7%
   Marina del Rey                               12.9%          4.7%            (8.2%)             29.5%         +24.8%
   Westwood                                     14.2%          8.2%            (6.0%)             13.8%          +5.6%
   West Los Angeles                             21.8%          8.1%           (13.7%)             16.1%          +8.0%
   Miracle Mile                                 23.4%         13.1%           (10.7%)             15.2%          +2.1%
   Hollywood                                    19.0%         19.9%            +0.90%             21.0%          +1.1%
------------------------------------------------------------------------------------------------------------------------

SOUTH LOS ANGELES
-----------------
   El Segundo/Manhattan Beach                   15.6%          3.0%           (12.6%)             23.2%         +20.2%
   Los Angeles Airport                          29.3%         19.7%            (9.6%)             23.1%          +3.4%
   Downtown Long Beach                          26.2%         14.7%            (11.5%)            14.7%           0.0%
------------------------------------------------------------------------------------------------------------------------

TOTAL LOS ANGELES COUNTY                        18.6%         10.6%            (8.0%)             15.3%          +4.7%
------------------------

The pattern of recovery in the region from 1995 to 2000 generally commenced with the prime suburban markets situated near the most desirable residential marketplaces, or in areas which attracted tenant categories with stronger employment profiles. Submarkets in Los Angeles' westside and Tri-Cities areas are desirable residential locations and appeal to the entertainment industry, which expanded during the middle of the 1990's. Other submarkets, particularly those situated adjacent to the most desirable submarkets (such as Miracle Mile, Sherman Oaks/Encino, and El Segundo) benefited directly and indirectly from the increased demand in the westside and Tri-Cities markets, and mirrored the recovery experienced in the prime markets relatively early in the cycle. The westside markets and El Segundo have generally been the most volatile in terms of vacancy levels the past several years, while the tri-cities and central valley markets, as well as the CBD have been more stable.





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

                                                LOS ANGELES COUNTY OFFICE MARKET

Several submarkets recovered somewhat later in the cycle, and some more recently (1998-2001) began to experience meaningful improvement. These markets, which include the Los Angeles CBD, experienced more significant declines during the first half of the 1990's due to overbuilding and the loss of major components of the demand base, such as the aerospace industry in the South Los Angeles market area and major corporate and financial tenants in the CBD.

ABSORPTION AND CONSTRUCTION
Virtually all Los Angeles County submarkets experienced significant improvement in vacancy levels from 1995 through 2000, prior to reversing this trend during 2001 and 2002. The declining vacancy rates through 2000 resulted from substantial increases in net absorption in conjunction with relatively minimal construction levels, as shown below.




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

                                                LOS ANGELES COUNTY OFFICE MARKET


                             NET ABSORPTION TRENDS
                               Los Angeles County
                                  Office Market

                          Year      Net Absorption (SF)
                        --------   ----------------------
                          1991           2,713,549
                        --------   ----------------------
                          1992              (5,207)
                        --------   ----------------------
                          1993            (248,158)
                        --------   ----------------------
                          1994            (997,235)
                        --------   ----------------------
                          1995             275,718
                        --------   ----------------------
                          1996           1,533,675
                        --------   ----------------------
                          1997           2,137,113
                        --------   ----------------------
                          1998           3,048,479
                        --------   ----------------------
                          1999           6,859,583
                        --------   ----------------------
                          2000           5,606,166
                        --------   ----------------------
                          2001          (2,289,216)
                        --------   ----------------------
                          2002            (632,803)

                                    [GRAPH]


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

                                                LOS ANGELES COUNTY OFFICE MARKET

                               LOS ANGELES COUNTY
                    Construction History of Office Buildings
                                1982 through 2002

Year              Central             West            North**            South            Total
-----------------------------------------------------------------------------------------------------
 82              4,882,683          1,541,242          838,212          3,999,186        11,261,323
 83              2,920,192          3,652,672        1,872,082          2,606,238        11,051,184
 84              1,810,809          1,333,243          967,610          3,635,363         7,747,025
 85              4,412,902          2,402,687        1,278,203          1,922,112        10,015,904
 86              2,913,129          2,964,782        2,334,294          2,789,202        11,001,407
 87              3,771,021          3,070,016          874,928          3,169,020        10,884,985
 88              1,903,160            702,166        1,835,374          2,490,781         6,931,481
 89              2,185,292          2,266,345        1,203,053          1,485,792         7,140,482
 90              2,451,346          1,638,153        1,150,463          1,450,521         6,690,483
 91              4,824,238          1,485,847          865,615            802,029         7,977,729
 92              1,703,355            164,450           30,000                  0         1,897,805
 93                      0                  0                0                  0                 0
 94                      0                  0                0                  0                 0
 95                      0            135,000           45,700                  0           180,700
 96                      0                  0                0                  0                 0
 97                      0                  0          125,632                  0           125,632
 98                      0                  0          544,600                  0           544,600
 99                297,667            133,660        1,339,123            660,865         2,431,315
 00                 82,944          1,302,179        1,092,337            197,334         2,674,794
 01                186,522            584,000        1,896,796            716,997         3,384,315
 02                129,100            775,147          953,429            381,000         2,238,676
-----------------------------------------------------------------------------------------------------
 Total          34,474,360         24,151,589       19,247,451         26,306,440       104,179,840
-----------------------------------------------------------------------------------------------------
 Annual Avg      1,641,636          1,150,076          916,545          1,252,688

__________________________________________________________
             *  - Including Park Mile and Miracle Mile
             ** - Including Tri-Cities and North Hollywood


                 ANNUAL OFFICE BUILDING CONSTRUCTION TREND LINE
                               Los Angeles County

                                    [CHART]







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                                                LOS ANGELES COUNTY OFFICE MARKET


When compared to new construction activity, the net office absorption exceeded new supply for the last five years of the 1990's, and this trend continued through 2000. The negative net absorption of approximately 2.3 million square feet in 2001 and 630,000 square feet in 2002 is primarily attributable to the westside markets.

The chart below shows the cumulative "oversupply" of office space, based on the difference between new construction and net absorption, added to the Los Angeles County office market since 1990.

                                                                             SF
                     SF                              SF                      Oversupply/
Year                 New Construction                Net Absorption          (Undersupply)
-------------------------------------------------------------------------------------------
1990                  6,690,483                       8,258,928               (1,568,445)
-------------------------------------------------------------------------------------------
1991                  7,977,729                       2,261,311                5,716,418
-------------------------------------------------------------------------------------------
1992                  1,897,805                          (5,207)               1,903,012
-------------------------------------------------------------------------------------------
1993                          0                        (248,158)                 248,158
-------------------------------------------------------------------------------------------
1994                          0                        (997,235)                 997,235
-------------------------------------------------------------------------------------------
1995                    180,700                         272,154                  (91,454)
-------------------------------------------------------------------------------------------
1996                          0                       1,533,675               (1,533,675)
-------------------------------------------------------------------------------------------
1997                    125,632                       2,137,113               (2,011,481)
-------------------------------------------------------------------------------------------
1998                    544,600                       3,048,479               (2,503,879)
-------------------------------------------------------------------------------------------
1999                  2,431,315                       6,859,583               (4,428,268)
-------------------------------------------------------------------------------------------
2000                  2,674,794                       5,606,166               (2,931,372)
-------------------------------------------------------------------------------------------
2001                  3,384,315                      (2,289,216)               5,673,531
-------------------------------------------------------------------------------------------
2002                  2,238,676                        (632,803)               2,871,479
===========================================================================================
TOTALS               28,146,049                      25,804,390                2,341,289
===========================================================================================

The substantial oversupply of new office development from 1991 through 1994 was more than offset with six consecutive years of positive absorption in excess of new development from 1995 through 2000. The combination of construction completions and negative absorption during 2001-2002 has led to an oversupply, however. Based on the relationship between new construction and net absorption levels on a county-wide basis, there was roughly a 2.34 million square-foot oversupply in new construction over the past 13 years (through 2002).

FUTURE DEVELOPMENT

Approximately 9.7 million square feet of new office development has been completed in Los Angeles County during the four-year period 1999 through 2002. The new construction is summarized on the following exhibit, in order of year of completion. The exhibit also includes a summary of office developments currently under construction (totaling 1.7 million square feet) and the occupancy level for each of the developments as of year-end 2002. The chart below summarizes the year-end figures.









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
                                                LOS ANGELES COUNTY OFFICE MARKET

                  NEW OFFICE CONSTRUCTION - LOS ANGELES COUNTY

                                           Occupancy as of
Completion Year          Total SF          2002 Year-end        SF Absorption
---------------          --------          -------------        -------------
1999                     1,686,278             86.3%              1,455,000
2000                     2,683,230             73.0%              1,958,758
2001                     2,737,544             52.7%              1,442,685
2002                     2,572,713             19.8%                510,000


UNDER CONSTRUCTION - LOS ANGELES COUNTY


Scheduled                                      Pre-leased as of
Completion Year               Total SF          2002 Year-end
---------------               --------          -------------
2003-2004                     1,712,624             45.3%


As shown in the previous chart, the new construction completed during 2001-2002 has coincided with softer market conditions and negative absorption, leading to an oversupply of new office space. The projects under construction and scheduled for completion during 2003-2004 represent an average annual new supply of about 856,000 square feet, a significant decline from the last four years.




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


                                                LOS ANGELES COUNTY OFFICE MARKET

                PROJECTS RECENTLY COMPLETED OR UNDER CONSTRUCTION
                               LOS ANGELES COUNTY

                                                                                             AREA    AVAILABLE   PERCENT  COMPLETION
BUILDING NAME                          ADDRESS                     MARKET                   (SF)         (SF)    LEASED     DATE
     1999 COMPLETIONS

Long Beach Airport Center Phase III
  (Bldg 8)                             3840 Kilroy Airport Way     Los Angeles - South     136,026          0     100.0%     Jan-99
Westlake Corporate Park                                            Los Angeles - North      88,023     88,023       0.0%     Jan-99
Glendale Plaza                         655 N. Central Ave          Los Angeles - North     531,205     39,603      92.5%     Mar-99
Calabasas Commerce Center 7            5220 Las Virgenes           Los Angeles - North      85,570          0     100.0%     Apr-99
Westlake Gardens Phase II                                          Los Angeles - North      49,639     49,639       0.0%     Apr-99
Continental Grand Plaza II             400 Continental Blvd        Los Angeles - South     237,000     51,281      78.4%     Jul-99
Arboretum Gateway                      2220 Colorado Ave           Los Angeles - West      200,000          0     100.0%     Sep-99
AT & T Wireless Services                                           Los Angeles - South     225,000          0     100.0%     Sep-99
Arboretum Courtyard                    2120 & 2150 Colorado Ave    Los Angeles - West      133,815      2,500      98.1%     Oct-99

SUBTOTAL 1999                                                                            1,686,278    231,046      86.3%


    2000 COMPLETIONS

Westwood Center                        1100 Glendon Ave            Los Angeles - West      313,000    161,847      48.3%     Jan-00
450 North Brand                        450 North Brand             Los Angeles - North     247,000     16,769      93.2%     Feb-00
Grand Avenue Corp. Center              2160 E. Grand Ave           Los Angeles - South     156,000          0     100.0%     Feb-00
21th Century Plaza                     6303 Owensmouth Ave         Los Angeles - North     273,000          0     100.0%     Mar-00
Calabasas Park Center                  24025 Park Sorrento         Los Angeles - North     100,000      7,882      92.1%     Jun-00
Howard Hughes Center/5060              6060 Center Dr              Los Angeles - West      239,000      9,007      96.2%     Jun-00
Lantana                                2900 W. Olympic Blvd.       Los Angeles - West       61,000          0     100.0%     Jun-00
West Hills Corp. Village               8511 Fallbrook Ave          Los Angeles - North     141,000     60,932      56.8%     Jun-00
331 Maple Avenue                       331 Maple Avenue            Los Angeles - West       80,179     80,179       0.0%     Jul-00
Long Beach Airport Center Phase III
  (Bldg 7)                             3800 Kilroy Airport Center  Los Angeles - South     192,476      2,326      98.8%     Jul-00
Santa Monica Water Garden II           1601 Cloverfield &
                                       2450 Colorado               Los Angeles - West      600,000    150,095      75.0%     Sep-00
Westside Media Center                  12200 W. Olympic Blve       Los Angeles - West      151,018    151,018       0.0%     Sep-00
Westlake North Business
  Park - Phase II - Bldg 3             30699 Russell Ranch Rd      Los Angeles - North     129,557     83,764      35.3%     Dec-00

SUBTOTAL 2000                                                                            2,683,230    723,819      73.0%


    2001 COMPLETIONS

See Beyond Center                      181 W. Huntington Dr        Los Angeles - Central   106,000      6,200      94.2%       1Q01
Westlake North Business
  Park Phase I - Bldg 1                30700 Russell Ranch Rd      Los Angeles - North     137,000          0     100.0%       1Q01
Westlake North Business
  Park Phase I - Bldg 2                30721 Russell Ranch Rd      Los Angeles - North      63,577     63,577       0.0%       1Q01
Media Studios North                    2233 Ontario St.            Los Angeles - North      95,700     62,200      35.0%       1Q01
Koll Center Pasadena                   1055 E. Colorado Blvd       Los Angeles - North     176,170     79,310      55.0%       2Q01
12911 183rd Street                     12911 183rd St (Cerritos)   Los Angeles - South     100,000          0     100.0%       2Q01
La Cienega Center                      99 N. La Cienega Blvd       Los Angeles - North      84,000     51,700      38.5%       2Q01
Airport Plaza                          2950 N. Hollywood Wy        Los Angeles - North     155,000    155,000       0.0%       2Q01
Howard Hughes Center - Phase II        6080 Center Dr              Los Angeles - West      310,797    100,296      67.7%       2Q01
Trenton Corporate Center               1440 S. Bridge Gate         Los Angeles - Centra    129,100     51,081      60.4%       3Q01
Howard Hughes/Univision                6701 Center Dr. West        Los Angeles - West      313,833     62,500      80.1%       3Q01
Wateridge Two (Culver City)            5140 W. Goldleaf Cir.       Los Angeles - West      125,000    125,000       0.0%       3Q01
Cross Pointe at Pacific Concourse      11855 La Cienega Blvd.      Los Angeles - South     170,466    170,466       0.0%       4Q01
LNR Warner Center                      21271 Burbank &
                                       21281 Burbank               Los Angeles - North     357,480     22,291      93.8%       4Q01
2151 East Grand Avenue                 2151 East Grand Ave         Los Angeles - South     125,000     56,865      54.5%       4Q01
The Atrium at Continental Park         2301 & 2321 Rosecrans Ave   Los Angeles - South     288,421    288,421       0.0%       4Q01

SUBTOTAL 2001                                                                            2,737,544  1,294,907      52.7%



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                        LOS ANGELES COUNTY OFFICE MARKET


          2002 COMPLETIONS

Westside Media Center III              12100 W. Olympic Blvd       Los Angeles - West      150,000    150,000       0.0%     Mar-02
Burbank Empire Center - Allianz Bldg   2350 Empire Ave             Los Angeles - North      97,000     15,000      84.5%     Mar-02
Burbank Empire Center - Bldg 3         2400 Empire Ave             Los Angeles - North     129,500    129,500       0.0%     Mar-02
Media Studios North - Phase IV         Ontario @ Empire            Los Angeles - North     192,137    192,137       0.0%     Apr-02
Douglas Technology Centre              445 N. Douglas St           Los Angeles - South     216,000    216,000       0.0%     Apr-02
Howard Hughes Center Phase             6100 Center Dr              Los Angeles - West      284,147    284,147       0.0%     May-02
The Pinnacle                           3300 W. Olive Ave           Los Angeles - North     425,000    155,057      63.5%     May-02
1733 Ocean Bldg                        1733 Ocean                  Los Angeles - West       91,000     75,012      17.6%     Jun-02
Baja Fresh Plaza                       100 Moody Ct                Los Angeles - North      25,000          0     100.0%     Jun-02
Agoura Hills Gateway Center            28600 Roadside Dr           Los Angeles - North      97,446     97,446       0.0%     Jul-02
Cerritos Town Center                   17777 Center Court Drive    Los Angeles - South     165,000    165,000       0.0%     Jul-02
Canyon Vista Office Park               26901 Malibu Hills          Los Angeles - North      87,000     43,597      49.9%     Jul-02
LNR Warner Center Phase II,
  Bldg. A                              5820 Canoga Ave             Los Angeles - North      92,483     19,043      79.4%     Aug-02
Water's Edge - Phase I                 5570 Lincoln Blvd           Los Angeles - West       60,000     60,000       0.0%     Oct-02
Water's Edge - Phase I                 5510 Lincoln Blvd           Los Angeles - West      190,000    190,000       0.0%     Oct-02
Long Beach - Signal Hill Business
  Center                               2900 Redondo Ave            Los Angeles - South     100,000    100,000       0.0%     Dec-02
Long Beach Airport Business Park       5050 E. Spring St           Los Angeles - South     171,000    171,000       0.0%     Dec-02

SUBTOTAL 2002                                                                            2,572,713  2,062,939      19.8%

1999 - 2002 TOTALS                                                                       9,679,765  4,312,711      55.4%

    2003-2004 UNDER CONSTRUCTION

The Maple                              407 North Maple Dr          Los Angeles - West      160,000    160,000       0.0%     Feb-03
Rolling Oaks Office Center             425 Rolling Oaks Dr         Los Angeles - North      41,113     41,113       0.0%     Jan-03
Center Court Plaza                     29501 Canwood               Los Angeles - North      55,000     55,000       0.0%     Jan-03
LNR Warner Center Phase III, Bldg. G   5700 Canoga Ave             Los Angeles - North     179,336    179,336       0.0%     Apr-03
MGM Tower                              10250 Constellation Ave     Los Angeles - West      775,000    257,000      66.8%     May-03
24400 Calabasas Building               24400 Calabasas             Los Angeles - North      71,255     71,255       0.0%     Jun-03
LNR Warner Center Phase III, Bldg. H   21301 Burbank Blvd          Los Angeles - North     179,336     72,594      59.5%     Aug-03
Plaza Las Fuentes Phase II             385 East Colorado Blvd      Los Angeles - North     251,584     99,818      60.3%     Jan-04
SUBTOTAL 2003-2004                                                                       1,712,624    936,116      45.3%

Undrcons_JV.xls



DEVELOPMENT CONSTRAINTS

Excluding downtown Los Angeles, nearly every submarket within the City of Los Angeles and most adjacent suburban cities with a meaningful office supply has government-imposed restrictions on new commercial development. These restrictions are generally tied to political factors, issues of traffic congestion and other infrastructure concerns. The table below summarizes several Los Angeles area markets that have adopted political constraints on new development.

POLITICAL CONSTRAINTS ON NEW DEVELOPMENT

Suburban North
Burbank                                 Specific Plan
San Fernando Valley                     Specific Plan
Ventura Boulevard                       Specific Plan/Proposition U
Warner Center                           Specific Plan



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Westside
Park Mile                             Specific Plan
Miracle Mile                          Interim Control Ordinance
Beverly Hills                         Restrictive Zoning
Westwood                              Specific Plan
Brentwood                             Proposition U/Specific Plan
West Los Angeles                      Proposition U/Traffic Control Ordinances
Burbank                               Restrictive Zoning/Specific Plan
Century City                          Specific Plan


Despite the economic feasibility of new construction, the demand for new office space exceeded new construction in the surrounding markets through year-end 2000 due to development restrictions. An analysis of the historical trends indicates the actual new construction levels significantly "lagged" the demonstrated demand for office space in the county from 1996 through 2000. The economy weakened during 2001 and 2002, and the level of leasing activity has slowed in most areas of Los Angeles County, resulting in an oversupply of new space. The current cycle is not expected to be of the same magnitude as the early 1990's recession in southern California, however. The employment base in the county is not dominated by a single industry, and there has been substantially less new development than during the latter part of the 1980's. The 11.58 million square feet of new office development in Los Angeles County during the last 10 years (1993 through 2002) compares with 90.7 million square feet of new office development during the 10-year period 1982 through 1991.



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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

Downtown Los Angeles is bordered by an extensive freeway system, which provides access to and from the greater Los Angeles and Southern California area. The freeways extending through or adjacent to the downtown market include the Santa Monica Freeway (I-10) to the south, the Harbor Freeway (I-110) to the west, the Hollywood Freeway (SF-101) to the north, and the Santa Ana Freeway (I-5) to the east. These freeways, together with an expanding rail, subway, and bus network, connect the area to all points within Los Angeles County and southern California.

The downtown Los Angeles market area is anchored by the Central Business District (CBD). The larger downtown market area consists of a mosaic of districts and neighborhoods which together comprise a dynamic cultural and economic environment effectively surrounding the CBD office market. While the CBD office market has lagged the performance of the Los Angeles County suburban markets, the downtown market is experiencing a boom in residential, cultural, entertainment, and public development, which may represent the initial phases of creating a "24-hour" environment.

The following discussions provide an overview of the entertainment-oriented districts, amenities, political climate, transportation infrastructure, development climate, and residential market in downtown Los Angeles. The continued creation of the cultural and residential infrastructure downtown Los Angeles will help attract and retain a more dynamic and diverse tenant base.

CHARACTERIZATION OF DOWNTOWN DISTRICTS

As shown on the accompanying map, downtown Los Angeles is characterized by a number of districts or neighborhoods that cover a considerable range in development characteristics, cultural dynamics, and economic characteristics. The discussion below provides an overview of each of these districts.


CENTRAL BUSINESS DISTRICT

The Central Business District is comprised of the Financial District and the Bunker Hill submarkets, as described below.

Financial District

Prior to 1967, financial office occupancies were concentrated along the Spring Street corridor, several blocks east of the current Financial District. Beginning in 1967, the Financial District began to migrate westward. From 1967 through 1974, approximately 8,700,000 square feet of new office space was constructed in the areas extending from Olive Street west to the Harbor Freeway, and from Third Street south of Seventh Street. Subsequent development further expanded the boundaries of the Financial District to Second Street on the north, Bixel Street on the west, and Ninth Street on the south. While the location of the old Financial District was partly a result of the proximity of passenger rail lines to the east, its new location reflects its superior freeway access.

The Financial District, together with Bunker Hill, contains most of the major Class A office developments in the Central Business District. The two main office corridors through this district are Figueroa Street (north/south) and Wilshire Boulevard (east/west). The Financial District includes a number of the prime downtown amenities including retail (Macy's Plaza and 7th Fig), the 7th Street retail corridor, and the Jonathan and California Clubs.



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Bunker Hill

Bunker Hill encompasses approximately 133 acres and comprises the northern section of the Financial District. Marked by higher topography, Bunker Hill is located north of Fifth Street and east of Figueroa Street. Redevelopment of this area began in the early 1960's by clearing land for new office construction, which started in 1967. Current land uses consist of high-rise office buildings and mid-rise residential buildings and hotels, the Museum of Contemporary Art
(MOCA), and the Angel's Flight Funicular and Museum (linking Bunker Hill to the Historic Core). Bunker Hill includes some very high quality projects and constitutes a primary location in terms of overall desirability.

The Los Angeles Central Library is located south of Bunker Hill along the south side of Fifth Street and includes a subterranean parking garage, the Cafe Pinot restaurant, and extensive landscaping. The Bunker Hill steps, located directly north of the central Library were constructed in conjunction with Library Tower. The steps connect the heart of the CBD with the Bunker Hill neighborhood, and there is a signalized pedestrian crossing at Fifth Street between the library and the Bunker Hill steps. An escalator parallels the west side of these steps.

Central City West

The Central City West submarket of the downtown Los Angeles is concentrated west of the Harbor Freeway. New commercial and residential development in Center City West demonstrates the potential this location offers. These projects differ from the original development proposed under the specific plan for the area, but they have met with strong market and public acceptance. Two major projects in particular have had a favorable impact on Central City West and the CBD in general. The Los Angeles Center Studios was completed in 1999 on the former "Unocal" site. The entertainment complex includes six sound stages, renovation of the 14-story former Unocal headquarters, renovation of a 550-seat theater, and support facilities. The Center Studios project represents the first major entertainment-industry oriented development in the downtown market and may pave the way for more entertainment-related development in Central City West.

Phase I of the Medici luxury apartment complex opened in 2000 just west of the Harbor (110) Freeway between 7th and 8th Streets. The total project includes approximately 625 one- and two-bedroom units with full-service amenities, including lighted tennis courts, a state-of-the-art fitness center, a sand volleyball court, a custom jogging track, men's and women's saunas, a putting green, a playground and high-speed internet access. The first phase of this privately-funded, luxury market-rate apartment project is now 100% leased. Phase II of Medici, with 297 units, opened in the third quarter of 2002.

Civic Center

The Los Angeles Civic Center is Southern California's governmental hub at Federal, state, county and citywide levels. The Civic Center District is located north of First Street and extends north to the Hollywood/Santa Ana/San Bernardino Freeway. Government buildings dominate the Civic Center area and include the Kenneth Hahn Hall of Administration and County Courthouse, the County Law Library, the Criminal Court Building, Los Angeles City Hall and City Hall Annex Buildings, Los Angeles City Police Administrative Headquarters (Parker Center), Los Angeles Music Center, Los Angeles Department of Water and Power Headquarters, Los




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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

Angeles Unified School District Headquarters, the Federal Building, the U.S. Courthouse, the State Office Building, and the Caltrans Building (proposed for redevelopment).

South Park

South Park has long been viewed as downtown's most promising area for economic development and in particular, housing. South Park is defined as the roughly 80 square-block area bounded by 8th Street on the north, Main Street on the east, the Santa Monica (I-10) Freeway on south and Harbor (I-110) Freeway on the west. The area is recognized most often as the home of the Los Angeles Convention Center and Staples Center arena.

In 1995, the Community Redevelopment Agency (CRA) published a redevelopment plan for South Park that articulated a future vision for South Park as an urban, mixed-use neighborhood combining residential, cultural and commercial development. The plan recommended large land areas be positioned for residential development that would include housing for various income groups and family sizes. Industrial land in the southeasterly portion of South Park was rezoned to residential land uses to encourage such development. To date, completed residential projects include mid-rise developments in the Fashion Square area of South Park. The Skyline Condominiums, Metropolitan Apartments and Renaissance Apartments collectively contain approximately 1,600 units.

The southwesterly portion of South Park is committed to the Los Angeles Convention Center and Staples Center arena and related uses such as parking structures. The construction and expansion of the Convention Center during the 1990's was the most significant development of the decade in South Park until the completion of Staples Center in late 1999. Completed in 1999, Staples Center is a state-of-the-art sports arena. The 22,000-seat arena is home to two NBA teams, the Lakers and Clippers, as well as an NHL team, the Kings. The anticipated spinoff development from these two projects, or Phase II, is currently progressing through permitting phases with the City.

The city has recently circulated an RFP for the development of a mixed-use, master-planned residential community to be located in the South Park submarket of the City Center Redevelopment Project in downtown Los Angeles. The RFP "envisions a neighborhood of some 10,000 mixed-income, mixed-use, rental/ownership residential units and accompanying amenities. Such amenities would include a supermarket and other community-serving commercial uses. A goal of Planned Project is the creation of a vibrant, 24-hour "urban village" in Downtown Los Angeles."

Historic Core

Los Angeles' original financial and cultural center, now known as the Historic Core, is situated in the area extending from Hill Street on the east to Main Street, south of First Street. Running through the Historic Core is Spring Street, the original financial district of Los Angeles, and Broadway, once the city's dominant retail street.

The Historic Core of Los Angeles, like many of the oldest financial districts throughout the county, experienced rapid declines as the circa 1920 structures were vacated by tenants seeking space in newer, more efficient high-rise developments in the CBD. Office buildings on Spring Street, originally built to very high quality standards, were essentially vacant during the 1980's. The public sector, in response to the threat of losing these architecturally significant


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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

buildings, made a commitment to rehabilitate and occupy several of the buildings along Spring Street. The State of California recently completed retrofitting the historic Broadway Department Store into the new Junipero Serra Office Building at Broadway and Fourth Street, complementing the nearby Ronald Reagan State Office Building at 3rd and Spring Streets. Presently, the City of Los Angeles is the dominant office tenant in the area.

The Broadway corridor was once the entertainment and retail hub of the city. With the highest concentration of movie palaces in the world, Broadway (between 3rd and 9th Streets) is the first and largest Historic Theater District listed in the National Register of Historic Places. Presently, small independent ground floor retailers occupy Broadway retail space and the majority of upper floor and theater space is largely abandoned. The Los Angeles Conservancy, a local historic preservation organization, launched the "Broadway Initiative Action Plan" in June 1999 that lays the groundwork for a focused, ten-year investment in reinvigorating Broadway's retail and entertainment environment. The plan also contains a strong emphasis on converting vacant commercial buildings on Broadway and on surrounding Historic Core streets into residential space, creating a 24-hour community in the Historic Core.

The City's new Adaptive Reuse Ordinance is already beginning to spur the conversion of buildings on Spring, Main and Hill Streets to housing. Developer Tom Gilmore of Gilmore Associates has been leading the way by actively acquiring buildings in the district for residential conversions and unique live-work projects. Leasing activity in the Old Bank District project is promising evidence that the Historic Core is a desirable residential location. The ultimate success of these residential conversions will have a profound impact in bringing about the revitalization of the Historic Core.

Fashion District

The fashion or garment industry is one of the dominant industries in downtown Los Angeles ranging from manufacturing to high fashion design. The Fashion District is generally concentrated in the blocks from Seventh and Eighth Streets south to the Santa Monica Freeway (Interstate 10) and from Main Street east to San Pedro Street. Los Angeles is comparable to New York City as a center for the garment industry in the United States. The district produces an estimated $8 billion in annual revenues and employs approximately 45,000 people.

The Fashion District is home to all sectors of the industry including manufacturing, distribution, retailing and wholesaling components. The Los Angeles Fashion District was established during the early part of the 20th century and many of the buildings in the area are multi-story industrial structures built during the 1920's.

The distribution functions of the Fashion District historically centered on the California Mart, a multi-structure, multi-phase wholesale mart, encompassing the entire block from Olympic Boulevard north to Ninth Street and from Los Angeles Street to Main Street. The California Mart complex serves retail clothing store buyers from throughout the United States, as well as local clothing manufacturers and importers and distributors from throughout the Pacific Rim. It provides a central location where buyers for retail stores can inspect clothing at showrooms maintained by manufacturers and distributors from throughout the world.

Dallas Market Center ("DMG") recently became an equity partner in the California Mart development. DMG has been leasing space to gift tenants in an effort to create a Giftmart. Other significant projects in this market include Mark Weinstein's renovation of the Gerry



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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

Building to apparel showrooms, and his planned redevelopment of nine historic buildings in this neighborhood to 580 residential "lofts".

The Fashion District long contained a retail sales component, consisting primarily of factory outlet and wholesale/retail stores. These stores were generally located on Los Angeles Street, between Seventh to Ninth Streets. Since the late 1970's, in keeping with the nationwide growth in discount merchandising, the Fashion District's retail component expanded dramatically. Conversions of ground floor space and entire industrial buildings to retail uses began to supply the district with the much needed space. New construction in the past several years, including several major multi-story retail and wholesale projects have also greatly expanded the retail activity.

The area south of Olympic Boulevard historically had very limited retail uses. The change here has been particularly dramatic. Retailing is now a dominant ground floor use along several streets, sometimes in combination with wholesaling. Retail sales activity south of Olympic Boulevard is centered along the Santee Alley, a two-block, north-south public alleyway extending from Olympic Boulevard south to 12th Street between Santee and Maple Streets. Retail activity here is extremely intense, generating extraordinarily high foot traffic and rents.

Educational Institutions in the Fashion District include the Fashion Institute of Design and Merchandising (FIDM), the Los Angeles Trade Tech College and the Otis Art Institute. These specialized educational facilities benefit tremendously from their location in and proximity to the garment/fashion industry. The largest is the Fashion Institute of Design and Merchandising, a five-story school at the southwest corner of Ninth Street and Grand Avenue, with an enrollment of over 3,000 students.

Banks and financial institutions are also scattered throughout the Fashion District that specialize in the fashion industry. Trade groups also occupy office space in the area as do offices and showrooms from related merchandise lines as such costume jewelry, watches and accessories.

Little Tokyo

Little Tokyo, located immediately southeast of the Los Angeles Civic Center, is generally bounded by First Street south to Third Street and from Los Angeles to Alameda Street. This district is the cultural, religious, social and commercial center for the Japanese American community in Southern California. Redevelopment activities over the last three decades have brought about the revitalization of this century-old community. Little Tokyo is home to the largest ethnic community center in the nation anchored by the Japanese American National Museum.

Historic preservation activities such as the conversion of the Union Church to a theater and art center help maintain the historical and cultural identity of Little Tokyo. New commercial developments including hotels, shopping centers and office buildings in addition to housing developments, and religious institutions contribute to the growth and continued interest in the community. Newly installed public improvements such as malls, plazas and sidewalks link these various developments making the 7-block Little Tokyo area one of the most pedestrian friendly environments in Los Angeles.

Unique shops featuring specialty products for the Japanese community makes Little Tokyo a vibrant retail destination. Many products and services offered here are generally not available in





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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

other Los Angeles locations, including food markets and medical services provided by Japanese-speaking professionals. First Street is the traditional retail street in Little Tokyo. Over the past 15 years, however, Second Street has also emerged as a retail corridor, and is developed with modern retail complexes including the three-story Weller Court complex, Japanese Village Plaza, Honda Plaza, Tokyo Square, and Brunswig Square.

Tourism is a major contributor to the economy of Little Tokyo, with tourists from Japan comprising a significant portion of the tourist dollars captured in the district. There are two luxury hotels in Little Tokyo, the largest of which is the New Otani featuring 448 guestrooms and several high quality restaurants. A second hotel, the 174-room Miyako Inn, opened in 1987 on First Street.

Japanese cuisine served in an authentic setting draws locals into Little Tokyo restaurants. The district's proximity to the Civic Center makes it a popular lunchtime destination for Civic Center workers.

Although relatively small by downtown Los Angeles standards, Little Tokyo also has a significant office base. Occupancy rates are relatively good, with a considerable number of government tenants due to its proximity to the Civic Center. During the 1980's, a number of high-density office and mixed-use development sites were assembled in Little Tokyo, often at very high land prices. The recession of the early and mid- 1990's caused most of these projects to be abandoned, although, two major mixed-use projects, both with extensive residential components (Mangrove Estates and First Street South), are still planned on the east side of Little Tokyo. Neither is expected to begin construction in the near future.

Chinatown

Chinatown is a significant cultural and commercial center in downtown Los Angeles. Los Angeles' Chinatown is smaller than its New York and San Francisco counterparts, however, rivals these other locales in its display of rich culture and sophisticated architecture. Its commercial core is located generally along Hill Street, Broadway, and Spring Street, extending south from Bernard Street to Sunset Boulevard. The heart of Chinatown is between College and Bernard Streets where the stylish Chinese Gate at the Mandarin Plaza greets visitors.

Chinatown is an active ethnic center, serving as an entry point for Chinese immigrants, as a shopping and cultural center for the Chinese population from throughout the Los Angeles area, and as a real estate investment center for Chinese overseas. During the 1970's and early 1980's all of these functions expanded rapidly, reflecting changes in immigration law and the attractiveness of the United States in general, and Los Angeles in particular, for both Asian immigration and investment. Today some 14,000 people, mostly Asian, live in Chinatown. The community is currently experiencing the arrival of a new group of Asian residents as Vietnamese are beginning to establish their residences and businesses in this area.

The restaurants and grocery stores of Chinatown cater to Chinese clientele from throughout the greater Los Angeles area. Ethnic Chinese from outlying areas are also drawn to the cultural center for commerce-related activities including banking and medical care. Despite considerable economic activity in the district, there is relatively little office development in Chinatown. Broadway, and to a lesser degree Hill Street, remain the dominant commercial streets.


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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

Chinatown attracts many visitors because of its unique cultural landscape dominated by significant works of Asian-inspired architecture. Tourists are drawn to the East Gate and its bright neon lights, which is one of the many famous landmarks in Old Chinatown Plaza. Old Chinatown Plaza located at 930 North Broadway is one of the community's most popular destinations. It is also one of the oldest plazas in Los Angeles dating back to 1938.


MAJOR RETAILERS

Historically, 7th Street was the retail core of the west side of downtown. The Robinson's and Broadway department stores anchored the street, and a third department store - Bullocks - was located at Hill and Broadway. Retail uses are currently concentrated in four major shopping centers in the CBD as well as numerous smaller retail and restaurant tenants throughout downtown.

Two high-profile shopping centers, Macy's Plaza and 7th + Fig (formerly Seventh Marketplace), are located along the 7th Street retail corridor. These centers contain Downtown's two department stores, Macy's and Robinson's May, as well as a variety of national retailers including Ann Taylor, Victoria's Secret, Express, Bally Total Fitness and Gold's Gym.

Downtown retail caters to the daytime employment base as well as to the growing residential population. Restaurants target office workers for lunch as well as the theatre crowd in the evening, as well as visitors to the numerous Staples Center events. Restaurants targeting the noontime crowd dominate retail spending by downtown office workers. Specialty shopping is concentrated in the Jewelry District in the 600 block of Hill Street. The most successful retail districts in downtown Los Angeles are on Broadway and in the Fashion District along the Santee Alley. Both are major shopping districts east of the downtown Los Angeles CBD focused on discount merchandising. A study published in February, 2002 by the Downtown Center Business Improvement District (BID) estimated the total number of employees within the downtown boundaries at 144,546 persons. Combined with the projected significant growth in the downtown residential housing market discussed subsequently, downtown retailers and restauranteurs should benefit from continuing increased demand over the next decade. The table below summarizes a cross section of national or major regional retailers in the CBD.

                        RETAILER
                        Brooks Brothers
                        G.B. Harb
                        Bally Total Fitness
                        Express
                        Macy's
                        Talbot's
                        Victoria's Secret
                        Walden Books
                        Ann Taylor
                        Gold's Gym
                        Robinson's May


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DOWNTOWN RESTAURANTS

Downtown has a wide variety of restaurants including some of the city's finest eateries. Some of the newest venues are opening in unique locations such as Union Station and the Fashion District.

Arnie Morton's of Chicago, one of the premier steak houses in the country, recently made its first foray into Downtown with a new restaurant at 7+Fig (formerly 7th Markeplace). The Palm restaurant -- one of the oldest family-owned, white tablecloth restaurants expanding across the United States -- opened a second Los Angeles restaurant at 11th and Flower Streets in April 2002. Upon completion of the Standard Hotel in May 2002, two premier restaurants and a rooftop "skybar" are scheduled to open at the "trendy" hotel. Two of Los Angeles' premier chefs, Susan Feniger and Mary Sue Milliken of the TV Food Network's "Two Hot Tamales", have been very successful with Ciudad, a gourmet Latin-fusion restaurant at Union Bank Plaza. Ciudad expands on the success of their critically acclaimed Border Grill Restaurants in Santa Monica and in The Mandalay Bay Resort in Las Vegas. The owners of Cafe Pinot opened Nick & Stef's, a gourmet steakhouse at Wells Fargo Plaza on Bunker Hill and recently opened another Pinot restaurant, Zucca, at 801 Tower. Two restaurants which have been very successful at the Bonaventure Hotel are L.A. Prime Steakhouse and the Bonaventure Brewing Company. The Wilshire Grand Hotel opened Point Moorea, an upscale sports bar with an exotic style restaurant, in the summer of 2000. This renaissance of fine dining is satisfying the increased demand generated by Staples Center, and will complement the Disney Concert Hall and new residential developments in the near future.

DOWNTOWN RESTAURANTS

                         RESTAURANT

                         Bonaventure Brewing Company
                         Cafe Pinot
                         California Pizza Kitchen
                         L.A. Prime Steakhouse
                         McCormick & Schmick's
                         Nick & Stef's
                         Ciudad
                         Tesoro
                         Bernard's
                         Checkers
                         Water Grill
                         Engine Company No. 28
                         Arnie Morton's
                         Cardini
                         Ciao Trattoria
                         Cicada
                         Kyoto
                         Point Moorea
                         Zucca
                         The Palm
                         410 Boyd Bernards

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HOTEL ACCOMMODATIONS

Downtown Los Angeles contains approximately 5,100 hotel rooms. As the following table indicates, there are approximately 4,725 luxury guestrooms and 138 hotel meeting room facilities containing over 250,000 square feet within the Downtown luxury hotel market. The former Bank of California building, located at the northeast corner of Flower and 6th Streets, has recently been converted into an upscale Standard Hotel and is run by the operators as the Chateau Marmont in Hollywood and The Standard Hotel on the Sunset Strip. Other hotel developers are proposing to build new hotels including two convention hotels with approximately 1,800 rooms across from Staples Center.

                      DOWNTOWN LUXURY HOTEL ACCOMMODATIONS


                                                              MEETING        MEETING        YEAR
HOTEL                                            ROOMS       AREA (SF)        ROOMS         BUILT
Marriott Hotel                                    469          19,947          24           1983
Omni Hotel                                        439          19,920          20           1992
Westin Bonaventure Hotel & Suites               1,354          81,985          26           1977
Standard Hotel                                    207           1,980           2           2002
Regal Biltmore Hotel                              683          66,500          16           1929
Wyndham Checkers Hotel                            188           2,000           4           1925
Hyatt Regency Los Angeles                         485          23,084          17           1973
Wilshire Grand Hotel                              900          40,000          29           1955
Total                                           4,725         255,416         138            --


CULTURAL AND RECREATIONAL AMENITIES

Downtown Los Angeles is the cultural center of the region featuring world-class venues for cultural and sporting events. Staples Center is home to professional basketball, hockey, and arena football teams and also hosts a number of concerts, conventions, and awards ceremonies. Cultural options in downtown range from symphony and live theater to museums such as the Music Center of Los Angeles County and MOCA. Also in downtown, the renovated Central Library houses a collection of 2.5 million books as well as the popular Los Angeles history archive.


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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

                               Downtown Amenities

                              CULTURAL ATTRACTIONS

               VENUE                                  DESCRIPTION

    Walt Disney Concert Hall                         Symphony Hall
    Museum of Contemporary Art (MOCA)                Museum
    The Geffen Contemporary                          Museum
    LA Theatre Center/Tom Bradley Center             Live Theater
    Ahmanson Theatre                                 Live Theater
    Dorothy Chandler Pavilion                        Symphony Hall
    Mark Taper Forum                                 Live Theater
    Colburn School of Performing Arts                Live Theater
    Children's Museum                                Museum
    Latino Museum of History, Art & Culture          Museum
    African American Museum                          Museum
    California Science Center                        Museum
    Natural History Museum                           Museum
    Japanese American Natural Museum                 Museum


Significant existing and proposed downtown developments are discussed below:

Staples Center

Completed in the fall of 1999, Staples Center is a state-of-the-art professional sports arena and entertainment center located adjacent to the convention center in the south end of Downtown. Staples Center hosts in excess of 250 events a year, including professional sports and high-profile events. This 20,000-seat arena serves as the permanent home to the world champion Los Angeles Lakers, Los Angeles Clippers, WNBA Los Angeles Sparks (basketball), Los Angeles Kings (hockey) and Los Angeles Avengers (arena football). Other high-profile events include the Democratic National Convention, the Grammy Awards, the Latin Grammy Awards, World Championship Boxing, concerts and the National Figure Skating Championships.

The facility includes multiple concourses, 160 luxury suites, two private arena clubs, restaurants, retail and office space for the Los Angeles Lakers and Los Angeles Kings.

A $1 billion proposed expansion of the Staples Center project would further enhance the convention center and arena facilities and create a destination entertainment center similar to Universal City Walk. The proposed Los Angeles Sports Entertainment District (LASED) is envisioned to reflect its Los Angeles setting, convey an urban open air ambience and provide a vibrant year-round daytime and nighttime sports and entertainment district complementing its South Park and Convention Center neighbors as well as Downtown Los Angeles.

"LA Live" is the name of this new entertainment district which will include over 27 acres of strategically located parcels on six blocks adjacent to Staples Center and the Los Angeles Convention Center. The overall holdings can be described in two major groupings: Phase II and Phase III. Both Phases received entitlements in December 2001 from the city council.


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Proposed Phase II will be comprised of approximately 18 acres located on three blocks north of 11th Street across from Staples Center, currently used as surface parking lots for Staples Center. This area forms the core development site ultimately envisioned to include a four-star convention hotel, with nearly
1.1 million square feet of space including 1,200 rooms and substantial meeting and ballroom space (80,000 to 100,000 square feet). The building will rise 45-50 stories in height, with the main lobby on Olympic Boulevard facing the Central Business District, making a strong connection to the street, the plaza, parking and the Convention Center. An adjacent structure will offer 800 parking spaces. The core development will also include 505,000 square feet of retail/entertainment shops, a cinema-plex, restaurants, nightclubs, sports bars and a health club. Approximately 165,000 square feet of office space is planned with corporate showrooms. A 40,000 square foot central plaza will be capable of hosting significant special events, community gatherings and performances. This major, open-air plaza will host a variety of programmed events, celebrations and festivals and includes non-peak hour closure of 11th Street. Phase II also includes a 7,000-seat live theater, LA Live, which will be the major mid-sized musical venue for Los Angeles' residents and visitors. This state-of-the-art facility will be anchored by major awards shows and will host other events ranging from concerts, comedy, family shows, community theater, product launches and large seminars.

Proposed Phase III will be comprised of approximately nine acres located on three blocks on the eastern side of Figueroa Street across from Staples Center. It extends the district development, with a mixture of sports, retail and entertainment venues into the surrounding District. Phase III is planned to include in-town housing, hotel and office uses (including 800 housing units, a 600-room hotel, 360,000 square feet of retail, entertainment and restaurants and 90,000 square feet of office space).

         LOS ANGELES SPORTS & ENTERTAINMENT DISTRICT DEVELOPMENT PROGRAM
                     STAPLES CENTER PHASE II AND PHASE III


AMENITY                                     DESCRIPTION                               SQUARE FOOTAGE
Hotel                                       Convention Hotel (1,200 rooms)            1,060,000
Hotel                                       Business Hotel (600 rooms)                530,000
Retail                                      Anchor Shops                              185,000
Retail                                      Small Shops                               150,000
Restaurant                                  Destination Restaurants                   65,000
Restaurant                                  Other Restaurants                         55,000
Entertainment                               Live Theater                              210,000
Entertainment                               Nightclubs/Sports Bars                    50,000
Entertainment                               Hall of Fame/Museums                      70,000
Entertainment                               Cinema-plex                               55,000
Entertainment                               Multi-function Hall                       25,000
Residential                                 800 Units                                 870,000
Office                                      Headquarters Office                       165,000
Health Club                                 Sports Medicine Center                    140,000
Health Club                                 Heath Club                                120,000
Convention Center Expansion                 Convention Center Expansion               250,000
Total                                                                                 4,000,000




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The Los Angeles Convention Center

The Los Angeles Convention Center is one of the largest and finest convention and exhibition facilities in the world. A major expansion was recently completed creating Southern California's largest convention facilities (more than 870,000 square feet of exhibit space, 64 meeting rooms including a 26,300 square foot special-events hall, spacious lobbies, restaurants and food courts). With the completion of Staples Center in the fall of 1999, the Los Angeles Convention Center now accommodates nearly any type of convention with state-of-the-art facilities. As part of the planned Staples Center Phase II development, the Convention Center may be expanded an additional 250,000 square feet.

Los Angeles Center Studios

Los Angeles Center Studios is the first film and television studio in Downtown since the 1920's. The studios were completed in the summer of 1999 on the former Unocal site adjacent to the Harbor (110) Freeway. The facility includes six 18,000 square foot sound stages and two structures with dressing rooms. The low-rise wings of the former Unocal Building have been renovated to contain office space, a 500-seat screening room and a two-story commissary. The existing high-rise building on the site will remain intact as a film shooting location.

The Los Angeles Center Studios is scheduled to expand to encompass a total of 14 sound stages. The additional eight sound stages will be located on the southerly portion of the site, an area currently used as surface parking.

Walt Disney Concert Hall

The $280 million, Frank Gehry-designed Walt Disney Concert Hall at First Street and Grand Avenue is currently under construction to be completed October, 2003. The 2,380-seat venue will host its first performance during the 2003-04 concert season and will serve as the new home of the Los Angeles Philharmonic. The new concert hall will be an indispensable element in addressing the space, audience development and programming concerns with the existing facilities in the area. The dramatic architecture reflects the hall's interior forms in a series of curved sculptural surfaces, which wrap the entire building.

The Standard Hotel

New York-based hotelier Andre Balazs opened his third Los Angeles hotel in May, 2002. The Standard, in the former Bank of California Building at 550 South Flower Street (NEC 6th and Flower Streets). Balasz, who also owns the Chateau Marmont in West Hollywood and The Standard Hotel on Sunset Boulevard, planned a comprehensive renovation project, designed and directed by Santa Monica project architects Koning Eizenberg. The renovation features a completely new interior with 207 rooms, two meeting rooms (1,980 square feet each), three restaurants and two bars, including a rooftop bar/restaurant.

Cathedral of Our Lady of the Angels

The $180 million Cathedral of Our Lady of the Angels, located at Temple Street and Grand Avenue, is currently under construction and scheduled to open in 2002. The complex will serve as the headquarters for the Roman Catholic Archdiocese of Los Angeles and will be a major architectural and spiritual tourist attraction. There are five main elements to the new landmark Cathedral Project: the new 2,600-seat Cathedral of Our Lady of the Angels, a large, open plaza of some two and one-half acres, an underground Parking Garage, the Cathedral


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Office/Conference Center and the Rectory. Next to the Cathedral will rise a campanile that stands some 150 feet high, holding three large tolling bells.

Central Library

The Central Library is the crown jewel of the Los Angeles Public Library system. Originally designed by Bertram Goodhue and Carleton Winslow, the project was completed in 1926 and completely renovated and expanded to a state-of-the-art facility in 1993 after a large fire destroyed most of the building in 1986. Located along 5th Street between Flower Street and Grand Avenue, the Central Library features comprehensive book, magazine, audio and videotape collections as well as an extensive network of informational databases encased by dramatic art and architecture with its distinctive sphinxes and rooftop pyramid. Other unique details include the high-tech Bradley Wing, designed by famed architect Norman Pfeiffer, an eight-story atrium with whimsical chandeliers and the Maguire Gardens.

The Colburn School for Performing Arts

The $23 million Colburn School for Performing Arts is located next to the Museum of Contemporary Art (MOCA). The 800-student school with the 420-seat Zipper Concert Hall further enhances the Grand Avenue Cultural Row. In addition, The Colburn School of Performing Arts has announced it will build a new musical conservatory on the lot adjoining MOCA. The new facility will be a tuition-free, four-year, degree-granting institution built around a core program of general studies with an emphasis on the performing arts. The addition will house approximately 120 students. The cost of the new 38,000 square foot facility is estimated at $150 million.

Metropolitan Water District Headquarters

The $135 million headquarters for the Metropolitan Water District was completed at the end of 1998. The 527,000 square foot office building is located adjacent to Union Station and accommodates approximately 1,200 employees.

California Science Center

Situated between the Los Angeles Memorial Coliseum and Exposition Park's expansive rose gardens, the $125 million California Science Center recently opened, completing the first phase of a $265 million improvement project in the area. The California Science Center is a huge success featuring a five-story kinetic sculpture, a 50-foot robot that lectures on human biology, a walk-in microscope, a virtual reality space docking simulator and discovery rooms.

Japanese American National Museum

A $45 million expansion of the Japanese American National Museum in Little Tokyo was recently completed. In addition, MOCA is planning a 1,100 square foot expansion in the Little Tokyo space adjacent to the Japanese American National Museum. The Frank Gehry-designed building will contain the MOC@ Digital Center, a state-of-the-art structure aimed to embrace changing technology.



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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

ACCESS AND TRANSPORTATION

Multiple modes of transportation have been developed to facilitate access to and around downtown Los Angeles from throughout the region. Downtown Los Angeles is the hub of the regional transportation network and is served by an extensive freeway system, an expanding mass transit system, and offers easy access to several airports. Downtown is within a one-hour travel time, by either transit or automobile, from areas as far away as Santa Clarita, Irvine and Ontario.

The Southern California freeway system, particularly in the Los Angeles Basin, is one of the largest in the world. Major north/south freeways in Los Angeles County include the San Diego Freeway (I-405), the Golden State Freeway (I-5), the Long Beach Freeway (I-710), and the San Gabriel River Freeway (I-605). Major east/west freeways in Los Angeles County include the Pasadena Freeway (I-210), the Ventura Freeway (SH-101/SH-134), the Santa Monica Freeway (I-10), the Pomona Freeway (SH-60), and the Artesia Freeway (SH-91). A majority of the Los Angeles basin's freeways converge in downtown.

Surface street access through downtown Los Angeles is via a series of major streets generally in a grid pattern. The most significant north/south arterials are Figueroa Street, Flower Street, Grand Avenue, and Hill Street. Third, Fourth, Fifth, Sixth, Wilshire, Seventh, and Eighth Streets are the primary east-west streets.

Despite its historic association as a city of freeways, beginning in the 1990's Los Angeles broke new ground in improving access and linkages through a focus on multi-modal transportation called the Metro System. The Metro System is comprised of freeway carpool lanes, buses, light rail lines, and heavy rail lines. At the present time seven rail lines are in operation, including three Metro Rail commuter lines and four Metrolink commuter lines.

Union Station and Transit-Oriented Development

Of particular importance to the city, and particularly the CBD has been the development of Union Station into the regional transportation hub. Amtrak, Metro Rail and Metrolink commuter rail and bus lines converge at the renovated Union Station adjacent to the new headquarters buildings for the Metropolitan Transit Authority's (MTA) and Metropolitan Water District (MWD). Catellus Development Corporation, owner of Union Station and 50 acres of adjoining land, is developing the area around this historic property into a regional multi-modal transportation hub for Southern California with more than 115 trains and 1,500 buses passing through the station every day. Union Station's historic identity and central location as well as its access to the regional freeway network and expanding rail system make it an ideal location for such development.

Metrolink Regional Commuter Rail

A new and thorough network of commuter rail lines also serves the Los Angeles metropolitan area. These lines serve outlying areas and all converge at Union Station in downtown Los Angeles. The Metrolink system has commuter rail lines in operation bringing passengers downtown from Moorpark in Ventura County (47 miles), Lancaster/Palmdale in north Los Angeles County (60 miles), San Bernardino (57 miles), downtown Riverside (58 miles) and San Diego.


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                                     [MAP]

In all, 489 miles of commuter rail, light rail and subway connect the CBD to most of Greater Los Angeles, serving approximately 260,000 boarding passengers each weekday. The commuter rail service consists of two major rail systems, Metro Rail and Metrolink, both of which connect at Union Station in Downtown Los Angeles. Metro Rail consists of four inner-city rail lines totaling 73.1 miles. Metrolink consists of six commuter routes serving six counties, totaling 416 miles. Together, these two rail systems make up the largest (by length) rail system in the country.

The Los Angeles County Metropolitan Transportation Authority designed, built and now operates 73.1 miles of Metro Rail service. The Metro Rail system consists of the Metro Red Line subway system, the Metro Blue Line and the Metro Green Line. In total, the Metro Rail system serves 52 rail stations stretching from Long Beach to Downtown Los Angeles to Hollywood, Universal City and North Hollywood in the San Fernando Valley to Norwalk and El Segundo and all points in between. Metro Rail ridership has increased 60% in the last two years to its current average weekday ridership of approximately 225,000.

The Metro Blue Line links the CBD with the city of Long Beach 20 miles south. The Blue Line is currently expanding the system's capacity by 50%, which will be completed in the third quarter of 2003. Between Long Beach and Downtown, the Blue Line intersects with the Metro Green Line, which runs east from Downey, west to near the airport and south to the beach cities. The Blue Line also connects to the Metro Red Line at the 7th Street/Metro Center stop. The Metro


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Red Line, a subway starting at Union Station, continuing through Downtown, and terminating in North Hollywood, opened in 1993 and expanded in 1996, 1999, and 2000. The shuttle offers continuous service to and from Union Station during peak arrival and departure hours Monday through Friday.

                                METRO RAIL SYSTEM


                        OPENING            NUMBER OF         LENGTH         AVG. WEEKDAY
RAIL LINE               DATE               STATIONS          IN MILES       RIDERSHIP*
Red Line                1993-2000            16                17.4           132,654
Blue Line               1990                 22                  22            64,261
Green Line              1995                 14                  20            27,587
Gold Line               Opens 2003           13                13.7               n/a
Total                   -                    65                73.1           224,502


*As of February 2002

                                     [MAP]

With the success of the Metro Red and Blue Lines, the MTA is currently building the 13.7-mile Gold Line from Union Station in Downtown Los Angeles to Sierra Madre Villa Avenue in


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Pasadena. The Gold line is expected to open by July 2003 and run through
Chinatown, Highland Park, Arroyo Seco, South Pasadena and the Old Pasadena Area.

The Metrolink system consists of six routes providing commuter service to Orange, Ventura, Riverside, San Bernardino, San Diego and north Los Angeles counties. Five of the routes provide express trains from the outlying suburbs to Union Station. The system has 50 stations and covers 416 miles. Each day 128 trains have 33,000 boarding passengers. In 2002, one new station was added and three more are under construction. Amtrak trains also run frequently to and from San Diego and San Francisco.

Downtown Los Angeles is also the central hub to the Metro Bus Line. According to a survey in September 2002, the Los Angeles Metro Bus Line averages 1,155,094 boarding passengers each weekday. A new priority bus service, the Metro Rapid Bus, offers passengers a chance to reach their destination up to 25% faster than local service. The Metro Rapid service is frequent with buses coming as often as every three to 10 minutes during peak hours. Stops incurred on the Metro Rapid Bus are limited in that they are located only at major intersections connecting with other transit services. Each bus has special sensors that keep traffic lights green when Metro Rapid is coming. Less waiting time at red lights means fewer delays. A recent vote to expand the Rapid Bus service to include 23 additional corridors was passed. Downtown employees are offered numerous transportation options such as those already existing, the increase in Metro Bus Line and Metro Blue Line capacity and the creation of the Metro Gold Line.

The potential to increase transit use exists, as 9 million people live within a 60-minute transit ride from downtown Los Angeles. Forecasts suggest that the number of visitors to Union Station will gradually increase from the current level of 25,000 to almost 250,000 per day over the next 10 years. The development and expansion of the Metro Rail and Metrolink systems will generate most of this traffic. The Metro Rail Blue and Red lines converge and become subways in the downtown area, delivering passengers from outlying areas to the central core, while daily commuter trains through Metrolink arrive from as far away as Riverside, Santa Barbara, Lancaster, and San Diego. The establishment of this rail network converging on Union Station solidifies the CBD as the transportation hub, not only of the City of Los Angeles, but also of the entire five-county metropolitan region.

This concentration of transportation systems in downtown Los Angeles reflects both the historic development pattern of Los Angeles and the political power of downtown interests. This political clout is continuing to grow as downtown boosters voice their desires to see revitalization in the CBD. The mayor, City Council, and political bureaucracy tends to be pro-growth, pro-business, and pro-development in downtown. Anti-growth pressures in outlying areas have also contributed to a renewed focus on downtown.

GOVERNMENTAL ISSUES AFFECTING PUBLIC TRANSPORTATION

The public transportation system centered in the downtown market area responds to the mandates from governmental regulations, and effectively targets downtown as the future location for tenants with a large number of employees.

The South Coast Air Quality Management District (AQMD) adopted Rule 2202 in December 1995 that requires major Southern California employers to participate in a program targeted at reducing mobile source emissions generated from employee commutes. Rule 2202 was



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adopted pursuant to federal and state Clean Air Act Requirements, Health &
Safety Code Section 45458, and Section 182(d)(1)B) of the federal Clean Air Act.

Effective June 1998, Rule 2202 applies to any employer with 250 or more employees on a full or part-time basis at a worksite for a six-month consecutive period. Employers subject to this Rule must implement an emission reduction program to reduce emissions related to employee commutes and work-related travel and to meet a worksite specific emission reduction target (ERT). Employers can use credits earned though one or more of the following emission reduction options to meet their ERT.

         Mobile Source Emission Reductions - Employers can earn credit towards their ERT through implementing programs to reduce mobile source emissions including:

         Reducing peak-period commuting trips;
         Reducing other work relate trips;
         Using alternative fuel vehicles for commuting and/or other work related trips; Reducing vehicle miles traveled (VMT) through relocation or telecommuting; and/or Participating in a cash-out program that offers employees a cash allowance equal to employer's cost of providing a parking space.

         Air Quality Investment Program - Employers may pay into a fund whose monies are used to obtain an emission reduction that is equivalent to the sum of the ERTs for all participating employers in the Air Quality Investment Program.

         Other Emission Reduction Strategies - Employers may receive credit toward ERTs for any employer sponsored and administered emissions reduction strategy that the employer demonstrates will achieve the goals of Rule 2202.

Large employers are required to comply with the provisions of Rule 2202 and demonstrate progress in achieving their individual ERTs. Participation in emissions reduction programs will require employers to attempt to reduce the number of single-rider commuters in their employ and encourage the use of alternative forms of commuting including carpooling, public transportation and telecommuting. The existing and expanding public transportation infrastructure in the downtown market will provide an increasing competitive advantage for larger firms who must comply with the AQMD regulations. The westside, Tri-cities, and other major employment centers of Los Angeles do not have meaningful public transportation infrastructure in place or planned. These facilities in the downtown market provide access to a larger, more affordable labor base and more ease of compliance with existing and future regulations.


DEVELOPMENT RESTRICTIONS IN SURROUNDING MARKETS

Specific Plans

Nearly every submarket within the City of Los Angeles and most adjacent suburban cities with a meaningful office market has imposed restrictions on new commercial development. These restrictions are generally tied to political factors, issues of traffic congestion and other infrastructure concerns. These restrictions negatively impact the political feasibility of significant amounts of new office construction despite the current and future economic conditions of the




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regional office market. The table below summarizes several Los Angeles area markets that have adopted meaningful political constraints on new development.

                                  SUBURBAN NORTH
                                  --------------
                  Burbank                               Specific Plan
                  San Fernando Valley                   Specific Plan
                  Ventura Boulevard                     Specific Plan/Proposition U
                  Warner Center                         Specific Plan



                                  WESTSIDE
                                  --------
                  Park Mile                             Specific Plan
                  Miracle Mile                          Interim Control Ordinance
                  Beverly Hills                         Restrictive Zoning
                  Westwood                              Specific Plan
                  Brentwood                             Proposition U/Specific Plan
                  West Los Angeles                      Proposition U/Traffic Control Ordinances
                  Santa Monica                          Restrictive Zoning/Specific Plan
                  Century City                          Specific Plan

Specific Plans have become growth-control mechanisms generally designed to reduce the amount of development that could occur under existing zoning codes. The plans base controlled growth on the ability of infrastructure and public services to accommodate new development. These Plans also attempt to insure new projects fund their "fair share" of the cost of additional infrastructure improvements necessitated by new development. In nearly all instances, Specific Plans are focused on the protection of residential neighborhoods and minimizing traffic on local streets. Transportation policies are based on roadway and intersection levels of service, automobile trip generation, and costs associated with traffic mitigation measures typically tied to infrastructure.

Homeowner's Associations

The concerns of the surrounding suburban residential communities over the increasing traffic and the decline in the overall quality of life has led to the formation of a number of politically influential homeowner's groups that can be described as actively anti-development. The influence of these various groups has increased in many Los Angeles communities over the past decade. These associations have influenced the adoption of restrictive Specific Plans and often actively support slow- or no-growth policies toward new development.

Development Fees

In addition to typical zoning and planning issues, any new development of significant size and scope within Specific Plan areas requires developers to pay substantial entitlement fees prior to project approval. The fees are usually tied to the anticipated traffic increases generated by a proposed project, and the costs are assessed based on project square footage and intended use. The prime westside markets, including Westwood, Century City, Brentwood, and Santa Monica have substantial fees for new development, as does the Miracle Mile District, and the Ventura Boulevard corridor of the San Fernando Valley in the communities of Encino and Woodland Hills.

Proposition U

The most significant political constraint on new competitive office supply in the City of Los Angeles markets has been Proposition U, which was passed in 1986. Proposition U, also




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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

known as Ordinance No. 161684 resulted in the "downzoning" of Height District designations 1 to 4 in the City of Los Angeles and amended the zoning code by reducing the permissible heights throughout most of the city to that permitted in Height District 1. Properties within this designation are limited to a maximum of 3 stories or 45 feet in height. The portions of the City most directly effected by Proposition U and the Specific Plans summarized above to be the most affluent, prestigious residential areas, and office buildings in these locations have typically commanded some of the highest rental rates in the County. These areas also experienced some of the greatest levels of new development during the 1980's. The "wave" in new high-rise construction during the latter portion of the 1980's was in part accelerated by developers and lenders who hurried high-rise office developments through the planning and development stages in anticipation of the passage of Proposition U.

Impacts of Regional Development Constraints on the CBD

The political forces that restrict development throughout much of Los Angeles and the suburban communities do not factor into development in the CBD and in effect, are de facto policies that encourage high development densities in the region's center. Downtown Los Angeles was not impacted by Proposition U and as such, remains one of the few locations in the Los Angeles basin where high rise development is permissible.

Although there are some political and governmental controls on future development in the CBD, the number of projects currently entitled for development or proceeding through the approval process is substantial.

ENCOURAGING GROWTH DOWNTOWN

In 1989, the Los Angeles Mayor and City Council appointed a citizens committee to "address the current conditions of downtown Los Angeles, and to establish a vision and a plan of Action which would help guide the City's decisions in determining the fates of downtown over the next 25 years."

The committee, known as the Downtown Strategic Plan Advisory Committee or DISPAC, released its plan at the end of 1993. Its recommendations included measures emphasizing security, land use and economic development. Necessary funding sources to implement the committee's recommendations were not identified, and instead, it was the intended that the City Council would adopt their Downtown Strategic Plan as a guiding vision, direction, and policy framework for downtown to the year 2020.

The Community Redevelopment Agency

The Community Redevelopment Agency (CRA) in partnership with the City of Los Angeles, devises and implements geographically based strategies to channel investment and quality development to revitalize Los Angeles neighborhoods. The CRA directs public and private investment to projects that further the Agency's mandate to eliminate blight; revitalize older neighborhoods; build low- and moderate-income housing; encourage economic development; and create new employment opportunities while supporting quality urban design, architecture and the arts. Funds to perform redevelopment activities stem from several federal and local sources. These include federal Community Development Block Grants, Economic Development Administration Funds, Urban Development Action Grants, Title I urban renewal funds, local tax increment financing, proceeds from the sale of notes and bonds, and land sale proceeds. By offering incentives such as technical, design and financial assistance, the CRA has also channeled more than $8 billion in private investment to redevelopment areas.




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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS


Plan Areas delineated by the CRA encompass readily identifiable areas for targeted policies, programs and investment strategies. Several plan areas are included in downtown Los Angeles including:

Bunker Hill Urban Renewal Project
Central Business District Redevelopment Project
Chinatown Redevelopment Project
Little Tokyo Redevelopment Project

CRA efforts over the past several decades have contributed to the development of Bunker Hill, renovation of the Central Public Library, a major expansion of the Convention Center, and a new $90 million wholesale produce market that retained 5,000 jobs and created 1,000 new positions.

New Redevelopment Zone and CRA Funding

The Los Angeles City Council has preliminarily approved during second quarter, 2002 to a redevelopment plan which is intended to revitalize the downtown Historic Core. The proposed redevelopment zone covers an 879-acre area, with incremental tax increases earmarked for a number of public/private redevelopment and development projects including up to 13,000 new housing units, with significant commercial and infrastructure developments as well over an extended timeframe. One potential indirect beneficiary of this new zone may be the proposed LA Arena Land Company's planned $1 billion Los Angeles Sports and Entertainment District Project. This development, by the developers of Staples Center, includes a proposed new football stadium for a new NFL team in the South Park neighborhood east of Staples Center and the Convention Center. The potential for this major project enhances the viability of the downtown marketplace for all types of uses, including residential, commercial, retail, and office space.

Downtown Center Business Improvement District

Much of the downtown area is now in one of several Business Improvement Districts (BlD's). These are private assessment districts, created by a majority vote of property owners, approved by the Los Angeles City Council, and financed by direct assessments that are collected by the County Tax Collector. They provide uniformed security (supplementing the police), additional street cleaning and graffiti removal, advertising and marketing, and some political advocacy service for their respective subdistricts.

The Los Angeles Downtown Center Business Improvement District (BID) is a coalition of property owners united in an effort to enhance the quality of downtown Los Angeles. It aims to help the 65-block CBD achieve its full potential. Nearly 250 property owners provide funds to the BID through a special voluntary tax assessment. The district extends from the Harbor Freeway on the west to Main and Hill Streets on the east and from First Street on the north to Ninth Street and Olympic Boulevard on the south.

The BID's purpose is to develop the downtown economy by marketing the area as a premier business location and visitor destination. Its Economic Development Team promotes economic and business growth downtown through assisting companies considering expanding and/or relocating their businesses within the CBD by connecting companies to assistance program





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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

offered at local, regional and national levels such as special economic zones, public/private partnerships, and access to capital.

The BID's activities are very visible throughout downtown. The "Purple Patrol" - a team of maintenance, safety and customer service guides are present throughout the day offering workers and visitors assistance and keeping the streets safe and clean. The BID also participates in a multi-agency, community-service outreach effort to assist the homeless and obtain help for the needy.

Central City Association

The purpose of the Central City Association of Los Angeles (CCA) is to foster the growth of downtown Los Angeles as a world-class center of commerce, government and culture. CCA serves as an advocate for the business community bringing issues before the City Council, the County Board of Supervisors and the State Legislature. The CCA was instrumental in moving the Adaptive Reuse Ordinance through the City Council that has opened the way for many new downtown projects, particularly in the Historic Core, and is currently working toward business tax reform.

DOWNTOWN DEVELOPMENT

Downtown Los Angeles has been the focus of an estimated $4 billion in both public and private investment over the past few years, and several significant projects are planned for future development. The developments have included a sports arena, cultural, and government projects, as well as a significant number of multi-family residential developments. The following chart summarizes several of the major projects.















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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS


Los Angeles CBD Development Projects
------------------------------------------------------------------------------------------------------------------------------------
Projects Recently Completed
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Estimated
Project                                              Description                Completed             Location            Cost
------------------------------------------------------------------------------------------------------------------------------------
Medici Apartments, Bixel & 7th St.         325-unit Ph. 1 new construction         11,700            West of 110        150,000,000
Old Bank District, Phases I & II           Adapt reuse, 181-unit loft conv.        11,700           Historic Core       120,000,000
Spring Tower, 631-41 S Spring St.          Adapt reuse, 36 live-work lofts         2001             Historic Core     Not published
Medici Apartments, (Ph. II)                300-unit final phase                    2001              West of 110       $100,000,000
Old Bank District Project (Ph. III)        Adapt reuse, 56-unit loft conv.         2001             Historic Core       $10,000,000
Carrier Center, 600 W. 7th Street          Dept. store conv. to telecom            2001           Financial District    $50,000,000
Hope Village, 1001 S. Hope Street          56 afford. unites, rec. & day care cr.  2001              South Park         $40,000,000
Infomart, Union Station Terminal Annex     Adapt reuse, technology center          2001             Union Station       $20,000,000
Toy Warehouse Lofts (3rd St./Santa Fe)     Adaptive reuse, 20 condos units         2001           Artists District    Not published
Cathedral of Our Lady of the Angels        3,000-seat cathedral                    2002              Bunker Hill       $163,000,000
Embassy Hotel, 851 S Grand @ 9th St.       341-room hotel renovation               2002              South Park         $80,000,000
"The Standard" Hotel                       Conv. of office bldg. to 200 room hotel 2002           Financial District   $100,000,000
So. Cal Institute of Architecture          Adapt reuse, 180 units afford hsg.      2002           Artists District    Not published
Medici Apartments, Ph IV-VI                297 market-rate apartment units         2002              West of 110        $50,000,000
Security Building, 500 S Spring St.        135 mkt lofts                           2002             Historic Core       $24,000,000
                                                                                                                        -----------
                                                                                                                       $707,000,000
------------------------------------------------------------------------------------------------------------------------------------
Projects Under Construction - as of First Quarter 2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                               Scheduled                                Estimated
Project                                              Description               Completion             Location            Cost
------------------------------------------------------------------------------------------------------------------------------------
Walt Disney Concert Hall                   2,295-east concert hall                 2003             Bunker Hill        $274,000,000
Clark Hotel, 426 Hill Street               Renovation of 341-room hotel             N/A            Financial Dist.      $80,000,000
The Embassy Hotel, 851 S. Grand Ave.       Rehab of old theater and 237-room hotel  N/A                              Not determined
The Pegasus, 612 S. Flower St.             Adaptive reuse for 322 lofts units      2003                                 $52,000,000
Orsini Apartments                          297 new market-rate units (apartment)   2003            Financial Dist.      $55,000,000
Bartlett Bldg. NWC 7th & Spring St.        Adaptive reuse, 139 loft units          2003             Historic Core       $15,000,000
South Park Lofts, 816 S. Grand Ave.        Adaptive reuse, 56 loft units           2003             Historic Core        $8,000,000
1300 South Figueroa                        100 units complete                      2003                              Not determined
Higgins Building, 108 West 2nd St.         Adaptive reuse, 143 loft units          2003             Historic Core       $11,000,000
Little Tokyo Lofts                         Adaptive reuse, 161 loft-style
                                            apartments                             2003                                 $10,000,000
Flower Street Lofts/Bronson Building,
 1140 S. Flower                            Adaptive reuse, 91 loft-style condo     2003                                 $25,000,000
The Gas Company Lofts, 810 S. Flower St.   Adaptive reuse, 251 loft-style
                                            apartments                             2003                              Not determined
The Coulter & Mandel Bldgs, SWC Olive &
 7th St.                                   51 Luxury loft-style apartment units    2003                              Not determined
5th 7 Broadway, 501 S. Broadway            Adaptive reuse, 280 loft-style
                                            apartments                             2003                                 $20,000,000
Orpheum Lofts, 842 S. Broadway             37 live/work units                      2003                              Not determined
Hope Street Lofts, SWC Hope St. & Olympic  30 market rate apartments               2003                              Not determined
Calfrans New Headquarters                  600,000 SF office building              2004             Civic Center       $162,500,000
                                                                                                                       ------------
                                                                                                                       $713,000,000

------------------------------------------------------------------------------------------------------------------------------------
Planned projects
------------------------------------------------------------------------------------------------------------------------------------
                                                                               Scheduled                                Estimated
Project                                              Description               Completion             Location            Cost
------------------------------------------------------------------------------------------------------------------------------------
Los Angeles Center Studios Phase II        550 seat theatre                        2002              West of 110        $40,000,000
Subway Terminal Building (4-phases)        250 apts, 4 theaters, retail            2004           Hill St. @ 4th St.    $40,000,000
Rowan Building, 458 S Spring St.           209 mkt lofts, 20% affordable units     2004             Historic Core       $39,000,000
Broadway Spring Center, Phase II           New office/retail space 180,000 SF      N/A              Jewelry Dist.    Not determined
Citicorp Plaza Phase III, 755 S. Figueros  800,000 SF office building              N/A             Financial Dist.     $160,000,000
Metropolitan Lofts, 11th & Flower St.      230 loft-style market-rate units        2002              South Park         $50,000,000
El Dorado Hotel, 41 Spring Street          Restore to 132-rm boutique hotel        2002            Historic Core         $25,00,000
Pershing Square Center                     Mixed use development                   on hold         Financial Dist.     $400,000,000
Metropolis Project/City Centre
 Development                               Mixed use; 3 ofc bldgs., 500-room hotel on hold         Convention Cntr.    $500,000,000
Union Station Project (Catellus
 Development)                              6.5 million SF mixed use development    on hold         Union Station     Not determined
First Street Properties, SWC 1st and Hill  Mixed use development                   on hold         Historic Core       $500,000,000
San Pedro Lofts, 412 San Pedro Street      Adaptive reuse, 161 loft units          2002             Toy District     Not determined
Sakura Village                             New 75-unit condo project               N/A              Little Tokyo     Not determined
Divine Master Convent, NEC Sunset Blvd
 & Beaudry                                 Mixed use development                   N/A                                   $5,500,000
The Met Lofts, NEC 11th & Flower St.       Two phase residential project-264 units 2005                                 $50,000,000
Security Building, 510 S. Spring St.       Adaptive reuse, 153 unit loft
                                            style apts                             2003                                 $24,000,000
Pacific Electric Building, 610 S. Main St. Adaptive reuse,314 units loft
                                            style apts                             2004            Historic Core        $41,000,000
Visconti, NEC of 3rd & Bixel St.           300 new market-rate units               2006             West of 100         $45,000,000
Victor Clothing Bldg., 242 S. Broadway     Adaptive reuse, 38 live/work loft units 2003            Fashion Dist.     Not determined
Santee Court Lofts                         Adaptive reuse, industrial to apts      2003            Fashion Dist.        $35,000,000
Far East Cafe Building, 347-353 E. 1st St. Adaptive reuse/restoration of 16
                                            studio apts                            2003             Little Tokyo         $2,800,000
901-909 S Broadway                         Adaptive reuse, apartments with retail  2004                              Not determined
Library Court, 630 W. 6th St.              Adaptive reuse, 96 housing units        2004                              Not determined
Irvine Byrne Building, 249-259 S. Broadway Adaptive reuse, 40 loft units           2004            Historic Core        $12,000,000
Mercantile Arcade Bldg, 540 S. Broadway    Adaptive reuse, 143 traditional
                                            apartments                             2004                              Not determined
Los Angeles Trade-Tech Campus, NWC 4th &
 Spring St.                                Multi-building campus                   2003                              Not determined
                                                                                                                       ------------
                                                                                                                     $2,069,300,000
------------------------------------------------------------------------------------------------------------------------------------
Combined Total                                                                                                       $3,489,300,000
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Proposed Projects
------------------------------------------------------------------------------------------------------------------------------------
Colburn School of Performing Arts, Ph. II  Music and arts school                   N/A             Bunker Hill          $50,000,000
St. Vibiana's Mixed Use Project            Reuse for educ, cultural & housing      2005           Historic Core         $38,000,000
Commercial Exchange Bldg. 416 8th St.      Adaptive reuse, 60 loft units           2002           Historic Core      Not determined
Mobil Oil Building 612 S. Flower Street    Adaptive reuse, 310 loft units          2003          Financial Dist.     Not determined
801 E. 7th Street Building                 Adaptive reuse, 85 loft units           N/A            Historic Core      Not determined
The Sassony Building, 626 Spring Street    Adaptive reuse, 35 lost units           2005           Historic Core      Not determined
Teramachi Senior Condo NWC 3rd & San Pedro New market-rate senior condo            N/A             Bunker Hill          $50,000,000
Grand Promenade Apartment, Ph II           Predom. residential, 300-400 units      2005            Bunker Hill          $90,000,000
Grand Promenade Apartment, Ph III          Predom. residential, 300-400 units      2006            Bunker Hill         $100,000,000
Los Angeles Theatre Center Annex           Convert space to catering school/rest.  N/A            Historic Core      Not determined
Music Center Renovation                    Renovation                              N/A            Financial Dist.       $53,000,000
Broadway Arcade Building, 541
 Spring Street                             Off/Retail renovation                   N/A            Financial Dist.      $200,000,000
Halekulani Hotel                           New 390-room business hotel             N/A            Financial Dist.      $120,000,000
Marriott Courtyard Hotel                   Renovation                              2003           Financial Dist.       $30,000,000
Hall of Justice                            Rehabilitation                          N/A             Civic Center        $144,000,000
Federal Court House                        Add'l facility replacing portion
                                            of existing                            2007             Civic Center       $300,000,000
Dorothy Chandler Pavilion, SWC of Temple
 & Grand                                   Renovation                              N/A                                  $50,000,000
LA Memorial Coliseum & Sport Arena         Refurbished coliseum to house pro
                                            football                               N/A                                 $450,000,000
Los Angeles Center Studios, Ph II, NEC 6th
 & Bixel                                   6 additional sound stage                N/A                                  $40,000,000
Grand Avenue Promenade                     Landscaping, lighting, street
                                            trees, etc.                            N/A                                   $4,000,000
Pacific Telephone Site/Madison Complex,
 411 S. Ol                                 Mixed-use, commercial development       N/A                               Not determined
Shane Property, 500 S. Hill St.            Office development at Metro rail Portal N/A                               Not determined
Stock Exchange Building, 618 S. Spring St  Adaptive reuse, loft-style apartments   2004                                  $6,000,000
El Dorado Hotel, 416 S. Spring St          Renovate and convert, 66 loft-style
                                            units                                  2005                                 $15,000,000
Staples Center Entertainment District
 (Ph II & III)                             Theatres, retail, restaurants etc.      2006           No. of Staples Cr. $1,000,000,000
Sante Fe Loft II                           Adaptive reuse, 98 loft-style
                                            apartments                             2005                                 $12,000,000
The Market Lofts                           Mixed-use, supermarket & loft-style
                                            apts                                   2004                              Not determined
The Yards, b/w 3rd St & 4th St             3-phases project                        2005                              Not determined
Main Mercantile Bldg, 620 S. Main St       Adaptive reuse, 42 unit loft-style
                                            apartments                             2004                                  $7,000,000
Cal Pac Bldg. SW Grand Ave & 6th St        94-market rate units                    2004                                 $14,000,000
1st & Alameda, 500 E. 1St                  800 residential units                   2005                              Not determined
------------------------------------------------------------------------------------------------------------------------------------

Sources: Los Angeles Downtown News, Los Angeles Business Journal, Central City
  Assoc., Downtown BID and Cushman & Wakefield
"Planned Projects" have entitlements and a plan for construction is underway "Proposed Projects" are unentitled and are in various stages of pre-entitlement




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RESIDENTIAL DEVELOPMENT

With the completion of Staples Center in 1999, the development of residential and restaurant uses has been escalating, providing important impetus to the transformation of downtown Los Angeles into a "24-hour city". The accelerating trend of multi-family residential development in the downtown market area is a result of regional forces which have resulted in strong demand for housing coinciding with the limited availability of sites suitable for significant multi-family development. The downtown market has been the focus of this demand because of its central location, proximity to employment centers and public transportation hubs, and the older buildings surrounding the CBD which are suitable for conversion or redevelopment to multi-family housing. The success of the downtown housing projects to date demonstrates the favorable reaction from the marketplace to the urban living opportunities provided by the new developments. The following analysis provides an overview of the multi-family housing market on a county-wide basis, as well as for the downtown market specifically. The "global" market conditions for the county provide an important perspective of the housing infrastructure for all of Los Angeles, which creates additional impetus for the downtown housing market.


REGIONAL APARTMENT MARKET OVERVIEW

Demand continues to outstrip the supply of new apartments, despite a perceived increase in construction activity. In Los Angeles County, completions are averaging between 1,100 to 1,500 units per quarter, which is well below the number needed to satisfy the regions' needs. High land prices, a lack of land for apartment construction, community resistance to new construction, and a shortage of subsidies for new affordable rental housing have limited the supply of new units coming on to the market in the Los Angeles Region. Developers added 3,469 units to the Los Angeles area inventory in 2002, which consisted mainly of luxury apartment complexes. As most of the demand in Los Angeles County is for more affordable Class B properties, little relief was found.

MARKET CONDITIONS

The multifamily market in Southern California continues to be influenced by four variables: 1) a recovering labor market; 2) an increasing population base; 3) a sustained housing deficit; and 4) a widening affordability gap (in terms of home acquisitions). Driving residential occupancy dynamics in Southern California is a large and rapidly growing immigrant population, a stabilizing economy, gradually decreasing unemployment, and record-low interest rates. Employment projections for Los Angeles County for 2003 to 2006 reflect a growth rate of approximately 1.75 percent; and population growth estimates for 2003 to 2006 are
4.37 percent, representing 426,100 new residents.

Additionally, new housing permits are expected to fall short of demand for the next one to three years, resulting in a corresponding increase in renovation and redevelopment projects. Further strengthening the multifamily occupancy rates is the growing affordability gap (the relationship between the average mortgage payment and the average monthly rent). With single-family home values reaching their highest level in eleven years, this gap is not expected to substantially change in the coming year, despite record-low interest rates. These market forces are expected to sustain current apartment values, and should support growth in rental rates of roughly four percent during 2003 for many projects.







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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

We conducted a market survey for all of Los Angeles County using market data compiled by RealFacts. The chart below provides an overview/summary of the market parameters for competitive multi-family products (those having 70 or greater units) in the regional market.


                                            Market Characteristics
                                            ----------------------
                    Number of Complexes                                             475
                    Total Unit Inventory                                        109,737
                    Average Number of Units Per Complex                             231
                    Average Occupancy Rate                                        95.6%
                    Smallest Complex                                                 70
                    Largest Complex                                               4,253
                    Earliest Year Built                                            1917
                    Latest Year Built                                              2002
                    Average Year Built                                             1977

Source: RealFacts

The total Los Angeles County inventory per the survey is 475 complexes containing 109,737 total units, indicating an average size of 231 units per complex. The current aggregate occupancy level is 95.6 percent within the regional market.

Expectations are for continued strong growth in the multifamily market. Population growth will continue to support low vacancy rates and apply upward pressure on rental growth. According to RealFacts (the largest surveyor of apartments in the region), the average apartment occupancy rate in the county was 95 percent in the fourth quarter of 2002, which is down slightly from the
95.4 percent recorded at the end of 2001. The fourth quarter average rent of $1,200 is 6.4 percent higher than one year ago. As shown below, rental rates have continued to increase.






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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

                               LOS ANGELES COUNTY
                            APARTMENT MARKET TRENDS
                                    Quarterly


                  Year/Quarter     Average Occupancy             Monthly Rent
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  1998
                  --------------------------------------------------------------
                  1st Quarter            95.6%                       $932
                  2nd Quarter            95.9%                       $928
                  3rd Quarter            96.9%                       $956
                  4th Quarter            96.0%                       $969
                  --------------------------------------------------------------
                  1999
                  --------------------------------------------------------------
                  1st Quarter            96.3%                       $970
                  2nd Quarter            97.4%                       $982
                  3rd Quarter            97.7%                     $1,018
                  4th Quarter            96.7%                     $1,031
                  --------------------------------------------------------------
                  2000
                  --------------------------------------------------------------
                  1st Quarter            96.6%                     $1,049
                  2nd Quarter            97.4%                     $1,095
                  3rd Quarter            97.9%                     $1,135
                  4th Quarter            97.8%                     $1,171
                  --------------------------------------------------------------
                  2001
                  --------------------------------------------------------------
                  1st Quarter            97.0%                     $1,186
                  2nd Quarter            96.8%                     $1,200
                  3rd Quarter            96.3%                     $1,224
                  4th Quarter            95.4%                     $1,221
                  --------------------------------------------------------------
                  2002
                  --------------------------------------------------------------
                  1st Quarter            95.2%                     $1,233
                  2nd Quarter            95.9%                     $1,253
                  3rd Quarter            95.6%                     $1,295
                  4th Quarter            95.0%                     $1,299
                  --------------------------------------------------------------
                  AVERAGE OCCUPANCY OVER LAST 4 QTRS                 95.4%
                  TOTAL RENT INCREASE OVER LAST 4 QTRS               5.35%
                  --------------------------------------------------------------

Source: Real Facts

Throughout the Southern California market, a growing disparity between housing and population growth is occurring. While vacancy has crept up nominally over the past two years, shortages are still appearing in every product type. The shortage is observed in average occupancy rates, which are 95.4 percent throughout the region. It should be noted that during 2002, 3,469 units were added to the regional inventory, and several were still in the early stages of absorption. The weighted-average vacancy for these properties was 42%, which will skew total vacancy figures lower until their stabilization in 2003.

Occupancy

Multi-family market statistics below are based on information from REIS and Real Facts. The demand/supply imbalance in conjunction with controlled new construction, lengthy





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permit processes, and lack of available land, has contributed to the area's low vacancy rates and rental rate growth for residential properties.

The following charts illustrate the trend in annual occupancy rates for Los Angeles County since 1997. Between 1997 and 2000, occupancy rates in the County increased from 96.0 percent to 97.7 percent tracking strengthening economic conditions in the county during this timeframe. High occupancy rates spurred new construction beginning in 1999/2000, which has been delivered to the market in phases over the last 24 months. Los Angeles County's current apartment occupancy rate of 96.6 as of year end 2002 represents the second consecutive year of declining occupancy for the County due, in large part, to the number of new construction deliveries.

          LOS ANGELES COUNTY AVERAGE ANNUAL OCCUPANCY


-------------------------------------------------------------
YEAR                OCCUPANCY RATE             % POINT CHANGE
-------------------------------------------------------------
1997                     96.0%                        --
1998                     96.4%                      +0.4%
1999                     97.1%                      +0.7%
2000                     97.7%                      +0.8%
2001                     97.5%                      -0.2%
2002                     96.6%                      -0.9%
-------------------------------------------------------------


Source:  Reis Year-End 2002 SubTrend Futures Report

        (LOS ANGELES COUNTY AVERAGE ANNUAL OCCUPANCY (1997-2002) GRAPH)

Based on projections compiled by Reis, occupancy rates in Los Angeles County are projected to remain above 96.0 percent over the next five years, but show slight declines on an annual basis. Overall, the historical trends and future projections demonstrate a very stable multifamily market in terms of occupancy. Stable, high occupancy levels reported as new construction deliveries continue to reach the market demonstrate the strength of demand in the regional housing market, which is projected to continue through 2007.

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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
--------------------------------------------------------------------------------

      LOS ANGELES COUNTY AVERAGE ANNUAL OCCUPANCY


-----------------------------------------------------
YEAR              OCCUPANCY RATE       % POINT CHANGE
-----------------------------------------------------
2003p                 96.4%                   --
2004p                 96.3%                -0.06%
2005p                 96.2%                -0.06%
2006p                 96.1%                -0.10%
2007p                 96.0%                -0.11%
-----------------------------------------------------

Source: Reis Year-End 2002 SubTrend Futures Report


   (LOS ANGELES COUNTY AVERAGE ANNUAL OCCUPANCY (PROJECTIONS 2003-2007) GRAPH)


Rental Rates

In contrast to occupancy levels, which have fluctuated since 1997, rental rate trends have demonstrated consistent gains in Los Angeles County since 1997. The strongest gains were realized during 1999 and 2000, when the average monthly rent increased by 8.9 and 12.2 percent, respectively. Rental growth during 2001 showed a more modest 4.5 percent increase, however, the 7.8 percent increase for 2002 suggests a strengthening in achievable rental rates in spite of the nearly 1 percent decline in overall occupancy.

As of year end 2002, monthly rents averaged $1,110 per unit, an increase of approximately 7.8 percent over year end 2001. The compound average rental rate growth over the analysis period (1997 through 2002) is 6.2 percent.

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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
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        LOS ANGELES COUNTY AVERAGE MONTHLY RENT
                      (1997-2002)

----------------------------------------------------
YEAR               MONTHLY RENT           % INCREASE
----------------------------------------------------
1997                     $773                  --
1998                     $807                 4.4%
1999                     $879                 8.9%
2000                     $986                12.2%
2001                   $1,030                 4.5%
2002                   $1,110                 7.8%
----------------------------------------------------

Source: Reis Year-End 2002 SubTrend Futures Report

          (LOS ANGELES COUNTY AVERAGE MONTHLY RENT (1997-2002) GRAPH)

The projected five-year trends in rental rate growth estimated by Reis show continued increases albeit at a considerably slower rate than that experienced since 1997 in the Los Angeles region. As shown on the table below, rental rate increases are expected to average about 3 percent annually over the next five years, compared the compound average growth rate of 6.2 percent experienced during the 1997-2002 timeframe.

      LOS ANGELES COUNTY AVERAGE MO. RENT
                 (2003-2007)


------------------------------------------------
YEAR             MONTHLY RENT         % INCREASE
------------------------------------------------
2003p               $1,106                --
2004p               $1,142               3.3%
2005p               $1,177               3.1%
2006p               $1,211               2.9%
2007p               $1,246               2.9%
------------------------------------------------

Source: Reis Year-End 2002 SubTrend Futures Report

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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
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     (LOS ANGELES COUNTY AVERAGE MONTHLY RENT (PROJECTIONS 2003-2007) GRAPH)

Properties of 100 units or greater have experienced generally stronger rental rate increases over the period 1997-2002. The average monthly rental rate of $1,299 per unit for properties of 100 units or greater as of year-end 2002 is 17 percent higher than the $1,110 for properties of 20 units or greater. The compound annual rental rate growth among properties of 100 units or greater (6.0%), however, has been nearly identical to that of all properties considered in the Los Angeles County inventory (6.2%).

    LOS ANGELES COUNTY AVERAGE MONTHLY RENT
                  (100 UNITS +)

-----------------------------------------------
YEAR              MONTHLY RENT       % INCREASE
-----------------------------------------------
1998                   $969                --
1999                 $1,031               6.4%
2000                 $1,171              13.6%
2001                 $1,221               4.3%
2002                 $1,299               6.4%
-----------------------------------------------

Source: Real Facts

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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
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(LOS ANGELES COUNTY AVERAGE MONTHLY RENT (PROPERTIES OF 100 UNITS +) GRAPH)


Construction Trends

Between 1990 and 1995, the pace of multifamily housing construction activity in Los Angeles County was in a continual state of decline as the regional economy suffered from the far-reaching effects of the national recession that hit particularly hard in southern California. Since 1996, continual increases in multifamily housing permits has reflected improved economic conditions in the region. As shown on the table below, multifamily permit activity was increasing at a rate exceeding 30.0 percent for three consecutive years (1998 through 2000) and has continued to see strong gains during 2001 and 2002.

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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
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             LOS ANGELES COUNTY
        MULTIFAMILY PERMITS (1900-2002)

---------------------------------------------
Year            Permits Issued       % Change
---------------------------------------------
1990                16,136               --
1991                 8,876            -45.0%
1992                 4,911            -44.7%
1993                 2,884            -41.3%
1994                 3,016              4.6%
1995                 3,005             -0.4%
1996                 3,237              7.7%
1997                 3,636             12.3%
1998                 4,805             32.2%
1999                 6,525             35.8%
2000                 8,654             32.6%
2001                 9,926             14.7%
2002                11,081             11.6%
                    ------
TOTAL               86,692
ANN. AVERAGE         6,669
---------------------------------------------

Source: Construction Industry Research Board



Forecast Demand

The chart below compares the projected apartment completions to both population and job growth expected over the same time period in Los Angeles County through the year 2007, according to data compiled by Reis.


                                                 LOS ANGELES COUNTY
                                     APARTMENT, POPULATION & GROWTH PROJECTIONS

----------------------------------------------------------------------------------------------------------------------------
YEAR                 EXISTING APT.                              POPULATION                               JOB
                      INVENTORY                                   GROWTH                                GROWTH
             %                       UNITS            %                      POPULATION      %                       JOBS
            -------------------------------          ----------------------------------     --------------------------------
2002         --                     737,266           --                      9,780,730      --                    4,067,490

                PROJECTED COMPLETIONS                     PROJECTED POPULATION GROWTH             PROJECTED JOB GROWTH
            -------------------------------          ----------------------------------     --------------------------------
2003        0.8%     Total          743,131          1.1%    Total            9,886,130     1.5%      Total        4,128,450
                     Net Incr.        5,865                  Net Incr.          105,400               Net Incr.       60,960

2004        1.4%     Total          747,476          2.2%    Total            9,996,090     4.2%      Total        4,243,900
                     Net Incr.        4,345                  Net Incr.          109,960               Net Incr.      115,450

2005        0.5%     Total          751,296          1.1%    Total           10,104,490     1.7%      Total        4,317,220
                     Net Incr.        3,820                  Net Incr.          108,400               Net Incr.       73,320

2006        0.6%     Total          755,508          1.0%    Total           10,206,670     1.5%      Total        4,381,250
                     Net Incr.        4,212                  Net Incr.          102,180               Net Incr.       64,030

2007        0.6%     Total          760,026          1.0%    Total           10,308,200     1.4%      Total        4,441,440
                     Net Incr.        4,518                  Net Incr.          101,530               Net Incr.       60,190
----------------------------------------------------------------------------------------------------------------------------

Source: Reis Year-End 2002 SubTrend Futures Report

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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
--------------------------------------------------------------------------------

On an annual basis, the addition of new apartment units is expected to be less than one percent of the existing inventory base for each of the next five years. As of year end 2002, Los Angeles County's existing apartment inventory reached approximately 737,000 units. Recent additions have had only a minor impact on the area's substantial existing base. As shown in the chart, with the exception of 2004, new multifamily construction deliveries are expected to add less than 1 percent per year to the existing inventory. This contrasts with the forecast employment and populations gains, which are anticipated to add 1.0 to 2.2 percent more job in any given year, and 1.4 to 4.2 percent to the regional employment over the next five years. These forecasts do not incorporate the housing demand that will be met by single family housing; however, multifamily development continues to represent the major source of new construction in the county.

CONCLUSION

The Los Angeles region dominates the state in terms of population, with its pro-rata share remaining relatively constant since 1986. However, the Los Angeles County region has not been contributing its proportional share of new housing supply in California. In addition to the labor markets, the distribution of residential building is shifting into other areas of the state. The increasingly strong residential building environment is generating higher home prices in the region as demand continues to exceed supply.

According to the Regional Planing Commission, between 2000 and 2005, housing and apartment construction in Southern California is expected to hit the highest level in nearly a decade. Countywide, the number of multifamily housing permits issued increased from 2,930 to 9,315 units between 1995 and 2002. However, demand for housing, spurred by a growing population and the recovering economy, will continue to outpace construction. As a result, rental units are expected to be difficult to find in some areas, and are becoming unaffordable for a growing number of county residents.

Increased land costs are one of the major factors underlying the rapid rise in housing prices and rents. Many communities are essentially built-out with little or no vacant land available for development. Furthermore, a significant amount of the vacant land left in the unincorporated county areas is located in hillside, geologically hazardous, and/or environmentally significant habitat areas. An active market is emerging for conversion/renovation of commercial properties to residential use, otherwise known as "adaptive re-use." The lack of supply of developable land further drives demand, and increases the overall cost of housing construction. Various types of development impact fees have also added substantially to the cost of housing. These include school, park, and road assessments, sewer connection, and development processing fees.

The time and financial cost of land investments during the development permit process contribute significantly to housing costs. The nearly 96 percent occupancy rate, combined with the under supply in the Los Angeles County housing market has been pushing rental rate growth levels to historically unprecedented levels. Due to the limited amount of vacant land available for development, population growth and increases in single family home prices, the long-term multifamily regional outlook is favorable.

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

                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
--------------------------------------------------------------------------------

DOWNTOWN RESIDENTIAL DEVELOPMENT

Limited residential development in the County and increasing rents in the most desirable communities continue to place pressure on new development alternatives. The tremendous inventory of older, existing buildings in downtown make it a logical source of future housing development to meet this growing demand. The preceding "CBD Developments Project" chart summarized 17 proposed projects totaling nearly 3,700 units in the downtown market. These projects exclude two major projects currently in preliminary planning stages - the Fashion District and the CIM/former Shuwa site.

Recent changes in local, downtown building codes have had an immediate, favorable impact on expanded residential development through adaptive re-use of older commercial buildings. Two important governmental initiatives were approved in 1999 that will help facilitate the conversion of existing historic buildings. A third initiative is still before the state legislature. These are summarized as follows.

     An Adaptive Reuse amendment to the Municipal Code was approved by the City Council in early summer 1999. It establishes certain minimum guidelines for loft development, and waives existing density and parking requirements.

     The City established an Adaptive Reuse Project Facilitating Team. A team of key staff from City Planning, Fire, and Building and Safety will guide projects through their design, permitting and construction processes.

     An Urban Initiatives Act is still before the State Legislature. This Act is designed to "encourage reuse of existing infrastructure, and to provide for economic growth through reuse of underutilized existing buildings". The Act will permit local governments to provide tax relief in the areas of property taxes, construction taxes, business license taxes and payroll taxes, in designated urban incentive zones. Eligible buildings within incentive zones will be those built before 1975, that have been, or are likely to be vacant for a period of six months or longer. "Qualified adaptive reuse" includes "(1) conversion of a non-residential building to include at least 25 percent of the floor area as residential units, or 50 percent of the area as live-work units, or (2) a 50 percent increase in residential or live-work use of floor area of an existing residential or live-work building."

This legislation has created a favorable political and economic environment for the conversion of existing, vacant commercial buildings to residential or mixed-use projects, and the trend in reuse is accelerating.

A 2000 survey commissioned by the Los Angeles Conservancy, a non-profit group supporting adaptive reuse, examined the residential conversion potential of approximately 200 buildings in the Historic Core area. This survey is part of the organization's ongoing effort to attract new investment and rehabilitation of projects such as the Old Bank District project to downtown. The investigation included vacant buildings on Broadway, Spring and Main streets between Third and Ninth streets. Killefer Flammang Purtill Architects, who conducted the study concluded that about 50 of the 200 buildings were suited for housing conversion and could generate housing (refer to accompanying exhibit). Each of the 50 buildings could include 100 or more units providing sufficient housing for 10,000 persons assuming an average occupancy of 2 persons per unit. Buildings that were concluded not suitable for residential conversion typically had large floor plates which did not allow for adequate lighting and ventilation.

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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
--------------------------------------------------------------------------------

The Downtown Los Angeles Business Improvement District (BID) and Cushman & Wakefield surveyed and tracked both existing and proposed residential developments in the Downtown Los Angeles market. The survey indicates that approximately 7,254 residential units exist in Downtown. The residential population is projected to grow significantly, with about 855 units currently under construction and an estimated 10,100 units planned or proposed.

During the 1960's, shortly after the freeway system culturally changed Los Angeles, all the buildings on Bunker Hill were razed, in what at the time was the largest urban redevelopment project in the nation. The Bunker Hill district was master-planned as an urban center to include nine office buildings (10.3 million square feet), three hotels (2,262 rooms), 11 residential towers (3,991 units) and numerous cultural facilities. Most of Bunker Hill's nine existing residential towers were developed between 1968 and 1988 as apartments and condominiums. These high-rise residential buildings are typically full-service facilities with numerous amenities, including pools, gyms, tennis courts, doormen and retail components. The Grand Promenade, with 391 units, was completed in 1989 and Grand Promenade Phase II and III, with 300 units each, remain available for development.

Between 1991 and 2000, most of the new Downtown residential development was situated in the South Park District (east of Staples). During this period, eight residential projects (888 units) were developed.

During the 1990's there were some loft conversions completed in Downtown, primarily in the Artist Loft District adjoining SCI-Arc. Most of these lofts were converted industrial buildings. By the year 2000, the Bunker Hill and South Park areas had a combined 4,988 residential units.

In 1999, Staples Center opened and two important residential developments started construction and later proved to be a catalyst for a wave of residential development. The first project is the Medici, market rate luxury apartments, and the second project is the conversion of three historic buildings in the Old Bank District.

Phase I of the Medici luxury apartment complex opened in 2000 just west of the Harbor (110) Freeway between 7th and 8th Streets. The total project includes approximately 625 one- and two-bedroom units with full-service amenities, including lighted tennis courts, a state-of-the-art fitness center, a sand volleyball court, a custom jogging track, men's and women's saunas, a putting green, a playground and high-speed internet access. The first phase of this privately-funded, luxury market-rate apartment project is now 100% leased. Phase II of Medici, with 297 units, is expected to open in the second quarter of 2002.

At a cost of $33 million, developer Tom Gilmore has converted three historic buildings in the Old Bank District into 230 residential lofts. These buildings, the San Fernando, the Hellman and the Continental, have been extremely successful and have achieved rental rates ($800 to $2,500 per month) far beyond proforma rates. Residential tenants are now occupying the restored San Fernando Building (which opened in September 2000), the Hellman Building (which opened in February 2001) and the Continental (which opened in September 2001). The three buildings together are 88% leased.

Demand is strong for newly developed and re-use housing in Downtown. The recent developments have enjoyed strong absorption and high occupancy rates. The City of Los Angeles has a severe shortage of multi-family dwelling units. With over
3.7 million people, the

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

                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
--------------------------------------------------------------------------------

City of Los Angeles granted building permits for only 10,118 multi-family residential units during the last three years (July 1998 to June 2001).

The increased demand for urban residential living is expected to apply upward pressure on rental rates. The following charts illustrate the historical occupancy and rental trends for the Downtown Los Angeles multi-family submarket.

          DOWNTOWN SUBMARKET AVERAGE ANNUAL OCCUPANCY


-------------------------------------------------------------
YEAR                OCCUPANCY RATE             % POINT CHANGE
-------------------------------------------------------------
1997                     95.8%                        --
1998                     96.4%                      +0.4%
1999                     97.2%                      +0.7%
2000                     96.8%                      +0.8%
2001                     95.8%                      -0.2%
2002                     95.2%                      -0.6%
-------------------------------------------------------------

Source: Reis Year-End 2002 SubTrend Futures Report


        (DOWNTOWN SUBMARKET AVERAGE ANNUAL OCCUPANCY (1997-2002) GRAPH)


      DOWNTOWN SUBMARKET AVERAGE MONTHLY RENT


---------------------------------------------------
YEAR               MONTHLY RENT          % INCREASE
---------------------------------------------------
1997                    $762                 --
1998                    $789                3.5%
1999                    $837                6.1%
2000                    $972               16.1%
2001                  $1,063                9.4%
2002                  $1,081                1.7%
---------------------------------------------------

Source: Reis Year-End 2002 SubTrend Futures Report

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                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
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          (DOWNTOWN SUBMARKET AVERAGE MONTHLY RENT (1997-2002) GRAPH)

The success of the report projects has spurred both new and adaptive reuse projects, with many of the re-use developments involving conversion of pre-1940's office buildings to residential loft projects. The chart below summarizes a number of the most significant residential loft projects currently in progress or planned for the next year in the downtown market.

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

                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS

--------------------------------------------------------------------------------

                            SIGNIFICANT LOFT PROJECTS
                              DOWNTOWN LOS ANGELES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    # OF
                                                                                                   MARKET
                                       HOUSING TYPE                             # OF                RATE    NO. OF   COMPLETION
PROJECT NAME                         DEVELOPMENT TYPE     DEVELOPER            STORIES    BLDG SF   UNITS    UNITS      DATE
-----------------------------------------------------------------------------------------------------------------------------------
UNDER CONSTRUCTION PROJECTS
---------------------------
MOBIL OIL BUILDING (THE PEGSUS)      Loft-style           Kor Realty Group       --       485,000    322      322    May-03
612 S. Flower St.                    Apartments           & Kennedy Wilson
Los Angeles, CA 90017                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
SOUTH PARK LOFTS                     Loft-style           Martin Building         8        71,978     56       56    December-03
816 South Grand Ave.                 Apartments           Company
Los Angeles, CA 90014                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
FLOWER STREET LOFTS/BRONSON          Loft-style Condos    CIM Group and           3       111,150     91       91    2nd Qtr. 2003
BUILDING
1140 Flower St.                      Adaptive Reuse       The Lee Group
Los Angeles, CA 90015
-----------------------------------------------------------------------------------------------------------------------------------
LITTLE TOKYO LOFTS                   Loft-style           Peterson & Tansey       6       208,000    161      161    2nd Qtr. 2003
420 S. San Pedro St.                 Apartments
Los Angeles, CA 90013                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
THE GAS COMPANY LOFTS                Loft-style           CIM Group              --       517,111    251      251    4th Qtr. 2003
SEC Los Angeles St. & 7th St.        Apartments
Los Angeles, CA 90012                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
THE COULTER & MANDEL BUILDINGS       Loft-style           Moussa & Mary           4       137,000     51       51    Fall 2003
SWC Olive & 7th St.                  Apartments           Peykar
Los Angeles, CA 90014                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
ORPHEUM LOFTS                        Loft-style           Steve Needleman        --            --     37       37    3rd Qtr - 2003
842 S. Broadway                      Apartments
Los Angeles, CA 90014                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
5TH & BROADWAY                       Loft-style           Mini LLC               --            --    280      280    Jul-03
501 S. Broadway                      Apartments
Los Angeles, CA 90013                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
BARTLETT BUILDING                    Loft-style           Mini LLC               --            --    139      139    Jul-03
215 W. 7th St.                       Apartments
Los Angeles, CA 90014                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
UNDER CONSTRUCTION PROJECTS TOTAL:                                                      1,530,239   1,388    1,388
-----------------------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    # OF
                                                                                                   MARKET
                                       HOUSING TYPE                             # OF                RATE    NO. OF   COMPLETION
PROJECT NAME                         DEVELOPMENT TYPE     DEVELOPER            STORIES    BLDG SF   UNITS    UNITS      DATE
-----------------------------------------------------------------------------------------------------------------------------------
PROPOSED PROJECTS
-----------------
STOCK EXCHANGE BUILDING              Loft-style           Oxford Street            12      69,844      35       35       2004
618 S. Spring St.                    Apartments           Properties
Los Angeles, CA 90014                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
SANTA FE LOFT II                     Loft-style           Kor Realty Group          6      50,000      98       98       2005
121 E. 6th St.                       Apartments
Los Angeles, CA 90014                Adaptive Reuse

-----------------------------------------------------------------------------------------------------------------------------------
THE SASSONY BUILDING                 Loft-style           Dromy Investment Corp.    6      45,396      35       35       2005
626 S. Spring St.                    Apartments
Los Angeles, CA 90014                New

-----------------------------------------------------------------------------------------------------------------------------------
THE YARDS                            Loft-style Condos    Dynamic Builders         --          --     400      400       2005
B/W 3rd & 4th St. 7 Traction Ave.    New
Los Angeles, CA 90013
-----------------------------------------------------------------------------------------------------------------------------------
MAIN MERCANTILE BUILDING             Loft-style           Igdaloff Trust            6      75,060      42       42       2005
620 S. Main St.                      Apartments           Oxford Street
Los Angeles, CA 90014                Adaptive Reuse       Properties
-----------------------------------------------------------------------------------------------------------------------------------
THE MARKET LOFTS                     Loft-style           CIM Group                --          --     500      500       2004
810 S. Flower St.                    Apartments
Los Angeles, CA 90017                New
-----------------------------------------------------------------------------------------------------------------------------------
CAL PAC BUILDING                     Loft-style           Heisman Properties       13     135,000      94       94       2004
SWC Grand Ave. & 6th St.             Apartments
Los Angeles, CA 90014                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
1ST & ALAMEDA                        Loft-style           Trammell Crow            --          --     300      300   2nd Qtr - 2005
SWC 1st St. & Alameda                Apartments
Los Angeles, CA                      New
-----------------------------------------------------------------------------------------------------------------------------------
GRAND AVENUE LOFTS                   Loft-style           --                       --          --     125      125         --
NWC 11th St. & Grand                 Apartments
Los Angeles, CA                      Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
PROPOSED PROJECTS TOTAL:                                                                  375,300   1,629    1,629
-----------------------------------------------------------------------------------------------------------------------------------

PLANNED PROJECTS
----------------
IRVINE BYRNE BUILDING                Loft-style           Oxford Street             5      57,477      40       40       2004
249-259 S. Broadway                  Apartments           Properties
Los Angeles, CA 90012                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
ROWAN BUILDING LOFTS                 Loft-style           Gilmore Associates       --     252,352     167      167       2004
458 S. Spring St.                    Apartments
Los Angeles, CA 90013                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
SUBWAY TERMINAL BUILDING             Loft-style           System Property          --     398,000     277      277       2004
417 S. Hill St.                      Apartments
Los Angeles, CA 90013                Adaptive Reuse       Development Company Inc.
-----------------------------------------------------------------------------------------------------------------------------------
THE METROPOLITAN LOFTS               Loft-style           Forest City               7     200,000     264      264       2005
NEC 11th St. & Flower St.            Apartments           Development
Los Angeles, CA 90015                New
-----------------------------------------------------------------------------------------------------------------------------------
SECURITY BUILDING                    Loft-style           Urban Pacific            11     214,867     122      122       2004
510 S. Spring St.                    Apartments
Los Angeles, CA 90013                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
VICTOR CLOTHING BLDG. LOFTS          Loft-style           Clinton Financial         5      41,180      38       38       2005
242 S. Broadway                      Apartments           Corp.
Los Angeles, CA 90012                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
FAR EAST CAFE BUILDING               Loft-style           Little Tokyo Service     --          --       0        0       2005
347-353 E. 1st St.                   Apartments           Development Corp.
Los Angeles, CA 90012                Adaptive Reuse       Center Community
-----------------------------------------------------------------------------------------------------------------------------------
MERCANTILE ARCADE BUILDING           Loft-style           Fifth Street Funding     --     220,512     143      143       2004
540 S. Broadway                      Apartments           Inc.
Los Angeles, CA 90013                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
PACIFIC ELECTRIC BUILDING            Loft-style           Ico Investment Group,    --     509,055     314      314       2005
610 S. Main St.                      Apartments           Inc.
Los Angeles, CA 90014                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
SANTEE COURT - PHASE I               Loft-style           MJW Investments          --          --     132      132        --
SEC Los Angeles St. & &th Street     Apartments
Los Angeles, CA 90014                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------------
PLANNED PROJECTS TOTAL:                                                                 1,893,443   1,497    1,497
-----------------------------------------------------------------------------------------------------------------------------------


APPROVED PROJECTS
-----------------


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
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    # OF
                                                                                                   MARKET
                                       HOUSING TYPE                             # OF                RATE    NO. OF   COMPLETION
PROJECT NAME                         DEVELOPMENT TYPE     DEVELOPER            STORIES    BLDG SF   UNITS    UNITS      DATE
-----------------------------------------------------------------------------------------------------------------------------------
APPROVED PROJECTS
-----------------
Santee Court - Phase II              Loft-style           MJW Investments          --          --     239      239       2004
738 & 748 S. Los Angeles St. & 743   Apartments
Santee St                            Adaptive Reuse
Los Angeles, CA 90012
-----------------------------------------------------------------------------------------------------------------------------
SANTEE COURT - PHASE III             Loft-style           MJW Investments          --          --      91       91        --
824 S. Los Angeles St. & 315 E. 8th  Apartments
St.                                  Adaptive Reuse
Los Angeles, CA 90012
-----------------------------------------------------------------------------------------------------------------------------
OLYMPIC LOFTS                        Loft-style           Michael & Gaz             6     127,596      78       78       2004
409 W. Olympic Blvd.                 Apartments           Gilardian
Los Angeles, CA 90015                Adaptive Reuse
-----------------------------------------------------------------------------------------------------------------------------
APPROVED PROJECTS TOTAL:                                                                  127,596     408      408
-----------------------------------------------------------------------------------------------------------------------------


The chart below provides an overview of the major multi-family residential developments in the downtown market, including Class A high-rise buildings and the recent major adaptive re-use project by Gilmore - the Bank District apartments.

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
                                       DOWNTOWN LOS ANGELES MARKET AREA ANALYSIS
--------------------------------------------------------------------------------

Downtown Los Angeles
Class A

===============================================================================================
                                                   BOND
COMP.   NAME/                      YEAR   TOTAL   FINANCED    UNIT        UNIT SIZE      NO.
NO.     LOCATION                  BUILT   UNITS    UNITS      TYPE       (SQ. FEET)     UNITS
-----------------------------------------------------------------------------------------------
A-1     BUNKER HILL TOWERS         1968    456      None     Studio        505 -   588   148
        222-234 S. Figueroa St.                              1BR/1BA       704 -   794   204
        Los Angeles, CA                                      2BR/2BA     1,116 - 1,116   104
-----------------------------------------------------------------------------------------------
A-2     MUSEUM TOWER               1992    216      None     Studio        477 -   620    42
        225 S. Olive St.                                     1BR/1BA       560 - 1,055   140
        Los Angeles, CA                                      2BR/2BA     1,150 - 1,175    30
                                                            Penthouse    1,400 - 2,000     4
-----------------------------------------------------------------------------------------------
A-3     GRAND PROMENADE            1989    391      56       Studio        480 -   560    72
        255 S. Grand Ave.                           14%      1BR/1BA       840 -   965   211
        Los Angeles, CA                                    1BR/1BA/Den   1,080 - 1,080    51
                                                             2BR/2BA     1,285 - 1,335    57
-----------------------------------------------------------------------------------------------
A-4     THE METROPOLITAN           1989    271      41       Studio        490 -   520    86
        950 S. Flower St.                           15%      1BR/1BA       630 -   700    71
        Los Angeles, CA                                      2BR/2BA       975 - 1,050   114
-----------------------------------------------------------------------------------------------
A-5     THE MEDICI, PH I-VI        2000    632     None      Studio        481 -   481    58
        725 Bixel Street                                     1BR/1BA       641 -   779   315
        Los Angeles, CA                                      2BR/2BA       920 - 1,313   254
                                                            Penthouse    1,682 - 2,340     5
-----------------------------------------------------------------------------------------------
A-6     OLD BANK DISTRICT          2000     70     None       Loft         935 - 1,330    69
        SAN FERNANDO BUILDING
        400 S. Main St.
        Los Angeles, CA
-----------------------------------------------------------------------------------------------
A-7     OLD BANK DISTRICT          2000     56     None       Loft         481 -   481    55
        CONTINENTAL BUILDING                                Penthouse    2,750 - 2,750     1
        408 S. Main St.
        Los Angeles, CA
-----------------------------------------------------------------------------------------------
A-8     OLD BANK DISTRICT          2000    104     None       Loft         670 - 2,320   104
        HELLMAN BUILDING
        411 S. Main St.
        Los Angeles, CA
-----------------------------------------------------------------------------------------------
A-7     RENAISSANCE TOWER          1994    204     31        Studio        488 -   730    56
        501 W. Olympic Blvd.                       15%       1BR/1BA       568 -   917   116
        Los Angeles, CA                                      2BR/1BA       848 - 1,180    22
                                                             2BR/2BA       900 - 1,255    10
-----------------------------------------------------------------------------------------------
A-8     PROMENADE TOWERS           1986    595     88        Studio        306 -   306   100
        123 S. Figueroa St.                        15%       1BR/1BA       750 -   750   199
        Los Angeles, CA                                    1BR/1BA/Den     903 -   903    60
                                                             2BR/2BA     1,150 - 1,150   236
-----------------------------------------------------------------------------------------------
                         TOTALS:          2,995   216
                                                    7%
===============================================================================================
=================================================================================
                                       QUOTED MONTHLY RATES
COMP.   NAME/                         ---------------------
NO.     LOCATION                      PER UNIT            PSF           OCCP.
---------------------------------------------------------------------------------
A-1     BUNKER HILL TOWERS         $1,100 - $1,400   $2.18 - $2.38       93%
        222-234 S. Figueroa St.    $1,200 - $1,810   $1.70 - $2.28
        Los Angeles, CA            $1,650 - $2,150   $1.48 - $1.93
---------------------------------------------------------------------------------
A-2     MUSEUM TOWER                 $850 - $1,150   $1.85 - $1.78       90%
        225 S. Olive St.           $1,125 - $1,550   $1.47 - $2.01
        Los Angeles, CA            $1,700 - $2,150   $1.48 - $1.83
                                   $2,300 - $3,200   $1.60 - $1.64
---------------------------------------------------------------------------------
A-3     GRAND PROMENADE              $995 - $1,350   $2.07 - $2.41       95%
        255 S. Grand Ave.          $1,250 - $1,700   $1.49 - $1.76
        Los Angeles, CA            $1,500 - $1,900   $1.39 - $1.76
                                   $1,700 - $2,400   $1.32 - $1.80
---------------------------------------------------------------------------------
A-4     THE METROPOLITAN           $1,095 - $1,308   $2.23 - $2.52       95%
        950 S. Flower St.          $1,400 - $1,650   $2.22 - $2.36
        Los Angeles, CA            $1,766 - $2,020   $1.81 - $1.92
---------------------------------------------------------------------------------
A-5     THE MEDICI, PH I-VI        $1,234 - $1,540   $2.57 - $3.20       90%
        725 Bixel Street           $1,320 - $2,029   $2.06 - $2.60    Ph. I-III
        Los Angeles, CA            $1,805 - $2,999   $1.96 - $2.28       65%
                                   $6,479 - $8,419   $3.85 - $3.60    Ph. IV-VI
---------------------------------------------------------------------------------
A-6     OLD BANK DISTRICT          $1,425 - $2,150   $1.52 - $1.62       100%
        SAN FERNANDO BUILDING
        400 S. Main St.
        Los Angeles, CA
---------------------------------------------------------------------------------
A-7     OLD BANK DISTRICT          $1,275 - $1,800   $2.65 - $3.74        99%
        CONTINENTAL BUILDING       $6,000 - $6,000   $2.18 - $2.18
        408 S. Main St.
        Los Angeles, CA
---------------------------------------------------------------------------------
A-8     OLD BANK DISTRICT          $1,200 - $2,850   $1.79 - $1.23       100%
        HELLMAN BUILDING
        411 S. Main St.
        Los Angeles, CA
---------------------------------------------------------------------------------
A-7     RENAISSANCE TOWER          $1,220 - $1,395   $1.91 - $2.50        95%
        501 W. Olympic Blvd.       $1,345 - $1,795   $1.96 - $2.37
        Los Angeles, CA            $1,485 - $1,930   $1.64 - $1.75
                                   $1,730 - $2,320   $1.62 - $1.81
---------------------------------------------------------------------------------
A-8     PROMENADE TOWERS             $775 - $1,045   $2.53 - $3.42        98%
        123 S. Figueroa St.        $1,000 - $1,250   $1.33 - $1.67
        Los Angeles, CA            $1,250 - $1,450   $1.38 - $1.61
                                   $1,350 - $1,900   $1.17 - $1.65
---------------------------------------------------------------------------------
                         TOTALS:                                        65-100%

=================================================================================

AMENITIES:

1 = Swimming pool, jacuzzi, & sauna (Bunker Hill has no sauna);
2 = Balconies (all / select units)
3 = Traditional appliances (may or may not include a microwave)
4 = Fitness; 5 = Recreational lounge; 6 = Limited shuttle service
7 = Laundry facility - every floor; 7a = Laundry facility - central location(s);
    7b = W/D in each unit
8 = Security / Gated Parking / Control entry & exit
9 = Lighted tennis courts; 10 = Park, bbq; 11 = Golf, jogging track, volleyball

With the successful opening of Staples Center and the favorable market response to the initial phases of Medici and the Old Bank District, residential developers have been attracted to the downtown market. As of October 2002, the Los Angeles Downtown BID survey data concerning residential development in Downtown Los Angeles showed that the vacancy rate for Downtown multi-family market rate apartments is four percent. The survey also highlighted the significant number of residential developments now planned or under construction, as summarized below.

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                   SUMMARY OF DOWNTOWN RESIDENTIAL DEVELOPMENT

============================================================================================
DEVELOPMENT                 APARTMENTS
STATUS                    AND CONDOMINIUMS     LOFTS AND CONVERSIONS         TOTALS
============================================================================================
Existing                27 Bldgs    3,612 DU   27 Bldgs     1,840 DU   54 Bldgs  5,452 DU
--------------------------------------------------------------------------------------------
Under Construction       3 Bldg       407 DU   10 Bldgs     1,531 DU   13 Bldgs  1,938 DU
--------------------------------------------------------------------------------------------
Planned                  4 Bldgs      603 DU    9 Bldgs     1,354 DU   13 Bldgs  1,957 DU
--------------------------------------------------------------------------------------------
TOTAL                   34 BLDGS    4,622 DU   46 BLDGS     4,725 DU   80 BLDGS  9,347 DU
============================================================================================

Many of the planned residential developments may be phased-in during the next six years. The majority of new loft development is in the Historic Core. The 54 projects planned or under construction are a well-balanced mix of luxury condominiums, luxury apartments, mid-range and affordable apartments and senior housing. The following is a description of a few significant proposed developments.

     Forest City announced a $50 million, 230-unit residential loft project to be built one block east of Staples Center, at 11th and Flower Streets. The developer gained unanimous City Council support for the 200,000 square foot project, which will feature seven stories of lofts around a four-level parking structure and 5,000 square feet of retail space. The units will vary in size from 670 to 1,400 square feet. The project is scheduled for completion in 2003.

     CIM Group, a leading investor in urban in-fill and mixed-use properties, has recently acquired a major 7.2-acre property including 517,000 square feet of buildings, public parking areas and 200,000 square feet of developable land. The site, bounded by 8th and 9th Streets, Grand Avenue and Figueroa Street, is within the South Park District. CIM's master plan for the project includes a mix of residential, retail and commercial uses and combines renovation of existing buildings with new construction. A total of 1,300 residential dwelling units are planned. The retail component is designed to fill the void in community services and includes a full-service grocery store (60,000 square feet) to accommodate Downtown residents and employees. The former Southern California Gas Company headquarters building, located on the 800 block of Flower Street, is planned for conversion to 290 residential lofts.

     The real estate development and investment firm KOR, in joint venture with Kennedy Wilson, is in the process of converting the former 612 South Flower office building into 320 market-rate, residential units and 10,000 square feet of ground floor retail space. This project is located near the center of the Financial District, on Flower Street extending from Wilshire Boulevard to 5th Street.

     The Subway Terminal project in the historic core is an adaptive reuse for live/work lofts with a retail and entertainment component. This $40 million project will ultimately include 450 units and may be a joint venture with the building owner and Forest City.

     G.H. Palmer, the developer of the $100 million Medici Apartments, has acquired three additional residential sites and plans to develop luxury style apartment complexes (822 units).

The downtown housing base is positioned for continued expansion for the foreseeable future. The political and economic factors favor new and re-use development, from both a regional

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basis and a submarket-specific perspective. The development of a base of cultural, retail, and entertainment amenities to support a significant downtown residential population is in progress. Although downtown Los Angeles has not yet achieved the critical residential mass for "24-hour city" status with a successful downtown middle and executive residential class typical of more dynamic downtown areas such as New York, the recent, current, and planned residential development in downtown, considered with other major non-residential projects such as Staples Center, is beginning to cumulatively create a dynamic environment, which in turn will generate the critical mass of residential uses to support cultural, retail, and commercial projects.

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DOWNTOWN LOS ANGELES OFFICE MARKET

Competitive Supply - Overview

The downtown Los Angeles office market is comprised of five distinct submarkets:
1) The Central Business District (CBD), which includes the Financial District, Bunker Hill and the Wilshire Corridor; 2) South Park; 3) Central City East; 4) Little Tokyo/Chinatown; and 5) Central City West. These submarkets are distinguished by location, access, market perception and tenant mix, improvement quality, and rental rate structure.

As shown on the accompanying statistical exhibit, the overall downtown Los Angeles market area, Including all five submarkets, contains a total inventory of 38.75 million square feet in 107 buildings, and has a year-end, 2002 direct vacancy rate of 18.1 percent. The vacancy rates for the individual downtown submarkets vary considerably - from 14.7 percent for Little Tokyo/Chinatown to
31.5 percent for the Central City East market.

                              Downtown Los Angeles
                      OFFICE MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 2002

                                                                      DIRECT                     OVERALL      NET        DIRECT
                                           NUMBER        DIRECT       VACANCY      OVERALL       VACANCY   ABSORPTION   WTD. AVG.
MARKET/SUBMARKET              INVENTORY   OF BLDGS   AVAILABILITIES    RATE    AVAILABILITIES     RATE       YE '02    RENTAL RATE
----------------              ---------   --------   --------------   -------  --------------   --------   ----------  -----------
DOWNTOWN LOS ANGELES         38,750,414     107        7,032,928       18.1%     8,197,425        21.2%    (159,500)      $22.65
1  CBD/Financial District    30,161,412      64        4,946,868       16.4%     5,919,819        19.6%    (304,003)      $24.72
2  South Park                 1,917,559       7          553,740       28.9%       557,347        29.1%     (77,137)      $19.08
3  Central City East          2,555,682      17          805,320       31.5%       838,320        32.8%     249,108       $15.96
4  Little Tokyo/Chinatown       480,818       6           70,724       14.7%        70,724        14.7%     (18,590)      $13.20
5  Central City West          3,634,943      13          656,276       18.1%       811,215        22.3%      (8,878)      $19.32
                             ----------     ---        ---------       -----     ---------        -----    ---------      ------
TOTAL                        38,750,414     107        7,032,928       18.1%     8,197,425        21.2%    (159,500)      $22.65
                             ==========     ===        =========       =====     =========        =====    =========      ======

The most significant component of the downtown office supply is concentrated in the CBD. This district is bordered by the Harbor Freeway (Interstate 110) on the west, Ninth Street on the south, Second Street on the north, and Hill Street to the east. The CBD comprises nearly 80 percent of the existing inventory in the downtown market, and represents the greatest concentration of office space within the greater Los Angeles area. The performance of the CBD sub-market directly and indirectly impacts the strength of the other downtown markets. The Central City West submarket offers good access and exposure, but this submarket has historically "lagged" the CBD in terms of the overall quality of the office assets, the amenities, and the prestige of the location. This market has an inventory of 3.6 million square feet and direct and overall (including sublease space) vacancy rates of 18.1 percent and 22.3 percent, respectively.

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The South Park market has very limited supply, consisting primarily of the multiple-building Transamerica headquarters property. This market has a current inventory of only 1.9 million square feet, with year-end 2002 direct and overall vacancy rates of 28.9 percent and 29.1 percent.

The Central City East submarket, which was the original downtown Los Angeles CBD, consists of older, (Circa 1900-1930) non-competitive buildings and government offices, and the Little Tokyo/Chinatown market areas currently consist of smaller, specialty office submarkets that offer very minimal competition for tenants in the rest of the downtown market. The 17 buildings tracked in this market have a total of 2.55 million square feet, with a year-end, 2002 vacancy rate of 31.5 percent. Much of this space is functionally obsolete, and will require substantial capital upgrades in order to suitable for office tenancy CBD. Many of these buildings are targeted for conversion to residential uses. An emerging office location in the northeasterly portion of downtown Los Angeles is Union Station (controlled by Catellus), which competed successfully for two major build-to-suit office developments with CBD sites during the past three years.

According to Cushman & Wakefield's year-end (4th quarter) 2002 survey, the CBD submarket contained a total rentable office area of 30,161,412 square feet in 64 buildings. The fourth quarter, 2002 direct vacancy rate for the CBD was 16.4 percent. Including sublease space, the overall vacancy level was 19.6 percent. Although there has been no new construction completed in the CBD market since 1992, the 2002 CBD inventory of 30,161,412 rentable square feet represents an increase of 1,284,416 square feet above the year-end 2001 inventory of 28,876,996 square feet. This 4.5 percent increase is attributable to re-measurements by downtown landlords to 1996 BOMA standards. The absorption levels estimated for 2002 (discussed subsequently) are impacted to a degree by the "adjustments" for building re-measurements. Despite the fact that the occupied area is actual greater in the CBD than as of year-end 2001, the absorption is negative due to the calculations following re-measurement.

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                           CONSTRUCTION HISTORY CHART

                              Downtown Los Angeles
                           Central Business District

                             CONSTRUCTION HISTORY

                NUMBER
                OF BLDGS     RENTABLE OFFICE
YEAR           COMPLETED           AREA (SF)
--------------------------------------------
1907                   1              32,000
1922                   1             142,000
1923                   1             196,073
1924                   1             360,000
1926                   2             319,908
1928                   3             304,082

1931                   1             224,000
1935                   1             410,940

1955                   1             163,000
1956                   1             110,394
1958                   1             166,000

1960                   1             326,000
1963                   1              95,000
1966                   2             638,393
1967                   2             889,293
1968                   1             143,000
1969                   1             715,463

1970                   0                   0
1971                   0                   0
1972                   4           2,329,608
1973                   4           2,017,305
1974                   1             344,707
1975                   1           1,324,228
1976                   0                   0
1977                   0                   0
1978                   0                   0
1979                   2             617,000

1980                   0                   0
1981                   1             285,493
1982                   6           3,493,287
1983                   2           1,056,800
1984                   0                   0
1985                   4           2,558,920
1986                   2             538,498
1987                   3             846,116
1988                   2             867,000
1989                   1           1,300,000

1990                   1             934,000
1991                   5           3,723,694
1992                   2           1,703,355
1993                   0                   0
1994                   0                   0
1995                   0                   0
1996                   0                   0
1997                   0                   0
1998                   0                   0
1999                   0                   0
2000                   0                   0
2001                   0                   0
2002                   0                   0
                      --          ----------
Totals                63          29,175,557
                      ==          ==========
Pre-1960              22           5,235,546

1970-1979             12           6,632,848

1980-1989             21          10,946,114

1990-1998              8           6,361,049

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HISTORICAL OFFICE DEVELOPMENT

The CBD market is quite segmented as the age, size, quality of the building systems, and floorplate designs define and limit the competitive marketplace of tenants for the various buildings. Forty percent of the total CBD inventory was developed prior to 1980.

The accompanying chart summarizes the historical construction history for the downtown Los Angeles office market (CBD). As noted above the inventory has changed due to re-measurements during 2002 to 1996 BOMA standards. No new office development has been completed since 1992. The market has been developed in cycles. The Central Business District for downtown Los Angeles was originally concentrated along Spring Street, which is located in the current Central City East submarket. The current Central Business District has been developed since 1967 during four primary construction cycles:

     1) 1966-1970 - 10 buildings totaling approximately 2.4 million square feet were developed, including the Union Bank Building (445 South Figueroa Street, 40 stories, 600,000 square feet) and the AT&T Center (611 W. Sixth Street, 42 stories, 715,000 square feet). No new development occurred during the next two years;

     2) 1972-1975 - 10 new buildings totaling approximately 6.0 million square feet were completed, including ARCO Plaza (515-555 South Flower Street, 52 stories, two buildings with a combined rentable area of approximately 2.0 million square feet), First Interstate Tower (707 Wilshire Boulevard, 62 stories, about 1.0 million square feet), and Security Pacific Plaza (333 South Hope Street, 55 stories, 1.3 million square feet). The significant amount of new construction and the national economic recession during this period resulted in very limited development (2 buildings totaling 617,000 square feet) from 1976 through 1980;

     3) 1981-1985 - 10 new buildings with a combined area of 4.8 million square feet were completed, including Citicorp Center Phase I (725 South Figueroa Street, 41 stories, 900,000 square feet), Wells Fargo Center (333-355 South Grand Avenue, 2 buildings totaling 2.2 million square feet), 444 South Flower Street (previously the Wells Fargo Building, 48 stories, 900,000 square feet), One California Plaza (300 South Grand Avenue, 42 stories, 900,000 square feet), and 400 South Hope Street (26 stories, 660,000 square feet). The majority of this new office supply was developed in the Bunker Hill market area;

     4) 1989-1992 - Although several new developments were completed from 1986 through 1988, the most significant construction boom in the downtown market occurred during the three-year period 1989-1992. Nine new buildings totaling nearly 7.7 million square feet were completed, including First Interstate World Center (now Library Tower - 633 West Fifth Street, 73 stories, 1.3 million square feet), Southern California Gas Center (555 West Fifth Street, 50 stories, 1.2 million square feet), Sanwa Bank Plaza (601 South Figueroa Street, 52 stories, 900,000 square feet), Citicorp Center Phase II (777 South Figueroa Street, 52 stories, 1 million square feet), and California Plaza II (52 stories, 1.3 million square feet). A number of older buildings were also renovated during this period.

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Although there are a number of entitled or proposed sites for new office supply, no new development has occurred in the CBD since 1992. Two significant build-to-suit office projects were completed in 1996 and 1998 on the Union Station property northeast of downtown Los Angeles, however. The 1996 development is the MTA headquarters (Metropolitan Transportation Authority), a 600,000 square-foot office tower, and the 1998 development involved a 12-story, 535,000 square-foot headquarters development for MWD (Metropolitan Water District). These quasi-public agencies have relocated from other downtown locations, and have selected the Union Station area in part because this site is the "hub" for all regional public transportation facilities. A new CalTrans headquarters is scheduled for development in the Civic Center/Historic Core market.


CENTRAL BUSINESS DISTRICT

Competitive Market Supply

Office development in the CBD is concentrated in two primary areas, or "micro-markets":

THE FINANCIAL DISTRICT, which consists of the portion of the CBD extending from Fifth Street on the north to Ninth Street on the south, and from the Harbor Freeway on the west to Olive Street to the east. The Financial District includes the Figueroa Street Corridor and other Financial District locations including primarily the Wilshire Corridor, Flower Street, and Sixth Street.

BUNKER HILL, which is an elevated geographical neighborhood in the northerly portion of the CBD bordered by Fifth Street (south), Second Street (north), Grand Avenue (east), and Flower Street (west).

The primary competitive office buildings in downtown Los Angeles are located in the areas summarized above. The charts and narrative discussion on the following pages provide an overview of the primary competitive office properties in and adjacent to the Central Business District.


Bunker Hill

The competitive office buildings in the Bunker Hill neighborhood are summarized on the chart on the accompanying page. Bunker Hill includes 10 buildings with a total rentable area of 10.78 million square feet. The existing inventory includes some of the newest and best quality office product in the downtown market, including Two California Plaza (1.3 million square feet) which was completed in 1992, and the Gas Company Tower (1.3 million square feet) which was completed in 1991. The 71-story Library Tower is the tallest building in the western United States, and was developed by Maguire Thomas Partners as part of the Library Square Project (which also includes the Gas Company tower).

Bunker Hill consists primarily of high quality Class A buildings, and this submarket has a direct occupancy level of 92.0 percent and an overall occupancy rate of 86.2 percent, including sublease space. The higher overall vacancy level is attributed in large part to subleasing activity by energy firms: Arco, has offered portions of its premises in 333 South Hope (Arco Center) and 444 South Flower Street for sublease; Pacific Enterprises (parent of the Southern California Gas Company), has subleased portions of its premises in Library Tower. Arco, following its merger with BP, has downsized its downtown Los Angeles premises in three buildings - 333 South Hope, 444 South Flower, and Arco Plaza (505 South Flower Street). Major tenants within this submarket include major financial institutions, accounting firms, and law firms. The following tenants have leases for more than 150,000 square feet of space within

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this submarket: 1) Southern California Gas Company; 2) Jones, Day, Reavis &
Pogue (law firm); 3) Deloitte & Touche (accounting), 4) PriceWaterhouse Coopers (accounting - two premises - 400 South Hope and California Plaza II), 5) KPMG (accounting), the Capital Group (finance), 6) Los Angeles Unified School District (public sector), 7) Wells Fargo (banking/finance), 8) Pacific Enterprises (energy), 9) Latham & Watkins (law), 10) Aames financial and 11) Gibson, Dunn, Crutcher (law). ARCO signed a 15-year lease for about 200,000 square feet (and building signage) in 333 South Hope Street during 1996, and relocated this space requirement from its prior location at 1055 W. Seventh Street, just west of the CBD across the Harbor Freeway. Arthur Andersen had a long-term lease for 160,000 square feet in Library Tower, but vacated in 2002. The landlord is in the "Letter of Intent" stage of negotiations with US Bank to lease the Arthur Andersen premises for a 12-year term. Latham & Watkins is also negotiating to lease about 73,000 square feet of space in Gas Tower for a 10-year term. This "back office" requirement is currently in the Class "B" Biltmore Tower office building across Fifth Street south of Gas Tower.

The LAUSD negotiated an extension of a significant portion of its premises (215,000 square feet) in KPMG Tower following the expiration of their 300,000 square-foot lease in March, 2003.

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VALUATION ADVISORY SERVICES          83               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

               COMPETITIVE DOWNTOWN LOS ANGELES OFFICE BUILDINGS

                 Rental and Occupancy Survey as of 4th Qtr 2002

                                          BUILDING INFORMATION
                                  --------------------------------------        AVAILABLE SPACE (SF)           OVERALL
ITEM     BUILDING NAME/           NO. OF     AREA       AVG. FLR   YEAR    ------------------------------    AVAILABILITY
NO.      LOCATION                 STORIES    (SF)       AREA (SF)  BUILT   FLOOR(S)    DIRECT    SUBLEASE        (SF)
----------------------------------------------------------------------------------------------------------------------------
BUNKER HILL OFFICE BUILDINGS
----------------------------------------------------------------------------------------------------------------------------
B-1      THE GAS COMPANY TOWER      52      1,367,995    26,308    1991      5 - 48         0      59,951
         555 West 5th Street                                                 1 - 50   169,202        0             Total
                                                                                      169,202      59,951        229,153
----------------------------------------------------------------------------------------------------------------------------
B-2      ONE BUNKER HILL            13        225,077    17,314    1931      Grnd           0        0
         601 West 5th Street                                                  3 & 8     4,687        0             Total
                                                                                        4,687        0             4,687
----------------------------------------------------------------------------------------------------------------------------
B-3      LIBRARY TOWER              73      1,432,607    19,625    1989     22 - 68         0      80,287
         633 West 5th Street                                                14 - 62   162,756        0             Total
                                                                                      162,756      80,287        243,043
----------------------------------------------------------------------------------------------------------------------------
B-4      CITIBANK CENTER            48        893,979    18,625    1982      5 - 46         0     132,951
         444 South Flower Street                                            21 - 44    52,410        0             Total
                                                                                       52,410     132,951        185,361
----------------------------------------------------------------------------------------------------------------------------
B-5      ONE CALIFORNIA PLAZA       42        953,367    22,699    1985      1 - 26                76,314
         300 South Grand Avenue                                              3 - 20    61,705        0             Total
                                                                                       61,705      76,314        138,019
----------------------------------------------------------------------------------------------------------------------------
B-6      WELLS FARGO                54      1,345,189    24,911    1982     Grnd            0        0
         CENTER - NORTH TOWER                                                4 - 42   202,905        0             Total
         333 South Grand Avenue                                                       202,905        0           202,905

----------------------------------------------------------------------------------------------------------------------------
B-7      TWO CALIFORNIA PLAZA       52      1,277,801    24,573    1992     16 - 38         0      81,396
         350 South Grand Avenue                                             15 - 35    34,071        0             Total
                                                                                       34,071      81,396        115,467
----------------------------------------------------------------------------------------------------------------------------
B-8      WELLS FARGO                45      1,159,015    25,756    1983     24 - 25         0      50,000
         CENTER- ST (KPMG)                                                  27 - 42    28,814        0             Total
         355 South Grand Avenue                                                        28,814      50,000         78,814

----------------------------------------------------------------------------------------------------------------------------
B-9      BP PLAZA                   55      1,421,711    25,849    1974     12 - 36         0     120,473
         333 South Hope Street                                            BSMT - 40   141,648        0             Total
                                                                                      141,648     120,473        262,121
----------------------------------------------------------------------------------------------------------------------------
B-10     MELLON BANK PLAZA          26        661,756    25,452    1982           9         0      26,306
         400 South Hope Street                                                    0         0        0             Total
                                                                                            0      26,306         26,306
----------------------------------------------------------------------------------------------------------------------------
         MARKET TOTALS             460     10,738,497    23,345                       858,198     627,678      1,485,876
----------------------------------------------------------------------------------------------------------------------------
                                          QUOTED
                                       ANNUAL RENT                DIRECT      OVERALL
ITEM     BUILDING NAME/             ------------------  LEASE    OCCUPANCY   OCCUPANCY
NO.      LOCATION                     PSF      PSF      TYPE       RATIO       RATIO
-------------------------------------------------------------------------------------
BUNKER HILL OFFICE BUILDINGS
-------------------------------------------------------------------------------------
B-1      THE GAS COMPANY TOWER       $18.96 - $36.00     FSG       87.6%       83.2%
         555 West 5th Street         $19.92 - $20.04     NNN

-------------------------------------------------------------------------------------
B-2      ONE BUNKER HILL                 -- -     --     --        97.9%       97.9%
         601 West 5th Street         $24.00 - $24.00     FSG

-------------------------------------------------------------------------------------
B-3      LIBRARY TOWER               $15.96 - $25.56   NNN/FSG     88.6%       83.0%
         633 West 5th Street         $25.00 - $25.00     NNN

-------------------------------------------------------------------------------------
B-4      CITIBANK CENTER             $18.96 - $21.96     FSG       94.1%       79.3%
         444 South Flower Street     $24.00 - $24.00     FSG

-------------------------------------------------------------------------------------
B-5      ONE CALIFORNIA PLAZA        $12.96 - $20.04   NNN/FSG     93.5%       85.5%
         300 South Grand Avenue      $18.00 - $18.00     NNN

-------------------------------------------------------------------------------------
B-6      WELLS FARGO                     -- -     --     --        84.9%       84.9%
         CENTER - NORTH TOWER        $19.92 - $19.92     NNN
         333 South Grand Avenue

-------------------------------------------------------------------------------------
B-7      TWO CALIFORNIA PLAZA        $18.96 - $21.00   NNN/FSG     97.3%       91.0%
         350 South Grand Avenue      $21.48 - $21.48     NNN

-------------------------------------------------------------------------------------
B-8      WELLS FARGO                 $17.76 - $17.76     FSG       97.5%       93.2%
         CENTER- ST (KPMG)           $20.04 - $20.04     NNN
         355 South Grand Avenue

-------------------------------------------------------------------------------------
B-9      BP PLAZA                    $18.96 - $25.20     FSG       90.0%       81.6%
         333 South Hope Street       $18.96 - $19.80     NNN

-------------------------------------------------------------------------------------
B-10     MELLON BANK PLAZA           $22.92 - $22.92     FSG      100.0%       96.0%
         400 South Hope Street           -- -     --     --

-------------------------------------------------------------------------------------
         MARKET TOTALS                                             92.0%       86.2%
-------------------------------------------------------------------------------------


                        (OFFICE BUILDING ACTIVITY CHART)


Other major tenants in this submarket include Mellon Bank for approximately 60,000 square feet in 400 South Hope Street, Morgan Lewis et al for about 75,000 square feet in Cal Plaza I. Mellon Bank subsequently expanded by 44,000 square feet. Oaktree Capital signed a 75,000 square-foot lease in 1998 to relocate to Wells Fargo Center on Bunker Hill from its previous premises in 550 South Hope Street. The tenant expanded from a prior premises of about 15,000 square feet. The Insurance Corporation - Hanover signed a new 25,000 square-foot lease for a full floor in 333 South Hope Street during 1999. The tenant relocated from mid-Wilshire. Several mid-sized law firms also have located in Bunker Hill buildings over the past several years including Coudert Brothers (25,000 square feet), Hill, Farrer & Burrill (30,000 square feet in Cal Plaza I), McKinsey & Company (25,000 square feet in 400 South Hope Street), Baker Hostetler, a law firm in the Wilshire Grand building (600 Wilshire Boulevard) signed a 35,000 square-foot lease to relocate to KPMG Tower in late 2000, and Dewey Ballentine signed a 45,000 square-foot lease in Wells Fargo Center. McCutchen, Doyle signed a lease for 75,000 square feet in the same project during second quarter, 2001. Dewey

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VALUATION ADVISORY SERVICES          84               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

Ballentine leased about 50,000 square feet in Wells Fargo Center during 2001, and Winston &Wtrawn leased about 50,000 square feet in the same project during 2002

The Los Angeles Unified School District (25,000 square-foot expansion in KPMG Tower). Citicorp committed to a new lease for about 70,000 square feet of space in 444 South Flower Street following the expiration of their current lease in 2000 at 725 South Figueroa Street. The Capital Group expanded by about 26,000 square feet in 333 South Hope Street. CB/Richard Ellis (real estate firm) relocated to approximately 45,000 square feet in KPMG Tower. Although the Bunker Hill buildings have a high current direct occupancy level, there are a number of sublease availabilities which total about 630,000 square feet. Notably, however, this figure was 755,000 square feet at the beginning of 2001. Jones Day, a law firm is offering about 50,000 square feet for sublease in Gas Company Tower. BP has recently offered its 200,000 square-foot plus premises in 333 South Hope Street (BP Plaza) for sublease, as consolidations continue in the oil industry. ARCO/BP recently decided to remain in 50,000 square feet of the premises, however.

Despite fluctuations in sublease availabilities, the direct vacancy rate for Bunker Hill office buildings has declined by about 13 full percentage points since 1995, and the overall vacancy levels including sub-lease space) has continued to decline, including by more than 10 full percentage points since year-end 1996. The vacancy trends for the past eight years are summarized in the following chart.


                           Bunker Hill Vacancy Trends

Timeframe                      Direct Vacancy             Sublease Vacancy            Overall Vacancy
---------                      --------------             ----------------            ---------------
1995-4th QTR                   18.3%                      6.2%                        24.5%
1996-4th QTR                   13.1%                      6.1%                        19.3%
1997-4th QTR                   11.7%                      3.7%                        15.4%
1998-4th QTR                   11.2%                      5.0%                        16.2%
1999-4th QTR                    8.1%                      7.5%                        15.6%
2000-4th QTR                    7.9%                      5.7%                        13.6%
2001-4th QTR                    4.8%                      3.4%                         8.2%
2002-4th QTR                    8.0%                      5.8%                        13.8%


The relatively significant sublease availabilities in the Bunker Hill market during the middle of the last decade have been attributable primarily to downsizing of major corporate tenants and financial institutions. The chart below summarizes the five most significant tenant losses which led to sublease supply in the Bunker Hill market over the past (approximate) decade.

      Tenant                        Industry                  Premises                 Comments
      ------                        --------                  --------                 --------
      Security Pacific              Banking/Finance           700,000 SF               Merger/BofA
                                                              333 S. Hope

      IBM                           Technology                600,000 SF               Downsize
                                                              Wells Fargo-South

      Gas Company                   Utilities - Corporate     550,000 SF               3 floors - downsized
                                                              Gas Tower                has been subleased

      Pacific Enterprises           Utilities - Corporate     225,000 SF               Merger-Enova
                                                              Library Tower

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES          85               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

      Tenant                        Industry                  Premises                 Comments
      ------                        --------                  --------                 --------
      Arco/BP                       Oil                       200,000 SF               Merger -BP
                                                              333 S. Hope              BP will remain in
                                                                                       50,000 SF

      Arco/BP                       Oil                       160,000 SF               Merger -BP
                                                              444 S. Flower

      1st Interstate                Banking/Finance           160,000 SF               Merger-Wells Fargo
                                                              Library Tower

      Arthur Andersen               Accounting                160,000 SF               Accounting Scandals
                                                              Library Tower

      TOTAL:               2,755,000 SF

The tenants above represent approximately 25 percent of the total Bunker Hill supply. The Bunker Hill market has absorbed (on a sub-lease or subsequent direct lease basis) the IBM, Security Pacific, and the 1st Interstate premises as well as all or portions of the Gas Company, Arco, and Pacific Enterprises space. In light of the loss of 25 percent of the tenant base over the past several years through the mergers and downsizings listed above in recent years, the favorable vacancy trend summarized previously demonstrates exceptional demand for Bunker Hill office properties. The table below quantifies the total net new absorption to the Bunker Hill submarket since 4th quarter, 1995, including the loss of the major tenants listed above.

                                                                       TOTAL AVAILABILITIES
PERIOD                                                                 INCLUDING SUBLEASE
------                                                                 --------------------
4th Qtr 1995                                                                2,465,526 SF
4th Qtr 2002                                                                1,485,876 SF (at remeasured area)
                                                                            ---------
Net Change Occupied SF                                                        979,650 SF
Net Major Tenant Losses                                                     2,755,000 SF

Total Absorption Including Major Tenant Losses:                             3,734,650 SF


Figueroa Corridor

The competitive office buildings within the Figueroa Corridor area are summarized on the chart on the accompanying page. Figueroa Corridor includes 15 buildings with a combined rentable area of approximately 7.1 million square feet. This submarket encompasses a relatively large geographic area and includes properties at both the northern and southern boundaries of the downtown office market. With the exception of 777 Tower and Sanwa Bank, the buildings in this submarket generally contain less than one million square feet of rentable area. Figueroa Corridor experienced significant new development over the first two years of this decade, with nearly 3.4 million square feet of rentable area delivered to this submarket from 1990 to 1992, or approximately 50 percent of the current inventory of office space. The most recently completed building is 801 South Figueroa, which was completed in mid 1992.

Figueroa Corridor buildings have a combined occupancy rate of 84.7 percent, including sublease availabilities. On a landlord direct basis the buildings have an occupancy level of 89.4 percent. Major tenants within this submarket include domestic and foreign financial institutions, law firms, and investment banking firms. Several insurance firms have also located to new buildings in this corridor during the past few years. The larger tenants within the Figueroa

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES          86               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

Corridor include: 1) Union Bank of California; 2) Washington Mutual; 3) Sanwa Bank; 4) Aon (insurance); 5) Trust Company of the West (investment services); 6) Manufacturer's Bank; 7) Pillsbury, Madison and Sutro (law firm); 8) Graham & James (law firm); 9) AIG (insurance); 10) Ernst & Young (accounting); and 11) Marsh McLennan (insurance).

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES          87               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

                COMPETITIVE DOWNTOWN LOS ANGELES OFFICE BUILDINGS
                 Rental and Occupancy Survey as of 4th Qtr 2002

                                          BUILDING INFORMATION
                                  --------------------------------------        AVAILABLE SPACE (SF)            OVERALL
ITEM     BUILDING NAME/           NO. OF     AREA       AVG. FLR   YEAR    ------------------------------    AVAILABILITY
NO.      LOCATION                 STORIES    (SF)       AREA (SF)  BUILT   FLOOR(S)    DIRECT    SUBLEASE        (SF)
----------------------------------------------------------------------------------------------------------------------------
FIGUEROA STREET CORRIDOR
----------------------------------------------------------------------------------------------------------------------------
F-1      FIGUEROA PLAZA             16        314,512    20,161    1986           5         0       1,470
         SOUTH TOWER
         201 North Figueroa                                                       2     6,972        0             Total
         Street
                                                                                        6,972       1,470          8,442
----------------------------------------------------------------------------------------------------------------------------
F-2      FIGUEROA PLAZA             16        307,556    19,715    1991      Ground         0        0
         NORTH TOWER
         221 North Figueroa                                                       1    14,240        0             Total
         Street
                                                                                       14,240        0            14,240
----------------------------------------------------------------------------------------------------------------------------
F-3      FIGUEROA COURTYARD          3        243,000    81,000    1979       1 & 3         0      18,824
         201-281 South                                                        2 & 4    10,211        0             Total
         Figueroa Street
                                                                                       10,211      18,824         29,035
----------------------------------------------------------------------------------------------------------------------------
F-4      MARRIOT OFFICE BUILDING     4         44,800    11,200    1983      Ground         0        0
         345 South Figueroa                                                   1 - 4    12,695        0             Total
         Street
                                                                                       12,695        0            12,695
----------------------------------------------------------------------------------------------------------------------------
F-5      LOS ANGELES WORLD          10        349,600    34,960    1974       1 & 2         0      18,441
         TRADE CTR
         350 South Figueroa                                                  1 - 10    67,906        0             Total
         Street
                                                                                       67,906      18,441         86,347
----------------------------------------------------------------------------------------------------------------------------
F-6      UNION BANK PLAZA           40        607,822    15,196    1967          36         0      16,419
         445 South Figueroa                                                 22 - 38    41,195        0             Total
         Street
                                                                                       41,195      16,419         57,614
----------------------------------------------------------------------------------------------------------------------------
F-7      MANULIFE PLAZA             21        392,626    18,696    1982      3 & 14         0       3,268
         515 South Figueroa                                                  9 & 10     8,270        0             Total
         Street
                                                                                        8,270       3,268         11,538
----------------------------------------------------------------------------------------------------------------------------
F-8      SANWA BANK PLAZA           52      1,038,971    19,980    1990      4 - 43         0     173,552
         601 South Figueroa                                                  1 - 46   125,238        0             Total
         Street
                                                                                      125,238     173,552        298,790
----------------------------------------------------------------------------------------------------------------------------
F-9      FIGUEROA TOWER             24        259,549    10,815    1988     10 & 11         0       6,096
         660 South Figueroa                                                  8 - 18    35,733        0             Total
         Street
                                                                                       35,733       6,096         41,829
----------------------------------------------------------------------------------------------------------------------------
F-10     ERNST & YOUNG PLAZA        41        902,500    22,012    1985     21 - 40         0      54,082
         725 South Figueroa                                                  4 - 41    57,526        0             Total
         Street
                                                                                       57,526      54,082        111,608
----------------------------------------------------------------------------------------------------------------------------
F-11     777 TOWER                  52      1,004,000    19,308    1990     42 - 47         0      40,997
         777 South Figueroa                                                  3 - 46   113,475        0             Total
         Street
                                                                                      113,475      40,997        154,472
----------------------------------------------------------------------------------------------------------------------------
F-12     FIGUEROA TOWER             12        122,002    10,167    1982        Grnd         0        0
         800 South Figueroa                                                  6 - 12    72,892        0             Total
         Street
                                                                                       72,892        0            72,892
----------------------------------------------------------------------------------------------------------------------------
F-13     801 TOWER                  24        435,832    18,160    1992      Ground         0        0
         801 South Figueroa                                                  3 - 16    26,953        0             Total
         Street
                                                                                       26,953        0            26,953
----------------------------------------------------------------------------------------------------------------------------
F-14     TCW BUILDING               35        674,132    19,261    1991     23 & 32         0       4,134
         865 South Figueroa                                                 13 & 23     4,060        0             Total
         Street
                                                                                        4,060       4,134          8,194
----------------------------------------------------------------------------------------------------------------------------
F-15     888 INTERNATIONAL TOWER    21        412,000    19,619    1985      Ground         0        0
         888 South Figueroa                                                 LL - 21   154,453        0             Total
         Street
                                                                                      154,453        0           154,453
----------------------------------------------------------------------------------------------------------------------------
         MARKET TOTALS             370      7,108,902    19,203                       751,819     337,283      1,089,102
----------------------------------------------------------------------------------------------------------------------------
                                          QUOTED
                                        ANNUAL RENT               DIRECT      OVERALL
ITEM     BUILDING NAME/                 -----------     LEASE    OCCUPANCY   OCCUPANCY
NO.      LOCATION                      PSF      PSF     TYPE       RATIO       RATIO
--------------------------------------------------------------------------------------
FIGUEROA STREET CORRIDOR
---------------------------------------------------------------------------------------
F-1      FIGUEROA PLAZA               $22.80 - $22.80     FSG       97.8%       97.3%
         SOUTH TOWER
         201 North Figueroa           $24.00 - $24.00     FSG
         Street

---------------------------------------------------------------------------------------
F-2      FIGUEROA PLAZA                   -- -     --     --        95.4%       95.4%
         NORTH TOWER
         221 North Figueroa           $24.00 - $24.00     FSG
         Street

---------------------------------------------------------------------------------------
F-3      FIGUEROA COURTYARD           $12.00 - $24.00     FSG       95.8%       88.1%
         201-281 South                $24.00 - $24.00     FSG
         Figueroa Street

---------------------------------------------------------------------------------------
F-4      MARRIOT OFFICE BUILDING          -- -     --     --        71.7%       71.7%
         345 South Figueroa           $17.04 - $17.04     FSG
         Street

---------------------------------------------------------------------------------------
F-5      LOS ANGELES WORLD            $15.00 - $15.00     FSG       80.6%       75.3%
         TRADE CTR
         350 South Figueroa           $18.00 - $19.96     FSG
         Street

---------------------------------------------------------------------------------------
F-6      UNION BANK PLAZA             $15.96 - $18.00     FSG       93.2%       90.5%
         445 South Figueroa           $24.00 - $24.00     FSG
         Street

---------------------------------------------------------------------------------------
F-7      MANULIFE PLAZA               $19.80 - $19.80     FSG       97.9%       97.1%
         515 South Figueroa           $26.04 - $26.04     FSG
         Street

---------------------------------------------------------------------------------------
F-8      SANWA BANK PLAZA             $15.96 - $18.96     FSG       87.9%       71.2%
         601 South Figueroa           $21.96 - $27.00     NNN
         Street

---------------------------------------------------------------------------------------
F-9      FIGUEROA TOWER               $20.04 - $23.00     FSG       86.2%       83.9%
         660 South Figueroa           $24.00 - $24.00     FSG
         Street

---------------------------------------------------------------------------------------
F-10     ERNST & YOUNG PLAZA          $17.04 - $21.00     FSG       93.6%       87.6%
         725 South Figueroa           $20.04 - $20.04     NNN
         Street

---------------------------------------------------------------------------------------
F-11     777 TOWER                    $17.88 - $23.52   NNN/FSG     88.7%       84.6%
         777 South Figueroa           $17.88 - $17.88     NNN
         Street

---------------------------------------------------------------------------------------
F-12     FIGUEROA TOWER                   -- -     --     --        40.3%       40.3%
         800 South Figueroa           $17.40 - $18.60     FSG
         Street

---------------------------------------------------------------------------------------
F-13     801 TOWER                        -- -     --     --        93.8%       93.8%
         801 South Figueroa           $30.00 - $33.00     FSG
         Street

---------------------------------------------------------------------------------------
F-14     TCW BUILDING                 $19.20 - $19.20     FSG       99.4%       98.8%
         865 South Figueroa           $15.96 - $17.04     NNN
         Street

---------------------------------------------------------------------------------------
F-15     888 INTERNATIONAL TOWER          -- -     --     --        62.5%       62.5%
         888 South Figueroa           $12.00 - $24.00   NNN/FSG
         Street

---------------------------------------------------------------------------------------
         MARKET TOTALS                                              89.4%       84.7%
---------------------------------------------------------------------------------------


                        (OFFICE BUILDING ACTIVITY CHART)

--------------------------------------------------------------------------------
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
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--------------------------------------------------------------------------------

Union Bank of California recently (2000) renewed its 320,000 square-foot lease in 445 South Figueroa for a 10-year term. Citicorp previously leased about 180,000 square feet in 725 South Figueroa Street (Citicorp Phase I), and its lease expired in October, 2000. The tenant negotiated a new lease and relocated prior to the end of the current term to a downsized premises (about 70,000 square feet) in 444 South Flower Street (refer to Bunker Hill submarket). The 444 building has been renamed after the bank. Ernst & Young consolidated its downtown offices to about 120,000 square feet of the Citicorp space in 725 South Figueroa on a sub-lease/direct basis. The building has been re-named after tenant. Pillsbury, Madison renewed its lease in 725 South Figueroa Street during 2000, downsizing to 72,000 square feet.

This property (725 S. Figueroa Street) sold during 1997. In addition to the Citicorp premises, two other major tenants in this building had lease expirations during 2000: KPMG Peat Marwick (160,000 square feet) and Pillsbury Madison Sutro (120,000 square feet). Two of the three major tenants have subsequently (following 1997) relocated. As noted previously, Pillsbury Madison renewed and downsized its premises (to 72,000 square feet) in first quarter, 2000, but KPMG and Citicorp have vacated. KPMG was involved in a pending merger with Ernst & Young during the latter portion of 1997, but the merger was not completed. KPMG signed a new lease and relocated to the former IBM space on Bunker Hill during late 1999, and the building has been re-named for this tenant. Each of these accounting firms were negotiating for new premises prior to the merger, but the negotiations were delayed. Lockton Insurance and LeBoef/Lamb have leased portions of the space vacated by the major tenants during 2000 and the Secret Service (GSA) committed during 4th quarter 2001 to lease +/-125,000 square feet, bringing the occupancy level back to over 90 percent.

Citicorp Phase II (777 South Figueroa) is currently 89 percent leased on a direct basis, due in part to the expansion of its existing tenant base. Johnson & Higgins merged with Marsh McLennan, the major tenant in 777 Figueroa. The tenant relocated its Century City premises (former Johnson & Higgins space) to the downtown market, expanding by 75,000 square feet in 777 Figueroa. Paine Webber signed a lease for the top two floors of this building during 1997, relocating from the adjacent 725 Figueroa tower. Paine Webber expanded its lease by an additional 17,000 square feet in 1999. This building is essentially fully occupied, and recent leasing activity has included several early renewals and/or expansions of existing tenants. Arnold & Porter expanded and (early) renewed its existing lease to about 80,000 square feet in second quarter, 2000. Kirkland & Ellis and Paine Webber also expanded during the past year. The law firm Kelley, Drye & Warren is expected to relocate from 777 Tower to two floors at 444 South Flower Street. AIG is expected to sign a long-term renewal for about 100,000 square feet during first quarter, 2003.

The insurance industry has provided several significant new tenants in recent years to the downtown market. Chubb Insurance is a major tenant in 801 Tower, and Alexander & Alexander (now Aon) relocated to this building from Pasadena in 1996 following a merger. Other tenant demand for buildings in this corridor during the past year included Arter & Hadden (60,000 square feet in 725 Figueroa) and American Custom (40,000 square feet in 801 Tower). The City of Los Angeles leased more than 300,000 square feet in Figueroa Plaza, a two-building development located in the northerly end of the downtown market (items F-1 and F-2) during 1997. This property is a Class A development but is in a secondary location near the Civic Center.

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
                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

Other Major Downtown Buildings

The "Other Major Downtown Buildings" are summarized on the chart on the accompanying page. These 15 buildings range in size from 95,000 to 1,180,000 square feet, and include some of the earliest major class A office developments in the downtown Los Angeles office market. The ARCO Plaza North and South Towers, represent one of the first major high-rise office developments in Los Angeles. The project contains over 2 million square feet of rentable office area and approximately 225,000 square feet of subterranean retail space. The north tower previously served as the corporate headquarters for Atlantic Richfield Company (ARCO), and the south tower is the regional headquarters location for Bank of America. ARCO merged with BP and announced significant layoffs, and exercised early termination options for two floors in ARCO Plaza. ARCO has subleased its remaining space in the building. Future space requirements for Bank of America are uncertain in light of the merger with NationsBank, who has leased space in 444 South Flower Street. Bank of America recently placed new building signage on the building and put out an "RFP" for this and other downtown premises, proposing to consolidate to less than 200,000 square feet. ARCO and Bank of America have current premises totaling about 700,000 square feet in ARCO Plaza and portions of the ARCO premises have been subleased. The prior ownership (Shuwa) negotiated a significant lease with DMJM, a 120,000 square-foot architecture from who relocated from Mid-Wilshire, and renewed Paul Hastings, a 200,000 square-foot law firm tenant. The notes secured by the property have been acquired by an investor who retained a broker to market the asset for sale. A buyer was selected in January, 2003.

These 15 buildings total approximately 6.5 million square feet and have a combined occupancy rate of 63 percent, including sublease availabilities. Major tenants include diversified holding companies, financial institutions, and telecommunication companies. The larger tenants in these buildings include: 1) BP/Atlantic Richfield Company (ARCO); 2) Bank of America; 3) City National Bank;
4) Brobeck, Phleger, & Harrison (law firm); 5) MCI Communications; and 6) Paul Hastings (law). Paul Hastings recently negotiated a major lease extension in Arco Plaza. The most recently completed building among this subgroup is the 550 South Hope Street property, which was acquired by Equity Office in 1997. Shuwa marketed its U.S. portfolio of assets for sale during 1998 (including ARCO Plaza). Many of the other assets have been sold, and has recently committed significant capital to lease and upgrade this project. The notes securing this property have recently been acquired through an option by a US investor who is negotiating with the ownership to acquire fee title. Arco Plaza was originally one of the premier Class A projects in the CBD due to its location in the center of the Financial District, the quality of the construction and the tenancy. The property is in need of capital investment for deferred maintenance and leasing costs, however, and is currently only about 50 percent leased. A new, well-capitalized ownership could potentially re-position the property to compete more effectively with other good-quality Class A assets in the downtown market. The vacancy level for this group of buildings recently increased due to the first quarter, 2000 buy-out by AT&T of its lease in AT&T Center (611 West 6th Street - refer to item O-2). The AT&T premises was 132,000 square feet, with a scheduled expiration in 2004. The landlord planned to release much of this space to telecommunications tenants, but this market has deteriorated.

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VALUATION ADVISORY SERVICES          90               (CUSHMAN & WAKEFIELD LOGO)
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                COMPETITIVE DOWNTOWN LOS ANGELES OFFICE BUILDINGS
                 Rental and Occupancy Survey as of 4th Qtr 2002

----------------------------------------------------------------------------------------------------------------------------
                                          BUILDING INFORMATION                                                 OVERALL
ITEM     BUILDING NAME/           NO. OF     AREA       AVG. FLR.  YEAR        AVAILABLE SPACE (SF)          AVAILABILITY
NO.      LOCATION                 STORIES    (SF)       AREA (SF)  BUILT  FLOOR(S)     DIRECT    SUBLEASE        (SF)
----------------------------------------------------------------------------------------------------------------------------
OTHER MAJOR DOWNTOWN LOS ANGELES OFFICE BUILDINGS
Along 6th, 7th, Hope, Olive Streets and Grand Avenue
----------------------------------------------------------------------------------------------------------------------------
O-1      THE PACIFIC CENTER         12        398,000    33,167    1927          10            0    5,000
         523 West 6th Street                                              Grnd - 12       87,209        0          Total
                                                                                          87,209    5,000         92,209
----------------------------------------------------------------------------------------------------------------------------
O-2      611 PLACE                  42        715,463    17,035    1968          16            0   13,000
         611 West 6th Street                                            GRnd - PENT      273,933        0          Total
                                                                                         273,933   13,000        286,933
----------------------------------------------------------------------------------------------------------------------------
O-3      PACIFIC FINANCIAL CENTER   18        213,079    11,838    1973          10            0    8,014
         800 West 6th Street                                                 8 - 16       27,120        0          Total
                                                                                          27,120    8,014         35,134
----------------------------------------------------------------------------------------------------------------------------
O-4      NORTHWESTERN MUTUAL LIFE   14         95,490     6,821    1972      Ground            0        0
         888 West 6th Street                                                     12        5,969        0          Total
                                                                                           5,969        0          5,969
----------------------------------------------------------------------------------------------------------------------------
O-5      617 W. 7TH STREET          12        218,016    18,168    1928      Ground       17,247        0
         BUILDING                                                         Bsmt - 13      152,202        0          Total
         617 West 7th Street                                                             169,449                 169,449
----------------------------------------------------------------------------------------------------------------------------
O-6      FINE ARTS BUILDING         12        106,402     8,867    1926           0            0        0
         811 West 7th Street                                                 2 - 11       11,962        0          Total
                                                                                          11,962        0         11,962
----------------------------------------------------------------------------------------------------------------------------
O-7      818 BUILDING               12        372,194    31,016    1924      Ground            0        0
         818 West 7th Street                                                  2 & 9       23,378        0          Total
                                                                                          23,378        0         23,378
----------------------------------------------------------------------------------------------------------------------------
O-8      550 S. HOPE STREET         28        538,006    19,215    1991       6 & 8            0        0
         BUILDING                                                            4 - 28       34,012        0          Total
         550 South Hope Street                                                            34,012   28,339         62,351
----------------------------------------------------------------------------------------------------------------------------
O-9      HOPE STREET SOUTH          17         95,000     5,588    1963      Ground            0        0
         BUILDING                                                           LL - 17       66,885        0          Total
         655 South Hope Street                                                            66,885        0         66,885
----------------------------------------------------------------------------------------------------------------------------
O-10     PAUL HASTINGS TOWER        52      1,180,789    22,707    1971          10            0   11,186
         515 South Flower Street                                             5 - 51      348,295        0          Total
                                                                                         348,295   11,186        359,481
----------------------------------------------------------------------------------------------------------------------------
0-11     BANK OF AMERICA TOWER      52      1,180,789    22,707    1971          46            0    2,271
         555 South Flower Street                                            16 - 48      730,333        0          Total
                                                                                         730,333    2,271        732,604
----------------------------------------------------------------------------------------------------------------------------
O-12     MCI-WORLDCOM CENTER        32        678,500    21,203    1973     25 & 32            0   22,973
         700 South Flower Street                                             4 - 31      154,319        0          Total
                                                                                         154,319   22,973        177,292
----------------------------------------------------------------------------------------------------------------------------
O-13     BILTMORE PLACE/            24        136,798     5,700    1987      Ground            0        0
         BILTMORE TOWER                                                          11        2,223        0          Total
         500 South Grand Avenue                                                            2,223        0          2,223
----------------------------------------------------------------------------------------------------------------------------
O-14     BILTMORE PLACE/            12        257,318    21,443    1987                        0        0
         BILTMORE COURT                                                      3 - 11       62,174        0          Total
         520 South Grand Avenue                                                           62,174        0         62,174
----------------------------------------------------------------------------------------------------------------------------
O-15     CITY NATIONAL BANK         25        286,971    11,479    1967      Ground            0        0
         BUILDING                                                            1 - 21       15,963        0          Total
         606 South Olive Street                                                           15,963        0         15,963
----------------------------------------------------------------------------------------------------------------------------
         MARKET TOTALS             364      6,472,815    17,782                        2,013,224   76,614      2,104,007
----------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                         QUOTED                  DIRECT     OVERALL
ITEM     BUILDING NAME/                ANNUAL RENT     LEASE    OCCUPANCY   OCCUPANCY
NO.      LOCATION                     PSF      PSF     TYPE       RATIO       RATIO
-------------------------------------------------------------------------------------
OTHER MAJOR DOWNTOWN LOS ANGELES OFFICE BUILDINGS
Along 6th, 7th, Hope, Olive Streets and Grand Avenue
-------------------------------------------------------------------------------------
O-1      THE PACIFIC CENTER          $14.04 - $14.04     FSG       78.1%       76.8%
         523 West 6th Street         $21.00 - $21.00     FSG

-------------------------------------------------------------------------------------
O-2      611 PLACE                   $18.00 - $18.00     FSG       61.7%       59.9%
         611 West 6th Street         $24.00 - $24.00     FSG

-------------------------------------------------------------------------------------
O-3      PACIFIC FINANCIAL CENTER    $17.04 - $17.04     FSG       87.3%       83.5%
         800 West 6th Street         $21.00 - $21.00     FSG

-------------------------------------------------------------------------------------
O-4      NORTHWESTERN MUTUAL LIFE        -- -     --     --        93.7%       93.7%
         888 West 6th Street         $18.00 - $20.04     FSG

-------------------------------------------------------------------------------------
O-5      617 W. 7TH STREET           $14.40 - $14.40     FSG       22.3%       22.3%
         BUILDING
         617 West 7th Street         $24.00 - $24.00     FSG

-------------------------------------------------------------------------------------
O-6      FINE ARTS BUILDING              -- -     --     --       $0.89        88.8%
         811 West 7th Street         $21.00 - $23.04     FSG

-------------------------------------------------------------------------------------
O-7      818 BUILDING                    -- -     --     --        93.7%       93.7%
         818 West 7th Street         $24.00 - $27.96     FSG

-------------------------------------------------------------------------------------
O-8      550 S. HOPE STREET          $15.96 - $20.04     FSG       93.7%       88.4%
         BUILDING                    $18.00 - $18.00     NNN
         550 South Hope Street

-------------------------------------------------------------------------------------
O-9      HOPE STREET SOUTH               -- -     --     --        29.6%       29.6%
         BUILDING                    $18.00 - $19.20     FSG
         655 South Hope Street

-------------------------------------------------------------------------------------
O-10     PAUL HASTINGS TOWER         $18.00 - $18.00     FSG       70.5%       69.6%
         515 South Flower Street     $21.96 - $30.00     FSG

-------------------------------------------------------------------------------------
0-11     BANK OF AMERICA TOWER       $20.04 - $20.04     FSG       38.1%       38.0%
         555 South Flower Street     $21.96 - $27.00     FSG

-------------------------------------------------------------------------------------
O-12     MCI-WORLDCOM CENTER         $14.04 - $21.96     FSG       77.3%       73.9%
         700 South Flower Street     $24.00 - $24.96     FSG

-------------------------------------------------------------------------------------
O-13     BILTMORE PLACE/                 -- -     --     --        98.4%       98.4%
         BILTMORE TOWER              $20.04 - $20.04     FSG
         500 South Grand Avenue

-------------------------------------------------------------------------------------
O-14     BILTMORE PLACE/                 -- -     --     --        75.8%       75.8%
         BILTMORE COURT              $20.04 - $20.04     FSG
         520 South Grand Avenue

-------------------------------------------------------------------------------------
O-15     CITY NATIONAL BANK              -- -     --     --        94.4%       94.4%
         BUILDING                    $18.00 - $18.00     FSG
         606 South Olive Street

-------------------------------------------------------------------------------------
         MARKET TOTALS                                             68.9%       67.5%
-------------------------------------------------------------------------------------


                        (OFFICE BUILDING ACTIVITY CHART)

A significant component of the total vacancy for this subgroup of buildings is concentrated in ARCO Plaza (O-10 and O-11). The office space in the project is currently 54 percent leased on

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a direct basis. Excluding this project these buildings have an aggregate direct occupancy level of 77 percent.


Wilshire Corridor

The competitive buildings along the Wilshire Corridor area (including adjacent streets) are summarized on the chart on the accompanying page. This sub-group consists of 12 buildings with a combined rentable area of approximately 4.25 million square feet. The buildings along the Wilshire Corridor are generally smaller and older than the competitive office product situated in the Bunker Hill, Figueroa Corridor, and adjacent areas. The Wilshire Corridor buildings have an average rentable area of about 350,000 square feet and an average age of approximately 25 years. With the exception of 707 Wilshire Boulevard, none of the buildings along this corridor has a rentable area in excess of 600,000 square feet.

The 12 buildings total about 4.27 million square feet, and have a combined occupancy rate of 69 percent, including sublease availabilities. On a direct basis, the occupancy level is 71 percent. The buildings within this subgroup include both Class A and B properties, and the lower quality properties have experienced downward pressures on rents over the past few years. Major tenants within this submarket include domestic and foreign financial institutions, diversified holding companies, communication companies, and accounting firms. The larger tenants within this submarket include: 1) Wells Fargo Bank; 2) Bank of America (formerly Security Pacific National Bank); and 3) Aon Insurance; 4) Loeb & Loeb; and 5) Los Angeles Community College District.

The older Wilshire Corridor buildings suffered a significant loss of their former tenant base during the latter portion of the 1980's to the newer office buildings in the downtown area. Several of the former major tenants of the older Wilshire Corridor buildings, including Dai-Ichi Kangyo Bank, Tokai Bank, Sanwa Bank, The Industrial Bank of Japan, and First Interstate Bank, have been acquired or have relocated all or a major portion of their operation to new office facilities in the Bunker Hill area or along the Figueroa Corridor. The Wells Fargo buyout of 1st Interstate had a more recent, delayed negative impact on occupancy levels. First Interstate/Wells Fargo leased 420,000 square feet in 707 Wilshire Boulevard (1st Interstate Tower) for a term expiring February, 1999. 1st Interstate/Wells was also a 50 percent owner of this building and exercised its option to acquire the remaining 50 percent from its partner, Equitable in 2001. Aon is a major tenant in this building and recently expanded by 90,000 square feet, including building top signage. Wells Fargo downsized its requirement and returned about 120,000 square feet to the landlord for direct lease. Other recent occupancy losses occurred due to two major tenants in 1000
Wilshire: Loeb & Loeb placed its premises (expires in 2007) on the sublease market following a decision to consolidate to Century City; and Deloitte & Touche (145,000 square feet in this building) relocated during 2000 to California Plaza II, although its lease in this building extended to 2002. Wedbush Morgan expanded to 60,000 square feet and renewed for a 10-year term during 2001. Several owners of buildings in this submarket have undertaken renovation programs to enhance the marketability of the space in their respective properties. The owners of the 811 Wilshire Building completed an extensive renovation program in 1991, which included the installation of a new fire safety/sprinkler system, a voice command center, and a more modern building facade. The offshore ownership has not exhibited a willingness to aggressively market the space for lease, however, and the building is currently on the market. The 770 Wilshire Building was renovated with the installation of improved building systems, new fire/life safety systems, and a remodeled lobby,

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VALUATION ADVISORY SERVICES          92               (CUSHMAN & WAKEFIELD LOGO)
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                COMPETITIVE DOWNTOWN LOS ANGELES OFFICE BUILDINGS
                 Rental and Occupancy Survey as of 4th Qtr 2002

----------------------------------------------------------------------------------------------------------------------------
                                          BUILDING INFORMATION                                                 OVERALL
ITEM     BUILDING NAME/           NO. OF     AREA       AVG. FLR   YEAR         AVAILABLE SPACE (SF)         AVAILABILITY
NO.      LOCATION                 STORIES    (SF)       AREA (SF)  BUILT   FLOOR(S)    DIRECT    SUBLEASE        (SF)
----------------------------------------------------------------------------------------------------------------------------
WILSHIRE BOULEVARD CORRIDOR
----------------------------------------------------------------------------------------------------------------------------
W-1      ONE WILSHIRE BUILDING      30        569,439    18,981    1966      1 & 28          0     12,123
         624 South Grand Avenue                                              9 - 30     53,686          0          Total
                                                                                        53,686     12,123         65,809
----------------------------------------------------------------------------------------------------------------------------
W-2      CHASE PLAZA                22        447,218    20,328    1986           0          0          0
         801 South Grand Avenue                                                  11    220,221          0          Total
                                                                                       220,221          0        220,221
----------------------------------------------------------------------------------------------------------------------------
W-3      WILSHIRE-GRAND BUILDING    16        285,496    17,844    1981      1 - 12          0      2,141
         600 Wilshire Boulevard                                              6 - 16    135,035          0          Total
                                                                                       135,035      2,141        137,176
----------------------------------------------------------------------------------------------------------------------------
W-4      611 WILSHIRE BLVD          13        155,000    11,923    1958      Ground          0          0
         BUILDING                                                            3 - 12     45,630          0          Total
         611 Wilshire Boulevard                                                         45,630          0         45,630
----------------------------------------------------------------------------------------------------------------------------
W-5      WILSHIRE TECHNOLOGY        11        142,415    12,947    1966           1          0      6,412
         CENTER                                                              4 - 11     59,740          0          Total
         626 Wilshire Boulevard                                                         59,740      6,412         66,152
----------------------------------------------------------------------------------------------------------------------------
W-6      AON CENTER                 62      1,028,000    17,147    1974     43 - 47          0     20,374
         707 Wilshire Boulevard                                              4 - 54    227,001          0          Total
                                                                                       227,001     20,374        247,375
----------------------------------------------------------------------------------------------------------------------------
W-7      DAI-ICHI KANGYO BANK        9        100,174    11,130    1973           0          0          0
         BUILDING                                                                 0          0          0          Total
         770 Wilshire Boulevard                                                              0          0              0
----------------------------------------------------------------------------------------------------------------------------
W-8      800 WILSHIRE BLVD.         15.6      215,060    13,786    1972      6 & 15          0     11,090
         BUILDING                                                         GRnd - 15     29,506          0          Total
         800 Wilshire Boulevard                                                         29,506     11,090         40,596
----------------------------------------------------------------------------------------------------------------------------
W-9      811 WILSHIRE BLVD.         20        326,000    16,300    1960      Ground          0          0
         BUILDING                                                            2 - 21    231,013          0          Total
         811 Wilshire Boulevard                                                        231,013          0        231,013
----------------------------------------------------------------------------------------------------------------------------
W-10     WILSHIRE GRAND HOTEL       15        162,000    10,800    1955           8          0        885
         & OFFICE CTR                                                        4 - 15     17,347          0          Total
         900 Wilshire Boulevard                                                         17,347        885         18,232
----------------------------------------------------------------------------------------------------------------------------
W-11     911 WILSHIRE BUILDING      22        374,000    17,000    1979           0          0          0
         911 Wilshire Boulevard                                              1 - 22    105,546          0          Total
                                                                                       105,546          0        105,546
----------------------------------------------------------------------------------------------------------------------------
W-12     1000 WILSHIRE BUILDING     21        452,000    21,524    1987      6 & 18          0     27,004
         1000 Wilshire Boulevard                                             2 - 22    114,617          0          Total
                                                                                       114,617     27,004        141,621
----------------------------------------------------------------------------------------------------------------------------
         MARKET TOTALS             257      4,256,802    16,589                      1,239,342     80,029      1,319,371
----------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                         QUOTED                  DIRECT     OVERALL
ITEM     BUILDING NAME/                ANNUAL RENT     LEASE    OCCUPANCY   OCCUPANCY
NO.      LOCATION                     PSF      PSF     TYPE       RATIO       RATIO
-------------------------------------------------------------------------------------
WILSHIRE BOULEVARD CORRIDOR
-------------------------------------------------------------------------------------
W-1      ONE WILSHIRE BUILDING       $16.20 - $21.60     FSG       90.6%       88.4%
         624 South Grand Avenue      $21.60 - $21.60     FSG

-------------------------------------------------------------------------------------
W-2      CHASE PLAZA                     -- -     --     --        50.8%       50.8%
         801 South Grand Avenue      $18.00 - $19.20     FSG

-------------------------------------------------------------------------------------
W-3      WILSHIRE-GRAND BUILDING     $36.00 - $36.00     FSG       52.7%       52.0%
         600 Wilshire Boulevard      $21.96 - $24.00     FSG

-------------------------------------------------------------------------------------
W-4      611 WILSHIRE BLVD               -- -     --     --        70.6%       70.6%
         BUILDING                    $18.00 - $18.00     FSG
         611 Wilshire Boulevard
-------------------------------------------------------------------------------------
W-5      WILSHIRE TECHNOLOGY         $18.00 - $18.00     FSG       58.1%       53.5%
         CENTER                      $21.00 - $23.04     FSG
         626 Wilshire Boulevard
-------------------------------------------------------------------------------------
W-6      AON CENTER                  $13.44 - $20.04     FSG       77.9%       75.9%
         707 Wilshire Boulevard      $18.00 - $24.00     FSG
-------------------------------------------------------------------------------------
W-7      DAI-ICHI KANGYO BANK            -- -     --     --       100.0%      100.0%
         BUILDING                        -- -     --     --
         770 Wilshire Boulevard
-------------------------------------------------------------------------------------
W-8      800 WILSHIRE BLVD.          $15.00 - $17.04     FSG       86.3%       81.1%
         BUILDING                    $23.04 - $24.96     FSG
         800 Wilshire Boulevard
-------------------------------------------------------------------------------------
W-9      811 WILSHIRE BLVD.          $15.00 - $15.00     FSG       29.1%       29.1%
         BUILDING                    $18.96 - $18.96     FSG
         811 Wilshire Boulevard
-------------------------------------------------------------------------------------
W-10     WILSHIRE GRAND HOTEL        $18.60 - $18.60     FSG       89.3%       88.7%
         & OFFICE CTR                $20.04 - $20.04     FSG
         900 Wilshire Boulevard
-------------------------------------------------------------------------------------
W-11     911 WILSHIRE BUILDING           -- -     --     --        71.8%       71.8%
         911 Wilshire Boulevard      $21.96 - $24.00     FSG
-------------------------------------------------------------------------------------
W-12     1000 WILSHIRE BUILDING      $12.00 - $21.00     FSG       74.6%       68.7%
         1000 Wilshire Boulevard     $25.92 - $27.96     FSG
-------------------------------------------------------------------------------------
         MARKET TOTALS                                             70.9%       69.0%
-------------------------------------------------------------------------------------


                        (OFFICE BUILDING ACTIVITY CHART)

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VALUATION ADVISORY SERVICES          93               (CUSHMAN & WAKEFIELD LOGO)
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and is master leased to LA Community College. The One Wilshire Building has
become a communications tenant property, with tenancy dominated switching stations and fiber-optic companies. This building has become the "hub" of an expanding market for telecommunications tenants in the CBD, and commands substantially higher rents than other buildings of similar vintage.

Other nearby Class "B" buildings have been marketing space for lease to telecommunications tenants due to the overflow demand from One Wilshire, the nearby cabling infrastructure, and the higher rental rates for this category of tenant. The recent "collapse" of the telecommunications market has slowed this trend significantly, however.

Several acquisitions by Goodwin Gaw/Kennedy Wilson of long-vacant buildings along or adjacent to this corridor will result in a new "renovated" supply in the CBD. This firm had previously acquired 818 West 7th Street in 1996, and leased significant portions of the (formerly) largely vacant building to office and telecom tenants, with ground-floor retail uses. Goodwin Gaw/Kennedy Wilson acquired the 400,000 square-foot 612 South Flower Street property in 1997 from the lender, Bank of Nova Scotia. The building remained vacant for a decade, and requires substantial capital investment prior to occupancy. The building was recently positioned and undergoing a complete renovation and conversion to residential use by KOR, in a joint venture with Kennedy Wilson, who will develop 320 market-rate residential units and 10,000 square feet of ground floor retail space. This property is situated near the center of the CBD, which will enhance the desirability of the overall neighborhood. Goodwin Gaw also acquired the vacant 700 Wilshire Boulevard building during 1998, and converted the former office building to telecommunications use. This buyer has successfully converted another older, largely vacant building in this neighborhood (611 Wilshire Boulevard, item W-4) to use for (predominately) telecommunications tenants.

Two additional buildings, Wilshire Grand and 626 Wilshire Boulevard (refer to items W-3 and W-5) were acquired in 2000 from Toyo Real Estate by a Menlo Equities Fund, who planned to convert all or significant portions of the vacant space in the buildings to telecom use, effectively creating "hybrid" professional office and telecom buildings. The strategy was apparently unsuccessful, however, as Menlo is no longer involved in the project, and the controlling ownership (AEW) plans to lease most of the space as professional office.


Central City West - Buildings located West of the Harbor (I-110) Freeway

The five competitive buildings located west of the Harbor (I-110) Freeway are summarized on the chart on the accompanying page. This submarket consists of five buildings with a combined rentable area of approximately 2.2 million square feet. With the exception of the former ARCO Center (now the 1055 West Seventh Building), the buildings located west of the Harbor Freeway are generally of lesser quality than the newer Class A office properties in the other downtown submarkets. The buildings in this submarket are considered to be locationally inferior to the competitive Class A office buildings in the core CBD downtown area, and compete primarily on a cost basis with otherwise similar CBD office buildings.

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VALUATION ADVISORY SERVICES          94               (CUSHMAN & WAKEFIELD LOGO)

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--------------------------------------------------------------------------------

                COMPETITIVE DOWNTOWN LOS ANGELES OFFICE BUILDINGS
                 Rental and Occupancy Survey as of 4th Qtr 2002

-----------------------------------------------------------------------------------------------------------------------------
                                          BUILDING INFORMATION                                                 OVERALL
ITEM     BUILDING NAME/           NO. OF     AREA       AVG. FLR   YEAR         AVAILABLE SPACE (SF)         AVAILABILITY
NO.      LOCATION                 STORIES    (SF)       AREA (SF)  BUILT   FLOOR(S)    DIRECT    SUBLEASE        (SF)
-----------------------------------------------------------------------------------------------------------------------------
HARBOR (INTERSTATE-110) FREEWAY
Major Office Buildings Located West of the I-110 FWY
-----------------------------------------------------------------------------------------------------------------------------
H-1      1055 WEST 7TH              33        625,000    18,939    1988           2         0       5,000
         STREET BUILDING                                                     1 - 33   280,015           0          Total
         1055 West 7th Street                                                         280,015       5,000        285,015
-----------------------------------------------------------------------------------------------------------------------------
H-2      EXCHANGE PLACE             13        126,178     9,706    1986      Ground         0           0
         (BEAUDRY II)                                                     11 - PENT   126,178           0          Total
         233 South Beaudry                                                            126,178           0        126,178
         Avenue
-----------------------------------------------------------------------------------------------------------------------------
H-3      BEAUDRY CENTER I           29        868,530    29,949    1981           0         0           0
         333 South Beaudry                                                        0         0           0          Total
         Avenue                                                                             0           0              0
-----------------------------------------------------------------------------------------------------------------------------
H-4      WILSHIRE BIXEL             19        278,187    14,489    1986           0         0           0
         1055 Wilshire                                                       8 - 19    46,174           0          Total
         Boulevard                                                                     46,174           0         46,174
-----------------------------------------------------------------------------------------------------------------------------
H-5      1100 WILSHIRE              37        275,700     7,451    1992           0         0           0
         1100 Wilshire                                                      17 - 37   295,800           0          Total
         Boulevard                                                                    295,800           0        295,800
-----------------------------------------------------------------------------------------------------------------------------
         MARKET TOTALS             131      2,173,595    16,567                       748,167       5,000        753,167
-----------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                         QUOTED                  DIRECT     OVERALL
ITEM     BUILDING NAME/                ANNUAL RENT     LEASE    OCCUPANCY   OCCUPANCY
NO.      LOCATION                     PSF      PSF     TYPE       RATIO       RATIO
-------------------------------------------------------------------------------------
HARBOR (INTERSTATE-110) FREEWAY
Major Office Buildings Located West of the I-110 FWY
-------------------------------------------------------------------------------------
H-1      1055 WEST 7TH               $18.00 - $18.00     FSG       55.2%       54.4%
         STREET BUILDING             $21.00 - $21.00     FSG
         1055 West 7th Street

-------------------------------------------------------------------------------------
H-2      EXCHANGE PLACE                  -- -     --     --         0.0%        0.0%
         (BEAUDRY II)                $21.00 - $24.00     FSG
         233 South Beaudry
         Avenue

-------------------------------------------------------------------------------------
H-3      BEAUDRY CENTER I                -- -     --     --       100.0%      100.0%
         333 South Beaudry               -- -     --     --
         Avenue

-------------------------------------------------------------------------------------
H-4      WILSHIRE BIXEL                  -- -     --     --        83.4%       83.4%
         1055 Wilshire               $21.00 - $21.00     FSG
         Boulevard

-------------------------------------------------------------------------------------
H-5      1100 WILSHIRE                   -- -     --     --        -7.3%       -7.3%
         1100 Wilshire               $18.00 - $18.00     FSG
         Boulevard

-------------------------------------------------------------------------------------
         MARKET TOTALS                                             65.6%       65.3%
-------------------------------------------------------------------------------------


                        (OFFICE BUILDING ACTIVITY CHART)


The buildings located west of the Harbor Freeway have a current combined direct occupancy rate of 66 percent. The occupancy level includes the master leased Beaudry Center I (H-3) which is currently undergoing renovation. The Los Angeles Unified School District (LAUSD) acquired Beaudry I for its own occupancy subject to a master lease to Bank of America expiring. The largest direct Class A availability in the overall downtown market is within the 1055 West 7th Street property, including the former ARCO premises of more than 200,000 square feet. As noted previously ARCO relocated to Bunker Hill from this building during 1998, and the direct lease in 1055 West 7th Street expired at the end of January, 1999. Another large tenant in this building, the law firm Coudert Brothers recently leased a floor in 333 South Hope Street (ARCO Center) on Bunker Hill. Another large block of space in this market, former 1st Interstate/Wells Fargo space in the Wilshire Bixel building (H-4), became available in third quarter, 1999. The landlord subsequently leased a significant portion of this premises to City of Hope and other tenants, however.

The buildings within this subgroup include Class A and B space, although the properties generally have excellent visibility from the freeway. Major tenants in this market previously included Bank of America, Pacific Stock Exchange, and ARCO. Bank of America underutilized its master lease premises in Beaudry I, and is vacating in phases as LAUSD takes occupancy over the period to 2006, when the master lease expires. The Pacific Stock Exchange was

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES          95               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

headquartered in Beaudry II, but vacated and this building is now essentially vacant. As noted previously, ARCO signed a lease and relocated to 333 South Hope, and vacated its 265,000 square-foot premises in ARCO Center, which expired in 1999. Wells Fargo/1st Interstate vacated its operations headquarters located on West 7th Street and has subleased the property for Prudential healthcare offices, telecom space, and Bank of America subleased about 90,000 square feet of this back-office space. This property (not included on the summary) contains 380,000 square feet of rentable area in nine above ground floors, and an additional 340,000 square feet in three below-grade levels. Of roughly 700,000 square feet of space available for sublease in this building as of 1996, less than 100,000 square feet (approximately) remains. This property (known as the Garland Building) has also been leased to several telecommunications tenants at substantially higher rates than more typical professional office space.

The former ARCO Center at 1055 West 7th Street is considered to be the highest quality of the existing office properties located west of the freeway. The 1100 Wilshire Building (H-5) transferred ownership in November, 1993 and remains vacant. The triangular-shaped office tower is situated on top of a 15-level parking structure, which provides for excellent visibility from the freeway. The ownership is perceived in the market as not responsive or realistic, however, and the building has been vacant for about a decade. Beaudry I a Class "B" 29-story high rise located in the Central City West submarket. This property (H-3) is master leased to Security Pacific (now Bank of America) for a 25-year term and it is categorized as an "owner user" building. Bank of America, which assumed control of Beaudry Center I following the merger with Security Pacific National Bank, has consolidated portions of the bank's regional back office and computer-related space requirements at this location. As noted previously, however, LAUSD acquired this building for its own use.


VACANCY OVERVIEW

According to information compiled by Cushman & Wakefield, the Los Angeles CBD submarket contained a total rentable office area (all building classes) of 30,161,412 square feet in 64 buildings as of 4th quarter, 2002. The direct vacancy rate was 16.4 percent, and the overall vacancy rate was 19.6 percent based on 4,946,868 square feet of landlord-direct available office space and an additional 972,951 square feet of sublease availabilities. These figures compares with the CBD vacancy levels since 1996, as summarized below.


                              VACANCY TRENDS - CBD

-----------------------------------------------------------------
YEAR-END                 DIRECT VACANCY           OVERALL VACANCY
-----------------------------------------------------------------
1996                     20.5%                    23.9%
-----------------------------------------------------------------
1997                     18.9%                    22.9%
-----------------------------------------------------------------
1998                     17.4%                    20.6%
-----------------------------------------------------------------
1999                     15.6%                    18.9%
-----------------------------------------------------------------
2000                     15.9%                    20.9%
-----------------------------------------------------------------
2001                     12.9%                    16.9%
-----------------------------------------------------------------
2002                     16.4%                    19.6%
-----------------------------------------------------------------

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES          96               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------


            (LOS ANGELES CBD DIRECT VACANCY TREND 1994 - 2002 GRAPH)


The 2002 figures show an increase in vacancy due to negative absorption and, to an unquantifiable degree, changes in the inventory due to building remeasurements. The Los Angeles CBD has experienced positive absorption levels over the past five years, which, in conjunction with the lack of new construction over the past decade, led to declining vacancy rates for the market. The year-end 2001 direct vacancy of 12.9 percent was 7.6 percentage points below the year-end 1996 figure of 20.5 percent, but year-end 2002 vacancy increased to 16.4 percent.


Vacancy Segmentation by Building Class

The 4th quarter, 2002 breakdown of inventory by the quality of supply (Classes A, B, and C) in the CBD is summarized below.

-------------------------------------------------------------------------------------
                                                                             ANNUAL
BUILDING                                                   VACANCY          PSF/WTD
QUALITY/                    NO. OF         INVENTORY         RATE            AVG. -
CLASS                     BUILDINGS          (SF)           DIRECT        ASKING RENT
-------------------------------------------------------------------------------------
Class A                      38            25,257,712       15.9%           $25.56
-------------------------------------------------------------------------------------
Class B                      20             4,192,398       21.1%           $21.36
-------------------------------------------------------------------------------------
Class C                       6               711,302        7.3%           $24.96
-------------------------------------------------------------------------------------
Totals                       64            30,161,412       16.4%           $24.72
-------------------------------------------------------------------------------------

Excluding the Shuwa-owned ARCO Plaza from the statistics results in a direct vacancy rate of 11.5 percent for Class A CBD buildings. The Arco Plaza ownership has only recently "focused" on leasing this major asset, and the property recently sold by the noteholder (who in turn acquired the debt through Japanese lenders) to a pension fund advisor (Thomas Properties).

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES          97               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

The weighted average asking rental rate for available Class A space is 20 percent and 2 percent, respectively, above the rates for Class B and Class C space. The Class C rental rate is impacted by a preponderance of telecom space offered for lease at higher rates.

Vacancy is further segmented by specific location within the CBD, as well as by the age, quality and condition of the asset. Bunker Hill, which consists exclusively of 10.74 million square feet of Class A space, had a direct vacancy level of 8.0 percent, while the 15 buildings located along the Figueroa Street corridor through the Financial District had an 10.6 percent vacancy level on an inventory of 7.1 million square feet.


                         OFFICE BUILDING VACANCY SURVEY
                CENTRAL BUSINESS DISTRICT OF DOWNTOWN LOS ANGELES
                 Rental and Occupancy Survey as of 4th Qtr 2002

-------------------------------------------------------------------------------------------------------------------------
                              NO. OF    INVENTORY               AVAILABLE (SF)                    VACANCY RATIOS
SUBMARKET                  BUILDINGS   SQUARE FEET      DIRECT     SUBLEASE     OVERALL     DIRECT    SUBLEASE    OVERALL
-------------------------------------------------------------------------------------------------------------------------
(B) Bunker Hill                   10    10,738,497      858,198     627,678    1,485,876      8.0%        5.8%     13.8%
-------------------------------------------------------------------------------------------------------------------------
(O) Other Buildings               15     6,472,815    2,013,224      90,783    2,104,007     31.1%        1.4%     32.5%
-------------------------------------------------------------------------------------------------------------------------
(F) Figueroa Corridor             15     7,108,902      751,819     337,283    1,089,102     10.6%        4.7%     15.3%
-------------------------------------------------------------------------------------------------------------------------
(W) Wilshire Corridor             12     4,256,802    1,239,342      80,029    1,319,371     29.1%        1.9%     31.0%
-------------------------------------------------------------------------------------------------------------------------
(H) West of Harbor Fwy             5     2,173,595      748,167       5,000      753,167     34.4%        0.2%     34.7%
-------------------------------------------------------------------------------------------------------------------------
TOTAL                             57    30,750,611    5,610,750   1,140,773    6,751,523     18.2%        3.7%     22.0%
-------------------------------------------------------------------------------------------------------------------------


                            (OFFICE BUILDING CHART)


                             (VACANCY RATIO CHART)


There are 25 major Class A buildings with a combined 22 million square feet and a 15.3 percent aggregate direct vacancy rate. The CBD Class A vacancy is further segmented based on the age (or year of completion) and quality of the assets, as shown below, with additional detail on the accompanying pages.

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES          98               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

                         OFFICE BUILDING VACANCY SURVEY
                       LOS ANGELES DOWNTOWN OFFICE MARKET
                 Rental and Occupancy Survey as of 4th Qtr 2002


-------------------------------------------------------------------------------------------------------------------------
                              NO. OF    INVENTORY               AVAILABLE (SF)                    VACANCY RATIOS
BUILDING CLASSES           BUILDINGS   SQUARE FEET      DIRECT     SUBLEASE     OVERALL     DIRECT    SUBLEASE    OVERALL
-------------------------------------------------------------------------------------------------------------------------
(A) Class "A" Buildings
 Completed 1989-1992               8     7,769,344      669,767     468,656    1,138,423      8.6%        6.0%      14.7%
-------------------------------------------------------------------------------------------------------------------------
(B) Class "A" Buildings
 Completed 1982-1987*             10     8,441,692      703,628     496,494    1,200,122      8.3%        5.9%      14.2%
-------------------------------------------------------------------------------------------------------------------------
(C) Class "A" Buildings
 Completed 1971-1976               7     5,838,581    1,995,297      86,223    2,081,520     34.2%        1.5%      35.7%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                            25    22,049,617    3,368,692   1,051,373    4,420,065     15.3%        4.8%      20.0%
-------------------------------------------------------------------------------------------------------------------------

*Includes BP Plaza; 1974-built


                             (OFFICE BUILDING CHART)


                              (VACANCY RATIO CHART)


The 25 major Class A buildings in the CBD have aggregate fourth quarter 2002 direct and overall vacancy rates of 15.3 percent and 20.0 percent. Excluding the seven oldest Class A buildings, the 18 major Class A buildings completed since 1982 (but including BP Plaza, a well-maintained trophy-caliber older building) have a combined rentable area of 16.21 million square feet and a fourth quarter, 2002 direct vacancy rate of only 8.5 percent. Including sublease space, the 18 best-quality major Class A assets have an overall vacancy rate of 14.4 percent.

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES          99               (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------


Class "A" Buildings Completed 1989-1992                   As of 4th Quarter 2002

-------------------------------------------------------------------------------------------------------------
                                       BUILDING INFORMATION
ITEM  BUILDING NAME /            NO. OF       AREA      AVG. FLR.   YEAR         AVAILABLE SPACE (SF)
NO.   LOCATION                   STORIES      (SF)      AREA (SF)   BUILT   FLOOR(S)     DIRECT     SUBLEASE
-------------------------------------------------------------------------------------------------------------
F-1   LIBRARY TOWER                71      1,432,607     20,178     1989    22 - 68           0      80,287
      633 West 5th Street                                                   14 - 62     162,756           0
                                                                                        162,756      80,287
-------------------------------------------------------------------------------------------------------------
F-2   TWO CALIFORNIA PLAZA         52      1,277,801     24,573     1992    16 - 38           0      81,396
      350 South Grand Avenue                                                15 - 35      34,071           0
                                                                                         34,071      81,396
-------------------------------------------------------------------------------------------------------------
F-3   THE GAS COMPANY TOWER        50      1,367,995     27,360     1991     5 - 48           0      59,951
      555 West 5th Street                                                    1 - 50     169,202           0
                                                                                        169,202      59,951
-------------------------------------------------------------------------------------------------------------
F-4   777 TOWER                    52      1,004,000     19,308     1990    42 - 47           0      40,997
      777 South Figueroa Street                                              3 - 46     113,475           0
                                                                                        113,475      40,997
-------------------------------------------------------------------------------------------------------------
F-5   SANWA BANK PLAZA             52      1,038,971     19,980     1990     4 - 43           0     173,552
      601 South Figueroa Street                                              1 - 46     125,238           0
                                                                                        125,238     173,552
-------------------------------------------------------------------------------------------------------------
F-6   TCW BUILDING                 35        674,132     19,261     1991    23 & 32           0       4,134
      865 South Figueroa Street                                             13 & 23       4,060           0
                                                                                          4,060       4,134
-------------------------------------------------------------------------------------------------------------
F-7   550 S. HOPE STREET BUILDING  28        538,006     19,215     1991      6 & 8           0      28,339
      550 South Hope Street                                                  4 - 28      34,012           0
                                                                                         34,012      28,339
-------------------------------------------------------------------------------------------------------------
F-8   801 TOWER                    24        435,832     18,160     1992     Ground           0           0
      801 South Figueroa Street                                              3 - 16      26,953           0
                                                                                         26,953           0
-------------------------------------------------------------------------------------------------------------
                TOTALS            364      7,769,344     21,344                         669,767     468,656
                                                                                             1,138,423
                                                                                             Total SF
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                     OVERALL          QUOTED
ITEM  BUILDING NAME /              AVAILABILITY     ANNUAL RENT     LEASE      OCCUPANCY RATIO
NO.   LOCATION                         (SF)        PSF       PSF     TYPE      DIRECT    OVERALL
-------------------------------------------------------------------------------------------------
F-1   LIBRARY TOWER                                $15.96 - $25.56  NNN/FSG      88.6%     83.0%
      633 West 5th Street             Total        $25.00 - $25.00    NNN
                                    243,043
-------------------------------------------------------------------------------------------------
F-2   TWO CALIFORNIA PLAZA                         $18.96 - $21.00  NNN/FSG      97.3%     91.0%
      350 South Grand Avenue          Total        $21.48 - $21.48    NNN
                                    115,467
-------------------------------------------------------------------------------------------------
F-3   THE GAS COMPANY TOWER                        $18.96 - $36.00    FSG        87.6%     83.2%
      555 West 5th Street             Total        $19.92 - $20.04    NNN
                                    229,153
-------------------------------------------------------------------------------------------------
F-4   777 TOWER                                    $17.88 - $23.52  NNN/FSG      88.7%     84.6%
      777 South Figueroa Street       Total        $17.88 - $17.88    NNN
                                    154,472
-------------------------------------------------------------------------------------------------
F-5   SANWA BANK PLAZA                             $15.96 - $18.96    FSG        87.9%     71.2%
      601 South Figueroa Street       Total        $21.96 - $27.00    NNN
                                    298,790
-------------------------------------------------------------------------------------------------
F-6   TCW BUILDING                                 $19.20 - $19.20    FSG        99.4%     98.8%
      865 South Figueroa Street       Total        $15.96 - $17.04    NNN
                                      8,194
-------------------------------------------------------------------------------------------------
F-7   550 S. HOPE STREET BUILDING                  $15.96 - $20.04    FSG        93.7%     88.4%
      550 South Hope Street           Total        $18.00 - $18.00    NNN
                                     62,351
-------------------------------------------------------------------------------------------------
F-8   801 TOWER                                      ---- -  ----     ----       93.8%     93.8%
      801 South Figueroa Street       Total        $30.00 - $33.00    FSG
                                     26,953
-------------------------------------------------------------------------------------------------
                TOTALS               Vacant                                     91.4%     85.3%
                                                                               DIRECT    OVERALL
                                                                               OCCUPANCY RATIO
-------------------------------------------------------------------------------------------------


Class "A" Buildings Completed 1982-1987                   As of 4th Quarter 2002

--------------------------------------------------------------------------------------------------------------------------
                                               BUILDING INFORMATION
ITEM   BUILDING NAME /                     NO. OF      AREA      AVG. FLR.    YEAR           AVAILABLE SPACE (SF)
NO.    LOCATION                           STORIES      (SF)      AREA (SF)    BUILT     FLOOR(S)    DIRECT      SUBLEASE
--------------------------------------------------------------------------------------------------------------------------
S-9    BP PLAZA                              55      1,421,711    25,849      1974       12 - 36          0      120,473
       333 South Hope Street                                                           BSMT - 40    141,648            0
                                                                                                    141,648      120,473
--------------------------------------------------------------------------------------------------------------------------
S-10   WELLS FARGO CENTER - NORTH TOWER      54      1,345,189    24,911      1982          Grnd          0            0
       333 South Grand Avenue                                                             4 - 42    202,905            0
                                                                                                    202,905            0
--------------------------------------------------------------------------------------------------------------------------
S-11   MANULIFE PLAZA                        21        392,626    18,696      1982        3 & 14          0        3,268
       515 South Figueroa Street                                                          9 & 10      8,270            0
                                                                                                      8,270        3,268
--------------------------------------------------------------------------------------------------------------------------
S-12   FIGUEROA TOWER                        24        259,549    10,815      1988       10 & 11          0        6,096
       660 South Figueroa Street                                                          8 - 18     35,733            0
                                                                                                     35,733        6,096
--------------------------------------------------------------------------------------------------------------------------
S-13   WELLS FARGO CENTER- ST (KPMG)         45      1,159,015    25,756      1983       24 - 25          0       50,000
       355 South Grand Avenue                                                            27 - 42     28,814            0
                                                                                                     28,814       50,000
--------------------------------------------------------------------------------------------------------------------------
S-14   ONE CALIFORNIA PLAZA                  42        953,367    22,699      1985        1 - 26                  76,314
       300 South Grand Avenue                                                             3 - 20     61,705            0
                                                                                                     61,705       76,314
--------------------------------------------------------------------------------------------------------------------------
S-15   ERNST & YOUNG PLAZA                   41        902,500    22,012      1985       21 - 40          0       54,082
       725 South Figueroa Street                                                          4 - 41     57,526            0
                                                                                                     57,526       54,082
--------------------------------------------------------------------------------------------------------------------------
S-16   CITIBANK CENTER                       48        893,979    18,625      1982        5 - 46          0      132,951
       444 South Flower Street                                                           21 - 44     52,410            0
                                                                                                     52,410      132,951
--------------------------------------------------------------------------------------------------------------------------
S-17   MELLON BANK PLAZA                     26        661,756    25,452      1982             9          0       26,306
       400 South Hope Street                                                                   0          0            0
                                                                                                          0       26,306
--------------------------------------------------------------------------------------------------------------------------
S-18   1000 WILSHIRE BUILDING                21        452,000    21,524      1987        6 & 18          0       27,004
       1000 Wilshire Boulevard                                                            2 - 22    114,617            0
                                                                                                    114,617       27,004
--------------------------------------------------------------------------------------------------------------------------
              TOTALS                        377      8,441,692    22,392                            703,628      496,494
                                                                                                         1,200,122
                                                                                                         Total SF
--------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                            OVERALL            QUOTED
ITEM   BUILDING NAME /                    AVAILABILITY       ANNUAL RENT      LEASE     OCCUPANCY RATIO
NO.    LOCATION                               (SF)           PSF      PSF     TYPE      DIRECT     OVERALL
------------------------------------------------------------------------------------------------------------
S-9    BP PLAZA                                             $18.96 - $25.20    FSG        90.0%      81.6%
       333 South Hope Street                   Total        $18.96 - $19.80    NNN
                                             262,121
------------------------------------------------------------------------------------------------------------
S-10   WELLS FARGO CENTER - NORTH TOWER                       ---- -  ----                84.9%      84.9%
       333 South Grand Avenue                  Total        $19.92 - $19.92    NNN
                                             202,905
------------------------------------------------------------------------------------------------------------
S-11   MANULIFE PLAZA                                       $19.80 - $19.80    FSG        97.9%      97.1%
       515 South Figueroa Street               Total        $26.04 - $26.04    FSG
                                              11,538
------------------------------------------------------------------------------------------------------------
S-12   FIGUEROA TOWER                                       $20.04 - $23.00    FSG        86.2%      83.9%
       660 South Figueroa Street               Total        $24.00 - $24.00    FSG
                                              41,829
------------------------------------------------------------------------------------------------------------
S-13   WELLS FARGO CENTER- ST (KPMG)                        $17.76 - $17.76    FSG        97.5%      93.2%
       355 South Grand Avenue                  Total        $20.04 - $20.04    NNN
                                              78,814
------------------------------------------------------------------------------------------------------------
S-14   ONE CALIFORNIA PLAZA                                 $12.96 - $20.04  NNN/FSG      93.5%      85.5%
       300 South Grand Avenue                  Total        $18.00 - $18.00    NNN
                                             138,019
------------------------------------------------------------------------------------------------------------
S-15   ERNST & YOUNG PLAZA                                  $17.04 - $21.00    FSG        93.6%      87.6%
       725 South Figueroa Street               Total        $20.04 - $20.04    NNN
                                             111,608
------------------------------------------------------------------------------------------------------------
S-16   CITIBANK CENTER                                      $18.96 - $21.96    FSG        94.1%      79.3%
       444 South Flower Street                 Total        $24.00 - $24.00    FSG
                                             185,361
------------------------------------------------------------------------------------------------------------
S-17   MELLON BANK PLAZA                                    $22.92 - $22.92    FSG       100.0%      96.0%
       400 South Hope Street                   Total          ---- - ----      ----
                                              26,306
------------------------------------------------------------------------------------------------------------
S-18   1000 WILSHIRE BUILDING                               $12.00 - $21.00    FSG        74.6%      68.7%
       1000 Wilshire Boulevard                 Total        $25.92 - $27.96    FSG
                                             141,621
------------------------------------------------------------------------------------------------------------
              TOTALS                         Vacant                                       91.7%      85.8%
                                                                                          DIRECT     OVERALL
                                                                                           OCCUPANCY RATIO
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VALUATION ADVISORY SERVICES           100             (CUSHMAN & WAKEFIELD LOGO)

                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

Class "A" Buildings Completed 1971-1976                   As of 4th Quarter 2002

-------------------------------------------------------------------------------------------------------------
                                        BUILDING INFORMATION
ITEM    BUILDING NAME /            NO. OF      AREA        AVG. FLR.   YEAR       AVAILABLE SPACE (SF)
NO.     LOCATION                  STORIES      (SF)        AREA (SF)   BUILT   FLOOR(s)   DIRECT    SUBLEASE
-------------------------------------------------------------------------------------------------------------
T-19    PAUL HASTINGS TOWER          52      1,180,789       22,707    1971         10         0      11,186
        515 South Flower Street                                                 5 - 51   348,295           0
                                                                                         348,295      11,186
-------------------------------------------------------------------------------------------------------------
T-20    BANK OF AMERICA TOWER        52      1,180,789       22,707    1971         46         0       2,271
        555 South Flower Street                                                16 - 48   730,333           0
                                                                                         730,333       2,271
-------------------------------------------------------------------------------------------------------------
T-21    AON CENTER                   62      1,028,000       16,581    1974    43 - 47         0      20,374
        707 Wilshire Boulevard                                                  4 - 54   227,001           0
                                                                                         227,001      20,374
-------------------------------------------------------------------------------------------------------------
T-22    611 PLACE                    42        715,463       17,035    1968         16         0      13,000
        611 West 6th Street                                                  GRnd-PENT   273,933           0
                                                                                         273,933      13,000
-------------------------------------------------------------------------------------------------------------
T-23    MCI-WORLDCOM CENTER          32        678,500       21,203    1973    25 & 32         0      22,973
        700 South Flower Street                                                 4 - 31   154,319           0
                                                                                         154,319      22,973
-------------------------------------------------------------------------------------------------------------
T-24    UNION BANK PLAZA             40        607,822       15,196    1967         36         0      16,419
        445 South Figueroa Street                                              22 - 38    41,195           0
                                                                                          41,195      16,419
-------------------------------------------------------------------------------------------------------------
T-25    CHASE PLAZA                  22        447,218       20,328    1986          0         0           0
        801 South Grand Avenue                                                      11   220,221           0
                                                                                         220,221           0
-------------------------------------------------------------------------------------------------------------
               TOTALS               302      5,838,581       19,333                    1,995,297      86,223
                                                                                              2,081,520
                                                                                              Total SF
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
         GRAND TOTALS             1,043     22,049,617       21,141                    3,368,692   1,051,373
                                                                                              4,420,065
                                                                                              Total SF
-------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                    OVERALL             QUOTED
ITEM    BUILDING NAME /           AVAILABILITY        ANNUAL RENT       LEASE   OCCUPANCY RATIO
NO.     LOCATION                      (SF)            PSF     PSF       TYPE    DIRECT   OVERALL
--------------------------------------------------------------------------------------------------
T-19    PAUL HASTINGS TOWER                          $18.00 - $18.00     FSG     70.5%    69.6%
        515 South Flower Street        Total         $21.96 - $30.00     FSG
                                     359,481
--------------------------------------------------------------------------------------------------
T-20    BANK OF AMERICA TOWER                        $20.04 - $20.04     FSG     38.1%    38.0%
        555 South Flower Street        Total         $21.96 - $27.00     FSG
                                     732,604
--------------------------------------------------------------------------------------------------
T-21    AON CENTER                                   $13.44 - $20.04     FSG     77.9%    75.9%
        707 Wilshire Boulevard         Total         $18.00 - $24.00     FSG
                                     247,375
--------------------------------------------------------------------------------------------------
T-22    611 PLACE                                    $18.00 - $18.00     FSG     61.7%    59.9%
        611 West 6th Street            Total         $24.00 - $24.00     FSG
                                     286,933
--------------------------------------------------------------------------------------------------
T-23    MCI-WORLDCOM CENTER                          $14.04 - $21.96     FSG     77.3%    73.9%
        700 South Flower Street        Total         $24.00 - $24.96     FSG
                                     177,292
--------------------------------------------------------------------------------------------------
T-24    UNION BANK PLAZA                             $15.96 - $18.00     FSG     93.2%    90.5%
        445 South Figueroa Street      Total         $24.00 - $24.00     FSG
                                      57,614
--------------------------------------------------------------------------------------------------
T-25    CHASE PLAZA                                    ---- - ----       ----    50.8%    50.8%
        801 South Grand Avenue         Total         $18.00 - $19.20     FSG
                                     220,221
--------------------------------------------------------------------------------------------------
               TOTALS                Vacant                                      65.8%    64.3%
                                                                                DIRECT   OVERALL
                                                                                OCCUPANCY RATIO
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
         GRAND TOTALS               Vacant                                       84.7%    80.0%
                                                                                DIRECT   OVERALL
                                                                                OCCUPANCY RATIO
--------------------------------------------------------------------------------------------------

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
                                              DOWNTOWN LOS ANGELES OFFICE MARKET

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                              Downtown Los Angeles
                            Central Business District

                             NET ABSORPTION TRENDS
                       (* - Excludes Sublease Absorption)

-------------------------------------------------------------------------------------------------
END OF                              SQUARE FEET                 TOTAL             NET ABSORPTION/
 YEAR                            OF NET ABSORPTION *         INVENTORY SF         TOTAL INVENTORY
-------------------------------------------------------------------------------------------------

1983                                       1,567,194           16,319,586                    9.6%
1984                                         (48,958)          16,319,586                   -0.3%
1985                                         775,971           18,158,950                    4.3%
1986                                         113,471           18,996,948                    0.6%
1987                                       1,208,942           21,197,396                    5.7%
1988                                         357,615           21,526,197                    1.7%
1989                                       1,750,587           23,452,439                    7.5%
1990                                         613,658           23,697,139                    2.6%
1991                                       1,456,674           27,696,701                    5.3%
1992                                         559,130           29,175,557                    1.9%
1993                                         612,577           29,166,557                    2.1%
1994                                        (419,208)          29,159,714                   -1.4%
1995                                        (403,097)          29,242,986                   -1.4%
1996                                         142,771           29,578,489                    0.5%
1997                                         114,018           29,601,872                    0.4%
1998                                         431,040           29,613,072                    1.5%
1999                                         589,066           28,986,814                    2.0%
2000                                          35,847           28,796,861                    0.1%
2001                                         478,413           28,876,996                    1.7%
2002                                        (304,003)          30,161,412                   -1.0%
-------------------------------------------------------------------------------------------------

Total 1983 - 2002                          9,631,708          509,725,272                    1.9%

Annual Avg                                   481,585           25,486,264                    1.9%

Annual Avg 1990-2002                         300,530

-------------------------------------------------------------------------------------------------

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                                              DOWNTOWN LOS ANGELES OFFICE MARKET

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OFFICE DEMAND

Net Absorption

The accompanying chart summarizes the historical net office absorption for the Central Business District during the past 20 years. For the purposes of this analysis, net absorption is defined by Cushman & Wakefield as the net change in occupied space on a landlord-direct basis (excluding changes in sublease space). The annual net absorption levels ranged from (419,208) square feet in 1994, to 1,750,587 square feet in 1989. As indicated on the chart the average annual net absorption during the past 20 years is about 480,000 square feet. Over the 13-year period 1990 through 2002, the average annual absorption level has been 300,530 square feet. The most significant recent positive net absorption levels occurred during 1999 and 2001. The substantial negative absorption during 1994 and 1995 reflects, to a large degree, the change in direct and sublease availabilities from substantial Security Pacific/Bank of America lease expirations in two Bunker Hill buildings. The resulting re-categorization as available space impacted net absorption calculations, which exclude sublease space. The positive net absorption of 589,066 square feet shown for 1999 occurred despite the downsizing of Wells Fargo in its 707 Wilshire Boulevard premises during first two quarters of 1999. Other occupancy losses do not appear in the data, as they are considered in sublease availabilities, which are not included in the net absorption data (refer to chart below). The leasing market "flattened" in the CBD during 2002, with negative absorption of about 300,000 square feet.

Tenant demand for office space is directly related to the growth or consolidation of the employment base in the competitive market. Fluctuations in leasing activity during periods of employment growth can also be impacted by limited new development demand. The growth in the Los Angeles population during the past 20 years and corresponding employment growth, particularly in the services sector, has historically created periods of pent-up demand which resulted in "spikes" in the downtown absorption levels during or following completion of significant new office supply. Based on the accompanying data this trend apparently continued through 1991 according to net absorption estimated discussed above.

As noted above Cushman & Wakefield has historically calculated net absorption based upon the change in directly leased space. When sublease space is included in the absorption analysis, however, the pattern of the "growth in tenant demand" fluctuates when compared with the direct- net absorption figures. The available sublease data covering the period 1998 through 2001 indicates the following estimated pattern in the net change in total leased space, or the net growth in the actual tenant base in the Central Business District.

-----------------------------------------
YEAR                     GROWTH IN TENANT
                             BASE (SF)
-----------------------------------------

1988                             5,329
-----------------------------------------
1989                         1,750,587
-----------------------------------------
1990                           608,605
-----------------------------------------
1991                           582,966
-----------------------------------------
1992                           428,745
-----------------------------------------
1993                           322,957
-----------------------------------------
1994                            (1,983)
-----------------------------------------
1995                           406,022
-----------------------------------------
1996                            94,537
-----------------------------------------
1997                           310,455
-----------------------------------------

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

---------------------------------------------------
YEAR                               GROWTH IN TENANT
                                       BASE (SF)
---------------------------------------------------

1998                                    727,170
---------------------------------------------------
1999                                    241,260
---------------------------------------------------
2000                                   (544,592)
---------------------------------------------------
2001                                    948,378
---------------------------------------------------
2002*                                    63,307*
===================================================
Total                                 6,128,156
===================================================
Annual Avg.                             408,534
===================================================
Annual Avg 1990 - 2002                  360,327
===================================================

*re-measured area as of 2002

As noted the 2002 growth in the tenant base incorporates calculations based on re-measured areas for many of the buildings. The 63,307 square feet greater occupied area is not necessarily a reliable indication of the tenant base growth in the CBD market in light of the increase of more than four percent in total rentable area. The previous negative net absorption calculation of 300,000 square feet is also less reliable an indication than in previous years due to adjustments made to the inventory base during 2002.

When sublease space is included in the analysis the impact of the major tenant consolidations discussed previously are recognized in the adjusted absorption (or growth in tenant base) data. The Arco, Wells Fargo, and Pacific Enterprises sublease space which entered the market in 2000 are reflected in the negative 544,592 square-foot tenant base calculation, which compares with the modest positive absorption of 35,847 square feet of net absorption on a landlord-direct basis during the same period. The apparent significant negative absorption levels on a landlord-direct basis during 1994 and 1995 were offset by significant sublease activity. The last full year's data - 2001, shows an impressive 1,148,378 square feet of growth in the tenant base, including about 678,000 square feet on a landlord-direct basis and an additional 470,000 square feet of sublease space absorption. The total absorption during 2001 exceeded any year since 1990. The positive increase in occupied space during 2002 despite calculated negative absorption may be partially attributable to the re-measurement of many buildings in the inventory to BOMA 1996 standards. Despite the fact that no new construction occurred, the inventory increased by nearly 1.3 million square feet (4.4%) due to re-measurements.


RENTAL GROWTH TRENDS

The favorable absorption trends in the CBD in conjunction with the absence of new construction has led to declining vacancy levels, which in turn have created opportunities for landlords to achieve higher rental rates. The chart below summarizes the rental rates quoted for available office space in the Los Angeles CBD since 1996 (all building classes). The weighted average rental rates shown in the following charts are based on full service gross terms, with tenants paying increases in expenses over a base year figure.

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                                              DOWNTOWN LOS ANGELES OFFICE MARKET
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CBD/Financial District
Rental Rate Trends


Year                    PSF Annual Rent
----                    ---------------

1994                     $19.42
---------------------------------------
1995                     $19.40
---------------------------------------
1996                     $18.84
---------------------------------------
1997                     $18.84
---------------------------------------
1998                     $20.76
---------------------------------------
1999                     $21.84
---------------------------------------
2000                     $23.40
---------------------------------------
2001                     $24.24
---------------------------------------
2002                     $24.72

(CBD/FINANCIAL DISTRICT RENTAL RATE TRENDS GRAPH)


                            CBD RENTAL GROWTH TRENDS

-------------------------------------------------------------
YEAR-END                   PSF WTD. AVG. RENT        % CHANGE
-------------------------------------------------------------

1996                            $18.84                  --
-------------------------------------------------------------
1997                            $18.84                 0.0%
-------------------------------------------------------------
1998                            $20.76               +10.2%
-------------------------------------------------------------
1999                            $21.84                +5.2%
-------------------------------------------------------------
2000                            $23.40                +7.1%
-------------------------------------------------------------
2001                            $24.24                +3.6%
-------------------------------------------------------------
2002                            $24.72                +2.0%
-------------------------------------------------------------
Compound annual change 1997-2002                      +5.6%
-------------------------------------------------------------

The figures above represent the weighted average rent for available space, and the quality of the available inventory is not typically consistent from year-to-year. The figures also represent "face" or contract rental terms and do not consider differences in concessions such as free rent or tenant improvements. Analyzing these factors is particularly important in the CBD market.

The two exhibits above are based on data compiled by Cushman & Wakefield's research group, with estimated adjustments to full service gross for NNN rents. The best-quality Class A office properties in the CBD are typically leased on a NNN basis, with the tenants responsible for pro-rata share of operating expenses and real estate taxes. We calculated rental growth rates based on an inventory of 52 buildings totaling 28.2 million square feet which were "tracked" in surveys by Cushman & Wakefield's Valuation Services Group as of year-end or approximately year-end 1995 through 2002. In order to provide a consistent basis for comparison we adjusted the full service gross rental rates to NNN equivalent based on our estimated annual operating expenses for the categories of buildings and the timeframe for the survey. The results of this analysis are

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
                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

summarized in the graphs and charts below. We also "segmented" the CBD market by submarket location, showing the relationship between rental rates for Bunker Hill buildings versus the overall CBD.

The eight-year trend in weighted average quoted NNN rental rates (including estimated adjustments to full service gross rents) for available space based on Cushman & Wakefield's Valuation Group surveys are summarized below.


Downtown Los Angeles CBD
Rental Rate Trends -- NNN Basis

------------------------------------------------
YEAR           PSF ANNUAL RENT          % CHANGE
------------------------------------------------
1995                 $13.30                --
------------------------------------------------
1996                 $12.65               -5.1%
------------------------------------------------
1997                 $11.28              -12.2%
------------------------------------------------
1998                 $13.66               17.4%
------------------------------------------------
1999                 $14.28                4.3%
------------------------------------------------
2000                 $16.12               11.4%
------------------------------------------------
2001                 $17.15                6.0%
------------------------------------------------
2002                 $17.56                2.3%

(RENTAL RATE TRENDS GRAPH)

Bunker Hill
Rental Rate Trends -- NNN Basis

------------------------------------------------
YEAR           PSF ANNUAL RENT          % CHANGE
------------------------------------------------
1995                 $15.80                --
------------------------------------------------
1996                 $14.90               -6.0%
------------------------------------------------
1997                 $12.21              -22.0%
------------------------------------------------
1998                 $16.89               27.7%
------------------------------------------------
1999                 $16.44               -2.7%
------------------------------------------------
2000                 $20.22               18.7%
------------------------------------------------
2001                 $21.70                6.8%
------------------------------------------------
2002                 $20.40               -6.4%

Although the rental rate indications vary based on the quality of the space available in the individual buildings as of the timeframe for the surveys, the data demonstrates a clear pattern of rental rate premiums achieved for the best Class A buildings in the market, as well as for the Bunker Hill submarket. Each of the data subsets indicates strong growth in rents since 1997, with the Bunker Hill submarket exhibiting the highest rental rate.

CBD landlords have been able to achieve "real" rental rate increases in addition to the contract rental increases in recent years, as concessions have declined, including free rent and tenant improvement allowances. When considered in conjunction with "face" rental increases, the lower concessions have resulted in annual growth in net effective rents in excess of 20 percent for top-tier Class A buildings from 1999 to 2001.

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                                              DOWNTOWN LOS ANGELES OFFICE MARKET

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DOWNTOWN TENANT BASE

The following chart on the next page summarizes more than 50 lease transactions of 25,000 square feet or greater during 1997 through 2002 in the downtown market. The leases, which total about 4.5 million square feet, include demand from accounting firms (nearly 600,000 square feet), law firms, insurance firms, financial institutions, financial services, and technology tenants.

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                                              DOWNTOWN LOS ANGELES OFFICE MARKET

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                          SIGNIFICANT LEASING ACTIVITY
                                 LOS ANGELES CBD
                                  1997 - 2002

----------------------------------------------------------------
                           SQUARE FEET
TENANT                        LEASED          PROPERTY
----------------------------------------------------------------

Deloitte & Touche             340,000       Cal Plaza II
Union Bank                    270,000       Union Bank Plaza
Paul Hastings                 210,000       Arco Plaza
Wells Fargo                   175,000       707 Wilshire
Ernst & Young                 135,000       725 Figueroa
Equinox                       130,000       600 7th St.
DMJM                          120,000       Arco Plaza
KPMG Peat Marwick             120,000       IBM Tower
Howry & Simon                 100,000       550 S. Hope St.
LA Care                       100,000       Gas Tower (Sublease)
Wedbush Morgan                100,000       1000 Wilshire
Cal Trans                      90,000       801 S. Grand
MCI Worldcom                   85,000       800 S. Hope St.
MTA                            80,000       818 West 7th
Secret Service                 80,000       725 Figueroa
McCutchen Doyle                75,000       Wells Fargo Center
Oaktree Capital                75,000       Wells Fargo Center
Marsh McLennan                 75,000       777 Tower
Kirkland & Ellis               75,000       777 Tower
Bankers Trust                  70,000       Cal Plaza I
Nextlink                       70,000       600 7th St.
Qwest Communications           70,000       600 7th St.
Pillsbury, Madison             70,000       725 S. Figueroa
Dean Witter                    65,000       Sanwa Bank Plaza
Citibank                       65,000       444 S. Flower
Arter & Hadden                 60,000       725 S. Figueroa
Crosby Heafy                   60,000       KPMG Tower
Cushman & Wakefield            55,000       Sanwa Bank Plaza
Dewey Ballantine               55,000       Wells Fargo Center
Salomon Smith Barney           55,000       444 S. Flower
Oaktree Capital                50,000       Wells Fargo Center
Paine Webber                   50,000       777 Tower
Merrill Lynch                  50,000       725 S. Figueroa
Winston & Strawn               50,000       Wells Fargo Center
Telex Communications           45,000       800 S. Hope St.
S.C.A.G                        45,000       818 West 7th
Mellon Bank                    44,000       400 S. Hope
Baker & Hostetler              40,000       Wells Fargo Center
CB Commerical                  40,000       KPMG Tower
Whitman Abbott                 40,000       Library Tower
Level 3                        40,000       818 West 7th
Hennigan Mercer & Bennett      40,000       Sanwa Bank Plaza
Great American                 40,000       801 Tower
Farmers Insurance              40,000       MCI Center
CIT Group                      40,000       Cal Plaza I
Cal. Trust Bank                40,000       550 S. Hope St.
Am. Custom Insurance           40,000       801 Tower
Parker Stausbury               40,000       444 S. Flower
Baker & Hostetler              35,000       Wells Fargo Center
Splitrock Communications       35,000       818 West 7th
Compensation Resources         35,000       Library Tower
Cushman Realty                 35,000       Sanwa Bank Plaza
Perkins & Will                 35,000       617 7th Street
Lord, Bissell                  30,000       Cal Plaza I
Solomon Smith Barney           30,000       Library Tower
Hill, Farrer & Burrill         30,000       Cal Plaza I
CEO Walls Group                30,000       Union Bank
Washington Mutual              26,000       Cal Plaza II
Sumitomo Bank of CA            25,000       AT&T Center
McKinsey & Co.                 25,000       400 S. Hope
LA Unified School Dist.        25,000       KPMG Tower
Insurance Corp-of Hanover      25,000       ARCO Center
Coudert Brothers               25,000       ARCO Center
Capital Group                  25,000       ARCO Center
ARCO                           25,000       ARCO Center
Allegiance Telecom.            25,000       818 West 7th
Blue Cross                     25,000       801 Tower
High Wire                      25,000       KPMG Tower
----------------------------------------------------------------
Total square feet           4,475,000
----------------------------------------------------------------

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Tenant demand for Class A buildings in the CBD market is dominated by the business and professional components, as well as the Finance, Insurance, Real Estate sector. Domestic and foreign banks, legal/accounting firms, securities firms, as well as tenants from the insurance and communications industry are the dominant tenant base for the Class A product. A cross section of significant tenants in Class A buildings, delineated by sector and location, is shown below.

                            CBD TENANT BASE PROFILE

---------------------------------------------------------------------------------------------------------
SECTOR                                        SQUARE FEET                        BUILDING
---------------------------------------------------------------------------------------------------------
Banking
=========================================================================================================
Bank of America                                 420,000               ARCO Plaza (RFP out to
                                                                      downsize to < 200,000 SF
---------------------------------------------------------------------------------------------------------
Wells Fargo                                     240,000               Wells Fargo Center
---------------------------------------------------------------------------------------------------------
Union Bank                                      300,000               Union Bank Plaza
---------------------------------------------------------------------------------------------------------
Sanwa Bank                                      213,000               Sanwa Bank Plaza (to consolidate
                                                                      to Cal Plaza II)
---------------------------------------------------------------------------------------------------------
Wells Fargo                                     175,000               707 Wilshire
---------------------------------------------------------------------------------------------------------
Bank of America                                 150,000               600 Wilshire Blvd.
---------------------------------------------------------------------------------------------------------
Tokai Bank                                      75,000                Cal Plaza I (to consolidated with
                                                                      Sanwa entity)
---------------------------------------------------------------------------------------------------------
Citicorp                                        70,000                444 Plaza
---------------------------------------------------------------------------------------------------------
Manufacturer's Bank                             70,000                Manulife Plaza
---------------------------------------------------------------------------------------------------------
Dai-Ichi Kangyo Bank                            70,000                Gas Tower
---------------------------------------------------------------------------------------------------------
Mellon Bank                                     60,000                400 South Hope
=========================================================================================================
CORPORATE/UTILITIES/GOVERNMENT
=========================================================================================================
Southern California Gas Co.                     550,000               Gas Tower
---------------------------------------------------------------------------------------------------------
ARCO/BP                                         300,000               ARCO Plaza
---------------------------------------------------------------------------------------------------------
L.A. Unified School District                    200,000               KPMG Tower
---------------------------------------------------------------------------------------------------------
ARCO/BP                                         250,000               BP Plaza
---------------------------------------------------------------------------------------------------------
Pacific Enterprises                             220,000               Library Tower
---------------------------------------------------------------------------------------------------------
GSA - Secret Service / U.S. Trustee             125,000               725 Figueroa/Ernst & Young
---------------------------------------------------------------------------------------------------------
MCI                                             70,000                MCI Center
=========================================================================================================
Law
=========================================================================================================
O'Melveny & Myers                               265,000               Mellon Bank
---------------------------------------------------------------------------------------------------------
Latham & Watkins                                250,000               Library Tower
---------------------------------------------------------------------------------------------------------
Gibson, Dunn                                    240,000               Wells Fargo
---------------------------------------------------------------------------------------------------------
Paul, Hastings                                  220,000               ARCO Plaza
---------------------------------------------------------------------------------------------------------
Skadden, Arps                                   200,000               Cal Plaza I
---------------------------------------------------------------------------------------------------------
Morrison & Foerster                             155,000               Gas Tower
---------------------------------------------------------------------------------------------------------
Jones, Day                                      150,000               Gas Tower
---------------------------------------------------------------------------------------------------------
Munger Tolles                                   125,000               KPMG Tower
---------------------------------------------------------------------------------------------------------
Sidley & Austin                                 120,000               Gas Tower
---------------------------------------------------------------------------------------------------------
Graham & James                                  115,000               801 Tower
---------------------------------------------------------------------------------------------------------
Milbank, Tweed                                  105,000               Sanwa Bank
---------------------------------------------------------------------------------------------------------
Pillsbury Madison                               100,000               725 Figueroa
---------------------------------------------------------------------------------------------------------
White & Case                                    90,000                Library Tower (subleased)
---------------------------------------------------------------------------------------------------------
Loeb & Loeb                                     80,000                1000 Wilshire (vacated -
                                                                      relocated to Century City; offerred
                                                                      for SL)
---------------------------------------------------------------------------------------------------------
McCutchen Doyle                                 75,000                KPMG Tower
---------------------------------------------------------------------------------------------------------
Sedgwick Detert                                 65,000                801 Tower
---------------------------------------------------------------------------------------------------------
Arnold & Porter                                 60,000                777 Tower
---------------------------------------------------------------------------------------------------------
Crosby, Heafy                                   60,000                Wells Fargo Center
---------------------------------------------------------------------------------------------------------
Buchalter, Nemer                                60,000                Sanwa Bank
---------------------------------------------------------------------------------------------------------
Heller, Ehrman                                  60,000                Sanwa Bank
---------------------------------------------------------------------------------------------------------

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

------------------------------------------------------------------------------------
SECTOR                                      SQUARE FEET                BUILDING
------------------------------------------------------------------------------------
Tuttle & Taylor                                50,000                 KPMG Tower
------------------------------------------------------------------------------------
Allen, Matkins                                 40,000                 Manulife Plaza
====================================================================================
Insurance
====================================================================================
Marsh McLennan                                155,000                 777 Tower
------------------------------------------------------------------------------------
Aon                                           110,000                 707 Wilshire
------------------------------------------------------------------------------------
AIG                                           105,000                 777 Tower
------------------------------------------------------------------------------------
Chubb                                          90,000                 801 Tower
------------------------------------------------------------------------------------
Aon/Alexander & Alexander                      60,000                 801 Tower
------------------------------------------------------------------------------------
Northern Trust                                 45,000                 KPMG Tower
------------------------------------------------------------------------------------
Hanover                                        26,000                 333 South Hope
====================================================================================C
Accounting/Consulting
====================================================================================
Deloitte & Touche                             340,000                 Cal Plaza II
------------------------------------------------------------------------------------
Ernst & Young                                 190,000                 725 Figueroa
------------------------------------------------------------------------------------
KPMG                                          125,000                 KPMG Tower
------------------------------------------------------------------------------------
Price Waterhouse Coopers                      120,000                 400 South Hope
------------------------------------------------------------------------------------
Mckinsey & Company                             85,000                 400 South Hope
------------------------------------------------------------------------------------
Price Waterhouse Coopers                       80,000                 Cal Plaza II
====================================================================================
Securities/Financial Services
====================================================================================
The Capital Group                             300,000                 BP Plaza
------------------------------------------------------------------------------------
Trust Company of the West                     200,000                 865 Figueroa
------------------------------------------------------------------------------------
Morgan Stanley/Dean Witter                     65,000                 Sanwa Bank
------------------------------------------------------------------------------------
Salomon Smith Barney                           55,000                 444 S. Flower
------------------------------------------------------------------------------------
Paine Webber                                   50,000                 777 Tower
------------------------------------------------------------------------------------
Prudential Securities                          40,000                 777 Tower
------------------------------------------------------------------------------------

Although not reflected in the tenancies listed above, government and "quasi-government" agencies have continued to expand in this market and to consolidate locations in other areas of the county to the downtown area, directly benefiting the Class B and C components of the market. Growth in tenant demand for telecommunications space in the Class B component of the CBD market has reversed due to over supply in this sector.

Government Tenant Demand
------------------------

Government and other public agency tenants represent a significant tenant demand base in the downtown market area, including the CBD, Civic Center, and Central City East submarkets of downtown Los Angeles. The City of Los Angeles represents the largest public agency tenant from a leasing perspective in the downtown market area. The Metropolitan Water District (MWD) and the Metropolitan Transportation Authority (MTA) are locating in new headquarters office buildings in the northeasterly portion of downtown Los Angeles, adjacent to Union Station (the hub of the regional transportation network). The MTA also leased (renewal/expansion) an additional 65,000 square feet in a rehabilitated CBD building, however (818 West 7th Street). Other government tenants in CBD office locations include the INS (80,000 SF in 606 Olive Street), Housing and Urban Development (HUD), with 55,000 square feet in AT&T Center, and the Los Angeles Unified School District (LAUSD), with 300,000 square feet in the Class A KPMG tower on Bunker Hill. CalTrans is in the planning stages of a new development in the historic core, and has also leased several large "blocks" of space in CBD buildings (801 South Grand and 1000 Wilshire) for about a three-year timeframe while a new headquarters building is being developed, near the Civic Center. The GSA recently committed to two major leases for the Secret Service totaling about 125,000 square feet in the Class A Ernst & Young Plaza (725 South Figueroa Street).

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                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

Although not a primary component of the demand for Class A CBD office space, government tenants, including city, county, state, and federal government agencies and quasi-government agencies represent the largest sector for office space in the overall downtown area.

The aggregate leased and owned area by government users (including the city, county, state and federal governments as well as the school district and the Metropolitan Water District) is about 21.4 million square feet. These users solidify the occupancy base in the Civic Center and Historic core to the east and north of the CBD, and provide a built-in demand base for industries serving these users, including law firms, architecture firms, and accounting firms.

MERGERS AND CONSOLIDATIONS - HISTORICAL IMPACT ON THE DOWNTOWN MARKET
An analysis of the Los Angeles data shows its CBD and suburban markets were experiencing similar vacancy levels during 1991, but diverged from 1992 through 1997 as suburban vacancy levels slowly declined and CBD vacancy rates remained static.

Although the CBD market has "lagged" the suburban Los Angeles office market in terms of vacancy and rental rate increases during the second half of the 1990's, the CBD has nonetheless experienced stable, steady improvement in vacancy and rental rate trends since 1995. This improvement has been achieved despite the loss or pending loss during the past decade of virtually all of the "Fortune" 100 tenants headquartered in downtown Los Angeles, as well as the consolidation trends in industries which historically represented the strongest demand base for the downtown office market. At the beginning of the 1990's downtown Los Angeles served as the headquarters location for Arco, Unocal, and First Interstate Bank. Unocal relocated out of the area, and Security Pacific was acquired by Bank of America, which subsequently merged with Nations Bank. Arco merged during 2000 with British Petroleum (BP). Other major banks with a significant presence (in excess of 40,000 square feet) in the downtown market during this timeframe included Bank of America, Citicorp, Wells Fargo, Bank of California, Union Bank, Chase Manhattan, Sanwa Bank, Manufacturer's Bank, Nippon Credit, Tokai Bank, and the Industrial Bank of Japan. Mergers and consolidations have resulted in the loss or downsizing of all these tenants excluding Union Bank and Sanwa Bank. The two most significant mergers in terms of the impact on the downtown market have involved Bank of America/Security Pacific and Wells Fargo/1st interstate.

These two mergers alone accounted for more than two million square feet of vacated space during the last decade. Other banks which have historically maintained a significant downtown Los Angeles premises (such as Citicorp and a number of Japanese banks) have vacated or downsized significantly in response to the competitive environment. At the time of their merger in 1991, Bank of America and Security Pacific National Bank had combined premises in excess of
1.5 million square feet in the CBD and on the Central City West plan area: The chart below summarizes the largest premises of the two banks (not all-inclusive).

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                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

             BANK OF AMERICA/SECURITY PACIFIC PREMISES (CIRCA 1992)

               ------------------------------------------------
               CBD
               555 South Flower Street (BofA)     500,000 SF
               333 South Hope Street (SP)         690,000 SF
               300 South Grand Avenue (SP)        180,000 SF
               600 Wilshire Boulevard              80,000 SF
                                                ------------
               Subtotal                         1,450,000 SF

               CENTRAL CITY WEST
               333 Beaudry (SP)                   900,000 SF
                                                ------------

               TOTAL:                           2,350,000 SF
               ------------------------------------------------

Bank of America assumed the obligations of Security Pacific following the merger. Of the premises above, the bank subsequently vacated 690,000 square feet in 333 South Hope Street and has placed substantial portions of the 333 Beaudry premises on the sublease market.

First Interstate Bank was headquartered in Los Angeles and, prior to its acquisition by Wells Fargo in 1996, had multiple premises in the downtown market. Wells Fargo had previously merged with Crocker Bank, which led to significant downsizing during the first few years of the 1990's. The chart below summarizes the largest premises for Wells Fargo (WF) and 1st Interstate as of 1998.

               ------------------------------------------------
               CBD
               Wells Fargo Center (WF)            240,000 SF
               Library Tower (1st)                160,000 SF
               707 Wilshire (1st)                 420,000 SF
               444 South Flower Street (WF)       350,000 SF
                                                ------------
               Subtotal                         1,170,000 SF

               CENTRAL CITY WEST
               1200 west 3rd Street               750,000 SF
                                                ------------

               TOTAL:                           1,920,000 SF
               ------------------------------------------------

Wells Fargo has retained its premises in Wells Fargo Center and downsized to 175,000 square feet in 707 Wilshire at lease expiration in February, 1999. The remaining premises have been subleased. The net occupancy loss for this tenant totaled 755,000 square feet within the CBD and an additional 750,000 square feet in the Central City West submarket. The 1200 West 3rd Street property has been subleased to Prudential and to Bank of America, and substantial portions of the Library Tower and 444 South Flower Street premises have been subleased to a number of smaller tenants.

The chart below summarizes a cross section of major tenant consolidations during the 1990's and the approximate premises for each of the entities in the downtown market.

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                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
TENANT                                INDUSTRY                  PREMISES                  COMMENTS
----------------------------------------------------------------------------------------------------------------
Security Pacific                Banking/Finance            700,000 SF                Merger/BofA
                                                           333 South Hope            Vacated
----------------------------------------------------------------------------------------------------------------
Security Pacific                Banking/Finance            200,000 SF                Merger/BofA
                                                           One Cal Plaza             Vacated
----------------------------------------------------------------------------------------------------------------
1st Interstate                  Banking/Finance            420,000 SF                Merger/Wells Fargo
                                                           707 Wilshire              Reduced to 175,000
                                                                                     SF
----------------------------------------------------------------------------------------------------------------
IBM                             Technology                 600,000 SF                Downsize
                                                           Wells Fargo - South       Vacated
----------------------------------------------------------------------------------------------------------------
Gas Company                     Utilities - Corporate      550,000 SF                Downsize - 3 floors
                                                           Gas Tower                 Subleased
----------------------------------------------------------------------------------------------------------------
Pacific Enterprises             Utilities - Corporate      225,000 SF                Merger/Enova
                                                           Library Tower             Subleased
----------------------------------------------------------------------------------------------------------------
ARCO                            Oil                        200,000 SF                Merger/BP
                                                           333 South Hope            Subleased
----------------------------------------------------------------------------------------------------------------
ARCO                            Oil                        160,000 SF                Merger/BP
                                                           444 South Flower          Subleased
----------------------------------------------------------------------------------------------------------------
1st Interstate                  Banking/Finance            160,000 SF                Merger/Wells Fargo
                                                           Library Tower             Subleased
----------------------------------------------------------------------------------------------------------------
TOTAL                                                      2,395,000 SF
----------------------------------------------------------------------------------------------------------------

More recent mergers and acquisitions include Sanwa and Tokai Bank/Bank of the West, which will result in the 200,000 square-foot premises in 601 South Figueroa (Sanwa Bank Building) becoming available on a direct basis at the end of 2005.

Excluding these tenant losses from the currently available space in the CBD would result in vacancy indications of roughly eight percent on a direct basis and 10 percent including sublease availabilities. Subsequent positive absorption levels in the CBD helped to offset the loss of these tenants, and vacancy levels in the CBD have declined on a generally consistent basis with the suburban markets and the overall market from 1997 through 2000 as summarized in the following chart. During 2001, however, the downward trend in vacancy continued, and in fact accelerated in the CBD, while the suburban markets experienced a softening, as shown below.


LOS ANGELES COUNTY VACANCY TRENDS

----------------------------------------------------------------------------------------------------
YEAR-END        CBD           CHANGE        SUBURBAN        CHANGE      TOTAL MARKET      CHANGE
----------------------------------------------------------------------------------------------------
1996           20.5%          +0.1           15.4%          -1.9           17.3%          -1.3
----------------------------------------------------------------------------------------------------
1997           18.9%          -1.6           14.4%          -1.0           16.2%          -1.1
----------------------------------------------------------------------------------------------------
1998           17.4%          -1.5           13.2%          -1.2           15.3%          -0.9
----------------------------------------------------------------------------------------------------
1999           15.6%          -1.8           10.8%          -2.4           12.8%          -2.5
----------------------------------------------------------------------------------------------------
2000           15.9%          +0.3            8.8%          -2.0           10.6%          -2.2
----------------------------------------------------------------------------------------------------
2001           12.9%          -3.0           12.8%          +4.0           13.3%          +2.7
----------------------------------------------------------------------------------------------------
2002           16.4%          +3.5%          14.6%          +1.8%          15.3%          +2.0%
----------------------------------------------------------------------------------------------------

CONCLUSIONS

In light of the loss of much of its Fortune 500 tenant base over the past several years through the mergers and downsizings listed above in recent years, the improved vacancy levels in the CBD market, from 20.5 percent at year-end 1996 to 12.9 percent at the end of 2001, suggests the remaining tenant base is strong. The positive net absorption levels were achieved in

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                                              DOWNTOWN LOS ANGELES OFFICE MARKET
--------------------------------------------------------------------------------

conjunction with substantial blocks of space either vacated or subleased. Although these tenants have or will vacate the downtown market, the market has nonetheless strengthened due to growing demand from the existing "traditional" tenant base, including insurance, law, accounting, government, and architecture. The tightening of the surrounding suburban markets through 2000 placed increasing economic pressure on tenants located in or considering the Tri-Cities or westside office markets to evaluate downtown premises. The westside markets in particular weakened during 2002, however, and rate in these market declined. Despite recent negative absorption levels on a countywide basis, the CBD experienced impressive positive net absorption through year-end 2001. The 2002 absorption has been negative (about 300,000 square feet based on calculations with re-measured areas). With the economic environment nationally, the favorable (lower) spread in rental rates for office buildings in the CBD is becoming an increasingly important competitive advantage.

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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                                Los Angeles North
                      OFFICE MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 2002

                                                                                  DIRECT
                                                       NUMBER       DIRECT       VACANCY
MARKET / SUBMARKET                        INVENTORY   OF BLDGS  AVAILABILITIES     RATE
------------------                        ---------   --------  --------------   -------
SIMI / CONEJO VALLEY                       6,925,724    127       1,017,537       14.7%
1    Simi Valley                             191,607      6           3,111        1.6%
2    Thousand Oaks / Newbury Park          1,161,838     20         167,126       14.4%
3    Westlake Village                      2,781,708     52         402,058       14.5%
4    Agoura Hills                            782,292     15         276,455       35.3%
5    Calabasas                             2,008,279     34         168,787        8.4%

WEST VALLEY                               10,237,294    108       1,404,895       13.7%
6    Northridge / Reseda                     462,646      7         124,733       27.0%
7    Tarzana                                 513,429     10          46,771        9.1%
8    Canoga Park / Chatsworth              2,061,539     28         215,814       10.5%
9    Warner Center                         6,027,477     43         872,828       14.5%
10   Woodland Hills                        1,172,203     20         144,749       12.3%

CENTRAL VALLEY                             9,406,384    123         987,949       10.5%
11   Encino                                3,978,722     39         325,367        8.2%
12   Sherman Oaks                          2,229,406     30         254,338       11.4%
13   Van Nuys                              1,496,023     28         169,742       11.3%
14   Pan. City / Granada / Mission Hills     510,592      8          97,313       19.1%
15   Valencia / Newhall                    1,191,641     18         141,189       11.8%

EAST VALLEY / TRI-CITIES                  20,751,820    186       2,569,394       12.4%
16   Universal City/Studio City            1,863,500     16         178,590        9.6%
17   Burbank - Media District              2,483,207     16         312,949       12.6%
18   Burbank - City Center                 2,480,760     31         515,220       20.8%
19   Glendale                              5,897,053     44         584,631        9.9%
20   Pasadena                              5,575,913     55         629,766       11.3%
21   Pasadena East                         1,323,466     11         158,949       12.0%
22   North Hollywood                       1,127,921     13         189,289       16.8%

TOTAL                                     47,321,222    544       5,979,775       12.6%

                                                          OVERALL       NET         DIRECT
                                              OVERALL     VACANCY    ABSORPTION    WTD. AVG.
MARKET / SUBMARKET                        AVAILABILITIES    RATE       YE '02     RENTAL RATE
------------------                        --------------  -------    ----------   -----------
SIMI / CONEJO VALLEY                        1,377,767       19.9%      140,683       $26.11
1    Simi Valley                                5,098        2.7%        8,150       $18.36
2    Thousand Oaks / Newbury Park             392,610       33.8%       27,133       $25.08
3    Westlake Village                         448,372       16.1%      125,865       $26.16
4    Agoura Hills                             290,840       37.2%      (69,699)      $25.68
5    Calabasas                                240,847       12.0%       49,234       $27.84

WEST VALLEY                                 1,851,382       18.1%      228,087       $27.14
6    Northridge / Reseda                      129,449       28.0%       11,077       $23.28
7    Tarzana                                   60,428       11.8%        5,437       $20.76
8    Canoga Park / Chatsworth                 387,601       18.8%      192,601       $19.20
9    Warner Center                          1,112,246       18.5%       12,012       $30.60
10   Woodland Hills                           161,658       13.8%        6,960       $23.52

CENTRAL VALLEY                              1,149,727       12.2%     (122,967)      $23.32
11   Encino                                   428,901       10.8%      (44,767)      $24.84
12   Sherman Oaks                             300,225       13.5%      (11,077)      $24.48
13   Van Nuys                                 182,099       12.2%      (13,103)      $21.36
14   Pan. City / Granada / Mission Hills       97,313       19.1%      (90,999)      $19.20
15   Valencia / Newhall                       141,189       11.8%       36,979       $22.92

EAST VALLEY / TRI-CITIES                    3,855,375       18.6%      430,236       $27.19
16   Universal City/Studio City               254,107       13.6%      (63,497)      $30.96
17   Burbank - Media District                 473,385       19.1%      158,911       $33.00
18   Burbank - City Center                    939,793       37.9%      172,970       $25.92
19   Glendale                                 878,266       14.9%      196,469       $27.12
20   Pasadena                                 873,064       15.7%      (68,400)      $26.76
21   Pasadena East                            233,673       17.7%       10,846       $24.00
22   North Hollywood                          203,087       18.0%       22,937       $21.84

TOTAL                                       8,234,251       17.4%      676,039       $26.36

                       (MARKET SIZE COMPARISON PIE CHART)

                           (AVAILABILITIES BAR GRAPH)

           (SUBMARKET WEIGHTED AVERAGE RENTAL RATE COMPARISON CHART)

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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OVERVIEW

The Burbank market, together with Glendale and Pasadena, comprise the Tri-city market area, which is one component of the larger Los Angeles North office sector defined by Cushman & Wakefield.

The Los Angeles North office sector encompasses four market areas located primarily in the San Fernando Valley, Santa Clarita Valley, and Conejo Valley areas of Los Angeles County. The Los Angeles North sector also includes several office locations which include sections of the southeastern portion of Ventura County. The Los Angeles North office sector is the third largest sector in Los Angeles County, after the Downtown Los Angeles and West Los Angeles markets, respectively. The North Los Angeles sector is comprised of four major market areas: Simi/Conejo Valley, West Valley, Central Valley, and East Valley/Tri-Cities. The individual submarkets that comprise the overall North Los Angeles market exhibit a wide range in construction quality, location, tenant based, and corresponding rental rates. The accompanying exhibit provides an overview of the locational and statistical characteristics of this office sector and the 22 individual submarkets which comprise the four market areas.

As of year-end 2002, the Los Angeles North office sector contained 47,321,222 square feet of office space in 544 buildings, excluding owner/user, medical and government buildings. The 22 individual submarkets that comprise the overall competitive office market are differentiated according to access, market perception, tenant appeal and improvement quality, and rental rates. The office development in the Los Angeles North market is concentrated in three major areas: Tri-Cities (Glendale, Burbank, Pasadena and adjacent submarkets), in the eastern portion of the San Fernando Valley, the combined Encino/Sherman Oaks submarkets in the central portion of the Valley, and the West Valley, including Warner Center/Woodland Hills.

As of year-end 2002, the Los Angeles North office sector was experiencing a direct vacancy rate of 12.6 percent and an overall vacancy level (including sublease space) of 17.4 percent. The chart below summarizes the direct and overall vacancy trends as of year-end 1992 through year-end 2002, for the North Los Angeles sector.

-------------------------------------------------------------
YEAR-END            DIRECT VACANCY            OVERALL VACANCY
-------------------------------------------------------------
1992                     17.9%                     20.1%
-------------------------------------------------------------
1993                     15.5%                     18.1%
-------------------------------------------------------------
1994                     16.1%                     18.3%
-------------------------------------------------------------
1995                     14.3%                     17.2%
-------------------------------------------------------------
1996                     12.9%                     15.5%
-------------------------------------------------------------
1997                     12.4%                     14.5%
-------------------------------------------------------------
1998                     12.0%                     14.7%
-------------------------------------------------------------
1999                     10.4%                     12.1%
-------------------------------------------------------------
2000                      8.7%                      9.6%
-------------------------------------------------------------
2001                     12.3%                     16.7%
-------------------------------------------------------------
2002                     12.6%                     17.4%
-------------------------------------------------------------

The vacancy rate decreased steadily from 1994 through 2000 reaching single-digit levels as of year-end 2002. The year-end 2002 vacancy rate of 12.6 percent on a direct basis represents an increase of 390 basis points over 2000 figures, which is attributable to negative absorption levels in a number of markets and the completion of some new development. The rental rate trends in the Los Angeles North market have demonstrated a steady increase in conjunction

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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with the vacancy rate trends since 1996, as shown in the chart below. Despite some fluctuations, the weighted average annual asking rental rates for available space in the overall Los Angeles market has increased 4.3 percent annually on a compound basis during the six-year period since year-end 1996.

             (NORTH LOS ANGELES VACANCY & RENTAL RATE TRENDS GRAPH)

The East Valley/Tri-Cities markets are the premier office markets in the Los Angeles North area, due to the quality of the office supply and the tenant base rates. The Tri-Cities market, which includes the cities of Burbank, Glendale, and Pasadena, as well as the adjacent communities of Universal City and Studio City is generally considered the most desirable in the Los Angeles North office market. The tenant base in this market area is dominated by the entertainment industry, particularly requirements from the major studios headquartered in Burbank and nearby Universal City: Disney, Warner Brothers, NBC, and Universal. The "urban center" of Warner Center anchors the western end of the Los Angeles North office market. The tenant base in the West Valley market, and specifically Warner Center, is characterized by a number of finance and healthcare related companies including Blue Cross/Wellpoint, HealthNet, Prudential, 21st Century and SunAmerica. The Central Valley submarkets of Encino and Sherman Oaks are situated between these two major market areas, and the tenant base consists of smaller law and accounting firms, as well as "overflow" entertainment tenants from the Tri-Cities and insurance tenants from the West Valley market.

TRI-CITY/EAST VALLEY OFFICE MARKET

Overview

The Tri-City, or East Valley office market consists of the combined submarkets of Pasadena, Burbank/Universal City, and Glendale. Beginning the first quarter, 1995, Cushman & Wakefield's Market Research Services Group has also included the submarkets of Studio City

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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and North Hollywood within this Tri-Cities market sector. According to Cushman &
Wakefield's year-end, 2002 survey, the combined Tri-City/East Valley office market includes 20,751,820 square feet of rentable office space in 186 buildings surveyed. Several accompanying exhibits provide statistical overview of the vacancy rates and absorption levels in the East Valley market area, including Pasadena, East Pasadena, Glendale, Burbank, Universal City/Studio City, and
North Hollywood. In order to isolate the most directly competitive markets to Burbank, we also included separate "Tri-city" exhibits which exclude the less competitive Pasadena East and North Hollywood markets.

The majority of the Class A office supply in the Tri-Cities market is situated in buildings located within a few blocks of the Ventura Freeway. Burbank office development is concentrated in the area surrounding Olive Avenue, between Glenoaks and Hollywood Way, and includes the individual submarkets of Universal City, the Burbank Media District, and City Center (downtown). The Glendale office market is concentrated primarily along Brand Boulevard and Central Avenue, extending from Glenoaks Boulevard to Colorado Boulevard and Broadway. The Pasadena office market is located primarily south of the Foothill Freeway, between Lake Avenue and Pasadena Avenue.

VACANCY TRENDS

The Tri Cities/East Valley office market has performed better than most other Los Angeles County office markets throughout this decade. The year-end, 2002 vacancy rates in the East Valley (including Pasadena East and North Hollywood) markets were 12.1 percent (direct) and 18.6 percent (including sublease space). As shown on the Market/Submarket Statistics Exhibits the individual submarkets experience a wide range in vacancy rates, with the entertainment-driven Burbank Media District submarket experiencing direct and overall vacancy rates of 12.6 and 19.1 percent, while the Burbank City Center submarket has the highest vacancy rate, with 20.8 percent (direct) and 37.9 percent (overall). The Glendale market had a year-end 2002 direct vacancy rate of 9.9 percent, one of the lowest vacancy rates in Los Angeles County. The Burbank Media District vacancy rates include a new development - the Pinnacle - and two leases for space in this project not included in the year-end statistics (Clear Channel and NBC) total approximately 120,000 square feet, reducing the Media District vacancy rate to about 7.7 percent. In additional, a lease has been negotiated but not yet signed (as of February, 2003) for the entire Studio Plaza building (in excess of 400,000 square feet) in the Media District. This building is currently leased to Sony, who has subleased much of the space. The underlying lease expires December, 2003, and the pending lease to Warner Bros for the entire building mitigates the impact on the market from the near-term rollover of this building. A second exhibit shows the year-end, 2002 statistics for the "Tri-City" submarkets excluding East Pasadena and North Hollywood. Excluding these two submarkets, the Tri-City market contains 18,300,433 square feet, and has current direct and overall vacancy levels of 12.1 percent and 18.7 percent, respectively.

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                                  EAST VALLEY
                         MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 2002

                                                                         DIRECT                     OVERALL      NET       WTD. AVG.
                                              NUMBER        DIRECT       VACANCY     OVERALL        VACANCY   ABSORPTION    RENTAL
MARKET / SUBMARKET              INVENTORY    OF BLDGS   AVAILABILITIES    RATE    AVAILABILITIES     RATE       YE '02       RATE
------------------------------------------------------------------------------------------------------------------------------------
EAST VALLEY                      20,751,820     186       2,569,394       12.4%      3,855,375       18.6%     430,236      $27.19
  Universal City/Studio City      1,863,500      16         178,590        9.6%        254,107       13.6%     (63,497)     $30.96
  Burbank - Media District        2,483,207      16         312,949       12.6%        473,385       19.1%     158,911      $33.00
  Burbank - City Center           2,480,760      31         515,220       20.8%        939,793       37.9%     172,970      $25.92
  Glendale                        5,897,053      44         584,631        9.9%        878,266       14.9%     196,469      $27.12
  Pasadena                        5,575,913      55         629,766       11.3%        873,064       15.7%     (68,400)     $26.76
  Pasadena East                   1,323,466      11         158,949       12.0%        233,673       17.7%      10,846      $24.00
  North Hollywood                 1,127,921      13         189,289       16.8%        203,087       18.0%      22,937      $21.84
------------------------------------------------------------------------------------------------------------------------------------

                          (SUBMARKET COMPARISON CHART)

                           (AVAILABILITIES BAR GRAPH)

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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                                   TRI-CITIES
                         MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 2002

                                                                         DIRECT                     OVERALL      NET       WTD. AVG.
                                              NUMBER        DIRECT       VACANCY     OVERALL        VACANCY   ABSORPTION    RENTAL
MARKET / SUBMARKET              INVENTORY    OF BLDGS   AVAILABILITIES    RATE    AVAILABILITIES     RATE       YE '02       RATE
------------------------------------------------------------------------------------------------------------------------------------
TRI-CITIES                       18,300,433     162       2,221,156       12.1%      3,418,615       18.7%     396,453      $27.88
  Universal City/Studio City      1,863,500      16         178,590        9.6%        254,107       13.6%     (63,497)     $30.96
  Burbank - Media District        2,483,207      16         312,949       12.6%        473,385       19.1%     158,911      $33.00
  Burbank - City Center           2,480,760      31         515,220       20.8%        939,793       37.9%     172,970      $25.92
  Glendale                        5,897,053      44         584,631        9.9%        878,266       14.9%     196,469      $27.12
  Pasadena                        5,575,913      55         629,766       11.3%        873,064       15.7%     (68,400)     $26.76
------------------------------------------------------------------------------------------------------------------------------------

                          (SUBMARKET COMPARISON CHART)

                           (AVAILABILITIES BAR GRAPH)

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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                                Tri-City Markets
                            HISTORICAL VACANCY TRENDS
                            Year End 1992 to YTD 2002


                                 YEAR END        YEAR END       YEAR END       YEAR END        YEAR END        YEAR END
                                   1992            1993           1994           1995            1996            1997
------------------------------------------------------------------------------------------------------------------------
INVENTORY                       16,895,340     17,422,664     18,851,151      17,805,145      18,081,208      18,291,196
------------------------------------------------------------------------------------------------------------------------
Universal City/Studio City       1,594,888      1,594,888      2,001,488       1,763,500       1,863,500       1,863,500
Burbank - Media District         2,126,583      2,553,005      4,241,822       2,043,350       2,043,350       2,043,350
Burbank - City Center            1,124,080      1,172,080            N/A*      1,710,879       1,847,410       2,063,810
Glendale                         4,909,545      4,786,047      5,290,117       5,052,071       5,060,535       5,184,022
North Hollywood                  1,139,676      1,316,076      1,315,008       1,118,628       1,149,696       1,098,168
Pasadena                         5,385,322      5,385,322      5,388,796       5,542,296       5,379,296       5,300,925
Pasadena East                      615,246        615,246        613,920         574,421         737,421         737,421

                                 YEAR END       YEAR END       YEAR END       YEAR END      YEAR END
                                   1998           1999           2000           2001          2002
-----------------------------------------------------------------------------------------------------
INVENTORY                       19,159,713     19,737,320     19,596,121    19,772,291     20,751,820
-----------------------------------------------------------------------------------------------------
Universal City/Studio City       1,863,500      1,863,500      1,863,500     1,863,500      1,863,500
Burbank - Media District         2,348,211      2,133,211      2,058,207     2,058,207      2,483,207
Burbank - City Center            2,060,529      2,275,529      1,998,660     2,248,660      2,480,760
Glendale                         5,347,072      5,930,705      5,897,053     5,897,053      5,897,053
North Hollywood                  1,125,862      1,120,862      1,127,921     1,127,921      1,127,921
Pasadena                         5,341,240      5,341,240      5,327,314     5,503,484      5,575,913
Pasadena East                    1,073,299      1,072,273      1,323,466     1,073,466      1,323,466


                                YEAR END   YEAR END    YEAR END   YEAR END   YEAR END  YEAR END
                                  1992        1993       1994      1995       1996       1997
-----------------------------------------------------------------------------------------------
DIRECT VAC. RATE                  15.4%      12.7%      13.7%      12.2%      10.0%       9.0%
-----------------------------------------------------------------------------------------------
Universal City/Studio City         5.4%       3.0%       7.3%       4.5%       1.3%       2.7%
Burbank - Media District           6.5%       6.4%      10.4%       1.6%       0.5%       2.8%
Burbank - City Center             15.9%      19.0%       N/A*      14.2%      13.1%      10.1%
Glendale                          20.7%      15.4%      13.2%      14.4%       9.7%      10.1%
North Hollywood                   23.7%      19.5%      30.5%      13.2%      19.7%      22.2%
Pasadena                          11.3%       8.6%      12.5%      13.2%      12.7%       8.6%
Pasadena East                     48.4%      50.8%      34.2%      35.9%      18.1%      13.3%

                                YEAR END    YEAR END   YEAR END   YEAR END   YEAR END
                                  1998        1999      2000       2001       2002
-------------------------------------------------------------------------------------
DIRECT VAC. RATE                  10.0%       8.9%       7.2%      11.1%      12.4%
-------------------------------------------------------------------------------------
Universal City/Studio City         4.4%       6.1%       5.4%       6.2%       9.6%
Burbank - Media District           7.3%       0.8%       1.7%       2.3%      12.6%
Burbank - City Center              4.8%       6.1%       3.2%      20.5%      20.8%
Glendale                          10.8%      14.8%       9.4%      13.3%       9.9%
North Hollywood                   23.6%      17.8%      15.6%      20.2%      16.8%
Pasadena                           8.4%       5.8%       5.9%       8.9%      11.3%
Pasadena East                     25.5%       9.2%      12.3%       5.7%      12.0%


                                YEAR END   YEAR END   YEAR END   YEAR END  YEAR END  YEAR END
                                  1992       1993      1994        1995      1996      1997
---------------------------------------------------------------------------------------------
SUB-LSE VAC. RATE                 2.6%       4.0%      1.9%        1.5%      1.4%      2.7%
---------------------------------------------------------------------------------------------
Universal City/Studio City        1.8%       5.4%      0.7%        2.8%      0.5%      0.0%
Burbank - Media District          5.9%      13.3%      2.1%        0.0%      0.0%      3.5%
Burbank - City Center             8.0%       1.5%      N/A*        0.0%      0.4%      6.5%
Glendale                          1.3%       0.8%      1.3%        2.0%      0.4%      2.5%
North Hollywood                   1.0%       2.1%      1.1%        1.5%      1.5%      0.0%
Pasadena                          2.0%       3.4%      3.1%        1.7%      3.6%      3.1%
Pasadena East                     1.6%       0.0%      0.6%        1.7%      1.4%      0.0%

                                YEAR END  YEAR END  YEAR END  YEAR END   YEAR END
                                  1998      1999      2000      2001       2002
---------------------------------------------------------------------------------
SUB-LSE VAC. RATE                 4.3%      2.3%      0.7%      5.3%       6.2%
---------------------------------------------------------------------------------
Universal City/Studio City       16.0%      3.8%      0.4%      3.1%       4.1%
Burbank - Media District         -5.1%      0.2%      2.3%      6.9%       6.5%
Burbank - City Center            13.0%      1.6%      6.0%      9.9%      17.1%
Glendale                          3.0%      3.4%     -2.9%      4.2%       5.0%
North Hollywood                   7.1%      0.3%      1.8%      7.2%       1.2%
Pasadena                          1.4%      2.6%      2.1%      5.3%       4.4%
Pasadena East                     1.9%      0.2%      0.0%      0.8%       5.6%



                                YEAR END    YEAR END   YEAR END   YEAR END  YEAR END    YEAR END
                                  1992        1993       1994       1995      1996        1997
------------------------------------------------------------------------------------------------
OVERALL VAC. RATE                 17.9%      16.6%      15.6%      13.7%      11.5%      11.7%
------------------------------------------------------------------------------------------------
Universal City/Studio City         7.1%       8.3%       8.0%       7.3%       1.8%       2.7%
Burbank - Media District          12.5%      19.7%      12.6%       1.6%       0.5%       6.3%
Burbank - City Center             23.9%      20.5%       N/A*      14.2%      13.5%      16.6%
Glendale                          22.0%      16.3%      14.5%      16.4%      10.2%      12.6%
North Hollywood                   24.6%      21.7%      31.6%      14.7%      21.1%      22.2%
Pasadena                          13.3%      12.0%      15.7%      14.9%      16.3%      11.7%
Pasadena East                     50.0%      50.8%      34.8%      37.6%      19.5%      13.3%


                                YEAR END    YEAR END   YEAR END   YEAR END   YEAR END
                                  1998        1999       2000       2001       2002
-------------------------------------------------------------------------------------
OVERALL VAC. RATE                 14.3%      11.2%       7.9%      16.4%      18.6%
-------------------------------------------------------------------------------------
Universal City/Studio City        20.4%       9.9%       5.8%       9.3%      13.6%
Burbank - Media District           2.2%       1.0%       4.0%       9.2%      19.1%
Burbank - City Center             17.8%       7.7%       9.2%      30.4%      37.9%
Glendale                          13.8%      18.2%       6.5%      17.5%      14.9%
North Hollywood                   30.7%      18.1%      17.4%      27.4%      18.0%
Pasadena                           9.8%       8.4%       8.0%      14.2%      15.7%
Pasadena East                     27.4%       9.4%      12.3%       6.5%      17.7%

* - 1994 year end figures consolidated the Burbank Media District and City Center submarkets y Center submarkets


The accompanying exhibit summarizes the historical trends in direct and overall vacancy rates for the submarkets in the Tri-Cities/East Valley from 1992 through 2002. The data shows stable, steady improvement overall in these markets from 1992 through 2000, until an increase during 2001-2002, as summarized below.


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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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                HISTORICAL VACANCY TRENDS - TRI CITY/EAST VALLEY
                 (INCLUDING NORTH HOLLYWOOD AND EAST PASADENA)

--------------------------------------------------------------------
Year-End                 Direct Vacancy             Overall Vacancy
--------------------------------------------------------------------
1992                      15.4%                     17.9%
--------------------------------------------------------------------
1993                      12.7%                     16.6%
--------------------------------------------------------------------
1994                      13.7%                     15.6%
--------------------------------------------------------------------
1995                      12.2%                     13.7%
--------------------------------------------------------------------
1996                      10.0%                     11.5%
--------------------------------------------------------------------
1997                       9.0%                     11.7%
--------------------------------------------------------------------
1998                      10.0%                     14.3%
--------------------------------------------------------------------
1999                       8.9%                     11.2%
--------------------------------------------------------------------
2000                       7.2%                      7.9%
--------------------------------------------------------------------
2001                      11.1%                     16.4%
--------------------------------------------------------------------
2002                      12.4%                     18.6%
--------------------------------------------------------------------

The vacancy rate declined steadily in these markets during the period from year-end 1992 through 1997, from 15.4 percent to 9.0 percent. Despite positive absorption levels, the vacancy rate increased to 10.0 percent during 1998 due to the delivery of new supply to the market. New office developments completed in 1998 and 1999 include three projects in Glendale: Glendale Plaza and 400-450 North Brand Boulevard; and Phase II of Media Studios North in Burbank. Additional indirect new supply, which was reflected in the "overall" vacancy rate, included sublease availability of approximately 80,000 square feet in 600 North Brand Boulevard (master leased by Disney), as well as new sublease supply in 700 North Brand due to the merger of Glendale and California Federal. In the nearby Universal City market, Texaco placed significant portions of its 10 UCP premises on the sublease market as well.

Notwithstanding the new construction completed vacancy levels in the Tri-Cities declined to 8.9 percent in 1999 and to 7.2 percent as of year-end, 2000. New office supply and negative absorption levels during 2001 resulted in a significant increase in vacancy from 2000 to 2001 and 2002 from 7.2 percent to
11.1 percent on a direct basis, and from 7.9 percent to 16.4 percent including sublease space during 2001, and to 12.4 percent (direct) and 18.6 percent (overall during 2002).

Although several of the competitive markets continue to experience single-digit vacancy rates, the sublease supply has increased significantly, and several near-term building completions, as well as expiring major tenants, will add new supply to the market over the near term. Studio Plaza, a 400,000 square-foot Class A building in the Burbank Media District, is master leased to Sony to December 2003. Sony subleased most of the space to tenants including Warner Music and Allianz Insurance. Allianz signed a new lease to re-locate to a new development in northern Burbank (Empire Center), and Warner Music signed a 200,000 square-foot lease to relocate to the new Pinnacle development. As discussed previously, other recent leases in this new development include Clear Channel, who is consolidating to this location from other Los Angeles markets, and NBC, whose studio is located adjacent to the Pinnacle in the Media District. The expected vacancy of 400,000 square feet due to the pending expiration of the Sony master lease (year-end 2003) in Studio Plaza has been filled by a new lease to Warner Bros for the entire building. Warner Bros' studio is located adjacent to Studio Plaza in the Media District, and the lease is expected to have a term of 15 years.

While the performance of the economy and the office market in the region have fluctuated over the past decade, the Tri-City/East Valley markets have historically out-performed the office

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

market in Los Angeles County, experiencing significantly lower vacancy rates than the county, as shown below.

                                 Vacancy Trends
                        Tri-City Markets vs L.A. County


------------------------------------------------------
                  Direct Vacancy (%)        Special
Year       L.A. County     Tri-Cities*    (Basis Pts)
------------------------------------------------------

1996          17.3%           9.4%           (790)
------------------------------------------------------
1997          16.2%           8.1%           (810)
------------------------------------------------------
1998          15.3%           9.2%           (610)
------------------------------------------------------
1999          12.8%           8.4%           (440)
------------------------------------------------------
2000          10.6%           6.7%           (390)
------------------------------------------------------
2001          13.3%           10.5%          (280)
------------------------------------------------------
2002          15.3%           12.1%          (320)


* - Includes Universal City/Studio City, Burbank - Media District, Burbank - City Center, Glendale, Pasadena, and Pasadena East

(VACANCY TRENDS TRI-CITY MARKET VS. L.A. COUNTY GRAPH)

DEMAND AND ABSORPTION

Tenant Base

The Tri-cities market is a desirable residential location with a solid demographic base and outstanding amenities. Each of the Tri-cities submarkets has historically appealed to different primary tenant bases, with significant overlap in tenant demand. Burbank is the location for three major studios - Walt Disney, Warner Brothers, and NBC, and tenants from the entertainment industry dominate this market. The Glendale market has captured a diverse mix of corporate tenants, insurance companies, and real estate firms, as well as entertainment tenants. Major tenants in the Glendale market include Nestle, numerous insurance companies, and entertainment industry tenants. Service firms from the legal and medical professions as well as insurance, mortgage, and engineering firms dominate the Pasadena tenant base. Major tenants include Countrywide Mortgage and Parsons Engineering. The smaller Universal City/Studio City component of the Tri-cities market includes two major studios - Universal and CBS, and the tenant base is oriented toward the entertainment industry.

In addition to the diverse tenant base in the Tri-Cities market, the entertainment industry provides significant direct and peripheral demand through its leased and owned facilities throughout the Burbank and Glendale markets. Six major studios are located within the Burbank/Glendale/Universal City market:
Warner Brothers, NBC, Disney (Burbank),Universal Studios and CBS/MTM (Universal City/Studio City), and the DreamWorks Animation Campus (Glendale). In addition to the studios, Walt Disney Imagineering announced plans in July, 2000 to re-develop the existing Grand Central Business Center in the San Fernando Road area just north of Interstate 5 in Glendale into the 123-acre "Grand Central Creative Campus". The campus is to consist of media-related high technology and entertainment uses to include media office, high-bay space, sound stages, production support, retail and other amenities, and a visitor center. The planned development involves the retention, replacement, or renovation of approximately 2.4 million square feet of existing space on the site plus an additional 3.6 million square feet of new space to be developed incrementally over the next 15 years. The new

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

Disney campus is projected to add 4,000 new jobs during the initial 2.4-million square-foot phase, and a total of 8,000 jobs to the labor base over the course of the project.

The Glendale office market includes users from the entertainment industry, insurance industry (including life, health, and real estate title), financial services and real estate and corporate tenants. The largest insurance tenants in Glendale include Fremont, Cigna, UNUM, Reliance, and State Compensation. The Nestle Company is the largest corporate tenant, with about 500,000 square feet in its headquarters building at 800 North Brand.

The following chart summarizes a cross section of leasing activity in the Tri-City market area involving tenants of 20,000 square feet or greater.

                        RECENT MAJOR LEASE TRANSACTIONS
                            IN THE TRI-CITIES MARKET

-----------------------------------------------------------------------------------------------------------------
                                                                                                          Square
Date                 Building Name                 Building Address                Tenant                  Feet
-----------------------------------------------------------------------------------------------------------------

PASADENA
--------

  3Q02         Plaza Las Fuentes, II         --                            Western Asset Mgmt.            120,000
  1Q02         199 South Los Robles          199 South Los Robles          Physicians                      21,000
  4Q01         245 South Los Robles          245 South Los Robles          Avaya                           23,000
  3Q01         580 N. Sierra Madre Villa     580 N. Sierra Madre Villa     Nanostream                      22,000
  1Q01         Pasadena Financial Center     35 North Lake                 Bibb & Ass.                     20,000
  4Q00         150 South Los Robles          150 South Los Robles          Pasadena W&P                    23,000
  3Q00         Parsons Campus                75 N. Fair Oaks               E-Connections                   50,000
  3Q00         Koll Center                   1055 East Colorado            Paracel                         85,000
  2Q00         Parsons Campus                75 N. Fair Oaks               Kaiser Permanente               90,000
  2Q00         Pasadena Towers               800 East Colorado             Regus Business                  50,000
  2Q00         300 North Halstead            300 North Halstead            IndyMac                        138,000
  4Q99         Corporate Center Pasadena     251 South Lake                Lawyers Title                   21,000
  4Q99         Corporate Center Pasadena     251 South Lake                The Web Channel                 21,000
  4Q99         Corporate Center Pasadena     251 South Lake                Homespace                       21,000
  4Q99         Pasadena Tech Center          465 North Halstead            Earthlink                      125,000

GLENDALE
--------

  4Q02         701 North Brand Bldg.         701 North Brand Boulevard     Barry Bartholomew               35,000
  3Q02         505 North Brand Bldg.         505 North Brand Boulevard     Associates Arthur J.            46,000
                                                                           Gallagher
  1Q02         700 North Brand Bldg.         700 N. Brand Boulevard        California Guaranteed Ins.      25,000
                                                                           Corp.
  4Q01         701 North Brand Boulevard     701 North Brand Boulevard     Bartholomew & Ass.              34,000
  2Q01         330 North Brand Boulevard     330 North Brand Boulevard     Catholic Healthcare             35,000
  2Q01         330 North Brand Boulevard     330 North Brand Boulevard     Teng & Ass.                     35,000
  1Q01         801 North Brand Boulevard     801 North Brand Boulevard     Royal Indemnity                 33,000
  4Q00         330 North Brand Boulevard     330 North Brand Boulevard     Safeco                          35,000
  4q00         500 Brand Boulevard           500 Brand Boulevard           Speedyclick.com                 32,000
  3Q00         700 North Central             700 North Central             Travelers Insurance             30,000
  2Q00         Glendale Plaza                655 North Central             Union Bank                      35,000
  2Q00         Glendale Plaza                655 North Central             Hispanic Broadcasting           50,000
  1Q00         450 North Brand Boulevard     450 North Brand Boulevard     IHOP                            67,000
  1Q00         225 West Broadway             225 West Broadway             Liberty Mutual                  33,000
  1Q00         Glendale Plaza                655 North Central             Great West Life                110,000

BURBANK
--------

  1Q03         The Pinnacle                  3300 Olive                    Clear Channel                   95,000
  2Q02         2233 Ontario Bldg.            2333 Ontario Street           Technicolor                     52,000
  2Q02         The Pinnacle                  3300 Olive                    Warner Music                   195,000
  2Q02         Media Studios North Ph. II    2233 Ontario                  Technicolor                     54,000

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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
-----------------------------------------------------------------------------------------------------------------
                                                                                                          Square
Date                 Building Name                 Building Address                Tenant                  Feet
-----------------------------------------------------------------------------------------------------------------
  2Q02         2600 West Olive Bldg.         2600 W. Olive Ave.            Emmis Communications           23,000
  1Q02         Toluca Lake Corporate Ctr.    4100 Alameda Ave.             DIC Animation                  26,000
  1Q02                                       4411 Olive Ave.               Modern Video Film              41,991
  1Q02         Western Security Bank Bldg.   4100 Alameda                  DIC                            26,244
  1Q02         Media Studios North Ph. II    2255 Ontario                  Barth & Dreyfus                20,000
  1Q01         Burbank Empire Center         2400 Empire Ave.              Alianz Insurance               97,000
  3Q01         Studio Plaza                  3400 Riverside                Turner Broadcasting            27,000
  4Q00         Empire Technology Center      2350 Empire Avenue            Allianz Insurance              97,000
  4Q00         Media Studios North           2233 Ontario                  Technicolor                    33,000
  4Q00         Media Studios North III       2255 Ontario                  Liberty Livewire               23,000
  4Q99         Media Studios North           2233 Ontario                  Virtualis                      43,000
  2Q99         Studio Plaza                  3400 Riverside Drive          Warner Brothers                51,000

UNIVERSAL CITY
--------------

  3q01         Universal City Plaza          10 Universal City Plaza       Watson Wyatt                   37,000
  2q01         Universal City Plaza          10 Universal City Plaza       Firemans Fund                  23,000
  3q00         Universal City Plaza          10 Universal City Plaza       Sun Microsystems               22,000

Absorption

The accompanying chart summarizes the net absorption trends from 1992 through 2002 for the Tri-City markets. The chart below summarizes the net absorption trends shown on the exhibit.



--------------------------------------------
                             Net Office
                          Absorption (SF)
   Year                       Tri-City
--------------------------------------------
   1992                      (226,838)
--------------------------------------------
   1993                       136,537
--------------------------------------------
   1994                       214,240
--------------------------------------------
   1995                      (131,784)
--------------------------------------------
   1996                       304,988
--------------------------------------------
   1997                       137,656
--------------------------------------------
   1998                       522,503
--------------------------------------------
   1999                       886,773
--------------------------------------------
   2000                       374,504
--------------------------------------------
   2001                      (400,569)
--------------------------------------------
   2002                       396,453
--------------------------------------------
Avg. 11 years                 201,315
--------------------------------------------

Absorption increased dramatically over the period 1996 through 2000, prior to declining to negative 400,000 square feet in 2001. The negative absorption level for the Tri-city markets during 2001 was attributable to the Burbank City Center and Glendale submarkets. Absorption levels during 2002 increased to nearly positive 400,000 square feet during 2002. Pasadena has maintained a stable absorption and vacancy profile over the past several years, while the Glendale market has fluctuated more significantly from year-to-year. The following chart summarizes the historical absorption performance for the most pertinent Tri-city submarkets over the past 10 years. As shown, Glendale has experienced the highest average annual absorption levels during the past decade, with approximately 120,000 square feet annually. The lower vacancy levels and lack of new construction in the Burbank Media District and Pasadena have limited the potential for significant positive absorption levels due to the absence of

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                                               TRI-CITIES OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

available space for lease. As noted previously, the Media District absorption of just under 160,000 square feet for 2002 does not include the Clear Channel or NBC leases at the Pinnacle, which represents about 120,000 square feet of net positive absorption for this submarket.

                                 NET ABSORPTION
                                  TRI-CITY AREA
               Market and Submarket (excluding sublease activity)

MARKET                     1992       1993       1994       1995      1996      1997       1998      1999     2000       2001
------                  --------    -------    -------   --------   -------   -------    -------   -------  -------   --------
UNIVERSAL/STUDIO CITY    (56,562)    37,930    (16,952)    57,054    54,920   (26,990)   (32,426)   81,784   13,787    (15,358)
BURBANK MEDIA DIST.      (65,139)  (143,557)    85,085     87,406    21,225   (46,821)   131,893    58,068  (18,682)   (11,517)
BURBANK CITY CENTER       15,864    (15,455)    20,587    (26,003)  (24,884)   22,085    110,879   207,156   74,932   (147,733)
GLENDALE                  (9,660)   117,186    365,542   (144,759)  232,377    49,560    102,134   349,677  322,942   (226,818)
PASADENA                (111,341)   140,433   (240,022)  (105,482)  (16,058)  139,822    210,023   190,088  (18,475)       857
                        --------    -------    -------   --------   -------   -------    -------   -------  -------   --------
TOTAL (SF)              (226,838)   136,537    214,240   (131,784)  267,580   137,656    522,503   886,773  374,504   (400,569)
                        ========    =======    =======   ========   =======   =======    =======   =======  =======   ========
MARKET                      2002     AVERAGE
------                    -------    -------
UNIVERSAL/STUDIO CITY     (63,497)     3,287
BURBANK MEDIA DIST.       158,911     25,061
BURBANK CITY CENTER       172,970     40,039
GLENDALE                  196,469    132,161
PASADENA                  (68,400)    11,848
                          -------    -------
TOTAL (SF)                396,453    212,396
                          =======    =======

                          (NET ABSORPTION TREND GRAPH)
 1994 year end figures consolidated the Burbank Media District and City Center submarkets

With single-digit vacancy levels in effect over the five-year period 1996 through 2000, the most significant levels of absorption in the Tri-City market have occurred as the market responded to new construction. Three new class A office developments were delivered to the Glendale market from 1998 through 2000, and this new supply benefited from pent-up demand following several years of no new construction and tighter market conditions. As shown in the chart below, the Glendale submarket has captured a significant portion of the total Tri-City/East Valley absorption levels over the past several years.


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                                               TRI-CITIES OFFICE MARKET ANALYSIS
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Net Absorption (SF)
Glendale vs Overall Tri-City Markets

              Net Absorption        Percentage
Year       Tri-Cities*   Glendale    of Total
----       -----------   --------   ----------
1996         267,580      232,377       87%
----------------------------------------------
1997         137,656      49,560        36%
----------------------------------------------
1998         522,503      102,134       20%
----------------------------------------------
1999         886,773      349,677       39%
----------------------------------------------
2000         374,504      322,942       86%
----------------------------------------------
2001        (400,569)    (226,818)     -57%
----------------------------------------------
2002         396,453      196,469       50%

*- Includes Universal City/Studio City, Burbank - Media District, Burbank -
 City Center, Glendale, and Pasadena

(NET ABSORPTION (SP) GLENDALE VS OVERALL TRI-CITY MARKETS GRAPH)

RENTAL GROWTH TRENDS

The Tri-City markets experienced positive absorption levels for five consecutive years 1996 through 2000, averaging 445,000 square feet annually over this period. Including 2001-2002, the Tri-City markets averaged 212,000 square feet in annual absorption over the last 11 years (1992 through 2002). In conjunction with single-digit vacancy rates or low double-digit during this period, tenant demand placed upward pressure on rental rates, as shown below.

TRI-CITIES

            Wtd. Avg.      %
Year End    Rent (PSF)  Change
--------    ----------  ------
1996          $20.86       --
1997          $23.32     11.8%
1998          $26.41     13.3%
1999          $28.12      6.5%
2000          $26.55     -5.6%
2001          $28.75      8.3%
2002          $27.88     -3.0%

Compound annual change   5.0%

(TRI-CITIES WEIGHTED AVERAGE RENT GRAPH)

Future Office Development

A number of significant developments have been either recently completed, are anticipated for near-term development, are entitled for development, or are in the entitlement phase. These 13 developments are summarized on an accompanying exhibit, and total an aggregate 3.1 million square feet of new office supply to the Tri-City markets, including 882,000 square feet of proposed supply.

The chart below summarizes the most recent office deliveries and proposed new supply in the Tri-City market.

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RECENTLY COMPLETED / PROPOSED OFFICE DEVELOPMENTS
Tri - Cities Market

====================================================================================================================================
ITEM                              MARKET/                                               DEVELOPMENT
NO.   PROJECT NAME               LOCATION       NRA       CURRENT ENTITLEMENT STATUS    TIME FRAME     COMMENTS
====================================================================================================================================
====================================================================================================================================
1998 - 2002 COMPLETIONS
====================================================================================================================================
 C-1  THE PINNACLE - PHASE I    Burbank Media   385,000   Entitled as of 12/96 for      May 2002       Phase I of 385,000 sf.
      3300 Olive Ave.             District                585,000 SF office;                           Phase I completion 1st qtr
                                                          6-stories, 4-level                           2002. Warner Music - anchor
                                                          subterranean parking;                        tenant. Clear Channel and NBC
                                                          50,000 SF to 60,000 SF                       also signed
                                                          floor plates
------------------------------------------------------------------------------------------------------------------------------------
 C-2  BURBANK EMPIRE CENTER -   Burbank-North   230,000   Entitled 9/00 for Power     Retail: 4Q2001   Zelman sold office portion of
      PHASE I                                             Center including 600K SF    Office: 4Q2002   site to Menlo.
      Empire Way/I-5 Freeway                              retail, 600K SF office,     Hotels: 4Q2001   Allianz Insurance leased
                                                          6-acre transition area for          3Q2002   99,000 sf. Remaining
                                                          hotels with 350 rooms,                       131,000 sf available for
                                                          a 160,000 SF Sears Great                     lease.
                                                          Indoors, and a 160,000 SF
                                                          Costco
------------------------------------------------------------------------------------------------------------------------------------
 C-3  AIRPORT PLAZA             Burbank-North   155,000   155,000 SF office building   August 2001     Development by Trammel
      2950 N. Hollywood Way                               with 3 stories                               Crow Company Surface parking
                                                                                                       at a ratio of 5 per 1,000 SF
                                                                                                       Entire building is available
                                                                                                       for lease.
------------------------------------------------------------------------------------------------------------------------------------
 C-4  KOLL CENTER PASADENA         Pasadena     176,000   176,00 SF office and           June 2001     Development by Koll -
      Colorado Blvd. @ Catalina                            retail; 5 stories                           85,000 SF was pre-leased
      1055 E. Colorado Blvd.                                                                           to Paracel.
------------------------------------------------------------------------------------------------------------------------------------
 C-5  MEDIA STUDIOS NORTH       Burbank-North    96,000   96,000 SF office building    January 2001    Development by M. David
      PHASE III                                           with 3 stories                               Paul & Associates 100% leased
      2233 Ontario St.                                                                                 to tenants include Virtualis
                                                                                                       and Technicolor which
                                                                                                       relocated from Studio Plaza.
------------------------------------------------------------------------------------------------------------------------------------
 C-6  450 N. BRAND BLVD.           Glendale     252,000   Approved OPA with City of   September 2000   2000 completion. Old
      450 N. Brand Blvd.                                  Glendale for 20-story,                       Republic Title (45,000 sf)
                                                          461,500 SF office tower;                     24-hr Fitness (56,000 sf),
                                                          developers downsized                         and Executive suites
                                                          to 7 stories, 252,000 SF,                    (22,000 SF) were pre-lease
                                                          500-car garage                               tenants; currently 97% leased
------------------------------------------------------------------------------------------------------------------------------------
 C-7  MEDIA STUDIOS NORTH       Burbank-North   215,000   Entitled as of 4/97 for      October 1998    215,000 SF Phase II leases to
      - PHASE II                                          1.2 million SF new office                    Equilon, Microcadam and
      2255 N. Ontario Street                              /studio; up to 6-stories,                    Liberty Livewire - 100%
                                                          215,000 SF phase II                          leased
                                                          completed 1998 Phase III
                                                          completed 2000
------------------------------------------------------------------------------------------------------------------------------------
 C-8  400 N. BRAND BLVD.          Glendale      171,000   171,000 SF office building   November 1998   Developed by the Howard
      400 N. Brand Blvd.                                  and a six-story 360-car                      Platz Group. Building is
                                                          garage                                       currently 95% leased to
                                                                                                       tenants including IBM, Cigna
                                                                                                       and Verdugo Bank.
------------------------------------------------------------------------------------------------------------------------------------
 C-9  GLENDALE PLAZA              Glendale      533,000   533,000 SF, 24-story         8/97 to 4/99    Developed by Morgan Stanley
      655 N. Central Ave.                                 office tower                                 & Pac 10 Partners Fully
                                                                                                       leased to Great West Life,
                                                                                                       CalPRES State Compensation
                                                                                                       and Hispanic Broadcasting.
                                                                                                       Sold to JP Morgan
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL COMPLETED                      2,213,000
====================================================================================================================================
====================================================================================================================================
PROPOSED / UNDER CONSTRUCTION
====================================================================================================================================
 P-1  THE PINNACLE - PHASE II   Burbank Media   230,000   Phase II - additional             2003       Developed by M. David
      3300 Olive Ave.              District               230,000 SF                                   Paul Associates
                                                                                                       Proposed
------------------------------------------------------------------------------------------------------------------------------------
 P-2  MEDIA STUDIOS NORTH -        Burbank      190,000   Phase IV of a multi-phase         2003       Developed by M. David
      PHASE IV                   City Center              office campus. Phase IV                      Paul Associates
      2255 N. Ontario St.                                 will include 190,000 SF of                   Proposed
                                                          office space, 5-stories.
------------------------------------------------------------------------------------------------------------------------------------
 P-3  BURBANK EMPIRE CENTER -     Glendale      162,000   N/A                               TBD        Menlo Equities proposal
      PHASE II                                                                                         to develop an additional
      Empire Way/I-5 Freeway                                                                           two buildings totaling
                                                                                                       162,000 SF.
                                                                                                       Proposed
------------------------------------------------------------------------------------------------------------------------------------
 P-4  GLENDALE CENTER             Glendale      300,000   300,000 SF proposed for           TBD        Maguire Partners seeking
      611 N. Brand Blvd.                                  Phase II of existing                         JV Partners and pre-leasing
                                                          development
====================================================================================================================================
      SUBTOTAL PROPOSED                         882,000
====================================================================================================================================
====================================================================================================================================
TOTAL COMPLETED AND PROPOSED                  3,095,000
====================================================================================================================================

In addition to the proposed projects summarized on the chart, there are two future office developments in the competitive Pasadena market as discussed below.

     PLAZA LAS FUENTES II - This under construction phase on the mixed-use Plaza Las Fuentes development is located near the northwesterly intersection of Colorado Avenue and Los Robles Avenue. The existing mixed-use development includes a 350-room hotel, and an eight-story, 167,000 square-foot Class A office building, and restaurants totaling 15,000 square feet. The new phase is to include 250,000 square feet of office and 50,000 square feet of retail space. The project is 50% pre-leased to Western Asset Management.

     199 SOUTH LAKE AVENUE - This project is proposed for a 6-story, 220,000 square-foot office building with subterranean parking. The site is currently improved with older office

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     improvements subject to leases, and the developer has not obtained entitlements from the city.

The timing for development of these properties will fluctuate based on the general economic trends within the region and the subject's market, the demand for space from the primary components of the tenant base including the entertainment industry, and the achievable rental rates in comparison with required rents to justify each of the new projects.

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SUPPLY ANALYSIS-EXISTING COMPETITIVE SUPPLY

The Westin Pasadena consists of a 350 unit, full-service Westin hotel located in Pasadena, California. The property operated as a DoubleTree Hotel until December 2002 and competes to varying degrees with numerous full-service hotels located in Pasadena and Glendale. In conjunction with the conversion to the Westin brand, the property will undergo a $9.2 million renovation over the next three years.
The Competitive Hotel Supply table on the second following page outlines relevant operating statistics for the Westin Pasadena and its competitors. The Competitive Hotels Profile table illustrates the amenities for the competitive set, while the map depicts the location of the competitors in relation to the subject. Additional information on the competitors follows:

     COURTYARD BY MARRIOTT

     The 314-room Courtyard by Marriott is located at 180 N. Fair Oaks Avenue, approximately one mile west of the Westin. The property contains approximately 5,747 square feet of meeting space, one restaurant, which is open for breakfast only, one lounge, which serves a light evening meal, an outdoor pool and an exercise facility. The hotel opened in July 2000. The lobby and public spaces are furnished in the Craftsman style, an architectural style found in many Pasadena homes. However, the guestrooms are standard Courtyard by Marriott rooms. The property is in very good condition. The property uses a city owned garage, which has direct access to the property. The property enjoys good access and has good visibility from the neighboring streets. It is within walking distance of Old Town Pasadena, the city's retail district and therefore is popular with both leisure and commercial travelers who like to be close to a retail environment.

     HILTON PASADENA

     The 291-room Hilton Pasadena is located at 150 S. Los Robles, approximately one mile south of the Westin Pasadena. The property contains approximately 18,480 square feet of meeting space, one restaurant, one lounge, an outdoor pool and an exercise facility. The hotel opened in 1970 and in 2000 completed a renovation of its guest rooms and meeting space. The hotel is owned by the Shidler Group and managed by Hilton Hotels. It enjoys good access and has good visibility from the neighboring streets.

     HILTON GLENDALE

     The 348-room Hilton Glendale is located at 100 W. Glenoaks Boulevard, approximately five miles west of the Westin Pasadena. The property contains approximately 13,040 square feet of meeting space, two restaurants, a lounge, an outdoor pool and an exercise facility. The hotel opened in 1991 as a corporate owned and managed Red Lion Hotel. The property enjoys good access and has good visibility from the neighboring streets and limited visibility from the 134 freeway.

     SHERATON PASADENA

     The 318-room Sheraton Pasadena is located at 303 E. Cordova Street, approximately one-half mile south of the Westin Pasadena. The property contains approximately 12,461 square feet of meeting space, one restaurant, one lounge, an outdoor pool and an exercise facility. The hotel opened in 1975 as a Holiday Inn. In 2000, the property completed a reportedly $5 million renovation program of all the

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     guest rooms and public spaces and was converted to a Sheraton franchise.
     The property enjoys good access and has good visibility from the neighboring streets. It is in very good condition. It is adjacent to the Pasadena Center, the city's convention center. The hotel's parking is owned by the City of Pasadena and therefore the hotel has limited control over its pricing and flexibility with regards to groups.

     RITZ-CARLTON

     The 383-room Ritz-Carlton is located at 1401 S. Oak Knoll in Pasadena, approximately 2.5 miles south of the Westin Pasadena. The property contains approximately 24,592 square feet of meeting space, two restaurants, two lounges, an outdoor pool and a spa facility. The hotel originally opened in 1906 as the Huntington Hotel, a destination resort in Pasadena. Various additions were made to the property subsequent to its opening between 1913 and 1960. In 1989, the original 1906 main building was razed and a building with the same exterior appearance was constructed in its place, while the remainder of the hotel was completely renovated. The property is currently owned by LACERA (Los Angeles County Employee Retirement Association) and managed by Ritz-Carlton Hotels. The property is in very good condition. It does not compete 100 percent on the same level as the other properties because of its resort like destination. It attempts to attract corporate groups that would select any other resort type destination in the Los Angeles area.

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                            COMPETITIVE HOTEL SUPPLY

                                                                            ESTIMATED 2001
                                                  ---------------------------------------------------------------------
                                         NUMBER               AVERAGE              OCCUPANCY       ADR         REVPAR
PROPERTY                                OF ROOMS  OCCUPANCY    RATE    REV PAR   PENETRATION   PENETRATION  PENETRATION
--------                                --------  ---------  -------   -------   -----------   -----------  -----------
WESTIN PASADENA                            350       74.0%   $131.00    $96.94     103.4%        97.9%         101.2%
Courtyard by Marriott                      314       73.0%    112.00     81.76     102.0%        83.7%          85.4%
Hilton Glendale                            350       79.0%    126.00     99.54     110.4%        94.2%         103.9%
Hilton Pasadena                            296       78.0%    113.00     88.14     109.0%        84.5%          92.0%
Ritz-Carlton Huntington                    392       67.0%    199.00    133.33      93.6%       148.7%         139.2%
Sheraton Pasadena                          317       59.0%    110.00     64.90      82.4%        82.2%          67.8%
-----------------------------------------------------------------------------------------------------------------------
OVERALL TOTALS/AVERAGES                  2,019       71.6%   $133.79    $95.77     100.0%       100.0%         100.0%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Total Room Nights Occupied                        527,524
  Percentage Change from Previous Year
-----------------------------------------------------------------------------------------------------------------------
                                                                    ESTIMATED 2002
                                        -----------------------------------------------------------------------
                                                     AVERAGE              OCCUPANCY       ADR         REVPAR
PROPERTY                                OCCUPANCY     RATE     REV PAR   PENETRATION   PENETRATION  PENETRATION
--------                                ---------    -------   -------   -----------   -----------  -----------
WESTIN PASADENA                            77.0%     $130.00   $100.10      103.8%        98.3%        102.1%
Courtyard by Marriott                      75.0%      113.00     84.75      101.1%        85.4%         86.4%
Hilton Glendale                            77.0%      128.00     98.56      103.8%        96.8%        100.5%
Hilton Pasadena                            81.0%      110.00     89.10      109.2%        83.2%         90.9%
Ritz-Carlton Huntington                    69.0%      195.00    134.55       93.1%       147.5%        137.2%
Sheraton Pasadena                          67.0%      107.00     71.69       90.4%        80.9%         73.1%
---------------------------------------------------------------------------------------------------------------
OVERALL TOTALS/AVERAGES                    74.2%     $132.24   $ 98.06      100.0%       100.0%        100.0%
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Total Room Nights Occupied              527,524
  Percentage Change from Previous Year      3.6%
---------------------------------------------------------------------------------------------------------------

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                           COMPETITIVE HOTELS PROFILE

                                                                 2002 EST. MARKET MIX
                                                             -----------------------------
                                                                         MEETING                               MEETING
                                          YEAR   NUMBER OF                 AND                TOTAL MEETING    SPACE SF
MAP NO.  HOTEL/LOCATION                  OPENED    ROOMS     COMMERCIAL   GROUP    LEISURE      SPACE (SF)     PER ROOM
-------  --------------                  ------  ---------   ----------  -------   -------    -------------    --------
   1     WESTIN PASADENA                  1989      350          46%       42%       12%         14,913          42.6
         191 S. LOS ROBLES, PASADENA

   2     Courtyard by Marriott            2000      314          75%       10%       15%          5,747          18.3
         180 N. Fairoaks, Pasadena

   3     Hilton Glendale                  1992      350          60%       30%       10%         13,040          37.3
         100 W. Glenoaks, Glendale

   4     Hilton Pasadena                  1970      295          65%       25%       10%         18,480          62.4
         150 S. Los Robles, Pasadena

   5     Ritz-Carlton Huntington          1991      392          35%       55%       10%         24,502          62.7
         1401 S. Oak Knoll, Pasadena

   6     Sheraton Pasadena                1975      317          55%       30%       15%         12,461          39.3
         303 E. Cordova, Pasadena
                                                                   AMENITIES
                                         -------------------------------------------------------------
                                                                INDOOR  OUTDOOR   EXERCISE     SHUTTLE   COMPETITIVE ADVANTAGES
MAP NO.  HOTEL/LOCATION                  RESTAURANT    LOUNGE    POOL     POOL    FACILITIES   SERVICE       /DISADVANTAGES
-------  --------------                  ----------    ------   ------  -------   ----------   -------   ----------------------
   1     WESTIN PASADENA                      Y          Y        N        Y          Y           N      A: LOCATION HIGH QUALITY
         191 S. LOS ROBLES, PASADENA                                                                        FACILITIES
                                                                                                         D: RELATIVE SIZE OF
                                                                                                            DOUBLE DOUBLE GUESTROOM

   2     Courtyard by Marriott                Y          Y        N        Y          Y           N      A: New facility
         180 N. Fairoaks, Pasadena                                                                       D: Guest rooms have
                                                                                                            standard furnishings

   3     Hilton Glendale                      Y          Y        N        Y          Y           N      A: Guestroom views
         100 W. Glenoaks, Glendale                                                                       D: Proximity to
                                                                                                            entertainment venues

   4     Hilton Pasadena                      Y          Y        N        Y          Y           N      A: Renovation completed in
         150 S. Los Robles, Pasadena                                                                        2000
                                                                                                         D: Relative size of
                                                                                                            guestrooms

   5     Ritz-Carlton Huntington              Y          Y        N        Y          Y           N      A: Quality of facilities
         1401 S. Oak Knoll, Pasadena                                                                     D: Proximity to demand
                                                                                                            generators

   6     Sheraton Pasadena                    Y          Y        N        Y          Y           N      A: Renovation completed in
         303 E. Cordova, Pasadena                                                                           2000
                                                                                                         D: Overall age of facility

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map

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Smith Travel Research (STR), an independent research firm that is recognized by the lodging industry as the standard source of reliable data, provided operating statistics on the local market as a whole. We have indicated this date in the below chart. The Pasadena market has gone through an evolution in the past few years. Due to the limited supply, many of the hotels enjoyed relatively high occupancies and were able to increase average rates above inflation. The market averages were brought down by the results from the Sheraton Hotel when it operated under a Holiday Inn flag. That hotel, in the past and currently, lags the market. The hotels were able to increase average rates considerably up until 2000. However, that luxury ended in 2001. As the hotels saw a softening in the economy, many resorted to discounting the rates to attract business. Three of the hotels, the DoubleTree Pasadena (now the Westin), the Hilton Pasadena and the Sheraton Pasadena secured a three year contract with Qantas Airlines for a large number of crew rooms. This was an effort to maintain hotel occupancy, but it has had a dampening effect upon average rate. Combined with the overall decline in economic activity and the September 11th terrorist attacks, the market has experienced actual declines in RevPAR.

                MARKET SUPPLY, DEMAND, OCCUPANCY, ADR AND REVPAR

YEAR          SUPPLY   % CHANGE   DEMAND   % CHANGE   EQ. INDEX   OCC %   % CHANGE     ADR    % CHANGE    REVPAR    % CHANGE
----          ------   --------   ------   --------   ---------   -----   --------   -------  --------    ------    --------
1997           1,706       --     468,726       --                75.3%       --     $119.32       --     $ 89.82       --
1998           1,706      0.0%    456,415     -2.6%      -2.6%    73.3%     -2.6%    $133.67     12.0%    $ 97.98      9.1%
1999           1,706      0.0%    438,223     -4.0%      -4.0%    70.4%     -4.0%    $141.90      6.2%    $ 99.86      1.9%
2000           1,864      9.3%    482,185     10.0%       0.8%    70.9%      0.7%    $149.46      5.3%    $105.91      6.1%
2001           2,020      8.4%    527,687      9.4%       1.1%    71.6%      1.0%    $133.74    -10.5%    $ 95.72     -9.6%
2002           2,020      0.0%    547,348      3.7%       3.7%    74.2%      3.7%    $132.25     -1.1%    $ 98.18      2.6%
Avg Annual
% Change                  3.4%                 3.1%      -0.3%              -0.3%                 2.1%                 1.8%

                          Source: Smith Travel Research

Although occupancy has increased in the market, room rate has decreased significantly. This is due to properties "buying rooms", or lowering rates to increase occupancy. However, the net result in 2002 was a 2.6 percent increase in RevPAR for the market.

DEMAND ANALYSIS-MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all encompassing term referring to the various types of travelers that utilize the lodging facilities in a given market area. The total number of rooms occupied by these travelers during a specific time frame represents a market's accommodated room night demand.

In analyzing demand within a specific market, individual segments are considered based on the nature of travel present in the area. Three primary demand classifications occur in most markets including commercial, meeting and group, and leisure.

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Based upon our field work and area analysis, we estimate that the distribution of accommodated hotel room night demand for the market as a whole is illustrated below:

                           HISTORICAL ACCOMMODATED DEMAND

                         2002
                     MARKET-WIDE
                     ACCOMMODATED       PERCENT
MARKET SEGMENT     ROOM NIGHT DEMAND    OF TOTAL
--------------     -----------------    --------
Commercial               302,812          55.4%
Meeting and Group        178,854          32.7%
Leisure                   64,787          11.9%
                         -------         -----
Total                    546,452         100.0%

COMMERCIAL DEMAND

Commercial demand arises from individuals who are conducting business and visiting various firms in the subject's market area. Commercial/corporate demand is strongest Monday through Thursday nights, declining significantly on Friday and Saturday, and increasing somewhat on Sunday. Commercial/corporate travelers typical length of stay ranges from one to three days, and this demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

Commercial/corporate travelers generally are not rate sensitive and represent a very desirable and lucrative market that provides a consistent level of demand at relatively high room rates. Commercial/corporate demand in the subject's market area is generated both by the wide variety of corporate tenants in the surrounding area. Many of these firms are located along N. Los Robles Avenue and throughout Pasadena and neighboring Glendale. The Westin Pasadena is located in an area with varied commercial uses, including municipal/government buildings, low to mid-rise commercial properties, and limited residential development. The most significant office development in the vicinity of the subject hotel is the adjacent office building, which represents an attractive target for potential corporate transient guests of the hotel, and is under the same ownership as the Westin. The Kaiser Permanente regional offices located directly across Walnut Street from the Westin employ approximately 2,500 to 3,000 persons at this location and also comprises a potential source of room night demand for the hotel. Other corporate tenants with significant operations in the Pasadena area include CalTech, Fannie Mae, JPL, Pacific Bell, Lucent and Parsons Corporation.

In 2001, the Qantas airline crew secured rooms at the Westin, Pasadena Hilton and the Sheraton Pasadena. As discussed earlier, this helped to increase the occupancy base, but had a dampening effect upon the average rate. The three year contract ends in 2004. At that time, the hotels will assess the need to maintain the occupancy base. If business conditions have improved where the hotels can replace some of the contract business with corporate business at much higher rates, the contract probably won't be renewed.

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================================================================================

MEETING AND GROUP DEMAND

Meeting and group demand includes groups who reserve blocks of rooms for meetings, seminars, trade association shows, and other similar gatherings of ten or more persons. Group meetings and convention demand is typically strongest during the spring and fall months, while the summer months represent the slowest period for this market segment, and the winter demand varies. Meeting and group travelers typically achieve an average length of stay of three to five days. Commercial groups typically gather during weekdays, and social groups during the weekend days. Due to the strength of the mid-week commercial market, many of the Pasadena area hotels attempt to book groups on weekends, traditionally a slower demand period and also capture groups that now do not necessarily have business affiliates in Pasadena, but are attracted to the city as a destination due to the various other activities in the city such as Old Town, and the city's proximity to Burbank Airport.

Although room rates for meeting and group patronage are typically discounted, hotels accommodating this demand benefit from the use of public facilities and profits generated from food and beverage functions, and recreational amenities offered.

Future demand potential in the meeting and group market segment is closely related to commercial activity on a regional and national level. Because the majority of corporate and business meetings and conferences have either a direct or indirect business purpose, the current and anticipated economic health of regional and national firms has a dramatic impact on the utilization of hotel facilities. Additionally, due to the proximity of Pasadena to downtown Los Angeles, large citywide conventions have some spillover effect into Pasadena. The Pasadena Center also generates some group demand in the market.

LEISURE DEMAND

The leisure demand segment consists of individual tourists and families visiting the attractions of a local market and/or passing through enroute to other destinations. Leisure demand is strongest Friday and Saturday nights, holiday periods and the summer months. These peak periods generally are negatively correlated with commercial and meeting and group demand.

Local attractions include the Rose Bowl, which holds a variety of sports and other events during the year. Other important entertainment facilities include the Pasadena Civic Auditorium, Pasadena Playhouse, and the Ambassador Auditorium, which favor theatrical, musical, and other stage productions throughout the year. The combined attendance at these venues is reported to be in the range of 650,000 to 750,000 persons per year. Although slightly peripheral to the subject market, the Universal Amphitheater is also a significant entertainment center. The facility hosts musical and other stage productions with an average attendance in the range of 600,000 persons per year.

The Santa Anita Park racetrack in Arcadia offers some of the best horse racing in the country during the racing season from late November through late April. Santa Anita Park is located on Huntington Drive approximately one mile south of the Foothill Freeway (1-210). The park's average annual attendance over the past three years has been approximately 1.57 million persons, as measured by on-track attendance.

CONCLUSION

The Pasadena market has fared better than most in the past few years. According to Smith Travel Research, RevPAR for the competitive set increased in 2002. Furthermore, the recent conversion of the hotel to a Westin and the planned renovation should have a significant positive impact on the hotel.


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VALUATION ADVISORY SERVICES               137             CUSHMAN & WAKEFIELD(R)

                                      LODGING MARKET SUPPLY AND DEMAND ANALYSIS
-------------------------------------------------------------------------------

                            COMPETITIVE HOTEL SUPPLY

                                                                                              ESTIMATED 2000
                                                                       -----------------------------------------------------------
                                 NUMBER     PERCENTAGE   COMPETITIVE                 AVERAGE               OCCUPANCY        ADR
PROPERTY                        OF ROOMS   COMPETITIVE      ROOMS      OCCUPANCY      BILL*     REV PAR   PENETRATION   PENETRATION
                                --------   -----------   -----------   ---------     -------    -------   -----------   -----------
PRIMARY COMPETITION
  DOUBLETREE PASADENA              350        100.0%          350          74.0%     $159.31    $117.89     104.4%         1069%
  Courtyard by Marriott            314        100.0%          314          58.0%      116.00      67.28      81.9%         77.9%
  Hilton Glendale                  350        100.0%          350          76.0%      128.00      97.28     107.3%         85 9%
  Hilton Pasadena                  296        100.0%          296          77.0%      132.00     101.64     108.7%         88 6%
  Ritz-Carlton Huntington          392        100.0%          392          76.0%      201.00     152.76     107.3%        134.9%
  Sheraton Pasadena                317        100.0%          317          56.0%      117.00      65.52      79.0%         78.5%
                                ------       ------        ------       -------      -------    -------    ------        ------
PRIMARY-TOTALS AND AVERAGES      2,019                      2,019          70.9%     $148.99    $105.56     100.0%        100.0%
                                ------       ------        ------       -------      -------    -------    ------        ------
OVERALL TOTALS/AVERAGES          2,019                      2,019          70.9%     $148.99    $105.56     100.0%        100.0%
                                ------       ------        ------       -------      -------    -------    ------        ------
Total Room Nights Occupied                                               481,861
Percentage Change from
Previous Year

                                                                                ESTIMATED 2001
                                                -----------------------------------------------------------------------------------
                                   REVPAR                      AVERAGE                  OCCUPANCY          ADR             REVPAR
PROPERTY                        PENETRATION     OCCUPANCY       RATE       REV PAR     PENETRATION      PENETRATION     PENETRATION
                                -----------     ---------      -------     -------     -----------      -----------     -----------
PRIMARY COMPETITION
  DOUBLETREE PASADENA              111.7%          74 0%       $131.00      $96.94         1034%           97.9%           101 2%
  Courtyard by Marriott             63.7%          73.0%        112.00       81.76        102.0%           83.7%            85.4%
  Hilton Glendale                   92.2%          79 0%        126.00        9954        110.4%           94.2%           103.9%
  Hilton Pasadena                   96.3%          78 0%        113.00       88 14         1090%           84.5%            92.0%
  Ritz-Carlton Huntington          144.7%          67.0%        199.00      133.33         93.6%          148.7%           139.2%
  Sheraton Pasadena                 62.1%          59.0%        110.00       64.90          824%           82.2%            67.8%
                                  ------       --------        ------       ------       ------          ------           ------
PRIMARY-TOTALS AND AVERAGES        100.0%          71.6%       $133.79      $95.77        100.0%          100.0%           100.0%
                                  ------       --------        ------       ------       ------          ------           ------
OVERALL TOTALS/AVERAGES            100.0%          71.6%       $133.79      $95.77        100.0%          100.0%           100.0%
                                  ------       --------        ------       ------       ------          ------           ------
Total Room Nights Occupied                      527,524
Percentage Change from                              9.5%
Previous Year


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                                                                     [CUSHMAN &
                                                                      WAKEFIELD
VALUATION ADVISORY SERVICES                138                            LOGO]

                                      LODGING MARKET SUPPLY AND DEMAND ANALYSIS
-------------------------------------------------------------------------------

                           COMPETITIVE HOTELS PROFILE

                                                                               OTHER
                                                                ---------------------------------------
                                                                             MEETING
                                            YEAR      NUMBER                   AND                         TOTAL MEETING   SPACE SF
MAP NO.  HOTEL/LOCATION                    OPENED    OF ROOMS   COMMERCIAL    GROUP     LEISURE   OTHER      SPACE (SF)    PER ROOM
-------  --------------                    ------    --------   ----------   -------    -------   -----    -------------   --------
 1       DOUBLETREE PASADENA                1989        350         46%        42%        12%       0%         14,913        42.6
         191 S. Los Robles, Pasadena

 2       Courtyard by Marriott              2000        314         75%        10%        15%       0%          5,747        18.3
         180 N. Fairoaks, Pasadena

 3       Hilton Glendale                    1992        350         60%        30%        10%       0%         13,040        37.3
         100 W Glenoaks, Glendale

 4       Hilton Pasadena                    1970        296         65%        25%        10%       0%         18,480        62.4
         150 S. Los Robles, Pasadena

 5       Ritz-CarltonHuntington             1991        392         35%        55%        10%       0%         24.592        62.7
         1401 S. Oak Knoll, Pasadena

 6       Sheraton Pasadena                  1975        317         55%        30%        15%       0%         12,461        39.3
         303 E. Cordova, Pasadena

                                                         AMENITIES
                                     -----------------------------------------------------
                                                       INDOOR OUTDOOR   EXERCISE   SHUTTLE
MAP NO.  HOTEL/LOCATION              RESTAURANT LOUNGE  POOL    POOL   FACILITIES  SERVICE   COMPETITIVE ADVANTAGES/DISADVANTAGES
-------  --------------              ---------- ------ ------ -------  ----------  -------   ------------------------------------
 1       DOUBLETREE PASADENA               Y        Y      N       Y          Y         N      A: Location, high quality facilities
         191 S. Los Robles, Pasadena                                                           D: Relative size of double double
                                                                                                  guestroom

 2       Courtyard by Marriott             Y        Y      N       Y          Y         N      A: New facility
         180 N. Fairoaks, Pasadena                                                             D: Guest rooms have standard
                                                                                                  furnishings

 3       Hilton Glendale                   Y        Y      N       Y          Y         N      A: Guestroom views
         100 W Glenoaks, Glendale                                                              D: Proximity to entertainment venues

 4       Hilton Pasadena                   Y        Y      N       Y          Y         N      A: Renovation completed in 2000
         150 S. Los Robles, Pasadena                                                           D: Relative size of guestrooms

 5       Ritz-CarltonHuntington            Y        Y      N       Y          Y         N      A: Quality of facilities
         1401 S. Oak Knoll, Pasadena                                                           D: Proximity to demand generators

 6       Sheraton Pasadena                 Y        Y      N       Y          Y         N      A: Renovation completed in 2000
         303 E. Cordova, Pasadena                                                              D: Overall age of facility


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                                                                     [CUSHMAN &
                                                                      WAKEFIELD
VALUATION ADVISORY SERVICES            139                                LOGO]

================================================================================

map


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VALUATION ADVISORY SERVICES            140               CUSHMAN & WAKEFIELD(R)

                                      LODGING MARKET SUPPLY AND DEMAND ANALYSIS
================================================================================

Smith Travel Research (STR), an independent research firm that is recognized by the lodging industry as the standard source of reliable data, provided operating statistics on the local market as a whole. We have indicated this date in the below chart. The Pasadena market has gone through an evolution in the past few years. Due to the limited supply, many of the hotels enjoyed relatively high occupancies and were able to increase average rates above inflation. The market averages were brought down by the results from the Sheraton Hotel when it operated under a Holiday Inn flag. That hotel, in the past and currently, lags the market. The hotels were able to increase average rates considerably in the last few years. However, that luxury ended in 2001. As the hotels saw a softening in the economy, many resorted to discounting the rates to attract business. Three of the hotels, the Doubletree Pasadena, the Hilton Pasadena and the Sheraton Pasadena secured a three year contract with Qantas Airlines for a large number of crew rooms. This was an effort to maintain hotel occupancy, but it has had a dampening effect upon average rate. Combined with the overall decline in economic activity and the September 11th terrorist attacks, the market has experienced actual declines in RevPAR.

                MARKET SUPPLY, DEMAND, OCCUPANCY, ADR AND REVPAR

     YEAR       SUPPLY   % CHANGE    DEMAND   % CHANGE   EQ. INDEX    OCC%    % CHANGE      ADR     % CHANGE     REVPAR    % CHANGE
     ----       ------   --------    ------   --------   ---------   -----    --------    -------   --------    -------    --------
     1996        1,706      --      454,582       --         --      73.0%        --      $110.16       --      $ 80.42        --
     1997        1,706     0.0%     468,726      3.1%       3.1%     75.3%       3.1%     $119.32      8.3%     $ 89.82      11.7%
     1998        1,706     0.0%     456,415     -2.6%      -2.6%     73.3%      -2.6%     $133.67     12.0%     $ 97.98       9.1%
     1999        1,706     0.0%     438,223     -4.0%      -4.0%     70.4%      -4.0%     $141.90      6.2%     $ 99.86       1.9%
     2000        1,864     9.3%     482,185     10.0%       0.8%     70.9%       0.7%     $149.46      5.3%     $105.93       6.1%
     2001        2,020     8.4%     527,687      9.4%       1.1%     71.6%      1.0%      $133.74    -10.5%     $ 95.72      -9.6%
 Avg Annual
  % Change                 3.4%                  3.0%      -0.4%                -0.4%                  4.0%                   3.5%
YTD: 2/28/01     2,020      --       83,761       --        0.0%     70.3%        --      $145.37       --      $102.20        --
YTD: 2/28/02     2.020     0.0%      92.204     10.1%      10.1%     77.4%      10.1%     $139.54     -4.0%     $108.00       5.7%
                ------    ----      -------    -----      -----     -----      -----      -------    -----      -------     -----

                          Source: Smith Travel Research

Although occupancy in the market has remained relatively flat for the past few years, the demand for roomnights has grew 10.0 percent in 2000 and 9.4 percent in 2001. The growth was due in part to a new property in the market, the Courtyard by Marriott, which was able to capture business that desired a mid-market hotel, as well as loyal Marriott guests. Additionally, the Qantas airline crew brought new demand to the three properties mentioned earlier. As a result of the Qantas crew in the market and general business conditions, the average rate declined at each competitive property, which resulted in a 10.9 percent decrease in overall average rate between 2000 and 2001. Because of the large decrease in average rate between 2000 and 2001, RevPAR declined 9.6 percent.

For the first two months of this year, occupancy and demand increased 10.1 percent, the average rate decreased 4.0 percent and the resulting RevPAR increased 5.7 percent.

DEMAND ANALYSIS-MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all encompassing term referring to the various types of travelers that utilize the lodging facilities in a given market area. The total number of rooms occupied by these travelers during a specific time frame represents a market's accommodated room night demand.

In analyzing demand within a specific market, individual segments are considered based on the nature of travel present in the area. Three primary demand classifications occur in most markets including commercial, meeting and group, and leisure.


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VALUATION ADVISORY SERVICES             141               CUSHMAN & WAKEFIELD(R)

                                      LODGING MARKET SUPPLY AND DEMAND ANALYSIS
================================================================================

Based upon our field work and area analysis, we estimate that the distribution of accommodated hotel room night demand for the market as a whole is illustrated below:

           HISTORICAL ACCOMMODATED DEMAND: MARKET VS. SUBJECT PROPERTY

                                                    2001
                                                MARKET-WIDE
                                               ACCOMMODATED                    PERCENT
MARKET SEGMENT                               ROOM NIGHT DEMAND                OF TOTAL
--------------                               -----------------                --------
Commercial                                        292,663                       55.5%
Meeting and Group                                 172,621                       32.7%
Leisure                                            62,240                       11.8%
                                                 --------                     ------
  Total                                           527,524                      100.0%

COMMERCIAL DEMAND

Commercial demand arises from individuals who are conducting business and visiting various firms in the subject's market area. Commercial/corporate demand is strongest Monday through Thursday nights, declining significantly on Friday and Saturday, and increasing somewhat on Sunday. Commercial/corporate travelers typical length of stay ranges from one to three days, and this demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

Commercial/corporate travelers generally are not rate sensitive and represent a very desirable and lucrative market that provides a consistent level of demand at relatively high room rates. Commercial/corporate demand in the subject's market area is generated both by the wide variety of corporate tenants in the surrounding area. Many of these firms are located along N. Los Robles Avenue and throughout Pasadena and neighboring Glendale. The Doubletree Pasadena is located in an area with varied commercial uses, including municipal/government buildings, low to mid-rise commercial properties, and limited residential development. The most significant office development in the vicinity of the subject hotel is the adjacent office building, which represents an attractive target for potential corporate transient guests of the hotel, and is under the same ownership as the Doubletree. The Kaiser Permanente regional offices located directly across Walnut Street from the Doubletree employ approximately 2,500 to 3,000 persons at this location and also comprises a potential source of room night demand for the hotel. Other corporate tenants with significant operations in the Pasadena area include CalTech, Fannie Mae, JPL, Pacific Bell, Lucent and Parsons Corporation.

In 2001, the Qantas airline crew secured rooms at the Doubletree, Pasadena Hilton and the Sheraton Pasadena. As discussed earlier, this helped to increase the occupancy base, but had a dampening effect upon the average rate. The three year contract ends in 2004. At that time, the hotels will assess the need to maintain the occupancy base. If business conditions have improved where the hotels can replace some of the contract business with corporate business at much higher rates, the contract probably won't be renewed.


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VALUATION ADVISORY SERVICES             142               CUSHMAN & WAKEFIELD(R)

                                      LODGING MARKET SUPPLY AND DEMAND ANALYSIS
================================================================================

MEETING AND GROUP DEMAND

Meeting and group demand includes groups who reserve blocks of rooms for meetings, seminars, trade association shows, and other similar gatherings of ten or more persons. Group meetings and convention demand is typically strongest during the spring and fall months, while the summer months represent the slowest period for this market segment, and the winter demand varies. Meeting and group travelers typically achieve an average length of stay of three to five days. Commercial groups typically gather during weekdays, and social groups during the weekend days. Due to the strength of the mid-week commercial market, many of the Pasadena area hotels attempt to book groups on weekends, traditionally a slower demand period and also capture groups that now do not necessarily have business affiliates in Pasadena, but are attracted to the city as a destination due to the various other activities in the city such as Old Town, and the city's proximity to Burbank Airport.

Although room rates for meeting and group patronage are typically discounted, hotels accommodating this demand benefit from the use of public facilities and profits generated from food and beverage functions, and recreational amenities offered.

Future demand potential in the meeting and group market segment is closely related to commercial activity on a regional and national level. Because the majority of corporate and business meetings and conferences have either a direct or indirect business purpose, the current and anticipated economic health of regional and national firms has a dramatic impact on the utilization of hotel facilities. Additionally, due to the proximity of Pasadena to downtown Los Angeles, large citywide conventions have some spillover effect into Pasadena. The Pasadena Center also generates some group demand in the market. The Pasadena Center has a preliminary plan to build an additional 58,000 square feet of exhibit space, approximately 63,000 square feet of meeting space and a possible 59,000 square foot ballroom. The funding would come from an increase in transient occupancy taxes. The project has not yet been approved by the city council. The project is expected to be presented to the City Council in August 2002. Construction could begin at the earliest one year later and would require a vote by the city's residents to increase the tax. If this project proceeds, the hotels should benefit as their would now be an expanded venue to attract additional groups to the area that may have not previously considered Pasadena as a group destination.

LEISURE DEMAND

The leisure demand segment consists of individual tourists and families visiting the attractions of a local market and/or passing through en route to other destinations. Leisure demand is strongest Friday and Saturday nights, holiday periods and the summer months. These peak periods generally are negatively correlated with commercial and meeting and group demand. Local attractions include the Rose Bowl, which holds a variety of sports and other events during the year. Other important entertainment facilities include the Pasadena Civic Auditorium, Pasadena Playhouse, and the Ambassador Auditorium, which favor theatrical, musical, and other stage productions throughout the year. The combined attendance at these venues is reported to be in the range of 650,000 to 750,000 persons per year. Although slightly peripheral to the subject market, the Universal Amphitheater is also a significant entertainment center. The facility hosts musical and other stage productions with an average attendance in the range of 600,000 persons per year.

The Santa Anita Park racetrack in Arcadia offers some of the best horse racing in the country during the racing season from late November through late April. Santa Anita Park is located on Huntington Drive approximately one mile south of the Foothill Freeway (1-210). The park's average annual attendance over the past three years has been approximately 1.57 million persons, as measured by on-track attendance.


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VALUATION ADVISORY SERVICES              143              CUSHMAN & WAKEFIELD(R)

                                      LODGING MARKET SUPPLY AND DEMAND ANALYSIS
================================================================================

CONCLUSION

The Pasadena market has fared better than most in the past few years. According to Smith Travel Research, the occupancy level between 2000 and 2001, remained relatively flat, but the average rate declined 10.5 percent, due in part to a contract signed with Qantas Airlines at three of the major hotels, the Doubletree, the Hilton and the Sheraton. Although this contract provided a steady base of roomnights, it was at the expense of average rate. Through the first two months of 2001, the occupancy level did increase approximately 10 percent and the average rate decreased approximately 4.0 percent, resulting in a RevPAR increase of 5.7 percent. As the economy begins to recover, the hotels should be able to increase their room rates to their corporate guests, while gathering more occupancy points. The proposed expansion of the Pasadena Center, if completed, should help to increase overall occupancy levels in the market.


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VALUATION ADVISORY SERVICES              144             CUSHMAN & WAKEFIELD(R)

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

                                Los Angeles West
                      OFFICE MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 2002

                                                   NUMBER                    DIRECT     OVERALL   OVERALL          NET  DIRECT WTD.
                                                       OF          DIRECT   VACANCY      AVAIL-   VACANCY   ABSORPTION  AVG. RENTAL
MARKET / SUBMARKET                     INVENTORY    BLDGS  AVAILABILITIES      RATE   ABILITIES      RATE       YE '02         RATE
------------------                     ---------   ------  --------------   -------   ---------   -------   ----------  -----------
PARK MILE/WEST HOLLYWOOD               9,485,637       73       1,529,002     16.1%   1,934,150     20.4%       54,464       $25.33
1    Park Mile                         1,032,587       10         117,561     11.4%     117,561     11.4%      (47,904)      $19.20
2    Miracle Mile                      4,632,946       20         702,476     15.2%   1,052,809     22.7%       57,442       $25.68
3    Hollywood                         2,442,216       27         512,768     21.0%     532,567     21.8%      137,859       $23.88
4    West Hollywood                    1,376,888       10         195,197     14.2%     231,213     16.8%      (92,933)     $31 .56

BEVERLY HILLS/CENTURY CITY            14,818,364       90       1,992,492     13.4%   2,546,203     17.2%     (701,033)      $35.19
5    Beverly Hills                     6,152,370       67         845,565     13.7%   1,049,353     17.1%     (155,563)      $33.60
6    Century City                      8,665,994       23       1,146,927     13.2%   1,496,850     17.3%     (545,470)      $36.36

WESTWOOD/WEST LOS ANGELES             19,190,727      154       2,861,808     14.9%   3,724,395     19.4%     (305,972)      $33.47
7    Westwood                          2,657,126       11         367,557     13.8%     655,547     24.7%       34,629       $36.48
8    Brentwood                         3,256,119       23         345,168     10.6%     476,587     14.6%     (155,761)      $33.12
9    Santa Monica                      7,334,037       66       1,180,766     16.1%   1,462,999     19.9%     (191,479)      $35.88
10   Pacific Palisades                   160,407        3          35,431     22.1%      48,500     30.2%        2,675       $32.52
11   West Los Angeles                  5,783,038       51         932,886     16.1%   1,080,762     18.7%        3,964       $29.40

MARINA AREA/CULVER CITY                5,551,811       47       1,310,986     23.6%   1,496,120     26.9%      (74,231)      $30.19
12   Marina Del Rey/Venice/MarVista    1,279,431       12         377,839     29.5%     411,808     32.2%      (39,154)      $34.20
13   Culver City/Westchester           4,272,380       35         933,147     21.8%   1,084,312     25.4%      (35,077)      $28.56
TOTAL                                 49,045,539      364       7,693,288     15.7%   9,700,868     19.8%   (1,026,722)      $31.74

                                    [GRAPHS]


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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

WESTSIDE LOS ANGELES OFFICE MARKET

Market Overview

The westside Los Angeles market is comprised of 13 distinct submarkets within four separate sectors. These sectors generally function independently of one another, despite their close proximity. The following chart shows the division of the four sectors into the 13 submarkets.

                                    SECTOR 1

1 -       Park Mile
2 -       Miracle Mile
3 -       Hollywood
4 -       West Hollywood

                                    SECTOR 2

5 -       Beverly Hills
6 -       Century City

                                    SECTOR 3

7 -       Westwood
8 -       Brentwood
9 -       Santa Monica
10 -      Pacific Palisades
11 -      West Los Angeles

                                    SECTOR 4

12 -      Marina Del Rey/Venice
13 -      Culver City/Westchester

These sectors are differentiated according to location and access, market perception and tenant appeal, improvement quality, and rental rates. The combined westside Los Angeles market contained 49,045,539 square feet of office area as of year-end, 2002. There were 7,693,288 square feet available for direct lease in the overall westside office market, indicating a 15.7 percent direct vacancy rate. Including sublease availabilities, the overall vacancy rate was
19.8 percent.

The westside market is widely acknowledged as the most desirable office location in Los Angeles County. This area is home for many executives in the greater Los Angeles area and includes the upscale residential locations of Beverly Hills, Bel Air, Brentwood, Westwood, Santa Monica, and Hancock Park. The westside office market is the preferred location for tenants from the entertainment industry, and is the headquarters location for numerous advertising agencies. Major components of the tenant base in the westside office market also include law, accounting, and financial services firms, as well as high-tech companies, foreign consulates, and corporate tenants.

The westside office market experienced high "double-digit" vacancy rates during the recession of 1990 through 1994, as the significant new supply of office space completed during the latter half of the 1980's through 1992 coincided with the decline in demand during one of the most severe economic recessions in southern California history. During the period 1995 through 2000


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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

the westside office market experienced positive absorption levels, declining vacancy rates and increasing rental rates as the economy recovered and continued to expand. This economic expansion coincided with a period of essentially no new development in the westside markets during the six-year period 1993 through 1998. Following 2000, however, economic conditions have "softened", negatively impacting most Los Angeles County markets, including the westside. During 2001-2002, vacancy rates have increased fairly significantly in the westside as a result of new construction and negative absorption.

The chart below summarizes the direct and overall vacancy trends from 1989 through 2002.

YEAR-END                           DIRECT VACANCY                  OVERALL VACANCY
--------                           --------------                  ---------------
  1989                                  12.1%                            15.1%
  1990                                  15.9%                            19.6%
  1991                                  19.3%                            23.7%
  1992                                  19.7%                            22.1%
  1993                                  19.0%                            21.4%
  1994                                  17.4%                            19.2%
  1995                                  17.6%                            19.4%
  1996                                  14.2%                            17.2%
  1997                                  12.8%                            14.5%
  1998                                  11.1%                            12.2%
  1999                                   7.6%                             8.5%
  2000                                   6.9%                             8.8%
  2001                                  12.3%                            16.3%
  2002                                  15.7%                            19.8%

The 14 full years summarized above cover the period prior to and following the major economic recession that commenced during approximately the third quarter 1990 (in the Los Angeles area). Direct vacancy levels increased from 12.1 percent as of the end of 1989 to 19.7 percent as of year-end 1992. Direct vacancy rates were relatively flat at or near their peak levels from 1991 through 1993, ranging from 19.0 percent to 19.7 percent prior to declining to the 6.9 percent level as of year-end, 2000. The absence of new development and the positive absorption levels resulted in a 12.8 percentage point decline in the direct vacancy rate in the combined westside markets from year-end 1992 through 2000. Despite completion of some new supply during 1999 and 2000, strong absorption levels resulted in a 70 basis points vacancy decline during 2000. The weakening of the economy and collapse of the "dot-com" market increased vacancy levels, including sublease rates in 2001-2002.

The chart below summarizes the net absorption trends in the westside market over the 12-year period 1991 through 2002.


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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

                              NET ABSORPTION TRENDS
                                Los Angeles West
                                 Office Market

                  YEAR                                NET ABSORPTION(SF)
                  ----                                ------------------
                  1991                                      787,743
                  1992                                      179,486
                  1993                                      144,003
                  1994                                          341
                  1995                                      341,627
                  1996                                    1,523,155
                  1997                                      848,375
                  1998                                      701,045
                  1999                                    1,755,029
                  2000                                    1,414,759
                  2001                                   (1,888,836)
                  2002                                   (1,026,772)

                                    [GRAPH]

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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

The net absorption of office space in the westside market area increased from virtually zero square feet during 1994 to 1,523,155 square feet during 1996. The 1996 figure represented the most significant positive absorption for the westside market area during this decade. The year-end, 1999 net absorption level was 1,755,029 square feet and 2000 absorption totaled over 1.4 million square feet. The positive absorption levels and the continued absence of new development prior to 1999 resulted in continued declining vacancy rates and increasing rents, and larger contiguous "blocks" of space became increasingly scarce. More recently, however, the westside market experienced negative absorption levels and the "premature" loss of a number of "dot-com" tenants such as E-Toys (150,000 square feet) and subleasing activity from tenants such as X-Drive, Sony, Turner Broadcasting, and Sapient. As of year-end, 2001 and 2002 there has been negative absorption nearly 1.9 million (2001) and 1.03 million (2002) square feet in these markets and an increase in larger contiguous blocks of space in the westside.

Increased absorption and declining vacancy rates resulted in spiking rental rates, particularly from 1996 through 2000 prior to leveling off during 2001 and declining during 2002, as shown in the following exhibit.

                                    [GRAPH]

Although the weighted average asking rental rate showed an increased of 8.3 percent during 2001 in comparison to 2001, achieved rental rates began to soften and decline over the course of 2001, leading to a decline of 7.8 percent during 2002.


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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

PRIMARY COMPETITIVE WESTSIDE SUBMARKETS

Of the 13 submarkets included in the larger westside market area, eight submarkets are recognized as the most desirable, competitive locations. These eight submarkets are all located west of the eastern boundary of Beverly Hills. The Santa Monica and Playa Vista submarkets compete most directly with these eight markets, which contain an aggregate rentable area of 39.4 million square feet in 288 buildings. As shown below, these combined eight markets had a year-end, 2002 direct vacancy rate of 15.6 percent.

                         COMPETITIVE WESTSIDE SUBMARKETS
                         End of the 4th Quarter of 2002

                                                                                                         DIRECT
                                                            DIRECT   DIRECT    OVERALL   DIRECT      NET ABSORPTION          DIRECT
                                                 NUMBER     AVAIL-  VACANCY     AVAIL-  VACANCY  -----------------------   WTD. AVG.
SUBMARKET                           INVENTORY  OF BLDGS  ABILITIES     RATE  ABILITIES     RATE  YR END '01     YTD '02  RENTAL RATE
---------                           ---------  --------  ---------  -------  ---------  -------  ----------    --------- -----------
1 Beverly Hills                     6,152,370        67    845,565    13.7%  1,049,353    17.1%    (96,693)    (155,563)      $33.60
2 Century City                      8,665,994        23  1,146,927    13.2%  1,496,850    17.3%   (252,551)    (545,470)      $36.36
3 Westwood                          2,657,126        11    367,557    13.8%    655,547    24.7%   (348,358)      34,629       $36.48
4 Brentwood                         3,256,119        23    345,168    10.6%    476,587    14.6%    (71,168)    (155,761)      $33.12
5 Santa Monica                      7,334,037        66  1,180,766    16.1%  1,462,999    19.9%   (455,252)    (191,479)      $35.88
6 West Los Angeles                  5,783,038        51    932,886    16.1%  1,080,762    18.7%   (200,466)       3,964       $29.40
7 Marina Del Rey/Venice/MarVista    1,279,431        12    377,839    29.5%    411,808    32.2%    (40,220)     (39,154)      $34.20
8 Culver City/Westchester           4,272,380        35    933,147    21.8%  1,084,312    25.4%    (49,645)     (35,077)      $28.56
                                   ----------       ---  ---------    ----   ---------    ----  ----------    ---------       ------
TOTAL                              39,400,495       288  6,129,855    15.6%  7,718,218    19.6% (1,514,353)  (1,083,911)      $33.33
                                   ==========       ===  =========    ====   =========    ====   =========    =========       ======


                                    [GRAPHS]


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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

The current 15.6 percent combined direct vacancy level for these markets represents a softening in the five-year trend of declining vacancy rates from 1996 through 2000, as summarized in the following chart.

                         COMPETITIVE WESTSIDE SUBMARKETS
                              DIRECT VACANCY RATES
                                  Annual Trend


SUBMARKET                                    1993      1994     1995     1996     1997     1998    1999    2000     2001     YTD '02
---------                                    ----      ----     ----     ----     ----     ----    ----    ----     ----     -------
Beverly Hills                                22.0%     21.3%    20.0%    14.4%    12.6%     9.6%    6.7%    7.8%    10.9%      13.7%
Century City                                 16.8%     16.4%    14.0%    10.3%     9.0%     7.8%    6.7%    4.1%     6.9%      13.2%
Westwood                                     23.2%     20.5%    14.2%     9.7%     7.5%     7.6%    8.2%    8.2%    17.6%      13.8%
Brentwood                                    15.1%     14.3%    12.3%    12.9%    11.1%     9.8%    5.0%    3.4%     5.8%      10.6%
Santa Monica                                 11.1%     10.4%    18.1%    12.3%    10.3%     9.2%    3.2%    4.4%    11.9%      16.1%
West Los Angeles                             19.8%     20.5%    21.6%    20.8%    16.3%     7.6%    8.4%    8.1%    13.4%      16.1%
Marina Del Rey/Venice/MarVista               22.8%     12.5%    12.9%     9.0%     9.9%    15.8%    9.1%    4.7%     8.6%      29.5%
Culver City/Westchester                      24.7%     15.8%    14.7%    12.0%    11.1%     8.0%    5.3%    3.6%    15.4%      21.8%
                                             ----      ----     ----     ----     ----     ----     ---     ---     ----       ----
SUBMARKET TOTALS                             18.5%     16.7%    16.3%    12.6%    10.8%     8.7%    6.2%    5.5%    11.0%      15.6%
                                             ====      ====     ====     ====     ====     ====     ===     ===     ====       ====

                                    [GRAPHS]

Recent negative absorption trends (described below) resulted in increased vacancy levels during 2001 from 5.5 percent to 11.0 percent and to 15.6 percent during 2002. The current vacancy rate for these eight submarkets is between 1995 and 1996 levels.

The excellent westside tenant base, the quality of the office supply in these markets, the desirable surrounding residential housing and the extensive retail, restaurant and cultural amenities led to impressive absorption in recent years as the economy strengthened, particularly from 1996 through 2000, as shown in the following chart on the next page. The negative absorption of nearly 2.6 million square feet during 2001-2002 (in the aggregate) has offset the positive net absorption figures in these eight markets during 1999-2000. Overall during the past 10 years, these primary competitive markets have experienced an average annual net absorption level of positive 341,000 square feet.


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
                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

                          COMPETITIVE WESTSIDE SUBMARKETS
                               NET ABSORPTION (SF)
                                  ANNUAL TREND



SUBMARKET          YE'93     YE'94     YE'95      YE'96     YE'97      YE'98     YE'99     YE'00      YE'01       YE'02     AVERAGE
-----------------------------------------------------------------------------------------------------------------------------------

Beverly Hills      (2,818)   45,581   143,812    307,735    95,636    170,357   165,649    (42,670)    (96,693)   (155,563)  63,103
Century City       48,648    81,205   173,451    329,592   112,504     97,146    15,471    225,027    (252,551)   (545,470)  28,502
Westwood          166,823   149,313   172,706    183,354   130,891     (4,615)      325    243,594    (348,358)     34,629   72,866
Brentwood          19,779    37,078   148,907    (19,754)   56,790     44,937   145,272     52,664     (71,168)   (155,761)  25,874
Santa Monica      (74,459) (106,931) (141,470)   348,354    77,174     70,920   396,995    443,438    (455,252)    191,479   36,729
West Los Angeles  177,068  (243,152) (120,211)    31,224   170,020    384,866       849    146,252    (200,466)      3,964   35,041
Marina Del
Rey/Venice/
MarVista          127,351     1,379    92,935     42,788    (9,252)  (128,868)   65,991     45,146     (40,220)    (39,154)  15,810
Culver City/
Westchester        40,569     2,076    52,844     98,765    32,750     64,162   177,190    250,283     (49,645)    (35,077)  63,392
Supermarket
  Totals          502,951   (33,451)  552,974  1,322,058   666,513    689,905   967,742  1,363,734  (1,514,353) (1,803,911) 341,317

                                    [GRAPH]

  Prior to 2001, significant absorption, declining vacancy rates, and limited new development prior to current construction projects created a favorable leasing environment for office landlords who have benefited from rental spikes and increasing cash flows. New construction or extensive renovation projects have occurred in the three markets with the greatest recent (prior to 2001) absorption levels (Santa Monica, Westwood, and Century City), demonstrating that the lack of available space had negatively impacted the potential for absorption in other westside market. The premier westside markets led the countywide office market recovery during the second half of the last decade, both in terms of high occupancy levels and market rental rates. The significant 2001 negative absorption of 1.5 million square feet and 2002 negative absorption of 1.02 million square feet in these eight markets overall, including negative absorption in each of the individual markets, has contributed to recent declines in rental rates.

  The chart below shows the improvement in vacancy levels from 1995 through 2000 for the competitive markets, as well as the increased vacancy levels during 2001-2002.


                                  YEAR-END 1995      YEAR-END 2000         VACANCY     YEAR-END          2000-2002
      WESTSIDE                                                                                            VACANCY
     SUBMARKET                     VACANCY             VACANCY             CHANGE        2002              CHANGE

 Beverly Hills                      20.0%                7.8%              (12.2%)       13.7%              +5.9%
 Century City                       14.0%                4.1%              (9.9%)        13.2%              +9.1%
 Westwood                           14.2%                8.2%              (6.0%)        13.8%              +5.6%
 Brentwood                          12.3%                3.4%              (8.9%)        10.6%              +7.2%
 Santa Monica                       18.1%                4.4%              (13.7%)       16.1%             +11.7%
 West Los Angeles                   21.6%                8.1%              (13.5%)       16.1%              +8.0%
 Marina Del Rey                     12.9%                3.6%               (9.3%)       29.5%             +25.9%
 Culver City/Westchester            14.7%                3.6%              (11.1%)       21.8%             +18.2%
 Totals                             16.3%                5.5%              (10.8%)       15.6%             +10.1%



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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


The 10.8 percentage point decline in vacancy in the competitive westside markets from 1995 through 2000 resulted in single-digit vacancy levels, limited "blocks" of contiguous space, and spiking rents. During the most recent two-year period 2001-2002, however, the market has "given back" most of the 10.8 percentage point vacancy improvement from 1995 to 2000, as vacancy levels increased in the eight primary competitive markets from 5.5 percent to 15.6 percent, an increase of 10.1 percentage points.

The vacancy fluctuations have had a corresponding impact on rental rates. Weighted average annual per-square-foot direct rental rates for available space in these markets increased 11.1 percent annually, compounded from year-end 1997 through 2000, and showed continued increase of 5.1 percent from 2000 to 2001. The year-end 2002 weighted average rents declined by 10.4 percent from 2001 figures. The chart below shows the rental rate trends in these westside submarkets since year-end 1993.


                         Competitive Westside Submarkets
                           DIRECT AVERAGE RENTAL RATES
                                  Annual Trend



Submarket                   1993      1994      1995      1996      1997      1998      1999      2000      2001     YTD '02
                           ------    ------    ------    ------    ------    ------    ------    ------    ------   -------

Beverly Hills              $25.20    $24.24    $25.08    $24.72    $27.48    $28.68    $28.80    $33.48    $35.76    $33.60
Century City               $25.56    $22.56    $23.28    $23.28    $27.84    $31.08    $32.04    $36.60    $42.24    $36.36
Westwood                   $27.60    $27.36    $28.32    $28.20    $32.52    $34.92    $34.68    $40.56    $41.52    $36.48
Brentwood                  $27.60    $26.04    $24.84    $23.64    $26.52    $30.48    $31.92    $37.80    $36.48    $33.12
Santa Monica               $24.48    $21.72    $25.20    $27.84    $28.08    $29.76    $31.68    $41.28    $39.12    $35.88
West Los Angeles           $20.88    $20.04    $18.84    $19.08    $21.72    $22.56    $23.88    $29.16    $33.48    $29.40
Marina Del                 $18.24    $18.12    $19.92    $18.96    $16.44    $20.40    $29.64    $35.04    $32.16    $34.20
Rey/Venice/MarVista
Culver City/Westchester    $16.80    $17.16    $17.28    $17.16    $18.84    $21.36    $23.40    $24.96    $30.48    $28.56
Submarket Totals           $23.93    $22.78    $23.32    $23.32    $25.84    $28.52    $29.88    $35.41    $37.21    $33.33


                                    (GRAPH)

WESTSIDE TENANT BASE

The westside is the preferred executive housing location, and although office rental rates in these markets are above other areas of southern California, employee recruitment has become an important consideration, offsetting cost of occupancy concerns, in location decisions. For national firms in particular the westside Los Angeles rental rates are consistent or below rents for offices in other major US markets such as Chicago and New York.

The westside Los Angeles housing market is the most desirable residential location in southern California, as shown in the chart below.


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



                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


              MEDIAN HOME PRICES - WESTSIDE LOS ANGELES VS. LOS ANGELES COUNTY



                                       MEDIAN PRICE
                                --------------------------
      WESTSIDE MARKETS          DECEMBER 2001   MARCH 2002       % CHANGE
      ----------------          -------------   ----------       --------

Santa Monica                      $547,250       $630,000         15.1%

Beverly Hills                     $700,000       $880,000         25.7%

West Los Angeles                  $390,000       $452,250         15.9%

Los Angeles County                $235,000       $280,000         19.2%

Based on the most recent data (December, 2002), West Los Angeles median home prices are 62 percent above the Los Angeles County median price, and individual housing submarkets such as Beverly Hills and Santa Monica are 214 percent and 125 percent higher than the countywide median price, respectively. This clear premium associated with the westside location reflects the relative desirability of this market for the residential population.

The westside tenant base includes the entertainment industry and other "creative" professions such as advertising and architecture. The westside has also become a financial center for Los Angeles, and is a preferred location for law, accounting, and financial services firms. Although technology tenants have historically been well represented in the westside markets, this component of the market expanded during 1999-2000, particularly in the field of technology, eCommerce and "New Media". This category of tenant entered the westside market during 1999-2000, competing aggressively for available space. The westside market has a critical mass of creative marketing and technical talent, and a dynamic environment created by a variety of cutting edge firms in these business sectors. The "collapse" of the dot-com" market and several related technology firms during 2001 changed the dynamics of this component of the market. The influx of eCommerce or "dot-com" tenants in certain submarkets (such as portions of Santa Monica) resulted in the loss of several major tenants in this sector - examples include eToys in West Los Angeles and Alesis Studio Electronics and "X-Drive" in Santa Monica. Other firms such as Sony and IBM altered plans for technology ventures officed in the Santa Monica market, subsequently (2002) subleasing significant premises in Class A buildings in this market.

The chart below provides an overview of the components of the westside tenant base, including entertainment, technology, financial services, law, and corporate tenants.



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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


------------------------------------------------------------------------------------------------------
ENTERTAINMENT - MOTION PICTURES, TELEVISION AND MUSIC
------------------------------------------------------------------------------------------------------

20th Century Fox                    Delta Music                Rysher Entertainment
Activision                          Digital Ent. Network       Saban Entertainment*
Actor's Equity                      E! Entertainment           SAG (Screen Actor's Guild)
AFTRA                               EMI Music Publishing       Showtime
Another Large Production            Epic Records               Sire Records Group
Artisan Entertainment               Focus Media                Sony*
Banned from the Ranch               Fox Sports Net             Sony Music
Bay Films                           Fox Television             Spelling Entertainment
Bordertown Productions              HBO                        TCI
Cablevision                         Hollywood Digital          Telemundo Network
Caravan Pictures                    ICM (Talent Agency)        Tri-Energy Productions (Getty Images)
CBS                                 IMAX                       United Talent
Centropolis Effects                 Langley Productions        Universal Music
Cinergi                             Maverick Records           Vanguard Records
Cognito Films, Inc.                 MGM/United Artists         Virgin Records
Creative Artists (Talent Agency)    MTV Networks/Viacom        Vision Entertainment
Cybermedia                          Pearson Television
Daily Variety                       Playboy Enterprises, Inc.
                                    (relocating to Glendale)

------------------------------------------------------------------------------------------------------
TECHNOLOGY - COMPUTER SERVICES, E-COMMERCE, NEW MEDIA
------------------------------------------------------------------------------------------------------

Alesis Studio Electronics*          GTE Mainstreet             Microsoft
Apple Computer                      Hewlett Packard            NewWave Entertainment
Broadband Sports                    Hollywood On-Line          Novell
Canon Communications                IBM                        OZ Digital Media/eCity Studios
Carat USA                           IBM Interactive*           Perot Systems
Cypress West                        Industrial Light & Magic   Sun Microsystems
Digiscope                           Info Tech                  Symantec Corporation*
Ecompanies                          Latitude 90                TCI
Excelergy                           Launch                     Todd AO
Four Media                          Lucent Technology
Global Crossing*                    Massive Media


------------------------------------------------------------------------------------------------------
PROFESSIONAL - FINANCIAL, INSURANCE, ADVERTISING, LAW, GENERAL
------------------------------------------------------------------------------------------------------

Abrams & Tanaka                     Haight Brown Bonesteel    Oppenheimer
AG Edwards                          Herbalife International   Rand Corporation
Argonaut Insurance                  HOK                       Random House
Aurora Capital                      IDS Financial Services    Santa Monica College
Aurora National Life                J. Paul Getty Trust       Sapient Corporation*
Bear Stearns                        Japan Foundation          SoCal Physician's Exchange
Berger & Norton                     Jeffer Mangels            Paine Weber
Business Week                       Jefferies Group           People's Bank
Campbell Ewald                      Kaufman & Broad           Perkins Will
Capital Group                       Key Media                 Pricewaterhouse Coopers
Charles Schwab                      Korn Ferry                Protocare
Christiensen, Miller                KPFF Engineering          Psomas & Associates
Cohen & Brown                       KPMG Peat Marwick         Prudential Securities
Component Research Group            LA Times                  Specialty Laboratories
Dean Witter                         Liberty Mutual            Steelease
Donaldson, Lufkin & Jenrette        Loeb & Loeb               Stonefield Josepheson
Dreyfus                             Manatt Phelps             Sun America
Fogel, Feldman                      Marathon Bank             Sutro & Company
Foothill Capital                    McGraw Hill Companies     Times Mirror Publishing
Frank Gehry & Associates            Merrill Lynch             Towers, Perrin
Freedman Broder & Company           Mitchell Silberberg       U.S. Bancorp
Gensler                             Morgan Stanley            Western Media
Gillette                            Mutual of New York
Goldman Sachs                       Nelsen, Thompson
Greenberg Traurig                   Northrop Grumman Corp.



*  Recent downsize or lease terminations


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



                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

The entertainment industry has historically provided a significant and stable source of demand for office space in the Los Angeles westside market area as well as in certain San Fernando Valley markets - - particularly Burbank, Universal City and Glendale. The discussion below provides an overview of this sector of the market.

ENTERTAINMENT INDUSTRY

The entertainment industry is a major demand generator for office space in the Westside Los Angeles market. The entertainment industry continued to perform well during the first half of the current decade despite the severe economic recession which affected southern California.

The entertainment industry in Los Angeles County includes three primary components: 1) the film, or motion picture/television industry; 2) the music industry; and 3) the post production industry. The maps on the accompanying pages provide an overview of the locations for a number of companies in each of these components of the entertainment industry. The different groups within the industry have concentrated in several areas of Los Angeles, including different locational preferences for groups affiliated with a single ownership.

The film industry is concentrated in the Burbank/Tri-Cities area, in north Los Angeles, as well as westside markets of Santa Monica, Brentwood, Culver City, Beverly Hills and Century City. Although Burbank and adjacent markets capture most demand from animation groups, including Disney, Warner Brothers, and DreamWorks, other film groups associated with these companies may locate in the westside market area. The music divisions of major entertainment companies typically locate in westside Los Angeles submarkets, particularly Beverly Hills and Santa Monica. The post-production companies are typically concentrated in the area surrounding Burbank and Hollywood.

          LOS ANGELES AS DOMINANT LOCATION OF THE ENTERTAINMENT INDUSTRY

California, and specifically the Los Angeles area has historically been the dominant location for the entertainment industry. As shown on the accompanying exhibits, the Los Angeles area has, by a significant margin, more sound stage square footage and more film production than any other location, and benefits from substantially greater entertainment industry expenditures. As shown the charts, direct entertainment industry expenditures in Los Angeles are at least 10 times greater than the next closest competitive location, New York City.



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




                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


                             SOUND STAGE SPACE 1999
                                (SQUARE FOOTAGE]

                                   (BAR CHART)


                         FEATURE FILM PRODUCTION BY CITY
                                   1996-1999


                                  (BAR CHART)




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VALUATION ADVISORY SERVICES           157                CUSHMAN & WAKEFIELD(R)

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

                          DIRECT EXPENDITURES BY CITY
                                   1996-2000

                                  (BAR CHART)

Los Angeles County has been the center of the filmed entertainment industry since the early days of filmmaking. The state of California accounts for approximately 80 percent of the filmed entertainment industry employment nationwide, with Los Angeles County accounting for over 93 percent of the statewide total (statistics per State of the Industry, Motion Picture Association of America, 1998 study). Many of the films and television programs not actually produced in California are nevertheless created, controlled, and administered from Los Angeles.

All the major studios and television networks, as well as most of the larger cable networks, have headquarters and/or major production facilities in Los Angeles County. The city of Burbank and adjacent Universal City area have the highest concentration, with Walt Disney Studios, NBC Studios, Warner Bros. Studios, Universal Studios, and Hanna-Barbara Productions all in this area. Outside of Burbank/Universal City, the CBS Studios are located adjacent in Studio City, ABC has Hollywood and Century City locations (with a new news facility under-construction in Glendale), 21st Century Fox is in Century City and Manhattan Beach, MGM/UA is in Santa Monica, and Sony Pictures Entertainment is in Culver City. There are numerous independent studios in the region, particularly in the Hollywood area. Increased space demands have resulted in office space expansions on most of the studio sites, with additional office and soundstage facilities planned.

The motion picture/television industry has experienced significant growth over the past few years, both in terms of worldwide demand for television/film product and the level of employment. In 2001, the motion picture industry reported its highest level of movie attendance, at 1.49 billion, an increase of more than 66 million from the prior year. The average admissions price per person increased to $5.66 in 2001, and the Motion Picture Association of America
(MPAA) reports U.S. residents have attended at least five movies per year for the past six years.



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



                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

Total US motion picture industry employment has increased by 55 percent from 1990 to 2000, of by 4.6 percent annually, compounded, as shown in the chart below. The Production and Services category of employment in this industry represents the largest component of the employment base, both in terms of total employment and growth, with a 100 percent increase in employment from 1990 to 2000.

                 U.S. MOTION PICTURE INDUSTRY EMPLOYMENT TRENDS
                                     (OOOS)


                        Production &               Video Tape
   Year       Total       Services    Theaters        Rental        Other

   2000       630.8        296.2        132.2         184.4         18.0
   1999       609.8        278.3        138.2         175.7         17.6
   1998       576.0        255.4        136.8         166.7         17.1
   1997       550.4        237.4        133.0         160.9         19.1
   1996       524.7        222.5        123.9         155.1         23.2
   1995       487.6        200.7        118.7         146.1         22.1
   1994       441.2        169.6        113.4         138.8         19.4
   1993       412.0        152.7        110.6         132.4         16.3
   1992       400.9        148.8        110.2         127.1         14.8
   1991       410.9        153.1        112.0         131.2         14.6
   1990       407.7        147.8        112.1         133.7         14.1
   1989       374.7        133.9        109.9         118.2         12.7
   1988       340.9        113.7        108.0         103.3         15.9


Source: MPAA Worldwide Market Research


                                                     02_Film Industry Charts.xls

                    MOTION PICTURE INDUSTRY TRENDS
                         Domestic Box Office

----------------------------------------------------

          New            No.   Admissions   Avg.
        Pictures       Indoor    Total      Ticket
Year    Released       Screens (millions)   Price
----------------------------------------------------

1991       423         23,740.0  1,140.6   $4.21
1992       425         24,344.0  1,173.2   $4.15
1993       440         24,789.0  1,244.0   $4.14
1994       410         25,830.0  1,291.7   $4.18
1995       370         26,958.0  1,262.6   $4.35
1996       420         28,864.0  1,338.6   $4.42
1997       461         30,825.0  1,387.7   $4.59
1998       490         33,440.0  1,480.7   $4.69
1999       442         36,448.0  1,465.2   $5.08
2000       461         36,679.0  1,420.8   $5.39
2001       462         36,110.0  1,487.3   $5.66

Source:    Nat'l Assoc. of Theatre Owners; 2001
           Encyclopedia of Exhibition, MPAA



                                 INDUSTRY TRENDS

                                  (BAR GRAPH)



                                                     02_Film Industry Charts.xls




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VALUATION ADVISORY SERVICES           159                CUSHMAN & WAKEFIELD(R)

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

Employment

The motion picture/television industry has been a strong stable source of high wage employment within the Los Angeles area, and has surpassed the defense industry in terms of countywide employment. Employment in this industry recorded strong gains between 1993 and 1997, leveling off from 1998 through 2000. In 1998 and 1999, more modest job gains resulted from "runaway" productions (TV series and movies moving production outside the U.S.) and cutbacks in feature film productions by some major studios. The 25-week strike in 2000 by the Screen Actors Guild (SAG) and the American Federation of Radio & Television Artist (AFTRA) against commercial producers cost the local economy about $235 million, with some commercial production going both to Canada and some domestic locations outside Los Angeles County. As a result, there was a decline of 1,500 in employment.

As shown in the chart below, Los Angeles dominates the high-wage movie/television production component of the industry, with 50 percent of total US employment in this field.


                   MOTION PICTURE / TV PRODUCTION EMPLOYMENT



                  Los
Year              Angeles     California    U.S.
----              ------      ----------    ----

1988              53,200      58,300      113,700
1989              67,100      72,500      133,900
1990              75,800      81,600      147,800
1991              81,700      89,200      153,100
1992              76,300      85,300      148,800
1993              87,400      92,400      152,700
1994              95,600      101,100     169,600
1995              111,000     118,200     200,700
1996              119,400     127,400     222,500
1997              132,400     141,200     237,000
1998              135,200     147,100     255,400
1999              137,900     150,600     279,000
2000              135,100     148,100     269,900

Source: Bureau of Labor Statistics (BLS), CA EDD


                              PRODUCTION EMPLOYMENT

                                  (LINE GRAPH)

For 2001, the Los Angeles County Economic Development Corporation (LAEDC) estimates that film/TV employment in Los Angeles County will remain steady at approximately 136,400 jobs.


Box Office Receipts

Los Angeles County has historically been the headquarters location for the major movie studios. The growth in employment from this sector is directly related to the growth in domestic theatrical box office sales during the past 10 years, as outlined in the chart below.



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



                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


                       U.S. Theatrical Box Office Receipts
                             Expressed in Billions


Year      Receipts     %+
----      -------    ------

1991        4.80       --
1992        4.87      1.4%
1993        5.15      5.8%
1994        5.40      4.7%
1995        5.49      1.8%
1996        5.91      7.6%
1997        6.37      7.7%
1998        6.95      9.2%
1999        7.45      7.2%
2000        7.66      2.9%
2001        8.41      9.8%


                                  (BAR GRAPH)

              Source: Motion Picture Association of America (MPAA)

                           02_Film Industry Charts.xls


Film Permits

The increase in demand for movie and television production has created pressures on the existing studio capacity levels in the Los Angeles area. Studio lots have experienced strong demand for location and studio production through greater Los Angeles. Additional demand has been created by television and cable television requirements, as well as independent production companies, music videos, and advertising agencies. The City of Los Angeles and Los Angeles County formed the Entertainment Industry Development Corporation during the first portion of this decade in order to "streamline" the film permitting process. The chart below summarizes the growth in location film permits during the past eight years.



                                  FILM PERMITS
                               LOS ANGELES COUNTY



Year        Receipts   % +
----        --------  ------

1993        26,813      --
1994        26,698    -0.4%
1995        33,982    27.3%
1996        43,982    29.4%
1997        47,669     8.4%
1998        45,653    -4.2%
1999        46,410     1.7%
2000        46,808     0.9%

                                  (BAR GRAPH)

             Source: Entertainment Industry Development Corp. (EIDC)

                           02_Film Industry Charts.xls


The flat production figures during 2000 reflect the impact of the strikes by SAG and AFTRA.




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


                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


Production Days in Los Angeles County

Location filming (outside of soundstages) is quantified on the basis of production days. In Los Angeles County, the Entertainment Industry Development Corporation (a quasi-public agency) is responsible for issuing location film permits countywide. These permits essentially measure the number of production days. Production days do not include soundstage use. As soundstages are private property, owners are not required to obtain specific permits for individual productions. Hence, there are no public agencies that track utilization rates. There is some correlation between production days and soundstage utilization. Total production days data is summarized below.

TOTAL AMOUNT PRODUCTION DAYS
LOS ANGELES COUNTY



Year          Days     % +
----          ----    -----

1993         19,277     --
1994         19,724    2.3%
1995         23,332   18.3%
1996         30,614   31.2%
1997         33,328    8.9%
1998         30,616   -8.1%
1999         29,269   -4.4%
2000         27,608   -5.7%
2001         27,435   -0.6%

                                  (BAR GRAPH)

             Source: Entertainment Industry Development Corp. (EIDC)

                           02_Film Industry Charts.xls


As shown, the number of location production days increased significantly in 1995 and 1996, with growth moderating in 1997. The increases were due to growth in the industry and were facilitated by a streamlining of the permitting process and a more proactive government involvement led by the Entertainment Industry Development Corporation. The 1998 figures indicate a decline in the number of production days, the first since the start of the economic recovery attributed to a well-publicized slowdown in the industry, particularly as it relates to reduced feature film production and a shift in television production to other locations. The 1999 and 2000 figures show continued slowing, but are below the peak decline achieved in 1998. The 2001 figures show a slight loss of less than 1 percent compared to 2000 and reflects a flattening in continued losses in production days resulting from economic conditions affecting the industry.


The Entertainment Industry Development Corporation data can be further analyzed by type of production. Motion pictures and television shows typically have higher employment levels and generate more revenues than commercials, music videos, etc. Historical production data by type since 1993 is summarized below.




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

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================



                            PRODUCTION DAYS BY TYPE
                           (Motion Picture for Profit)



Year            Features   Commercial          TV           Music          Total
----            --------   ----------         -----         -----         -------

1993              6,965       4,838            6,275         1,199         19,277
1994              7,304       4,743            6,535         1,142         19,724
1995              9,393       4,845            7,831         1,263         23,332
1996             13,980       5,645            9,425         1,564         30,614
1997             13,284       6,654           11,713         1,677         33,328
1998             11,542       6,152           11,185         1,737         30,616
1999             10,526       6,569           10,279         1,895         29,269
2000              9,483       4,950           11,123         2,052         27,608
2001              9,379       5,580           10,867         1,609         27,435

Source: MPAA Worldwide Market Research



                                 PRODUCTION DAYS

                                  (LINE GRAPH)

Los Angeles County Studio Facilities

All of the major film companies and television networks, as well as many of the cable networks have either headquarters locations or other major production facilities in Los Angeles County. The greatest concentration of entertainment industry facilities is in the Burbank area, including within the city of Burbank, Universal City, and Glendale. Major studios for Walt Disney, NBC, Warner Brothers, and Universal are located within this market, and the animation industry is also concentrated in the Burbank/Universal City/Glendale markets, including Disney, Warner Brothers, Turner, DreamWorks, and Hanna Barbera. The Hollywood market and the westside Los Angeles market area also contains numerous entertainment studios.

According to a 1999 survey by the Entertainment Industry Development Corporation, there are 375 sound stages in the Los Angeles area, with a combined area of 4.21 million square feet. These stages are located in 80 separate complexes, ranging from single-stage facilities to the 32 sound stages at Universal (MCA).

The accompanying exhibit summarizes the major studio facilities throughout the county, as well as proposed new studios or expansions of existing facilities.





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VALUATION ADVISORY SERVICES           163                CUSHMAN & WAKEFIELD(R)

                                              WESTSIDE LOS ANGELES OFFICE MARKET

================================================================================

                                STUDIO FACILITIES
                         Los Angeles County, California


      STUDIO             TOTAL             % STAGES    SOUND    STAGES  OFFICE
ITEM  NAME /             FACILITY          % OFFICES    TOTAL   TOTAL
 NO.  LOCATION           SF                % SUPPORT    NO.      SF     AREA(SF)
-------------------------------------------------------------------------------------------
C-1   Warner             2,481,793             22%      36    539,849  1,063,414
      Brothers                                 43%
      Studios                                  35%
      4000 Warner
      Blvd.
      Burbank
-------------------------------------------------------------------------------------------
C-2   Walt Disney        1,071,809              9%       5     99,813    611,921
      Studios                                  57%
      500 S. Buena                             34%
      Vista Ave.
      Burbank
-------------------------------------------------------------------------------------------
C-3   Universal          2,448,000                      32    389,772
      Studios
      100 Universal
      City Plaza
      Universal City
-------------------------------------------------------------------------------------------
C-4   CBS - Radford        522,847             45%      19    233,847  134,000
      Studios                                  25%
      4024 Radford Ave.                        30%
      Studio City
-------------------------------------------------------------------------------------------
C-5   KTLA                 288,763             29%       8     84,720  139,408
      Studios                                  48%
      Sunset                                   23%
      Blvd.
      Hollywood
-------------------------------------------------------------------------------------------
C-6   Sunset Gower         489,705             35%      12    173,542  222,930
      Studios                                  46%
      1438 N. Gower                            19%
      St.
      Hollywood
-------------------------------------------------------------------------------------------
C-7   Ren Mar              135,207             60%       6     80,721   30,204
      Studios                                  22%
      846 N. Cahuenga                          18%
      Blvd.
      Hollywood
-------------------------------------------------------------------------------------------
C-8   Raleigh              312,941             N/A      12    129,638  161,611
      Studios                                  N/A
      5300                                     N/A
      Melrose Ave.
      Hollywood
-------------------------------------------------------------------------------------------
C-9   Hollywood            226,565             40%      13     90,338   52,548
      Center Studios                           23%
      1040 N. Las                              37%
      Palmas Ave.
      Hollywood
-------------------------------------------------------------------------------------------
C-10  Paramount          1,015,676             36%      29    365,676  300,000 estimated
      Studios                                  30%
      5555                                     34%
      Melrose Ave.
      Hollywood
-------------------------------------------------------------------------------------------
C-11  Warner-Holly-        289,597             28%       7     80,822   81,519
      wood Studios                             28%
      1041 N. Formosa                          44%
      Ave.
      West Hollywood
-------------------------------------------------------------------------------------------
C-12  Sony Pictures      1,550,404             25%      26    382,435  510,018
      Studios                                  33%
      10202 W.                                 42%
      Washington Blvd.
      Culver City
-------------------------------------------------------------------------------------------
C-13  Culver Studios       538,493             29%      14    153,691  225,484
      9336 W.                                  42%
      Washington                               29%
      Blvd.
      Culver City
-------------------------------------------------------------------------------------------
C-14  20th Century       1,123,460             29%      18    330,322  384,813
      Fox Studios                              34%
      10201 W. Pico                            36%
      Blvd.
      Los Angeles
      (Century City)
-------------------------------------------------------------------------------------------
C-15  CBS                  647,695             16%       8    103,400  184,786
      Television                               29%
      Studios SEC                              55%
      Beverly Blvd.
      & Fairfax
      Ave.
      Los Angeles
-------------------------------------------------------------------------------------------
C-16  Manhattan            540,000             53%      14    285,000  255,000
      Beach Studios                            47%
      SW Rosecrans
      Ave. & Redondo
      Ave.
-------------------------------------------------------------------------------------------
C-17  Los Angeles          110,000            100%       6    110,000
      Center Studios
      1201 W. Fifth
      St.
      Los Angeles
-------------------------------------------------------------------------------------------
      TOTALS             13,792,955                    265  3,633,586  4,357,656
                          Total SF                   total  Total SF    Total SF
-------------------------------------------------------------------------------------------


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VALUATION ADVISORY SERVICES           164                CUSHMAN & WAKEFIELD(R)

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

                     PLANNED EXPANSIONS AND NEW DEVELOPMENTS
                                 STUDIO / OFFICE
                         Los Angeles County, California



-----------------------------------------------------------------------------------------------------------------------------------
ITEM        STUDIO NAME/           TOTAL SF          SF                     SF                 SF
NO.         LOCATION              PROPOSED         STAGES          %      OFFICE      %      SUPPORT    %          STATUS
-----------------------------------------------------------------------------------------------------------------------------------
EPANSIONS
-----------------------------------------------------------------------------------------------------------------------------------
P-1     Warner Brothers Studios   3,820,106        116,650        3%     3,542,638    93%    160,818     4%   Approved Master Plan
        4000 Warner Blvd.
        Burbank
-----------------------------------------------------------------------------------------------------------------------------------
P-2     Walt Disney Studios       2,059,989         67,300        3%     1,658,179    80%    334,510    16%   Approved Master Plan
        500 S. Buena Vista Ave.
        Burbank
-----------------------------------------------------------------------------------------------------------------------------------
P-3     NBC Studios               2,153,700        343,700       16%     1,810,000    84%                     Approved plan
        2800-3000 West Alameda
        Ave.
        Burbank
-----------------------------------------------------------------------------------------------------------------------------------
P-4     Universal Studios          950,000                                                                    Master Plan in
        100 Universal City Plaza                                                                              Progress EIR
        Universal City                                                                                        Submitted
-----------------------------------------------------------------------------------------------------------------------------------
P-5     CBS - Radford Studios      245,500         152,000       62%       284,500*   38%         --        - Approved by LA
        4024 Radford Ave.                                                                                     Planning Dept.
        Studio City

-----------------------------------------------------------------------------------------------------------------------------------
P-6     Sony Pictures Studios      992,415                                                                    Approved by Culver
                                                                                                              City
        10202 W. Washington
        Blvd. Culver City
-----------------------------------------------------------------------------------------------------------------------------------
P-7     20th Century Fox Studios   771,000              --       --        479,000    62%    292,000    38%    Approved Master
                                                                                                               Plan
        10201 W. Pico
        Blvd.
        Los Angeles
        (Century City)
-----------------------------------------------------------------------------------------------------------------------------------
        SUB-TOTALS              10,992,710         679,650               7,489,817          787,328
-----------------------------------------------------------------------------------------------------------------------------------



The westside market, together with the Tri-cities (particularly Burbank and Glendale), represents the prime location for entertainment companies and related businesses including law and accounting firms, advertising, public relations, and technology support and innovation companies. Skills and wages are well above average levels for this industry, supporting higher housing and office prices. The tenant demand from this sector has historically been strong, and the surrounding housing base, which includes the executive housing for the "decision-makers", points to the continued preference for Los Angeles by the entertainment industry.

RECENT AND FUTURE OFFICE DEVELOPMENT

Although rental rates reached replacement cost levels in the westside markets, during 1999 serious constraints on new development have been in effect for years, limiting both the number of potential sites and the size and height of future new projects. These restrictions are generally tied to political factors, issues of traffic congestion and other infrastructure concerns.





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VALUATION ADVISORY SERVICES           165                CUSHMAN & WAKEFIELD(R)

                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================

Improving market conditions created tremendous demand for office development sites, but there have been only a handful of potential development sites in the westside for the entire decade, most of these sites is currently under development or nearing completion. Political or governmental restrictions, which have been implemented over the past 15 years as a result of traffic and quality of life issues, have resulted in permanent downzoning throughout the westside, including the implementation of high "mitigation" fees for the few remaining sites.

The most significant political constraint on new office supply in the westside markets is Proposition U, which limits new commercial development on Height District 1 properties to a maximum density of 1.5 FAR, and limits height to the lesser of 3 stories or 45 feet in height. Nearly all vacant commercial sites in the City of Los Angeles (excluding the CBD) have this height district 1 designation. Westside markets are also subject to traffic mitigation measures implemented by the Department of Transportation (Ordinance No. 171492, known as the "West Los Angeles Transportation Improvement and Mitigation Specific Plan)
(TIMP). These mitigation measures are tied to a comprehensive plan for traffic circulation through the westside, and assess fees for new development based on trip generation. The westside traffic ordinance may also require developers to prepare Environmental Impact Reports (EIR), which identify negative traffic impacts from a proposed development. The developers must include measures that reduce these impacts to an "insignificant" level through fees, street improvements, ride sharing programs, and public transportation plans.

The TIMP is a mechanism for controlling land use changes in order to mitigate transportation-related impacts of development. The TIMP requires developers to fund transportation infrastructure, and the ordinance establishes a scale of development impact fees or Transportation Impact Assessment (TIA) fees collected and used to fund future transportation improvements. The TIMP also encourages developers to promote alternative modes of transportation for employees and visitors to their projects. The TIA fee is assessed based on the number of square feet of development or the number of peak-hour trips generated. TIA fees are calculated based on one of two formulas, whichever is less:


          1.   FEE PER TRIP METHOD:
               Fee = Number of Trips Generated x Trip Cost Factor where
               Number of Trips = Floor Area or Unit of Measure x Trip
                 Generation Rate
                 FEE PER SQUARE FOOT (OR PER UNIT)
                  METHOD:
                   Fee = Floor Area or Unit of Measure x TIA Fee per Square Foot


                      Trip Generation multipliers and TIA Fee multipliers are outlined in Appendices A and B of the West Los Angeles TIMP Specific Plan.

The TIA fee must be paid prior to the issuance of a building permit. The TIMP and the associated TIA fees are issues affecting the entitlement process for new projects in the TIMP Specific Plan area. Developers of large-scale projects in this area are often required to file










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
                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


Environmental Impact Reports (EIR's) which outline the impacts of the proposed project including significant traffic impacts.

In addition to the westside traffic ordinance, Century City is also subject to two specific plans (north and south) which will permit only one future new building to be completed. The City of Santa Monica is well known as one of the most restrictive locations in California for new development. The City implemented a "Land Use" plan which provides specific uses and development standards as to height and density for all parcels, with no district in the City permitting more than a 2.0:1 density or more than four stories. The vast majority of the City has existing density limitations of 1.0:1 or lower. The current development activity in the Santa Monica Special Office District was originally approved during the latter portion of the 1980's. The City council members who approved these projects were removed from office during the subsequent elections, and "anti-growth" activists have retained control of the City for more than a decade. The development approvals for the Arboretum and Water Garden projects recently completion were scheduled to expire if construction did not commence by 1999, and the developers would have forfeited their entitlements.

Only one high-rise development site remains in the most directly competitive westside market area. This site, located in Century City, is currently under construction. An additional major redevelopment project is also planned for Century City. The existing 540,000 square-foot ABC Entertainment Center, which includes office, retail and live theatre (the Shubert), is controlled by JP Morgan entities who plan to demolish the existing project. The proposed redevelopment will include an eight-story, 700,000 square-foot office development. The ownership is pursuing entitlements and approvals, and hope to begin the project during late 2002.

The Century City project received approvals during 1998 and is currently under construction, with completion scheduled for June, 2003. The ownership (an entity related to JMB, with a related interest by Equity Office) will be required to invest a reported $5 to $8 million in offsite mitigation costs for a satellite system to coordinate traffic signals at 55 intersections in the surrounding area. The developer negotiated lease terms with MGM as the anchor tenant, who will relocate from MGM Plaza in Santa Monica. The tenant will occupy about 300,000 square feet from the ground through 16th floors, and will receive building signage rights. International Lease Finance will also re-locate here from 1999 Avenue of the Stars and Christiensen Miller (65,000 square feet) will relocate here from Fox Plaza. This project will be the last new development in Century City under the specific plan. The ABC Entertainment Center ownership is currently evaluating a major re-development of the existing center, however.

In addition to the projects above, a major mixed-use development known as Playa Vista in the "lower westside" market area is scheduled to be developed in phases over the next few decades. The development site is located just south of the Marina Del Rey submarket. The property consists of a 1,087-acre property, which was the former manufacturing center for Hughes Aircraft. Affiliates of Morgan Stanley, Goldman Sachs, and Oaktree Capital acquired the property in 1997 from Summa Corporation (successor to Hughes). In 1998 Union Labor Life and Pacific Capital also acquired interests in the project.

The planned development includes a mix of housing types offered at a range of prices as well as office and commercial space, an entertainment/media/technology campus, recreational amenities and open space preserves including 340 acres of protected wetlands (Ballona Wetlands). The development is proposed to include 13,085 residential units, five million square feet of office space, 595,000 square feet of retail space and 750 hotel rooms. Playa Vista Phase


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
                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


One, which is reportedly entitled, will feature up to 3,246 new residential units in an array of housing types.

The following chart summarizes the completed office projects in the competitive westside markets during 2000-2002.


RECENTLY COMPLETED/UNDER CONSTRUCTION PROJECTS
--------------------------------------------------------------------------------------------------------------------
 PROJECTS                             DEVELOPER             NO.       TOTAL SF       STATUS
                                                            OF
                                                          STORIES
--------------------------------------------------------------------------------------------------------------------
 SANTA MONICA -                                                        600,000       3rd Qtr. 2000 Completion 90%
   SPECIAL OFFICE DISTRICT             J.H. Syder/          6                        Preleased; sold to JP Morgan
   Santa Monica Water Garden II        Colony Capital       2/3                      Fund; significant sublease
                                                            Bldgs.                   availabilities
--------------------------------------------------------------------------------------------------------------------
 SUB-TOTAL                                                             600,000
====================================================================================================================
 SANTA MONICA
                                                                                     Completion 3rd Qtr. 2000 -
   Lantana                             Hines                3           61,000       100% leased
     Lantana West                                           3           64,000       Proposed
     Lantana East                                           2/3        152,000       Proposed
     Lantana South
--------------------------------------------------------------------------------------------------------------------
   1733 Ocean Avenue                  Maguire Partners      4           90,000       Completed 2002
--------------------------------------------------------------------------------------------------------------------
 SUB-TOTAL                                                             367,000
--------------------------------------------------------------------------------------------------------------------
 WEST LOS ANGELES
   Media District Center             Kilroy                 4         380,000        150,000 SF 2nd Phase - 2002
                                                                                     completion - 1st Phase 100%
                                                                                     preleased to eToys, who defaulted
                                                                                     - currently available


--------------------------------------------------------------------------------------------------------------------
 SUB-TOTAL                                                            380,000
--------------------------------------------------------------------------------------------------------------------
 CENTURY CITY
   Constellation Place              JMB                     34        775,000        66% preleased; MGM and
                                                                                     Int'l Lease Finance; completion
                                                                                     2nd Qtr. 2003

 SUB-TOTAL                                                            765,000
--------------------------------------------------------------------------------------------------------------------
 BEVERLY HILLS
   The Maple                          Geffen                3         160,000        4th Qtr. 2002 completion;
                                                                                     no pre-leasing
--------------------------------------------------------------------------------------------------------------------
 SUB-TOTAL                                                            160,000
--------------------------------------------------------------------------------------------------------------------
 PLAYA VISTA (MARINA)                 Maguire/              4         420,000        Phase I - 248,000 SF
    Water's Edge                      Equity Office                                  Completion 4th Qtr. 2002



--------------------------------------------------------------------------------------------------------------------
 SUB-TOTAL                                                            420,000
--------------------------------------------------------------------------------------------------------------------
 Total                                                              2,702,000



          Near Term Construction and Vacancy Trends

We analyzed the inventory of recently completed and under construction office supply in the competitive westside office markets in conjunction with absorption and vacancy trends presented in detail previously. We also considered a reasonable timeframe for developing the proposed Playa Vista office campus in conjunction with several alternative absorption scenarios


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
                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================


for the westside markets. The charts on the accompanying pages provide an overview of the analysis, with actual year-end 2002 figures as the basis for the projections. The projections also include, for an historical perspective, the actual inventory, absorption, construction and vacancy trends for 1999, 2000, 2001 and 2002. The alternative absorption projections include a range from "conservative" to "realistic" to "optimistic" based on historical trends (average of approximately 350,000 square feet annually over the past 10 years). The different absorption result in the following vacancy trends over the next five years (2003 through 2007). The Scenario "D" projections assume average annual absorption of 500,000 square feet, versus the 10-year average of approximately 350,000 square feet for Scenarios A, B, and C.

Scenario A - Flat Absorption for 1 Year, Historical 10-year Average Thereafter

                  SF Absorption        Resulting Westside
 Year               Projection         Vacancy - Year-end
 -------          --------------      --------------------
2003              0                          14.9%
2004              350,000                    13.8%
2005              350,000                    12.7%
2006              350,000                    11.7%
2007              350,000                    10.7%
2003

Scenario B - Negative Absorption for 1 Year; Historical 10-year Average
Thereafter:

                  SF Absorption          Resulting Westside
Year              Projection             Vacancy - Year-end
-----             ----------             ------------------
2003               (350,000)                  15.8%
2004                350,000                   14.6%
2005                350,000                   13.5%
2006                350,000                   12.5%
2007                350,000                   11.5%


Scenario C - Historical 10-year Average

                  SF Absorption                 Resulting Westside
Year              Projection                     Vacancy - Year-end
----              ----------                    ------------------
2003              350,000                             14.1%
2004              350,000                             12.9%
2005              350,000                             11.9%
2006              350,000                             10.9%
2007              350,000                              9.9%

Scenario D -  500,000 SF Annual Absorption


            SF Absorption             Resulting Westside
Year        Projection                Vacancy  - Year-end
----        ----------                ------------------
2003         500,000                        13.7%
2004         500,000                        12.2%
2005         500,000                        10.8%
2006         500,000                         9.5%
2007         500,000                         8.2%


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                                              WESTSIDE LOS ANGELES OFFICE MARKET
================================================================================
                         Competitive Westside Submarkets
                            LOS ANGELES OFFICE MARKET

Year of                                                                                             Area     Current SF    Percent
Completion    Property Name                 Address                               City              (SF)        Leased     Leased
----------    -------------                 -------                               ----              ----        ------     ------
COMPLETED PROJECTS

1999   Arboretum Gateway                    2220 Colorado Ave                    Santa Monica        200,000      200,000    100.0%
       Arboretum Courtyard                  2120 & 2150 Colorado Ave             Santa Monica        133,815      131,315     98.1%
                                                                                                   ---------      -------     -----
                                                                                                     333,815      331,315     99.3%

2000   Westwood Center                      1100 Glendon Ave                     Westwood            313,000      151,153     48.3%
       Howard Hughes Center                 5060/6060 Center Dr                  Culver City         239,000      229,993     96.2%
       Lantana West                         2900 W. Olympic Blvd                 Santa Monica         61,000       61,000    100.0%
       331 Maple Avenue                     331 Maple Avenue                     Beverly Hills        80,179            0      0.0%
       Santa Monica Water Garden II         1601 Cloverfield & 2450 Colorado Ave Santa Monica        600,000      449,905     75.0%
       Westside Media Center - Phase II     12200 W. Olympic Blvd                West L.A.           151,018            0      0.0%
                                                                                                   ---------      -------     -----
                                                                                                   1,444,197      892,051     61.8%

2001   Wateridge Two (Culver City)          5140 W. Goldleaf Cir.                Culver City         125,000            0      0.0%
       Howard Hughes/Univision              6701 Center Dr. West                 Culver City         313,833      251,333     80.1%
                                                                                                   ---------      -------     -----
                                                                                                     438,833      251,333     57.3%

2002   Waters Edge Phase I                  5510 & 5570 Lincoln Blvds.           Playa Vista         250,000            0      0.0%
       Westside Media Center - Phase III    12100 W. Olympic Blvd                West L.A.           150,000            0      0.0%
       Howard Hughes Center - Phase III     6100 Center Dr                       Culver City         284,147            0      0.0%
       1733 Ocean Avenue                    1733 Ocean Avenue                    Santa Monica         91,000       15,988     17.6%
                                                                                                   ---------      -------     -----
                                                                                                     775,147       15,988      2.1%
                                                                                                   ---------      -------     -----
                                                                                                   2,991,992    1,490,687     49.8%

PROJECTS UNDER CONSTRUCTION

2003   The Maple                            407 N. Maple Dr.                     Beverly Hills       160,000            0      0.0%
       MGM Tower                            10270 Constellation Avenue           Century City        775,000      518,000     66.8%
                                                                                                    --------      -------     -----
                                                                                                     935,000      518,000     55.4%

PROPOSED PROJECTS

2004   Lantana East                         3030 W. Olympic Blvd                 Santa Monic          64,000            0      0.0%
       Lantana South                        3223 Exposition Blvd                 Santa Monic         152,000            0      0.0%
       PV Campus Phase I                    Lincoln & Jefferson Blvds            Playa Vista         686,250            0      0.0%
                                                                                                   ---------      -------     -----
                                                                                                     902,250            0      0.0%

2005   PV Campus Phase II                   Lincoln & Jefferson Blvds            Playa Vista         686,250            0      0.0%
                                                                                                   ---------      -------     -----
2006   PV Campus Phase III                  Lincoln & Jefferson Blvds            Playa Vista         686,250            0      0.0%
                                                                                                   ---------      -------     -----
2007   PV Campus Phase IV                   Lincoln & Jefferson Blvds            Playa Vista         686,250            0      0.0%
                                                                                                   ---------      -------     -----
                                                                                                   2,961,000            0      0.0%


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                                              WESTSIDE LOS ANGELES OFFICE MARKET
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
Competitive Westside Submarkets
ABSORPTION & VACANCY PROJECTIONS                  SCENARIO A  -  FLAT ABSORPTION FOR 1 YEAR; HISTORICAL 10-YEAR AVERAGE THEREAFTER

                                 1999       2000        2001          2002       2003       2004
                              ----------  ----------  ----------  ----------  ----------  ----------
Total Westside Inventory      35,037,071  36,618,501  37,204,527  39,400,495  40,175,642  41,110,642
  Under Construction/Proposed          0           0           0     775,147     935,000     902,250
    Westside Media Center
      - Phase III                     --          --          --     150,000          --          --
    MGM Tower                         --          --          --          --     775,000          --
    Waters Edge Phase I               --          --          --     250,000          --          --
    Howard Hughes Center
      - Phase III                     --          --          --     284,147          --          --
    The Maple                         --          --          --          --     160,000          --
    1733 Ocean Avenue                 --          --          --      91,000          --          --
    Lantana East                      --          --          --          --          --      64,000
    Lantana South                     --          --          --          --          --     152,000
    PV Campus Phase I                 --          --          --          --          --     686,250
    PV Campus Phase II                --          --          --          --          --          --
    PV Campus Phase III               --          --          --          --          --          --
    PV Campus Phase IV                --          --          --          --          --          --
Projected Westside
                              ----------  ----------  ----------  ----------  ----------  ----------
   Inventory                  35,037,071  36,618,501  37,204,527  40,175,642  41,110,642  42,012,892
                              ----------  ----------  ----------  ----------  ----------  ----------
  Less: Direct
           Vacant Space        2,168,525   2,011,368   4,107,377   6,129,855   6,129,855   6,129,855
  Less: Estimated
          SF Absorption               --          --          --          --           0     350,000
                              ----------  ----------  ----------  ----------  ----------  ----------

Total Vacant SF (End
  of Period)                   2,168,525   2,011,368   4,107,377   6,129,855   6,129,855   5,779,855
  Estimated Direct
    Vacancy (%)                      6.2%        5.5%       11.0%       15.3%       14.9%       13.8%


                                 2005         2006         2007
                              -----------  ----------  ----------
Total Westside Inventory        42,012,892  42,699,142  43,385,392
  Under Construction/Proposed      686,250     686,250     686,250
    Westside Media Center
      - Phase III                       --          --          --
    MGM Tower                           --          --          --
    Waters Edge Phase I                 --          --          --
    Howard Hughes Center
      - Phase III                       --          --          --
    The Maple                           --          --          --
    1733 Ocean Avenue                   --          --          --
    Lantana East                        --          --          --
    Lantana South                       --          --          --
    PV Campus Phase I                   --          --          --
    PV Campus Phase II             686,250          --          --
    PV Campus Phase III                 --     686,250          --
    PV Campus Phase IV                  --          --     686,250
Projected Westside
                                ----------  ----------  ----------
   Inventory                    42,699,142  43,385,392  44,071,642
                                ----------  ----------  ----------
  Less: Direct
           Vacant Space          5,779,855   5,429,855   5,079,855
  Less: Estimated
          SF Absorption            350,000     350,000     350,000
                                ----------  ----------  ----------

Total Vacant SF (End
  of Period)                     5,429,855   5,079,855   4,729,855
  Estimated Direct
    Vacancy (%)                       12.7%       11.7%       10.7%


                             Projected Vacancy Trend
                                   Scenario A


                                    [GRAPH]


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                                              WESTSIDE LOS ANGELES OFFICE MARKET
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Competitive Westside Submarkets
ABSORPTION & VACANCY PROJECTIONS        SCENARIO B - HISTORICAL 10-YEAR AVERAGE

                                             1999         2000            2001           2002            2003           2004
                                             ----         ----            ----           ----            ----           ----
Total Westside Inventory                   35,037,071     36,618,501     37,204,527     39,400,495     40,175,642     41,110,642
   Under Construction/Proposed                      0              0              0        775,147        935,000        902,250
      Westside Media Center - Phase III            --             --             --        150,000             --             --
      MGM Tower                                    --             --             --             --        775,000             --
      Waters Edge Phase I                          --             --             --        250,000             --             --
      Howard Hughes Center - Phase III             --             --             --        284,147             --             --
      The Maple                                    --             --             --             --        160,000             --
      1733 Ocean Avenue                            --             --             --         91,000             --             --
      Lantana East                                 --             --             --             --             --         64,000
      Lantana South                                --             --             --             --             --        152,000
      PV Campus Phase I                            --             --             --             --             --        686,250
      PV Campus Phase II                           --             --             --             --             --             --
      PV Campus Phase III                          --             --             --             --             --             --
      PV Campus Phase IV                           --             --             --             --             --             --
Projected Westside Inventory               35,037,071     36,618,501     37,204,527     40,175,642     41,110,642     42,012,892
                                          -----------     ----------     ----------    -----------    -----------    -----------
   Less: Direct Vacant Space                2,168,525      2,011,368      4,107,377      6,129,855      6,129,855      6,479,855
                                          -----------     ----------     ----------    -----------    -----------    -----------
   Less: Estimated SF Absorption                   --             --             --             --       -350,000        350,000
                                          -----------     ----------     ----------    -----------    -----------    -----------
Total Vacant SF (End of Period)             2,168,525      2,011,368      4,107,377      6,129,855      6,479,855      6,129,855
   Estimated Direct Vacancy (%)                   6.2%           5.5%          11.0%          15.3%          15.8%          14.6%

                                                2005           2006           2007
                                                ----           ----           ----
Total Westside Inventory                     42,012,892     42,699,142     43,385,392
   Under Construction/Proposed                  686,250        686,250        686,250
      Westside Media Center - Phase III              --             --             --
      MGM Tower                                      --             --             --
      Waters Edge Phase I                            --             --             --
      Howard Hughes Center - Phase III               --             --             --
      The Maple                                      --             --             --
      1733 Ocean Avenue                              --             --             --
      Lantana East                                   --             --             --
      Lantana South                                  --             --             --
      PV Campus Phase I                              --             --             --
      PV Campus Phase II                        686,250             --             --
      PV Campus Phase III                            --        686,250             --
      PV Campus Phase IV                             --             --        686,250
                                            -----------    -----------    -----------
Projected Westside Inventory                 42,699,142     43,385,392     44,071,642
                                            -----------    -----------    -----------
   Less: Direct Vacant Space                  6,129,855      5,779,855      5,429,855
   Less: Estimated SF Absorption                350,000        350,000        350,000
                                            -----------    -----------    -----------
Total Vacant SF (End of Period)               5,779,855      5,429,855      5,079,855
   Estimated Direct Vacancy (%)                    13.5%          12.5%          11.5%



                             PROJECTED VACANCY TREND
                                   Scenario B

                                    [GRAPH]


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Competitive Westside Submarkets
Absorption & Vacancy Projections      SCENARIO C  -  HISTORICAL 10-YEAR AVERAGE


                                             1999             2000          2001            2002           2003         2004
                                             ----             ----          ----            ----           ----         ----
Total Westside Inventory                   35,037,071     36,618,501     37,204,527     39,400,495     40,175,642     41,110,642
   Under Construction / Proposed                    0              0              0        775,147        935,000        902,250
      Westside Media Center - Phase III            --             --             --        150,000             --             --
      MGM Tower                                    --             --             --             --        775,000             --
      Waters Edge Phase I                          --             --             --        250,000             --             --
      Howard Hughes Center - Phase III             --             --             --        284,147             --             --
      The Maple                                    --             --             --             --        160,000             --
      1733 Ocean Avenue                            --             --             --         91,000             --             --
      Lantana East                                 --             --             --             --             --         64,000
      Lantana South                                --             --             --             --             --        152,000
      PV Campus Phase I                            --             --             --             --             --        686,250
      PV Campus Phase II                           --             --             --             --             --             --
      PV Campus Phase III                          --             --             --             --             --             --
      PV Campus Phase IV                           --             --             --             --             --             --
Projected Westside Inventory               35,037,071     36,618,501     37,204,527     40,175,642     41,110,642     42,012,892
   Less: Direct Vacant Space                2,168,525      2,011,368      4,107,377      6,129,855      6,129,855      5,779,855
   Less: Estimated SF Absorption                   --             --             --             --        350,000        350,000

Total Vacant SF (End of Period)             2,168,525      2,011,368      4,107,377      6,129,855      5,779,855      5,429,855
   Estimated Direct Vacancy (%)                   6.2%           5.5%          11.0%          15.3%          14.1%          12.9%


                                                     2005           2006         2007
                                                     ----           ----         ----
Total Westside Inventory                        42,012,892     42,699,142     43,385,392
   Under Construction / Proposed                   686,250        686,250        686,250
      Westside Media Center - Phase III                 --             --             --
      MGM Tower                                         --             --             --
      Waters Edge Phase I                               --             --             --
      Howard Hughes Center - Phase III                  --             --             --
      The Maple                                         --             --             --
      1733 Ocean Avenue                                 --             --             --
      Lantana East                                      --             --             --
      Lantana South                                     --             --             --
      PV Campus Phase I                                 --             --             --
      PV Campus Phase II                           686,250             --             --
      PV Campus Phase III                               --        686,250             --
      PV Campus Phase IV                                --             --        686,250
Projected Westside Inventory                    42,699,142     43,385,392     44,071,642
   Less: Direct Vacant Space                     5,429,855      5,079,855      4,729,855
   Less: Estimated SF Absorption                   350,000        350,000        350,000

Total Vacant SF (End of Period)                  5,079,855      4,729,855      4,379,855
   Estimated Direct Vacancy (%)                       11.9%          10.9%           9.9%




                             Projected Vacancy Trend
                                   Scenario D

                                    [GRAPH]

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                                              WESTSIDE LOS ANGELES OFFICE MARKET
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
Competitive Westside Submarkets
ABSORPTION & Vacancy Projections                        SCENARIO D  O  500,000 SF ABSORPTION; HISTORICAL 10-YEAR AVERAGE THEREAFTER


                                             1999             2000         2001             2002         2003            2004
                                             ----             ----         ----             ----         ----            ----
Total Westside Inventory                   35,037,071     36,618,501     37,204,527     39,400,495     40,175,642     41,110,642
   Under Construction/Proposed                      0              0              0        775,147        935,000        902,250
      Westside Media Center - Phase III            --             --             --        150,000             --             --
      MGM Tower                                    --             --             --             --        775,000             --
      Waters Edge Phase I                          --             --             --        250,000             --             --
      Howard Hughes Center - Phase III             --             --             --        284,147             --             --
      The Maple                                    --             --             --             --        160,000             --
      1733 Ocean Avenue                            --             --             --         91,000             --             --
      Lantana East                                 --             --             --             --             --         64,000
      Lantana South                                --             --             --             --             --        152,000
      PV Campus Phase I                            --             --             --             --             --        686,250
      PV Campus Phase II                           --             --             --             --             --             --
      PV Campus Phase III                          --             --             --             --             --             --
      PV Campus Phase IV                           --             --             --             --             --             --
Projected Westside Inventory               35,037,071     36,618,501     37,204,527     40,175,642     41,110,642     42,012,892
   Less: Direct Vacant Space                2,168,525      2,011,368      4,107,377      6,129,855      6,129,855      5,629,855
   Less: Estimated SF Absorption                   --             --             --             --        500,000        500,000

Total Vacant SF (End of Period)             2,168,525      2,011,368      4,107,377      6,129,855      5,629,855      5,129,855
   Estimated Direct Vacancy (%)                   6.2%           5.5%          11.0%          15.3%          13.7%          12.2%



                                                  2005         2006            2007
                                                  ----         ----            ----
Total Westside Inventory                      42,012,892     42,699,142     43,385,392
   Under Construction / Proposed                 686,250        686,250        686,250
      Westside Media Center - Phase III               --             --             --
      MGM Tower                                       --             --             --
      Waters Edge Phase I                             --             --             --
      Howard Hughes Center - Phase III                --             --             --
      The Maple                                       --             --             --
      1733 Ocean Avenue                               --             --             --
      Lantana East                                    --             --             --
      Lantana South                                   --             --             --
      PV Campus Phase I                               --             --             --
      PV Campus Phase II                         686,250             --             --
      PV Campus Phase III                             --        686,250             --
      PV Campus Phase IV                              --             --        686,250
Projected Westside Inventory                  42,699,142     43,385,392     44,071,642
   Less: Direct Vacant Space                   5,129,855      4,629,855      4,129,855
   Less: Estimated SF Absorption                 500,000        500,000        500,000

Total Vacant SF (End of Period)                4,629,855      4,129,855      3,629,855
   Estimated Direct Vacancy (%)                     10.8%           9.5%           8.2%



                             Projected Vacancy Trend
                                   Scenario D



                                    [GRAPH]




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                                              WESTSIDE LOS ANGELES OFFICE MARKET
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CONCLUSIONS

The westside Los Angeles office market is recognized as the most desirable in the Los Angeles area. Rental rates in this market are at the upper end of the range for office properties in southern California. The weakening in the economy during 2001-2002 has contributed to negative absorption overall in the westside markets, which in turn has contributed to increasing vacancy levels and a "softness" in the quoted rental rates. Certain specific submarkets have declined more significantly, such as portions of Santa Monica and West Los Angeles dominated by larger high-tech tenants in recent years. The significant constraints on new development limit new development upon the achieved absorption levels and the level of construction prior to and during the slowdown of 2001 has been substantially less than occurred during the later portion of the 1980's through the early 1990's.


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

                               CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS
================================================================================

                                Los Angeles South
                      OFFICE MARKET & SUBMARKET STATISTICS
                         End of the 4th Quarter of 2002

                                                                                   Direct         Overall      Net         Direct
                                                 Number      Direct      Vacancy    Overall       Vacancy    Absorption   Wtd. Avg.
Market/Submarket                     Inventory  of Bldgs  Availabilities  Rate   Availabilities    Rate        YE '02   Rental Rate
----------------                    ----------  --------  --------------  ----   --------------   -------    --------   -----------
LAX/EL SEGUNDO                      13,822,652    84       3,199,045      23.1%     3,575,361      25.9%      (28,341)     $ 25.25
 1    Los Angeles Airport            3,736,716    18         863,140      23.1%       949,621      25.4%        29,758     $ 17.28
 2    El Segundo/Manhattan Beach    10,085,936    66       2,335,905      23.2%     2,625,740      26.0%      (314,099)    $ 28.20
TORRANCE                             7,032,767    78         821,796      11.7%       886,244      12.6%        26,700     $ 23.03
 3    190th Street Corridor          3,261,606    32         267,040       8.2%       300,715       9.2%        45,643     $ 22.08
 4    Central Torrance               3,493,661    44         549,209      15.7%       579,982      16.6%       (25,491)    $ 23.52
 5    San Pedro                        277,500     2           5,547       2.0%         5,547       2.0%         6,548     $ 19.56
LONG BEACH                           9,323,017    73       1,161,200      12.5%     1,287,212      13.8%      (111,507)    $ 22.96
 6    Long Beach Freeway             2,680,797    20         291,462      10.9%       332,813      12.4%      (120,019)    $ 23.52
 7    North Long Beach                 993,150    12          63,495       6.4%        79,597       8.0%         5,698     $ 16.44
 8    Downtown Long Beach            3,690,963    20         542,270      14.7%       580,945      15.7%         9,743     $ 22.68
 9    Long Beach Marina                479,257     6          35,567       7.4%        57,667      12.0%        (4,934)    $ 22.32
10    Cerritos (*)                   1,478,850    15         228,406      15.4%       236,190      16.0%        (1,995)    $ 24.84
TOTAL                               30,178,436   235       5,182,041      17.2%     5,748,817      19.0%      (369,148)    $ 24.39



                          MARKET SIZE COMPARISON CHART
                                    [CHART]


                              AVAILABLE BAR GRAPH
                                    [CHART]


            SUBMARKET WEIGHTED AVERAGE RENTAL RATE COMPARISON CHART
                                    [CHART]

 * - La Palms and Cypress cities are no longer tracked by Los Angeles South Bay office. They are being tracked by the Orange County office.


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                               CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS
================================================================================

LOS ANGELES SOUTH OFFICE MARKET

The Los Angeles South office market encompasses three market sectors located in the South Bay area of Los Angeles County. Each of the three sectors is or markets each comprised of several submarkets: LAX/El Segundo, Torrance, and Long Beach. The individual submarkets that comprise the overall Los Angeles South market exhibit a wide range in construction quality, location, tenant based, and corresponding rental rates. The chart on the accompanying page summarizes the Los Angeles South office sector and the submarkets in this area. Cerritos is located in the extreme easterly portion of Los Angeles County, just north of the Long Beach boundary and adjacent to the westerly boundary of Orange County. The Cerritos office market is included as part of the Long Beach office sector. Cerritos is also recognized as part of the "Mid-Cities" area which includes adjacent cities in Orange County.

The Los Angeles South office market contains 30,178,436 square feet of office space, excluding owner/user, medical and government buildings, as of year-end 2002.

The Los Angeles South office market has a direct vacancy rate of 17.2 percent. The direct vacancy rate, which does not include sublease availabilities, compares with the direct vacancy rate for the larger Los Angeles County office market of 15.3 percent. The overall vacancy rate for the Los Angeles South market, which includes both direct and sublease availabilities, was 19.0 percent as of year-end 2002. The overall vacancy rate for the Los Angeles South market is similar to the corresponding figure of 18.8 percent for the Los Angeles County office market.

The vacancy rate for the South Bay market is generally consistent for all categories of space, including Class A, B, and C (in terms of quality and construction), although the rental rates for Class A office space are considerably higher than for Class B and C space, as shown in the chart below.

                  LOS ANGELES SOUTH - OFFICE MARKET STATISTICS

                                                                    ANNUAL
            BUILDING                                   DIRECT       PSF/WTD
            QUALITY/           NO. OF      INVENTORY   VACANCY       AVG. -
            CLASS             BUILDINGS     (SF)        RATE      ASKING RENT
            -----             ---------     ----        ----      -----------
           Class A                95      16,390,222    17.3%       $26.88
           Class B                116     11,927,972    17.6%       $21.60
           Class C                24      1,880,422     13.1%       $15.96
           Totals                 235     30,198,616    17.2%       $24.39



The South Bay office sector has historically experienced double-digit vacancy rates, although the vacancy levels since 1999 have been lower than the period since 1993. The chart below provides an approximate 10-year historical overview of the vacancy and rental rate (based on quoted rents for available space) trends for the South Bay market.

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
                               CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS
================================================================================

                                SOUTH LOS ANGELES
                          Vacancy & Rental Rate Trends

                                    [CHART]


Following several years of "flat" rental rates in these combined markets, the weighted average rents increased by a total of more than 31 percent since year-end 1998.

The more significant office markets in the Los Angeles South area, in terms of the quality and amount of office product, include El Segundo, Central Torrance, the 190th Street Corridor, and Downtown Long Beach. The El Segundo submarket, which is situated immediately south of and adjacent to the LAX submarket, contains a significant concentration of high technology, aerospace/defense, and business service companies. The office product in this submarket ranges from multi-building business parks to Class A high-rise space. The Downtown Long Beach submarket contains a concentration of accounting, legal, and investment firms, as well as government tenants related to the Port which have been attracted to this submarket by the high quality product in the downtown area as well as the significant volume of international trade and related business generated by the Port of Los Angeles and the Port of Long Beach.

The Los Angeles South ("South Bay") market area is essentially bounded by the Los Angeles International Airport (LAX) on the north, Long Beach and the Orange County border on the south, and the San Diego Freeway (with some easterly extension of the boundary) on the east. The South Bay employment base was historically dominated by the aerospace industry, particularly during the 1980's, and this sector remains an important component of the employment base in this area. The South Bay market area has experienced significant diversification in the employment base over the last decade, however, and the region is "driven" by a dynamic mix of industries, including international trade, aerospace/defense, energy, automotive, health care, technology, telecommunications, financial services, and tourism. The South Bay has also attracted users and tenants from the entertainment industry since the completion of Manhattan Studios during the last half of the 1990's.


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                               CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS
================================================================================

                            SOUTH BAY ECONOMIC BASE

INDUSTRY                                               MAJOR COMPANIES
--------                                               ---------------
Aerospace/Defense                           Boeing, Northrop Grumman, TRW, Ratheon, Hughes
                                            Satellite
Energy                                      Exxon-Mobile, BP, Chevron Texaco, Shell, Unocal
International Trade                         Ports of Long Beach & Los Angeles, Alameda Corridor
Automotive                                  Nissan, Toyota, Honda
Health Care                                 United Healthcare, SCAN Healthcare, Molina Medical
Technology                                  Panasonic, Epson
Entertainment                               Fox (Manhattan Studios)
Telecommunications                          Sprint, Verizon, Pacific Bell
Financial Services                          Bank of America, Union Bank
Tourism/Travel                              LAX, Long Beach Airport, Long Beach Convention Center,
                                            Queen Mary, Aquarium of the Pacific

CERRITOS OFFICE SUBMARKET

The Cerritos Office Submarket is a part of the Mid-Cities Market that includes the several of the cities bordering the Los Angeles/Orange County border. These cities include Lakewood, Artesia, La Palma, Cypress and La Mirada.

As of year-end 2002, the Cerritos submarket consisted of 15 buildings containing 1,478,850 square feet of office space, excluding owner/user, medical and government buildings. The direct vacancy rate was 15.4 percent, whereas the overall vacancy rate was 16.0 percent. The chart below summarizes this submarket by building quality and class.

                            CERRITOS - OFFICE MARKET STATISTICS

                                                                      ANNUAL
                  BUILDING                                 DIRECT    PSF/WTD
                  QUALITY/        NO. OF      INVENTORY    VACANCY     AVG. -
                   CLASS        BUILDINGS        (SF)       RATE     ASKING RENT
                  -------       ---------     ---------    -------   -----------
                  Class A          8          1,062,916      18.8%    $   26.04
                  Class B          6            374,934       7.3%    $   16.44
                  Class C          1             41,000       3.5%    $   19.80
                  Totals           5          1,478,850      15.4%    $   24.84



The Class A space in the Cerritos market had an inventory of 1,062,916 square feet in 8 buildings with a direct vacancy rate of 18.8 percent. The high vacancy rate is attributable to the addition of a new office building, Cerritos Towne Center (17777 Center Court Dr), which was added in 2002. This new building added approximately 170,000 square feet to the inventory. Currently, the building has a 91 percent vacancy, or 154,000 square feet of direct available space. Excluding Cerritos Towne Center, the vacancy rate will be significantly lower.

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                               CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS
================================================================================


The accompanying exhibit summarizes the quoted asking rental rates and current occupancy for the eight Class "A" office buildings, as of 1(st) Quarter 2003.

COMPETITIVE CLASS "A" OFFICE BUILDINGS                      First Quarter 2003
Cerritos, CA

                                             BUILDING INFORMATION
                                       ------------------------------------                                      OVERALL
ITEM     BUILDING NAME/                NO. OF      AREA     AVG. FLR.  YEAR        AVAILABLE SPACE (SF)        AVAILABILITY
 NO.     LOCATION                      STORIES     (SF)     AREA (SF)  BUILT   FLOOR(S)  DIRECT     SUBLEASE      (SF)
-----------------------------------------------------------------------------------------------------------------------------
C-1  Carmenita Plaza Office Bldg          3       66,888    22,296     1981    2 - 3          0         0
      13340 183rd St                                                  R-1997   Ground         0         0           Total
                                                                                              0         0              0
-----------------------------------------------------------------------------------------------------------------------------
C-2  Cerritos Towne Center II             7      140,392    20,056     1989    2 - 4     13,429         0
      12750 Center Court Dr                                                    Ground         0         0           Total
                                                                                         13,429         0          13,429
-----------------------------------------------------------------------------------------------------------------------------
C-3  Cerritos Towne Center III            7      136,586    19,512     1991    3 & 6          0    18,676
      17785 Center Court Dr                                                        3      3,679         0           Total
                                                                                          3,679    18,676          22,355
-----------------------------------------------------------------------------------------------------------------------------
C-4  Cerritos Towne Center V              2       50,000    25,000     1998        2          0         0
      17871 Park Plaza Dr                                                      Ground         0         0            Total
                                                                                              0         0              0
-----------------------------------------------------------------------------------------------------------------------------
C-5  91 Freeway Center                    4       93,277    23,319     1986    2 & 3     11,932         0            Total
      17100 Pioneer Blvd                                                       Ground         0         0            Total
                                                                                         11,932         0          11,932
-----------------------------------------------------------------------------------------------------------------------------
C-6  Cerritos Corporate Tower             9      186,000    20,667     1986    2 & 3          0     8,779
      18000 Studebaker Rd                                                      2 - 5      7,607         0            Total
                                                                                          7,607     8,779          16,386
-----------------------------------------------------------------------------------------------------------------------------
C-7  AT&T Wireless Services Hdqtr         7      326,535    46,648     1999    2 - 7          0         0
      12900 Park Plaza Dr                                                      Ground         0         0            Total
                                                                                              0         0               0
=============================================================================================================================
      MARKET SUB-TOTALS                  39      999,678    25,633                       36,647    27,455          64,102
=============================================================================================================================



C-8  Cerritos Towne Center                8      168,836    21,105     2002    1 - 8    153,815         0           Total
      17777 Center Court Dr                                                    Ground         0         0           Total
                                                                                        153,815         0         153,815

=============================================================================================================================
      MARKET TOTALS                      47    1,168,514    24,862                      190,462    27,455         217,917
=============================================================================================================================


                                              QUOTED
ITEM     BUILDING NAME/                    ANNUAL RENT      LEASE     OCCUPANCY RATIO
 NO.     LOCATION                          PSF       PSF     TYPE     DIRECT     OVERALL
----------------------------------------------------------------------------------------------
C-1  Carmenita Plaza Office Bldg               --     --        --       100.0%        100.0%
      13340 183rd St                           --     --        --

----------------------------------------------------------------------------------------------
C-2  Cerritos Towne Center II             $  24.60  $24.60      FSG       90.4%         90.4%
      12750 Center Court Dr                     --      --

----------------------------------------------------------------------------------------------
C-3  Cerritos Towne Center III            $  21.60  $22.20      FSG       97.3%         83.6%
      17785 Center Court Dr               $  24.60  $24.60      FSG

----------------------------------------------------------------------------------------------
C-4  Cerritos Towne Center V                    --      --       --      100.0%        100.0%
      17871 Park Plaza Dr                       --      --

----------------------------------------------------------------------------------------------
C-5  91 Freeway Center                     $ 21.00  $21.00      FSG       87.2%          7.2%
      17100 Pioneer Blvd                        --      --

----------------------------------------------------------------------------------------------
C-6  Cerritos Corporate Tower              $ 22.20  $22.20      FSG       95.9%         91.2%
      18000 Studebaker Rd                  $ 25.80  $25.80      FSG

----------------------------------------------------------------------------------------------
C-7  AT&T Wireless Services Hdqtr               --      -        --      100.0%        100.0%
      12900 Park Plaza Dr                       --      --       --

==============================================================================================
      MARKET SUB-TOTALS                                                   96.3%         93.6%
==============================================================================================

                                           $23.68   $23.68  Direct Weighted Average Rental Rate

C-8  Cerritos Towne Center                 $ 27.00  $27.00    FSG           8.9%          8.9%
      17777 Center Court Dr                     --      --     --


==============================================================================================
      MARKET TOTALS                                                        83.7%         81.4%
==============================================================================================

                                           $ 26.36  $26.36  Direct Weighted Average Rental Rate




                         OFFICE BUILDING ACTIVITY CHART
                               CERRITOS SUBMARKET

                                    [CHART]


As shown in the chart above, seven of the Class "A" buildings comprise 1,168,514 square feet and have a combined vacancy rate of 16.3 percent. Excluding Cerritos Towne Center, the vacancy rate is significantly reduced to 3.7 percent.

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                              CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS
===============================================================================

Vacancy Trends

The current Cerritos submarket direct vacancy level of 15.4 percent compares with rates ranging from 4.7 percent to 15.2 percent since 2000. The chart below provides an historical overview of the vacancy trends in the subject's market since 1996.

                          OFFICE MARKET VACANCY TRENDS
                                City of Cerritos

                                                       VACANCY RATES
            Year       Quarter          Direct           Sublease          Overall
            ----       -------          ------           --------          -------
            1996       4th Qtr            8.2%            0.2%              8.4%
            1997       4th Qtr           12.9%            0.0%             12.9%
            1998       4th Qtr           10.7%            0.0%             10.7%
            1999       4th Qtr           12.6%            0.0%             12.6%
            2000       4th Qtr            5.2%            1.5%              6.7%
            2001       4th Qtr            4.7%            6.2%             10.9%
            2002       4th Qtr           15.4%            0.6%             16.0%


                               Vacancy Trends

                                    [CHART]


Absorption Trends

The exhibit below summarizes the net absorption levels in the Cerritos submarket since 1996.


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                              CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS
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                                 [GRAPH CHART]

The Cerritos market has experienced total positive absorption of approximately 101,000 square feet since 2000, or an average of 33,713 square feet annually during the past three years. Based on the inventory of about 1.5 million square feet, this average annual absorption represents over two percent of the total inventory. The vacancy level remained fairly stable from 2000 to 2001, until new supply entered the market in 2002. Since leasing activity has softened during 2002, vacancy levels have been significantly impacted.

Rental Rate Trends

Although vacancy rates have risen during 2002, weighted average rental rates (based on available direct space) increased during this period. The accompanying chart summarizes the Vacancy & Rental Rate Trends for this submarket since 1993.


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

                              CERRITOS/LOS ANGELES SOUTH OFFICE MARKET ANALYSIS
================================================================================

                                 [GRAPH CHART]


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